PROSPECTUS SUPPLEMENT                     (TO PROSPECTUS DATED DECEMBER 1, 2005)

                          $1,633,423,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2006-PWR11
                                as Issuing Entity
         SERIES 2006-PWR11 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.
                                  as Depositor
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                        NATIONWIDE LIFE INSURANCE COMPANY
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                      as Sponsors and Mortgage Loan Sellers

                                   ----------

          We, Bear Stearns Commercial Mortgage Securities II Inc., are
establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 181 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $1,858,803,953. The
Series 2006-PWR11 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2006-PWR11 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 25 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from March 1, 2006. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 11th day of each month, commencing on April 11, 2006. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

          INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD
REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE
S-36 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

                                   ----------

           Characteristics of the certificates offered to you include:

             Approximate Initial                           Pass-Through
                 Certificate       Approximate Initial   Rate Description     Ratings
   Class         Balance (1)        Pass-Through Rate           (2)         (Fitch/S&P)
----------   -------------------   -------------------   ----------------   -----------

Class A-1        $109,300,000            5.266%               Fixed           AAA /AAA
Class A-2        $ 93,700,000            5.578%            WAC - 0.048%       AAA /AAA
Class A-3        $ 44,800,000            5.626%                WAC            AAA /AAA
Class A-AB       $ 90,350,000            5.626%                WAC            AAA /AAA
Class A-4        $830,766,000            5.626%                WAC            AAA /AAA
Class A-1A       $132,246,000            5.626%                WAC             AAA/AAA
Class A-M        $185,881,000            5.626%                WAC            AAA /AAA
Class A-J        $146,380,000            5.626%                WAC            AAA /AAA

----------
(1)  The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)  See page S-8 of this prospectus supplement for more information on the calculation of the pass-through rates.

          This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated December 1, 2005.

          The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 21, 2006. We expect to receive from this offering approximately
$1,638,846,644 in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2006, before deducting expenses payable by us.

                                   ----------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

            The date of this prospectus supplement is March 8, 2006.

                                   [PICTURES]

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                -----
                              PROSPECTUS SUPPLEMENT

Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling

Appendix B: Certain Characteristics of the Mortgage Loans and
   Mortgaged Properties .....................................................     B-1
Appendix C: Certain Characteristics of the Multifamily and Manufactured

                                   ----------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the offered certificates is provided in two separate documents that progressively provide more detail:

          o    the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

          o    this prospectus supplement, which describes the specific terms of your class of offered certificates.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-183 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

          In this prospectus supplement, the terms "depositor", "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities II Inc.

                                   ----------

                             EUROPEAN ECONOMIC AREA

          IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH
HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE

                                       S-4

AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY
TIME:

          (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

          (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

          (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

          FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

          EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

          (A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL
ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO
ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH
THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF
THE FSMA DOES NOT APPLY TO THE ISSUER; AND

          (B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

          THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON
WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR
DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE
PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS
FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES,
UNINCORPORATED ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE
FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL
SUCH PERSONS TOGETHER BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS FREE
WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT
RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE
WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE
ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                       S-5

          POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR
MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL
NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION
WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                                   ----------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

          Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                       S-6

--------------------------------------------------------------------------------

                                     SUMMARY

          The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2006-PWR11 CERTIFICATES

          The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2006-PWR11
Commercial Mortgage Pass-Through Certificates. The series 2006-PWR11 certificates will consist of 25 classes. The immediately following table identifies and specifies various characteristics for those classes of series
2006-PWR11 certificates that bear interest.

         SERIES 2006-PWR11 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                   APPROX.       APPROX. %
                    APPROX. %   INITIAL TOTAL       OF                        APPROX.
                     INITIAL      PRINCIPAL       INITIAL                     INITIAL    WEIGHTED
                      TOTAL        BALANCE       MORTGAGE    PASS-THROUGH      PASS-     AVERAGE     PRINCIPAL /
         RATINGS     CREDIT      OR NOTIONAL       POOL          RATE         THROUGH      LIFE       NOTIONAL
CLASS   FITCH/S&P    SUPPORT        AMOUNT        BALANCE     DESCRIPTION       RATE      (YEARS)      WINDOW
-----   ---------   ---------   -------------    ---------   ------------   ----------   --------   ------------

Offered Certificates
A-1      AAA/AAA      30.000%   $  109,300,000      5.88%        Fixed        5.266%        3.39    4/06 - 12/10
A-2      AAA/AAA      30.000%   $   93,700,000      5.04%    WAC - 0.048%     5.578%        4.74    12/10 - 3/11
A-3      AAA/AAA      30.000%   $   44,800,000      2.41%         WAC         5.626%        7.85    7/12 - 11/14
A-AB     AAA/AAA      30.000%   $   90,350,000      4.86%         WAC         5.626%        7.12     3/11 - 4/15
A-4      AAA/AAA      30.000%   $  830,766,000     44.69%         WAC         5.626%        9.67     4/15 - 1/16
A-1A     AAA/AAA      30.000%   $  132,246,000      7.11%         WAC         5.626%        8.32     4/06 - 1/16
A-M      AAA/AAA      20.000%   $  185,881,000     10.00%         WAC         5.626%        9.88     1/16 - 2/16
A-J      AAA/AAA      12.125%   $  146,380,000      7.87%         WAC         5.626%        9.89     2/16 - 2/16

Certificates Not Offered
X        AAA/AAA        N/A     $1,858,803,952       N/A     Variable IO    0.035189%      8.86     4/06 - 1/21
B         AA/AA       10.125%   $   37,177,000      2.00%         WAC         5.626%        9.89     2/16 - 2/16
C         AA-/AA-      8.875%   $   23,235,000      1.25%         WAC         5.626%        9.89     2/16 - 2/16
D          A/A         7.375%   $   27,882,000      1.50%         WAC         5.626%        9.89     2/16 - 2/16
E         A-/A-        6.375%   $   18,588,000      1.00%         WAC         5.626%        9.89     2/16 - 2/16
F       BBB+/BBB+      5.250%   $   20,911,000      1.12%         WAC         5.626%        9.89     2/16 - 2/16
G        BBB/BBB       4.250%   $   18,588,000      1.00%         WAC         5.626%        9.95     2/16 - 3/16
H       BBB-/BBB-      3.000%   $   23,235,000      1.25%         WAC         5.626%        9.97     3/16 - 3/16
J        BB+/BB+       2.625%   $    6,971,000      0.38%       WAC Cap       5.238%        9.97     3/16 - 3/16
K         BB/BB        2.250%   $    6,970,000      0.37%       WAC Cap       5.238%        9.97     3/16 - 3/16
L        BB-/BB-       1.875%   $    6,971,000      0.38%       WAC Cap       5.238%        9.97     3/16 - 3/16
M         B+/B+        1.750%   $    2,323,000      0.12%       WAC Cap       5.238%        9.97     3/16 - 3/16
N          B/B         1.500%   $    4,647,000      0.25%       WAC Cap       5.238%        9.97     3/16 - 3/16
O         B-/B-        1.250%   $    4,647,000      0.25%       WAC Cap       5.238%        9.97     3/16 - 3/16
P         NR/NR        0.000%   $   23,235,952      1.25%       WAC Cap       5.238%       10.04     3/16 - 1/21

          In reviewing the foregoing table, prospective investors should note that--

     o    The Class X certificates will have an initial notional amount that is equal to the aggregate principal balance of the other classes of certificates set forth in the table.

     o    The actual total principal balance or notional amount, as applicable, of any class of series 2006-PWR11 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

          actual size of the initial mortgage pool balance or for other reasons.
          The actual size of the initial mortgage pool balance may be as much as
          5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those of Fitch, Inc. and Standard &
          Poor's Ratings Services, a division of The McGraw-Hill Companies,
          Inc., respectively. The rated final distribution date for the certificates is the distribution date in March 2039.

     o    The percentages indicated under the column "Approx. % Initial Total
          Credit Support" with respect to each of the class A-1, A-2, A-3, A-AB,
          A-4 and A-1A certificates, represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates.

     o    For purposes of making distributions to the class A-1, A-2, A-3, A-AB,
          A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.
          Loan group 1 will consist of 158 pooled mortgage loans, representing
          92.9% of the initial mortgage pool balance. Loan group 2 will consist of 23 pooled mortgage loans, representing 7.1% of the initial mortgage pool balance. Loan group 2 will consist of 98.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily and manufactured housing community properties.

     o    The pass-through rate for the class A-1 certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rate for the class
          A-2 certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time minus 0.048% (described in the table above as "WAC - 0.048%"). The pass-through rates for the class A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
          D, E, F, G and H certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rates for the class J, K, L, M, N, O and P certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rate for the class X certificates will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the classes of certificates with principal balances
          (described in the table above as "Variable IO"). In the case of the class X certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered
          Certificates--Distributions--Calculation of Pass-Through Rates" in
          this prospectus supplement.

     o    The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and
          (iv) no extensions of maturity dates of mortgage loans occur. See
          "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement.

     o    The series 2006-PWR11 certificates will also include the class R and V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

                                RELEVANT PARTIES

ISSUING ENTITY................   Bear Stearns Commercial Mortgage Securities
                                 Trust 2006-PWR11, a New York common law trust,
                                 will issue the certificates. The trust will be
                                 formed pursuant to the pooling and servicing
                                 agreement among the depositor, the master
                                 servicers, the special servicer, the
                                 certificate administrator, the tax
                                 administrator and the trustee. See "Transaction
                                 Parties--The Issuing Entity" in this prospectus
                                 supplement.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities II
                                 Inc. is the depositor. As depositor, Bear
                                 Stearns Commercial Mortgage Securities II Inc.
                                 will acquire the mortgage loans from the
                                 mortgage loan sellers and deposit them into the
                                 trust fund. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICERS..............   Prudential Asset Resources, Inc. will act as a
                                 master servicer with respect to those pooled
                                 mortgage loans sold by Prudential Mortgage
                                 Capital Funding, LLC to the depositor for
                                 deposit into the trust fund.

                                 Wells Fargo Bank, National Association will act
                                 as a master servicer with respect to those
                                 pooled mortgage loans sold by Bear Stearns
                                 Commercial Mortgage, Inc., Wells Fargo Bank,
                                 National Association, Nationwide Life Insurance
                                 Company, Principal Commercial Funding, LLC and
                                 Principal Commercial Funding II, LLC to the
                                 depositor for deposit into the trust fund (and
                                 any related non-pooled mortgage loans that are
                                 secured by the same mortgaged property as a
                                 pooled mortgage loan), except as discussed
                                 under "Description of the Mortgage
                                 Pool--Certain Characteristics of the Mortgage
                                 Pool--Pari Passu, Subordinate and Other
                                 Financing--Split Loan Structures--The SBC
                                 Hoffman Estates Loan Group" in this prospectus
                                 supplement.

                                 The following table sets forth the approximate
                                 percentage of the pooled mortgage loans in the
                                 mortgage pool, loan group 1 and loan group 2
                                 that are serviced by each master servicer.

                                                                     % OF      % OF
                                                        NUMBER OF   INITIAL  INITIAL     % OF
                                                         POOLED    MORTGAGE    LOAN     INITIAL
                                                        MORTGAGE     POOL    GROUP 1  LOAN GROUP
                                    MASTER SERVICER       LOANS     BALANCE  BALANCE   2 BALANCE
                                 ---------------------  ---------  --------  -------  ----------

                                 Prudential Asset
                                    Resources, Inc. ..      41       17.5%    16.3%      33.1%
                                 Wells Fargo Bank,
                                    National
                                    Association.......     140       82.5%    83.7%      66.9%

                                 See "Transaction Parties--The Master Servicers"
                                 in this prospectus supplement.

                                 Each master servicer will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers, mortgage
                                 loans for

--------------------------------------------------------------------------------

                                      S-9

--------------------------------------------------------------------------------

                                 which it is the respective master servicer (a)
                                 as to which there is no default or reasonably
                                 foreseeable default that would give rise to a
                                 transfer of servicing to the special servicer
                                 and (b) as to which any such default or
                                 reasonably foreseeable default has been
                                 corrected, including as part of a work-out. In
                                 addition, each master servicer will be
                                 primarily responsible for making principal and
                                 interest advances and servicing advances, for
                                 the mortgage loans it is the respective master
                                 servicer for, under the pooling and servicing
                                 agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the stated principal balance of each
                                 mortgage loan. The master servicing fee rate
                                 for Prudential Asset Resources, Inc. and Wells
                                 Fargo Bank, National Association will range, on
                                 a loan-by-loan basis, from 0.02% per annum to
                                 0.15% per annum. In addition, the master
                                 servicers will be entitled to retain certain
                                 borrower-paid fees and certain income from
                                 investment of certain accounts maintained as
                                 part of the trust fund, as additional servicing
                                 compensation.

                                 Wells Fargo Bank, National Association will
                                 also act as servicer report administrator and
                                 in that capacity will be responsible for the
                                 assembly and combination of various reports
                                 prepared by the special servicer and the other
                                 master servicer.

                                 When we refer in this prospectus supplement to
                                 a master servicer in relation to one or more of
                                 the mortgage loans, we mean the applicable
                                 master servicer for those mortgage loans as
                                 identified above.

SPECIAL SERVICER..............   ARCap Servicing, Inc., a Delaware corporation,
                                 will act as special servicer with respect to
                                 all of the pooled mortgage loans in the trust
                                 fund (and any related non-pooled mortgage loans
                                 that are secured by the same mortgaged
                                 property), except as discussed under
                                 "Description of the Mortgage Pool--Pari Passu,
                                 Subordinate and Other Financing--Split Loan
                                 Structures--The SBC Hoffman Estates Loan
                                 Group". Generally, the special servicer will
                                 service a mortgage loan upon the occurrence of
                                 certain events that cause that mortgage loan to
                                 become a "specially serviced mortgage loan."
                                 The special servicer's principal compensation
                                 for its special servicing activities will be
                                 the special servicing fee, the workout fee and
                                 the liquidation fee. See "Servicing of the
                                 Mortgage Loans Under the Series 2006-PWR11
                                 Pooling and Servicing Agreement" and
                                 "Transaction Parties--The Special Servicer" in
                                 this prospectus supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage rate is determined for
                                 each specially serviced mortgage loan for that
                                 month, and the stated principal balance of each
                                 specially serviced mortgage loan.

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 fund other than in connection with the purchase
                                 or repurchase of any pooled mortgage loan from
                                 the trust fund by any person (net of any
                                 default interest, late payment charges and/or
                                 post-ARD additional interest).

                                 The workout fee is a fee payable with respect
                                 to any worked-out mortgage loan (which means a
                                 specially serviced mortgage loan for which
                                 three consecutive full and timely monthly
                                 payments have been made, there is no other
                                 event causing it to constitute a specially
                                 serviced mortgage loan, and certain other
                                 conditions have been met), equal to 1.0% of the
                                 amount of each collection of interest (other
                                 than default interest and/or post-ARD
                                 additional interest) and principal received
                                 (including any insurance proceeds or
                                 condemnation proceeds received and applied as a
                                 payment of interest and principal) on that
                                 mortgage loan for so long as it remains a
                                 worked-out mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust fund,
                                 as additional servicing compensation.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Principal
                                 Commercial Funding, LLC and Principal
                                 Commercial Funding II, LLC to the depositor for
                                 deposit into the trust fund.

                                 Nationwide Life Insurance Company will act as
                                 primary servicer with respect to all of the
                                 pooled mortgage loans sold by Nationwide Life
                                 Insurance Company to the depositor for deposit
                                 into the trust fund.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR11 Pooling and Servicing
                                 Agreement" and "Transaction Parties--Primary
                                 Servicers" in this prospectus supplement.

                                 Each of Principal Global Investors, LLC and
                                 Nationwide Life Insurance Company will be
                                 entitled to receive a primary servicing fee on
                                 each mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the stated principal balance of the applicable
                                 mortgage loan immediately before the related
                                 due date (prorated for the number of days
                                 during the calendar month for that mortgage
                                 loan for which interest actually accrues on
                                 that mortgage loan). The primary servicing fee
                                 is payable only from collections on the related
                                 mortgage loan and is included in the applicable
                                 master servicing fee rate for each of the
                                 related pooled mortgage loans. The primary
                                 servicing fee rate for Principal Global
                                 Investors, LLC is 0.01% per annum. The primary
                                 servicing fee rate for Nationwide Life
                                 Insurance Company will range, on a loan-by-loan
                                 basis, from 0.045% per annum to 0.085% per
                                 annum.

--------------------------------------------------------------------------------

                                      S-11

--------------------------------------------------------------------------------

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR.....................   Wells Fargo Bank, National Association, will
                                 act as certificate administrator, tax
                                 administrator and certificate registrar.

                                 The certificate administrator is required to
                                 make distributions of the available
                                 distribution amount on each distribution date
                                 to the certificateholders and to prepare
                                 reports detailing the distributions to
                                 certificateholders on each distribution date
                                 and the performance of the pooled mortgage
                                 loans and mortgaged properties. The certificate
                                 administrator fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00067% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust fund on behalf of the Series 2006-PWR11
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if a master servicer fails to perform
                                 its advancing obligations. Following the
                                 transfer of the underlying mortgage loans into
                                 the trust fund, the trustee, on behalf of the
                                 trust fund, will become the holder of each
                                 mortgage loan transferred to the trust fund.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00063% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the stated
                                 principal balance of each mortgage loan.

SPONSORS......................   Bear Stearns Commercial Mortgage, Inc., a New
                                 York corporation, Wells Fargo Bank, National
                                 Association, a national banking association,
                                 Prudential Mortgage Capital Funding, LLC, a
                                 Delaware limited liability company, Nationwide
                                 Life Insurance Company, an Ohio corporation,
                                 Principal Commercial Funding, LLC, a Delaware
                                 limited liability company, and Principal
                                 Commercial Funding II, LLC, a Delaware limited
                                 liability company, are sponsors of this
                                 transaction. As sponsors, Bear Stearns
                                 Commercial Mortgage, Inc., Wells Fargo Bank,
                                 National Association, Prudential Mortgage
                                 Capital Funding, LLC, Nationwide Life Insurance
                                 Company, Principal Commercial Funding, LLC and
                                 Principal Commercial Funding II, LLC have
                                 organized and initiated the transactions in
                                 which the certificates will be issued and will
                                 sell mortgage loans to the depositor. The
                                 depositor will transfer the mortgage loans to
                                 the trust fund, and the trust fund will then
                                 issue the certificates. See "Transaction
                                 Parties--The Sponsors, Mortgage Loan Sellers
                                 and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Bear Stearns Commercial Mortgage, Inc., Wells
                                 Fargo Bank, National Association, Prudential
                                 Mortgage Capital Funding, LLC, Nationwide

--------------------------------------------------------------------------------

                                      S-12

--------------------------------------------------------------------------------

                                 Life Insurance Company, Principal Commercial
                                 Funding, LLC and Principal Commercial Funding
                                 II, LLC are the mortgage loan sellers.

                                 The following table sets forth the number and
                                 the approximate percentage of the pooled
                                 mortgage loans in the mortgage pool, loan group
                                 1 and group 2 that have been sold by the
                                 related mortgage loan seller to the depositor.

                                                         NUMBER OF   NUMBER OF
                                               NUMBER     POOLED       POOLED     % OF        % OF
                                                 OF       MORTGAGE    MORTGAGE   INITIAL    INITIAL      % OF
                                              POOLED      LOANS IN    LOANS IN   MORTGAGE     LOAN     INITIAL
                                              MORTGAGE     LOAN        LOAN        POOL     GROUP 1   LOAN GROUP
            MORTGAGE LOAN SELLER                LOANS     GROUP 1     GROUP 2     BALANCE   BALANCE    2 BALANCE
-------------------------------------------   --------   ---------   ---------   --------   -------   ----------

Bear Stearns Commercial Mortgage, Inc......      23          19          4         39.9%     42.0%       12.2%
Wells Fargo Bank, National Association.....      63          54          9         21.7%     21.0%       30.7%
Prudential Mortgage Capital Funding, LLC...      41          35          6         17.5%     16.3%       33.1%
Nationwide Life Insurance Company..........      13          12          1          9.2%      9.0%       11.5%
Principal Commercial Funding, LLC..........      32          29          3          9.0%      8.7%       12.5%
Principal Commercial Funding II, LLC.......       9           9          0          2.7%      2.9%        0.0%

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

SIGNIFICANT OBLIGORS..........   The mortgaged properties collectively
                                 identified on Appendix B to this prospectus
                                 supplement as Soho/Tribeca Grand Portfolio
                                 secure a pooled mortgage loan that represents
                                 approximately 10.5% of the initial mortgage
                                 pool balance (and 11.3% of the loan group 1
                                 balance). The borrowers under that pooled
                                 mortgage loan are Tribeca Grand Hotel, Inc. and
                                 Soho Grand Hotel, Inc. See "Description of the
                                 Mortgage Pool - Significant Obligors", Appendix
                                 B and Appendix C in this prospectus supplement.

UNDERWRITERS..................   Bear, Stearns & Co. Inc. and Morgan Stanley &
                                 Co. Incorporated are the underwriters of this
                                 offering. Bear, Stearns & Co. Inc. and Morgan
                                 Stanley & Co. Incorporated will act as co-lead
                                 and co-bookrunning managers.

AFFILIATIONS AND CERTAIN
RELATIONSHIPS AMONG
TRANSACTION PARTIES...........   Bear Stearns Commercial Mortgage, Inc., a
                                 sponsor, originator and mortgage loan seller,
                                 Bear Stearns Commercial Mortgage Securities II
                                 Inc., the depositor, and Bear, Stearns & Co.
                                 Inc., one of the underwriters, are affiliates.

                                 Wells Fargo Bank, National Association, a
                                 sponsor, originator and mortgage loan seller,
                                 is also one of the master servicers, the
                                 certificate administrator, the tax
                                 administrator and the certificate registrar
                                 with respect to the mortgage loans and the
                                 trust fund.

--------------------------------------------------------------------------------

                                      S-13

--------------------------------------------------------------------------------

                                 Prudential Mortgage Capital Funding, LLC, a
                                 sponsor and mortgage loan seller, Prudential
                                 Mortgage Capital Company, LLC, an originator
                                 and Prudential Asset Resources, Inc., one of
                                 the master servicers, are affiliates.

                                 Nationwide Life Insurance Company, a sponsor,
                                 originator and mortgage loan seller, is also
                                 the primary servicer with respect to those
                                 mortgage loans sold to the trust fund by
                                 Nationwide Life Insurance Company.

                                 Principal Commercial Funding, LLC, a sponsor,
                                 originator and mortgage loan seller, Principal
                                 Commercial Funding II, LLC, a sponsor and
                                 mortgage loan seller and Principal Global
                                 Investors, LLC, the primary servicer with
                                 respect to those mortgage loans sold to the
                                 trust fund by Principal Commercial Funding, LLC
                                 and Principal Commercial Funding II, LLC, are
                                 affiliates.

                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" and
                                 "--Affiliations and Certain Relationships Among
                                 Transaction Parties" in this prospectus
                                 supplement.

SERIES 2006-PWR11 CONTROLLING
CLASS REPRESENTATIVE..........   At any time of determination, the holder of the
                                 majority interest in the most subordinate class
                                 of principal balance certificates that has a
                                 total principal balance at least equal to 25%
                                 of its total initial principal balance (or, if
                                 no class satisfies that condition, the holder
                                 of the majority interest in the most
                                 subordinate class of principal balance
                                 certificates then outstanding) will be entitled
                                 to appoint a representative that generally will
                                 be entitled to--

                                 o    replace the special servicer, and

                                 o    direct the special servicer with respect
                                      to various special servicing matters as to
                                      the pooled mortgage loans.

                                 Notwithstanding the foregoing, the series
                                 2006-PWR11 controlling class representative
                                 will generally not have the right to direct any
                                 servicing actions relating to the SBC - Hoffman
                                 Estates loan group (which is principally
                                 serviced and administered under the respective
                                 pooling and servicing agreement for another
                                 commercial mortgage securitization). However,
                                 to the extent that the trust as the holder of
                                 SBC - Hoffman Estates pooled mortgage loan is
                                 entitled to consult with the applicable master
                                 servicer or special servicer under the other
                                 pooling and servicing agreement with respect to
                                 servicing-related actions, then the series
                                 2006-PWR11 controlling class representative
                                 will generally be entitled to exercise those
                                 rights on behalf of the trust. See "Servicing
                                 of the Mortgage Loans Under the Series
                                 2006-PWR11 Pooling and Servicing Agreement--The
                                 Series 2006-PWR11 Controlling Class
                                 Representative" and "Description of the
                                 Mortgage Pool--Pari Passu, Subordinate and
                                 Other Financing--Split Loan Structures--The SBC
                                 Hoffman Estates Loan Group" in this prospectus
                                 supplement.

--------------------------------------------------------------------------------

                                      S-14

--------------------------------------------------------------------------------

                                 It is expected that ARCap REIT, Inc. will be
                                 the initial representative of the series
                                 2006-PWR11 controlling class.

OTHER NOTEHOLDERS.............   Each of the pooled mortgage loans secured by
                                 the mortgaged properties identified on Appendix
                                 B to this prospectus supplement as SBC -
                                 Hoffman Estates and Sunrise Lake Village pooled
                                 mortgage loans are part of a split loan
                                 structure that includes both a pooled mortgage
                                 loan and one or more non-pooled mortgage loans
                                 that in each case is pari passu in right of
                                 payment with, and/or subordinate to, the
                                 related pooled mortgage loan. The SBC - Hoffman
                                 Estates loan group is principally serviced and
                                 administered under the pooling and servicing
                                 agreement for the Morgan Stanley Capital I Inc.
                                 Series 2006-TOP21 commercial mortgage
                                 securitization. The Sunrise Lake Village loan
                                 group will be principally serviced and
                                 administered under the series 2006-PWR11
                                 pooling and servicing agreement. The holder of
                                 the SBC - Hoffman Estates pooled mortgage loan
                                 will have consultation rights with respect to
                                 certain material servicing decisions. The
                                 holder of the Sunrise Lake Village non-pooled
                                 mortgage loan (or representatives on their
                                 behalf), will have one or more of the
                                 following: various approval and/or consultation
                                 rights with respect to material servicing
                                 decisions, rights to appoint or replace the
                                 party that performs special servicing duties,
                                 rights to cure defaults and/or options to
                                 purchase one or more of the mortgage loans in
                                 that loan group if they become defaulted. See
                                 "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage Pool--Pari
                                 Passu, Subordinate and Other Financing--Split
                                 Loan Structures", "Servicing of the Mortgage
                                 Loans Under the Series 2006-PWR11 Pooling and
                                 Servicing Agreement--The Sunrise Lake Village
                                 Non-Pooled Subordinate Noteholder" and
                                 "Intercreditor and Servicing Arrangements
                                 Regarding the Non-Trust-Serviced Pooled
                                 Mortgage Loan" in this prospectus supplement
                                 for more information with respect to these
                                 rights. The table below shows the mortgage
                                 loans that have split loan structures:

                                                                                           PRIORITY
                                                                                              OF
                                                                            ORIGINAL      NON-POOLED
                                                              CUT-OFF       AGGREGATE      MORTGAGE
                                         % OF       % OF        DATE        PRINCIPAL        LOAN
                            % OF       INITIAL    INITIAL    BALANCE OF    BALANCE OF      RELATIVE
                          INITIAL        LOAN      LOAN         POOLED     NON-POOLED     TO POOLED
                          MORTGAGE     GROUP 1    GROUP 2     MORTGAGE      MORTGAGE       MORTGAGE
    MORTGAGE LOAN       POOL BALANCE   BALANCE    BALANCE       LOAN         LOAN(S)         LOAN
---------------------   ------------   -------   --------   -----------   ------------   -----------

SBC - Hoffman Estates       5.3%         5.7%       N/A     $98,231,280   $102,240,720   Pari Passu
Sunrise Lake Village        0.7%         0.7%       N/A     $12,850,000   $    800,000   Subordinate

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE..................   The pooled mortgage loans will be considered
                                 part of the trust fund as of their respective
                                 cut-off dates. The cut-off date with respect to
                                 each pooled mortgage loan is the due date for
                                 the monthly debt service payment that is due in
                                 March 2006 (or, in the case of any mortgage
                                 loan that has its first due date after March
                                 2006, the later of the date of origination of
                                 that pooled mortgage loan and the date that
                                 would have

--------------------------------------------------------------------------------

                                      S-15

--------------------------------------------------------------------------------

                                 been its due date in March 2006 under the terms
                                 of that mortgage loan if a monthly payment were
                                 scheduled to be due in that month). All
                                 payments and collections received on the pooled
                                 mortgage loans after their respective cut-off
                                 dates will belong to the trust fund, except
                                 that any payments or collections that represent
                                 amounts due on or before that date will be
                                 excluded.

ISSUE DATE....................   The date of initial issuance for the series
                                 2006-PWR11 certificates will be on or about
                                 March 21, 2006.

DETERMINATION DATE............   The monthly cut-off for information regarding
                                 the pooled mortgage loans that must be reported
                                 to the holders of the series 2006-PWR11
                                 certificates on any distribution date will be
                                 the close of business on the determination date
                                 in the same calendar month as that distribution
                                 date. In any given calendar month, the
                                 determination date will be the fifth business
                                 day prior to the related distribution date.

DISTRIBUTION DATE/DISTRIBUTION
   FREQUENCY..................   Distributions on the series 2006-PWR11
                                 certificates are scheduled to occur on the 11th
                                 calendar day of each month, or, if that day is
                                 not a business day, then the next succeeding
                                 business day, commencing in April 2006.

RECORD DATE...................   The record date for each monthly distribution
                                 on the series 2006-PWR11 certificates will be
                                 the last business day of the prior calendar
                                 month, except as may otherwise be set forth in
                                 this prospectus supplement with regard to final
                                 distributions.

COLLECTION PERIOD.............   Amounts available for distribution on the
                                 series 2006-PWR11 certificates on any
                                 distribution date will depend on the payments
                                 and other collections received on or with
                                 respect to the pooled mortgage loans during the
                                 related collection period, and any advances of
                                 payments due (without regard to grace periods)
                                 on or with respect to the pooled mortgage loans
                                 in the month in which the distribution date
                                 occurs. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date,

                                 o    will be approximately one month long,

                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin as of the
                                      respective cut-off dates for the mortgage
                                      loans, and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

INTEREST ACCRUAL PERIOD.......   The interest accrual period for each
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs.

ASSUMED FINAL DISTRIBUTION
   DATES......................   The distribution date on which each class of
                                 offered certificates is expected to be paid in
                                 full, assuming no delinquencies, losses,
                                 modifications, extensions of maturity dates,
                                 repurchases or, except as

--------------------------------------------------------------------------------

                                      S-16

--------------------------------------------------------------------------------

                                 contemplated by the next sentence, prepayments
                                 of the pooled mortgage loans after the initial
                                 issuance of the certificates, is set forth
                                 opposite that class in the table below. For
                                 purposes of the table, each pooled mortgage
                                 loan with an anticipated repayment date is
                                 assumed to repay in full on its anticipated
                                 repayment date. The actual final distribution
                                 date for any class of offered certificates may
                                 be earlier or later (and could be substantially
                                 later) than the assumed final distribution date
                                 for that class.

                                         MONTH AND YEAR OF
                                           ASSUMED FINAL
                                 CLASS   DISTRIBUTION DATE
                                 -----   -----------------
                                  A-1      December 2010
                                  A-2       March 2011
                                  A-3      November 2014
                                  A-AB      April 2015
                                  A-4      January 2016
                                  A-1A     January 2016
                                  A-M      February 2016
                                  A-J      February 2016

RATED FINAL DISTRIBUTION
   DATE.......................   To the extent described in this prospectus
                                 supplement, the ratings of each class of
                                 offered certificates address the likelihood of
                                 the timely payment of interest and the ultimate
                                 payment of principal due on the certificates of
                                 that class on or before the distribution date
                                 in March 2039.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The trust fund will issue 25 classes of the
                                 series 2006-PWR11 certificates with an
                                 approximate total principal balance at initial
                                 issuance equal to $1,858,803,952. Only the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and
                                 A-J certificates are being offered by this
                                 prospectus supplement. The remaining classes of
                                 the series 2006-PWR11 certificates (other than
                                 the class R and V certificates) will be offered
                                 separately in a private offering.

DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in minimum denominations of $25,000, in the
                                 case of the class A-1, A-2, A-3, A-AB, A-4,
                                 A-1A, A-M and A-J certificates. Investments in
                                 excess of the minimum denominations may be made
                                 in multiples of $1.

CLEARANCE AND SETTLEMENT......   You will hold your offered certificates in
                                 book-entry form through The Depository Trust
                                 Company, in the United States, or Clearstream
                                 Banking, societe anonyme or Euroclear Bank as
                                 operator of The Euroclear System, in Europe. As
                                 a result, you will not receive a fully
                                 registered physical certificate representing
                                 your interest in any offered certificate,
                                 except under the limited circumstances
                                 described under "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in the accompanying
                                 prospectus.

--------------------------------------------------------------------------------

                                      S-17

--------------------------------------------------------------------------------

CERTIFICATE PRINCIPAL BALANCES
   AND CERTIFICATE NOTIONAL
   AMOUNTS....................   The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and
                                 P certificates will be the series 2006-PWR11
                                 certificates with principal balances and are
                                 sometimes referred to as the series 2006-PWR11
                                 principal balance certificates. The table
                                 appearing under the caption "--Overview of the
                                 Series 2006-PWR11 Certificates" above
                                 identifies the approximate total principal
                                 balance of each class of series 2006-PWR11
                                 principal balance certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 principal balance of each class of series
                                 2006-PWR11 principal balance certificates will
                                 be reduced on each distribution date by the
                                 amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, that class of certificates on
                                 that distribution date.

                                 The class X certificates will not have
                                 principal balances and the holders of those
                                 classes will not be entitled to distributions
                                 of principal. For purposes of calculating the
                                 amount of accrued interest with respect to
                                 those certificates, however, the class X
                                 certificates will have a total notional amount
                                 equal to the total principal balance of the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
                                 B, C, D, E, F, G, H, J, K, L, M, N, O and P
                                 certificates outstanding from time to time. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR11 Certificates" above
                                 identifies the approximate total notional
                                 amount of the class X certificates at initial
                                 issuance, subject to a variance which depends
                                 on, among other things, the actual size of the
                                 initial mortgage pool balance. The actual size
                                 of the initial mortgage pool balance is subject
                                 to a variance of plus or minus 5%. The total
                                 notional amount of the class X certificates
                                 will be reduced on each distribution date by
                                 the amount of any distributions of principal
                                 actually made on, and any losses actually
                                 allocated to, any class of series 2006-PWR11
                                 principal balance certificates on that
                                 distribution date.

PASS-THROUGH RATES............   The class A-1, A-2, A-3, A-AB, A-4, A-1A, X,
                                 A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
                                 and P certificates will be the series
                                 2006-PWR11 certificates that bear interest and
                                 are sometimes referred to as the series
                                 2006-PWR11 interest-bearing certificates. The
                                 table appearing under the caption "--Overview
                                 of the Series 2006-PWR11 Certificates" above
                                 provides the indicated information regarding
                                 the pass-through rate at which each of those
                                 classes of the series 2006-PWR11 certificates
                                 will accrue interest.

                                 The weighted average of the adjusted net
                                 mortgage interest rates on the pooled mortgage
                                 loans from time to time will be calculated in
                                 the manner described under the heading
                                 "Description of the Offered
                                 Certificates--Distributions--Calculation of
                                 Pass-Through Rates" in this prospectus
                                 supplement. See also "Glossary--Weighted
                                 Average Pool Pass-Through Rate".

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

DISTRIBUTIONS

A. GENERAL....................   For purposes of allocating distributions on the
                                 certificates, the mortgage pool will be divided
                                 into:

                                 o    loan group 1 consisting of 158 pooled
                                      mortgage loans, representing 92.9% of the
                                      initial mortgage pool balance, and

                                 o    loan group 2 consisting of 23 pooled
                                      mortgage loans, representing 7.1% of the
                                      initial mortgage pool balance. Loan group
                                      2 will consist of 98.7% of the initial
                                      mortgage pool balance of all the pooled
                                      mortgage loans secured by multifamily or
                                      manufactured housing community properties.

                                 The certificate administrator will make
                                 distributions of interest and, if and when
                                 applicable, principal on the classes of series
                                 2006-PWR11 certificates, first, on the class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates; second, on the class A-M
                                 certificates; third, on the class A-J
                                 certificates; and then on the other classes of
                                 certificates in order of their alphabetical
                                 designation. Allocation of interest
                                 distributions among the class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and X certificates is described
                                 under "--Distributions of Interest" below.
                                 Allocation of principal distributions among the
                                 class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                 certificates is described under
                                 "--Distributions of Principal" below. The class
                                 X certificates do not have principal balances
                                 and do not entitle their holders to
                                 distributions of principal.

                                 In general, the funds available for
                                 distribution to certificateholders on each
                                 distribution date will be net of all forms of
                                 compensations payable to the parties to the
                                 pooling and servicing agreement, reimbursements
                                 of servicing advances, P&I advances, interest
                                 on those advances and indemnification expenses.

                                 See "Description of the Offered
                                 Certificates--Distributions--Priority of
                                 Distributions" and "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

B. DISTRIBUTIONS OF INTEREST..   Each class of series 2006-PWR11 certificates
                                 (other than the class R and V certificates)
                                 will bear interest. With respect to each
                                 interest-bearing class, interest will accrue
                                 during each interest accrual period based upon:

                                 o    the pass-through rate for that class and
                                      interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of that class
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 A whole or partial prepayment on a pooled
                                 mortgage loan, whether made by the related
                                 borrower or resulting from the application of
                                 insurance proceeds and/or condemnation
                                 proceeds, may not be accompanied by the amount
                                 of one full month's interest on the prepayment.
                                 As and to the extent described under
                                 "Description of the

--------------------------------------------------------------------------------

                                      S-19

--------------------------------------------------------------------------------

                                 Offered Certificates--Distributions--Interest
                                 Distributions" in this prospectus supplement,
                                 prepayment interest shortfalls may be allocated
                                 to reduce the amount of accrued interest
                                 otherwise payable to the holders of all the
                                 series 2006-PWR11 principal balance
                                 certificates on a pro rata basis.

                                 On each distribution date, subject to available
                                 funds and the allocation and distribution
                                 priorities described under "--General" above,
                                 you will be entitled to receive your
                                 proportionate share of all unpaid distributable
                                 interest accrued with respect to your class of
                                 offered certificates through the end of the
                                 related interest accrual period.

                                 Interest distributions with respect to the
                                 class A-1, A-2, A-3, A-AB, A-4, A-1A and X
                                 certificates will be made concurrently:

                                 o    in the case of the class A-1, A-2, A-3,
                                      A-AB and A-4 certificates, on a pro rata
                                      basis in accordance with their respective
                                      interest entitlements, from available
                                      funds attributable to loan group 1;

                                 o    in the case of the class A-1A
                                      certificates, from available funds
                                      attributable to loan group 2; and

                                 o    in the case of the class X certificates,
                                      from available funds attributable to loan
                                      group 1 and loan group 2;

                                 provided that, if the portion of available
                                 funds with respect to either loan group is
                                 insufficient to pay in full the total amount of
                                 interest otherwise required to be distributed
                                 with respect to any of class A-1, A-2, A-3,
                                 A-AB, A-4, A-1A and/or X certificates as
                                 described above, then distributions of interest
                                 will be made on the class A-1, A-2, A-3, A-AB,
                                 A-4, A-1A and X certificates on a pro rata
                                 basis in accordance with their respective
                                 interest entitlements, from available funds
                                 attributable to the entire mortgage pool,
                                 without regard to loan group.

                                 See "Description of the Offered
                                 Certificates--Distributions--Interest
                                 Distributions" and "--Priority of
                                 Distributions" in this prospectus supplement.

C.  DISTRIBUTIONS OF
   PRINCIPAL..................   Subject to--

                                 o    available funds,

                                 o    the distribution priorities described
                                      under "--General" above, and

                                 o    the reductions of principal balances
                                      described under "--Reductions of
                                      Certificate Principal Balances in
                                      Connection with Losses and Expenses"
                                      below,

                                 the holders of each class of offered
                                 certificates will be entitled to receive a
                                 total amount of principal over time equal to
                                 the total principal balance of their particular
                                 class at initial issuance.

--------------------------------------------------------------------------------

                                      S-20

--------------------------------------------------------------------------------

                                 The certificate administrator must make
                                 principal distributions in a specified
                                 sequential order to ensure that:

                                 o    no distributions of principal will be made
                                      to the holders of the class B, C, D, E, F,
                                      G, H, J, K, L, M, N, O and P certificates
                                      until, in the case of each of those
                                      classes, the total principal balance of
                                      all classes of offered certificates with
                                      principal balances is reduced to zero;

                                 o    no distributions of principal will be made
                                      to the holders of the class A-M and A-J
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of series
                                      2006-PWR11 certificates is reduced to
                                      zero;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1A certificates
                                      will be made only from the portion of the
                                      total distributable principal funds
                                      attributable to loan group 2 plus, only
                                      after the total principal balance of the
                                      class A-1, A-2, A-3, A-AB and A-4
                                      certificates has been reduced to zero (if
                                      the class A-1A certificate are still
                                      outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 1;

                                 o    except as described in the paragraph
                                      following these bullets, distributions of
                                      principal on the class A-1, A-2, A-3, A-AB
                                      and A-4 certificates collectively will be
                                      made only from the portion of the total
                                      distributable funds attributable to loan
                                      group 1 plus, only after the principal
                                      balance of the class A-1A certificates is
                                      reduced to zero (if any of the class A-1,
                                      A-2, A-3, A-AB and/or A-4 certificates are
                                      still outstanding at the time of that
                                      reduction), from the remaining portion of
                                      the total distributable principal funds
                                      attributable to loan group 2; and

                                 o    except as described in the paragraph
                                      following these bullets, no distributions
                                      of principal will be made with respect to
                                      the class A-4 certificates until the total
                                      principal balance of the class A-1, A-2,
                                      A-3 and A-AB certificates is reduced to
                                      zero; no distributions of principal will
                                      be made with respect to the class A-1, A-2
                                      or A-3 certificates on any distribution
                                      date until the total principal balance of
                                      the class A-AB certificates is reduced to
                                      the scheduled principal balance for that
                                      distribution date set forth on Schedule I
                                      to this prospectus supplement; no
                                      additional distributions of principal will
                                      be made with respect to the class A-AB
                                      certificates until the total principal
                                      balance of the class A-1, A-2 and A-3
                                      certificates is reduced to zero; no
                                      distributions of principal will be made
                                      with respect to the class A-3 certificates
                                      until the total principal balance of the
                                      class A-1 and A-2 certificates is reduced
                                      to zero; and no distributions of principal
                                      will be made with respect to the class A-2
                                      certificates until the total principal
                                      balance of the class A-1 certificates is
                                      reduced to zero, all as described in this
                                      prospectus supplement under "Description
                                      of the Offered Certificates --
                                      Distributions -- Principal Distributions".

--------------------------------------------------------------------------------

                                      S-21

--------------------------------------------------------------------------------

                                 Because of losses on the pooled mortgage loans,
                                 and/or default-related or other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the class A-M, A-J, B, C, D, E, F,
                                 G, H, J, K, L, M, N, O and P certificates could
                                 be reduced to zero at a time when two or more
                                 of the class A-1, A-2, A-3, A-AB, A-4 and/or
                                 A-1A certificates remain outstanding. Under
                                 those circumstances, any distributions of
                                 principal on the class A-1, A-2, A-3, A-AB, A-4
                                 and A-1A certificates will be made on a pro
                                 rata basis (in accordance with their respective
                                 total principal balances immediately prior to
                                 that distribution date) from remaining
                                 available funds (after interest distributions
                                 on the class A-1, A-2, A-3, A-AB, A-4, A-1A and
                                 X certificates) attributable to the entire
                                 mortgage pool without regard to loan group.

                                 The total distributions of principal to be made
                                 on the series 2006-PWR11 certificates on any
                                 distribution date will, in general, be a
                                 function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in cases involving
                                      balloon loans that remain unpaid after
                                      their stated maturity dates and mortgage
                                      loans as to which the related mortgaged
                                      properties have been acquired on behalf of
                                      (or partially on behalf of) the trust
                                      fund, deemed due, on the pooled mortgage
                                      loans during the same calendar month in
                                      which the subject distribution date
                                      occurs, which payments are either received
                                      as of the end of the related collection
                                      period or advanced by the applicable
                                      master servicer or the trustee, as
                                      applicable, and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      pooled mortgage loans that are received
                                      during the related collection period.

                                 However, the amount of principal otherwise
                                 distributable on the certificates collectively
                                 on any distribution date will be reduced by the
                                 following amounts, to the extent those amounts
                                 are paid or reimbursed from collections or
                                 advances of principal: (1) advances determined
                                 to have become nonrecoverable, (2) advances
                                 that remain unreimbursed immediately following
                                 the modification of a mortgage loan and its
                                 return to performing status, (3) certain
                                 special servicing compensation and (4) certain
                                 other expenses.

                                 Portions of the principal distributable on the
                                 certificates collectively on any distribution
                                 date will be attributed to loan group 1 and/or
                                 loan group 2 according to the attribution rules
                                 described in this prospectus supplement. In
                                 general, collections or advances of principal
                                 on a pooled mortgage loan will be attributed to
                                 the loan group that contains that pooled
                                 mortgage loan. See "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 The class X certificates do not entitle their
                                 holders to any distributions of principal.

--------------------------------------------------------------------------------

                                      S-22

--------------------------------------------------------------------------------

                                 See "Description of the Offered
                                 Certificates--Distributions--Principal
                                 Distributions" and "--Priority of
                                 Distributions" and "Glossary--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

D. DISTRIBUTIONS OF YIELD
   MAINTENANCE CHARGES AND
   OTHER PREPAYMENT
   PREMIUMS...................   Any yield maintenance charge or prepayment
                                 premium collected in respect of a pooled
                                 mortgage loan generally will be distributed, in
                                 the proportions described in this prospectus
                                 supplement, to the holders of the class X
                                 certificates and/or to the holders of any class
                                 A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C,
                                 D, E, F, G and/or H certificates, then entitled
                                 to receive distributions of principal. See
                                 "Description of the Offered
                                 Certificates--Distributions--Distributions of
                                 Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE
   PRINCIPAL BALANCES IN
   CONNECTION WITH LOSSES AND
   EXPENSES...................   Because of losses on the pooled mortgage loans
                                 and/or default-related and other unanticipated
                                 expenses of the trust fund, the total principal
                                 balance of the mortgage pool, net of advances
                                 of principal, may fall below the total
                                 principal balance of the series 2006-PWR11
                                 certificates. If and to the extent that those
                                 losses and expenses cause such a deficit to
                                 exist following the distributions made on the
                                 series 2006-PWR11 certificates on any
                                 distribution date, then the principal balances
                                 of the series 2006-PWR11 principal balance
                                 certificates generally will be sequentially
                                 reduced (without accompanying principal
                                 distributions) in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on), until that deficit is
                                 eliminated. Any reduction of the total
                                 principal balance of the class A-1, A-2, A-3,
                                 A-AB, A-4 and A-1A certificates will be
                                 allocated among those classes on a pro rata
                                 basis in accordance with the relative sizes of
                                 those principal balances at the time of the
                                 reduction.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   With respect to the pooled mortgage loans for
                                 which it is the applicable master servicer,
                                 each master servicer will be required to make
                                 debt service advances with respect to any
                                 delinquent scheduled monthly payments, other
                                 than balloon payments, of principal and/or
                                 interest and to make advances for the pooled
                                 mortgage loans that are balloon loans and
                                 become defaulted upon their maturity dates, on
                                 the same amortization schedule as if the
                                 maturity date had not occurred. The trustee
                                 must make any of those advances that a master
                                 servicer is required, but fails, to make. Any
                                 party that makes a debt service advance will be
                                 entitled to be reimbursed for that advance,
                                 together with interest at the prime lending
                                 rate described more fully in this prospectus
                                 supplement. However, interest will commence
                                 accruing on any monthly debt service advance
                                 made in respect of a scheduled

--------------------------------------------------------------------------------

                                      S-23

--------------------------------------------------------------------------------

                                 monthly debt service payment only on the date
                                 on which any applicable grace period for that
                                 payment expires.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any debt service advance that
                                 it or the special servicer determines, in its
                                 reasonable good faith judgment, will not be
                                 recoverable (together with interest on the
                                 advance) from proceeds of the related mortgage
                                 loan. Absent bad faith, the determination by
                                 any authorized person that a debt service
                                 advance constitutes a nonrecoverable advance as
                                 described above will be conclusive and binding.
                                 In the case of the SBC - Hoffman Estates pooled
                                 mortgage loan, which has an associated
                                 non-pooled pari passu companion loan that is
                                 included in another commercial mortgage
                                 securitization, each of the applicable series
                                 2006-PWR11 master servicer and the comparable
                                 party under the pooling and servicing agreement
                                 for the other commercial mortgage
                                 securitization must independently make its own
                                 decision as to the nonrecoverability of any
                                 debt service advance in respect of the
                                 respective SBC - Hoffman Estates mortgage loan.
                                 If either of those parties makes a
                                 nonrecoverability determination, then it is
                                 required to notify the other and each is
                                 entitled to rely on the other's determination
                                 of nonrecoverability.

                                 In addition, a designated servicer must obtain
                                 an appraisal or conduct an internal valuation
                                 of the mortgaged property securing a pooled
                                 mortgage loan following a material default or
                                 the occurrence of certain other events
                                 described in this prospectus supplement. Based
                                 upon the results of such appraisal, the amount
                                 otherwise required to be advanced with respect
                                 to interest on that pooled mortgage loan may be
                                 reduced as described under the heading
                                 "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments" in this prospectus
                                 supplement. Due to the distribution priorities
                                 described in this prospectus supplement, any
                                 reduction in advances will generally reduce the
                                 funds available to pay interest on the
                                 respective classes of subordinate
                                 interest-bearing series 2006-PWR11 certificates
                                 sequentially in the reverse order of
                                 distribution priority (first, class P, then
                                 class O and so on) up to the total amount of
                                 the reduction.

                                 See "Servicing of the Mortgage Loans Under the
                                 Series 2006-PWR11 Pooling and Servicing
                                 Agreement--Required Appraisals" in this
                                 prospectus supplement and "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in the accompanying prospectus.

EARLY TERMINATION.............   The trust fund may be terminated and therefore
                                 the series 2006-PWR11 certificates may be
                                 retired early by certain designated entities
                                 when the total outstanding principal balance of
                                 the pooled mortgage loans, net of advances of
                                 principal, is reduced to 1.0% or less of the
                                 initial mortgage pool balance.

--------------------------------------------------------------------------------

                                      S-24

--------------------------------------------------------------------------------

                                 THE TRUST FUND

CREATION OF THE TRUST FUND....   We will use the net proceeds from the issuance
                                 and sale of the series 2006-PWR11 certificates
                                 as the consideration to purchase the mortgage
                                 loans that will back those certificates from
                                 the mortgage loan sellers. Promptly upon
                                 acquisition, we will transfer those mortgage
                                 loans to the trust fund in exchange for the
                                 series 2006-PWR11 certificates. In this
                                 prospectus supplement, we sometimes refer to
                                 those mortgage loans as pooled mortgage loans.
                                 As described under "Description of the Offered
                                 Certificates--Distributions--General" above,
                                 the pooled mortgage loans will be divided into
                                 loan group 1 and loan group 2 for purposes of
                                 calculating distributions on the certificates.

A. GENERAL CONSIDERATIONS.....   When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the pooled mortgage loans, please
                                 note that--

                                 o    All numerical information provided with
                                      respect to the pooled mortgage loans is
                                      provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the pooled
                                      mortgage loans, references to the initial
                                      loan group 1 balance mean the aggregate
                                      cut-off date principal balance of the
                                      pooled mortgage loans in loan group 1 and
                                      references to the initial loan group 2
                                      balance mean the aggregate cut-off date
                                      principal balance of the pooled mortgage
                                      loans in loan group 2.

                                 o    All weighted average information provided
                                      with respect to the pooled mortgage loans
                                      or any sub-group of pooled mortgage loans
                                      reflects a weighting based on their
                                      respective cut-off date principal
                                      balances. We will transfer the cut-off
                                      date principal balance for each of the
                                      pooled mortgage loans to the trust fund.

                                 o    With respect to pooled mortgage loans that
                                      have one or more related non-pooled
                                      mortgage loans, we present loan-to-value
                                      ratios, debt service coverage ratios and
                                      loan per net rentable square foot or unit,
                                      as applicable, in this prospectus
                                      supplement in a manner that reflects the
                                      applicable pooled mortgage loan and any
                                      related non-pooled pari passu companion
                                      loan(s) and without regard to any related
                                      non-pooled subordinate loan(s).

                                 o    Some of the pooled mortgage loans are part
                                      of a group of pooled mortgage loans that
                                      are cross-collateralized and
                                      cross-defaulted with each other, including
                                      (without limitation), the group of
                                      cross-collateralized pooled mortgage loans
                                      consisting of the Investcorp Retail
                                      Portfolio I and Investcorp Retail
                                      Portfolio II pooled mortgage loans. In
                                      general, when a pooled mortgage loan is
                                      cross-collateralized and cross-defaulted
                                      with one or more other pooled mortgage
                                      loans, we present the information
                                      regarding those pooled mortgage loans as
                                      if each of them was secured only by the
                                      related mortgaged properties identified on
                                      Appendix B to this prospectus supplement,
                                      except that loan-to-value ratio, debt
                                      service coverage ratio and loan per unit
                                      or

--------------------------------------------------------------------------------

                                      S-25

--------------------------------------------------------------------------------

                                      square foot information is presented for a
                                      cross-collateralized group on an aggregate
                                      basis in the manner described in this
                                      prospectus supplement. None of the
                                      mortgage loans in the trust fund will be
                                      cross-collateralized with any mortgage
                                      loan that is not in the trust fund (except
                                      as described in this prospectus supplement
                                      with respect to the pooled mortgage loans
                                      secured by the mortgaged properties
                                      respectively identified on Appendix B as
                                      SBC - Hoffman Estates and Sunrise Lake
                                      Village).

                                 o    The information for mortgage loans secured
                                      by more than one mortgaged property in
                                      this prospectus supplement is generally
                                      based on allocated loan amounts as stated
                                      in Appendix A when information is
                                      presented relating to mortgaged properties
                                      and not mortgage loans.

B. PRINCIPAL BALANCES.........   The trust's primary assets will be one hundred
                                 eighty-one (181) mortgage loans with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $1,858,803,953. The
                                 aggregate mortgage loan balance may vary by up
                                 to 5% on the closing date. As of the cut-off
                                 date, the principal balance of the pooled
                                 mortgage loans ranged from approximately
                                 $815,351 to approximately $195,000,000 and the
                                 mortgage loans had an approximate average
                                 balance of $10,269,635.

C. ENCUMBERED INTERESTS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties for which the encumbered
                                 interest is as indicated:

                                                                      % OF      % OF
                                                                     INITIAL   INITIAL      % OF
                                                        NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                        MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                 ENCUMBERED INTEREST   PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 -------------------   ----------   --------   -------   ----------

                                 Fee(1).............       186        97.3%     97.1%      100.0%
                                 Leasehold..........         5         2.7%      2.9%        0.0%

                                 ----------
                                 (1)  Includes mortgaged properties for which
                                      (i) the borrower's interest consists of
                                      overlapping fee and leasehold interests or
                                      (ii) the fee owner has signed the related
                                      mortgage and has agreed to subordinate its
                                      fee interest to the related leasehold
                                      mortgage.

--------------------------------------------------------------------------------

                                      S-26

--------------------------------------------------------------------------------

D. PROPERTY TYPES.............   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties operated primarily for
                                 each indicated purpose:

                                                                        % OF       % OF
                                                                       INITIAL   INITIAL      % OF
                                                          NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                          MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                    PROPERTY TYPES       PROPERTIES    BALANCE   BALANCE   2 BALANCE
                                 ---------------------   ----------   --------   -------   ----------

                                 Retail...............        83        42.2%     45.5%       0.0%
                                 Office...............        29        25.1%     27.0%       0.0%
                                 Hospitality..........        13        14.7%     15.9%       0.0%
                                 Multifamily..........        23         7.0%      0.1%      97.5%
                                 Industrial...........        23         4.6%      5.0%       0.0%
                                 Mixed Use............         7         3.2%      3.4%       0.0%
                                 Self-Storage.........        12         2.9%      3.2%       0.0%
                                 Manufactured Housing
                                    Community.........         1         0.2%       0.0%      2.5%

E. STATE CONCENTRATIONS.......   The table below shows the number of, and
                                 percentage of the initial mortgage pool
                                 balance, initial loan group 1 balance and
                                 initial loan group 2 balance secured by,
                                 mortgaged properties located in the indicated
                                 states or regions:

                                                                        % OF       % OF
                                                                       INITIAL   INITIAL      % OF
                                                          NUMBER OF   MORTGAGE     LOAN      INITIAL
                                                          MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                     STATE/REGION        PROPERTIES    BALANCE   BALANCE    2 BALANCE
                                 ---------------------   ----------   --------   -------   ----------

                                 New York.............       14         15.7%     16.3%       8.5%
                                 California...........       41         15.6%     16.3%       6.8%
                                    Southern CA.......       23         10.8%     11.4%       2.5%
                                    Northern CA.......       18          4.9%      4.9%       4.2%
                                 Ohio.................       18         11.3%     12.0%       1.4%
                                 Illinois.............        6          7.9%      8.5%       0.0%
                                 New Jersey...........       14          7.7%      8.3%       0.0%
                                 Pennsylvania.........        7          6.2%      6.4%       4.0%

                                 ----------
                                 The remaining mortgaged properties are located
                                 throughout thirty (30) other states. No more
                                 than 5% of the initial mortgage pool balance is
                                 secured by mortgaged properties located in any
                                 of those other jurisdictions. Northern
                                 California includes areas with zip codes above
                                 93600 and Southern California includes areas
                                 with zip codes of 93600 and below.

F. OTHER MORTGAGE LOAN
   FEATURES...................   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

--------------------------------------------------------------------------------

                                      S-27

--------------------------------------------------------------------------------

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan has been thirty days
                                      or more past due in the past year.

                                 o    Seventeen (17) groups of mortgage loans
                                      were made to the same borrower or to
                                      borrowers that are affiliated with one
                                      another through partial or complete direct
                                      or indirect common ownership. The five (5)
                                      largest groups represent 11.0%, 9.9%,
                                      6.0%, 1.7% and 1.5%, respectively, of the
                                      initial mortgage pool balance. See
                                      Appendix B to this prospectus supplement.

                                 o    Thirty-one (31) mortgaged properties,
                                      securing mortgage loans representing 13.6%
                                      of the initial mortgage pool balance, are
                                      each 100% leased to a single tenant.

                                 o    The mortgage interest rate for each pooled
                                      mortgage loan is fixed for the remaining
                                      term of the loan, except for (i) increases
                                      resulting from the application of default
                                      interest rate following a default, (ii) in
                                      the case of a loan with an anticipated
                                      repayment date, any increase described
                                      below that may occur if the loan is not
                                      repaid by the anticipated repayment date
                                      and (iii) changes that result from any
                                      other loan-specific provisions that are
                                      described on the "Footnotes to Appendix B
                                      and C" in this prospectus supplement.

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans.

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for such loan).

G. BALLOON LOANS/ARD LOANS....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    One hundred seventy-nine (179) of the
                                      pooled mortgage loans, representing 99.8%
                                      of the initial mortgage pool balance
                                      (which pooled mortgage loans consist of
                                      156 pooled mortgage loans in loan group 1,
                                      representing 99.8% of the initial loan
                                      group 1 balance, and 23 pooled mortgage
                                      loans in loan group 2, representing 100.0%
                                      of the initial loan group 2 balance), are
                                      balloon mortgage loans. For purposes of
                                      this prospectus supplement, we consider a
                                      mortgage loan to be a "balloon loan" if
                                      its principal balance is not scheduled to
                                      be fully or substantially amortized by the
                                      loan's stated maturity date. Ten (10) of
                                      these mortgage loans, representing 8.0% of
                                      the initial mortgage pool balance
                                      (representing 8.6% of the initial loan

--------------------------------------------------------------------------------

                                      S-28

--------------------------------------------------------------------------------

                                      group 1 balance), are "ARD" or
                                      "hyperamortizing" mortgage loans that
                                      provide material incentives to, but do not
                                      require, the related borrower to pay the
                                      mortgage loan in full by a specified
                                      "anticipated repayment date" prior to the
                                      stated maturity date. Those incentives
                                      include an increase in the mortgage rate
                                      and/or principal amortization at or
                                      following the anticipated repayment date.
                                      Because of the incentives, we consider the
                                      ARD loans to be balloon loans also.

                                 o    Two (2) of the pooled mortgage loans,
                                      representing 0.2% of the initial mortgage
                                      pool balance (representing 0.2% of the
                                      initial loan group 1 balance), are
                                      fully-amortizing mortgage loans that are
                                      scheduled to have less than 5% of their
                                      original principal balances due at their
                                      stated maturities.

H. INTEREST-ONLY LOANS........   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Fifty-one (51) of the balloon mortgage
                                      loans (including any ARD loans),
                                      representing 28.5% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of forty-four (44) pooled mortgage
                                      loans in loan group 1, representing 27.8%
                                      of the initial loan group 1 balance, and
                                      seven (7) pooled mortgage loans in loan
                                      group 2, representing 36.8% of the initial
                                      loan group 2 balance), provide for initial
                                      interest-only periods that expire 6 to 84
                                      months following their respective
                                      origination dates.

                                 o    Ten (10) of the balloon mortgage loans
                                      (including any ARD loans), representing
                                      28.3% of the initial mortgage pool balance
                                      (which pooled mortgage loans consist of 10
                                      pooled mortgage loans in loan group 1,
                                      representing 30.4% of the initial loan
                                      group 1 balance), provide for no
                                      amortization and for interest-only
                                      payments for their entire term to maturity
                                      or ARD.

I. PREPAYMENT/DEFEASANCE
   PROVISIONS.................   As of their respective cut-off dates, all of
                                 the pooled mortgage loans restrict voluntary
                                 principal prepayments as follows:

                                 o    One hundred twenty-four (124) pooled
                                      mortgage loans, representing 76.1% of the
                                      initial mortgage pool balance (which
                                      pooled mortgage loans consist of 107
                                      pooled mortgage loans in loan group 1,
                                      representing 76.5% of the initial loan
                                      group 1 balance, and 17 pooled mortgage
                                      loans in loan group 2, representing 70.3%
                                      of the initial loan group 2 balance),
                                      prohibit voluntary principal prepayments
                                      for a period ending on a date determined
                                      by the related mortgage loan documents
                                      (which may be the maturity date), which
                                      period is referred to in this prospectus
                                      supplement as a lock-out period, but
                                      permit the related borrower, after an
                                      initial period of at least two years
                                      following the date of issuance of the
                                      series 2006-PWR11 certificates, to defease
                                      the pooled mortgage loan by pledging
                                      certain government securities and
                                      obtaining the release of all or a portion
                                      of the mortgaged property from the lien of
                                      the

--------------------------------------------------------------------------------

                                      S-29

--------------------------------------------------------------------------------

                                      mortgage, however, in the case of two (2)
                                      of these pooled mortgage loans,
                                      representing 9.9% of the initial mortgage
                                      pool balance (representing 10.7% of the
                                      initial loan group 1 balance), the related
                                      borrower may prepay a portion of the
                                      mortgage loan in an amount equal to
                                      $1,800,000 plus a yield maintenance
                                      premium and obtain the release of a
                                      portion of the mortgaged property referred
                                      to as the HH Gregg Appliances parcel prior
                                      to the second anniversary date of the
                                      issuance of the series 2006-PWR11
                                      certificates if the related tenant
                                      exercises its purchase option which
                                      requires a purchase price of $1,769,000.

                                 o    Thirty-three (33) pooled mortgage loans,
                                      representing 20.0% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 27 pooled mortgage loans in
                                      loan group 1, representing 19.3% of the
                                      initial loan group 1 balance, and 6 pooled
                                      mortgage loans in loan group 2,
                                      representing 29.7% of the initial loan
                                      group 2 balance), prohibit voluntary
                                      principal prepayments during a lock-out
                                      period, and following the lock-out period
                                      provide for prepayment premiums or yield
                                      maintenance charges calculated on the
                                      basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid, provided that with respect to one
                                      (1) pooled mortgage loan, representing
                                      4.8% of the initial mortgage pool balance
                                      (representing 5.2% of the initial loan
                                      group 1 balance), one mortgage note,
                                      referred to as the Nancy Ridge note, may
                                      be prepaid at any time with the payment of
                                      its outstanding principal balance and any
                                      applicable yield maintenance premium in
                                      connection with a tenant's exercise of a
                                      purchase option which provides for
                                      purchase at a price equal to the annual
                                      base rent divided by 9% except at a
                                      foreclosure sale.

                                 o    Twenty (20) pooled mortgage loans,
                                      representing 2.6% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 20 pooled mortgage loans in
                                      loan group 1, representing 2.8% of the
                                      initial loan group 1 balance), prohibit
                                      voluntary principal prepayments during a
                                      lock-out period, and following the
                                      lock-out period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula and 1% of the
                                      amount prepaid, and also permit the
                                      related borrower, after an initial period
                                      of at least two years following the date
                                      of the issuance of the series 2006-PWR11
                                      certificates, to defease the pooled
                                      mortgage loan by pledging certain
                                      government securities and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 o    Two (2) of the pooled mortgage loans,
                                      representing 1.1% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 2 pooled mortgage loans in loan
                                      group 1, representing 1.2% of the initial
                                      loan group 1 balance), permit prepayment
                                      in whole (but not in part) at any time
                                      with the payment of a prepayment premium
                                      or yield maintenance charge calculated on
                                      the basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid.

--------------------------------------------------------------------------------

                                      S-30

--------------------------------------------------------------------------------

                                 o    Two (2) of the pooled mortgage loans,
                                      representing 0.2% of the initial mortgage
                                      pool balance (which pooled mortgage loans
                                      consist of 2 pooled mortgage loans in loan
                                      group 1, representing 0.2% of the initial
                                      loan group 1 balance), permit prepayment
                                      in whole (but not in part) at any time
                                      with the payment of a prepayment premium
                                      or yield maintenance charge calculated on
                                      the basis of the greater of a yield
                                      maintenance formula and 1% of the amount
                                      prepaid, and also permit the related
                                      borrower, after an initial period of at
                                      least two years following the date of the
                                      issuance of the series 2006-PWR11
                                      certificates, to defease the pooled
                                      mortgage loan by pledging certain
                                      government securities and obtaining the
                                      release of the mortgaged property from the
                                      lien of the mortgage.

                                 See "Description of the Mortgage Pool--Certain
                                 Characteristics of the Mortgage
                                 Pool--Cross-Collateralized Mortgage Loans and
                                 Multi-Property Mortgage Loans; Mortgage Loans
                                 with Affiliated Borrowers" and "--Voluntary
                                 Prepayment and Defeasance Provisions" in this
                                 prospectus supplement.

J. GENERAL CHARACTERISTICS....   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                                MORTGAGE
                                                  POOL         LOAN GROUP 1    LOAN GROUP 2
                                             --------------   --------------   ------------

Initial aggregate cut-off date
   principal balance (+/-5%)..............   $1,858,803,953   $1,726,557,625   $132,246,328
Number of pooled mortgage loans...........              181              158             23
Number of mortgaged properties............              191              168             23
Largest cut-off date principal balance....     $195,000,000     $195,000,000    $17,400,000
Smallest cut-off date principal balance...         $815,351         $815,351     $1,436,815
Average cut-off date principal balance....      $10,269,635      $10,927,580     $5,749,840
Highest mortgage interest rate............           6.6000%          6.6000%        6.1980%
Lowest mortgage interest rate.............           4.9954%          4.9954%        5.1000%
Weighted average mortgage interest rate...           5.5047%          5.4975%        5.5979%
Longest original term to maturity or
   anticipated repayment date.............         180 mos.         180 mos.       120 mos.
Shortest original term to maturity or
   anticipated repayment date.............          60 mos.          60 mos.        60 mos.
Weighted average original term to
   maturity or anticipated repayment
   date...................................         115 mos.         115 mos.       110 mos.
Longest remaining term to maturity or
   anticipated repayment date.............         178 mos.         178 mos.       120 mos.
Shortest remaining term to maturity or
   anticipated repayment date.............          57 mos.          57 mos.        57 mos.
Weighted average remaining term to
   maturity or anticipated repayment
   date...................................         112 mos.         112 mos.       107 mos.

--------------------------------------------------------------------------------

                                      S-31

--------------------------------------------------------------------------------

                                                MORTGAGE
                                                  POOL         LOAN GROUP 1    LOAN GROUP 2
                                             --------------   --------------   ------------

Highest debt service coverage ratio,
   based on underwritten net cash flow*...             3.36x            3.36x          1.64x
Lowest debt service coverage ratio,
   based on underwritten net cash flow*...             1.11x            1.11x          1.14x
Weighted average debt service coverage
   ratio, based on underwritten net
   cash flow*.............................             1.66x            1.68x          1.38x
Highest debt service coverage ratio
   (after IO period), based on
   underwritten net cash flow*............             3.32x            3.32x          1.51x
Lowest debt service coverage ratio
   (after IO period), based on
   underwritten net cash flow*............             1.10x            1.10x          1.14x
Weighted average debt service coverage
   ratio (after IO period), based on
   underwritten net cash flow*............             1.58x            1.61x          1.27x
Highest cut-off date loan-to-value
   ratio*.................................             81.8%            81.8%          80.0%
Lowest cut-off date loan-to-value ratio*..             16.8%            16.8%          42.6%
Weighted average cut-off date
   loan-to-value ratio*...................             69.0%            69.0%          69.3%

----------
* In the case of the pooled mortgage loans that are secured by mortgaged properties that also secure a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 3.36x, 1.08x and 1.66x, respectively, of loan group 1 would be 3.36x, 1.08x and 1.68x, respectively, and of loan group 2 would be 1.64x, 1.14x and 1.38x, respectively. Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average debt service coverage ratio (after IO period) (based on underwritten net cash flow) of the mortgage pool would be
3.32x, 1.08x and 1.58x, respectively, of loan group 1 would be 3.32x, 1.08x and
1.60x, respectively, and of loan group 2 would be 1.51x, 1.14x and 1.27x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled mortgage loan in those cases, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 84.8%,
16.8% and 69.1%, respectively, of loan group 1 would be 84.8%, 16.8% and 69.1%, respectively, and of loan group 2 would be 80.0%, 42.6% and 69.3%, respectively.

--------------------------------------------------------------------------------

                                      S-32

--------------------------------------------------------------------------------

K. REMOVAL OF LOANS FROM
   THE TRUST FUND.............   One or more of the pooled mortgage loans may be
                                 removed from the trust fund pursuant to the
                                 purchase rights and obligations described
                                 below.

   1. SELLER REPURCHASE AND
      SUBSTITUTION               Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it. If a mortgage
                                 loan seller discovers or has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "The Mortgage Pool--Representations and
                                 Warranties" in this prospectus supplement, then
                                 that mortgage loan seller will be required to
                                 either cure the breach or defect, repurchase
                                 the affected mortgage loan from the trust fund
                                 or substitute the affected mortgage loan with
                                 another mortgage loan. If the related mortgage
                                 loan seller decides to repurchase the affected
                                 mortgage loan, the repurchase would have the
                                 same effect on the offered certificates as a
                                 prepayment in full of such mortgage loan,
                                 except that the purchase will not be
                                 accompanied by any prepayment premium or yield
                                 maintenance charge.

   2. FAIR VALUE PURCHASE
      OPTION                     Pursuant to the pooling and servicing
                                 agreement, the series 2006-PWR11 controlling
                                 class representative or the special servicer,
                                 in that order, has the option to purchase from
                                 the trust any defaulted pooled mortgage loan
                                 (other than the SBC - Hoffman Estates pooled
                                 mortgage loan described above) that, among
                                 other conditions, is delinquent 120 days or
                                 more with respect to any balloon payment or 60
                                 days or more with respect to any other monthly
                                 payment. The applicable purchase price will be
                                 equal to the fair value of the pooled mortgage
                                 loan as determined by the special servicer for
                                 such mortgage loan, subject to verification by
                                 the trustee if the special servicer is the
                                 purchaser. The holder of the SBC - Hoffman
                                 Estates pari passu non-pooled mortgage loan
                                 described above has a similar fair value
                                 purchase option under the series 2006-TOP21
                                 pooling and servicing agreement and, if it
                                 purchases that non-pooled mortgage loan, then
                                 it must also purchase the SBC - Hoffman Estates
                                 pooled mortgage loan from the series 2006-PWR11
                                 trust fund.

   3. OTHER DEFAULTED LOAN
      PURCHASE OPTIONS           Pursuant to the related intercreditor
                                 agreements, the holders of a subordinate
                                 non-pooled mortgage loan that is part of a
                                 split loan structure that includes a pooled
                                 mortgage loan, or the holder of a mezzanine
                                 loan incurred by the owners of a borrower may
                                 have options to purchase the related pooled
                                 mortgage loan from the trust fund following a
                                 material default. The applicable purchase price
                                 is generally not less than the sum of the
                                 outstanding principal balance of the pooled
                                 mortgage loan together with accrued and unpaid
                                 interest, outstanding servicing advances and
                                 certain other costs or expenses. The purchase
                                 price will generally not include any prepayment
                                 premium or yield maintenance charge.

--------------------------------------------------------------------------------

                                      S-33

--------------------------------------------------------------------------------

        ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS............   Elections will be made to treat designated
                                 portions of the trust fund as three separate
                                 "real estate mortgage investment conduits" or
                                 "REMICs" under Sections 860A through 860G of
                                 the Internal Revenue Code. Those REMICs will
                                 exclude collections of additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, which collections will constitute a
                                 grantor trust for federal income tax purposes.

                                 The offered certificates will constitute
                                 "regular interests" in a REMIC. The offered
                                 certificates generally will be treated as newly
                                 originated debt instruments for federal income
                                 tax purposes. This means that you will be
                                 required to report income on your certificates
                                 in accordance with the accrual method of
                                 accounting, regardless of your usual method of
                                 accounting. The offered certificates will not
                                 represent any interest in the grantor trust
                                 referred to above.

                                 We anticipate that the class A-J certificates
                                 will be treated as having been issued with a de
                                 minimis amount of original issue discount and
                                 that the other classes of offered certificates
                                 will be issued at a premium. When determining
                                 the rate of accrual of original issue discount
                                 and market discount and the amortization of
                                 premium, for federal income tax purposes, the
                                 prepayment assumption will be that, subsequent
                                 to the date of any determination--

                                 o    the pooled mortgage loans with anticipated
                                      repayment dates will, in each case, be
                                      paid in full on that date,

                                 o    no pooled mortgage loan will otherwise be
                                      prepaid prior to maturity, and

                                 o    there will be no extension of the maturity
                                      of any pooled mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the pooled mortgage loans
                                 will prepay, if at all.

                                 For a more detailed discussion of United States
                                 federal income tax aspects of investing in the
                                 offered certificates, see "Material Federal
                                 Income Tax Consequences" in this prospectus
                                 supplement and in the accompanying prospectus.

ERISA.........................   The offered certificates are generally eligible
                                 for purchase by employee benefit plans pursuant
                                 to the prohibited transaction exemptions
                                 granted to the underwriters, subject to certain
                                 considerations discussed in the sections titled
                                 "ERISA Considerations" in this prospectus
                                 supplement and "Certain ERISA Considerations"
                                 in the accompanying prospectus.

--------------------------------------------------------------------------------

                                      S-34

--------------------------------------------------------------------------------

                                 You should refer to the sections in this
                                 prospectus supplement and the accompanying
                                 prospectus referenced above. If you are a
                                 benefit plan fiduciary considering purchase of
                                 any offered certificates you should, among
                                 other things, consult with your counsel to
                                 determine whether all required conditions have
                                 been satisfied.

LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

                                 If your investment activities are subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements, or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 prospectus.

RATINGS.......................   The ratings for the offered certificates shown
                                 in the table appearing under the caption
                                 "--Overview of the Series 2006-PWR11
                                 Certificates" above are those of Fitch, Inc.
                                 and Standard & Poor's, a division of The
                                 McGraw-Hill Companies, Inc., respectively. It
                                 is a condition to their issuance that the
                                 respective classes of offered certificates
                                 receive credit ratings no lower than those
                                 shown in that table.

                                 The ratings of the offered certificates address
                                 the timely payment of interest and the ultimate
                                 payment of principal on or before the rated
                                 final distribution date.

                                 A security rating is not a recommendation to
                                 buy, sell or hold securities and the assigning
                                 rating agency may revise or withdraw its rating
                                 at any time.

                                 For a description of the limitations of the
                                 ratings of the offered certificates, see
                                 "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-35

                                  RISK FACTORS

          You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

          If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES TO THE CLASS A-1, A-2, A-3,
A-AB, A-4 AND A-1A CERTIFICATES WILL AFFECT THE TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF CERTIFICATES.

          If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

          When making an investment decision, you should consider, among other things--

          o    the distribution priorities of the respective classes of the series 2006-PWR11 certificates,

          o    the order in which the principal balances of the respective classes of the series 2006-PWR11 certificates with principal balances will be reduced in connection with losses and
               default-related shortfalls, and

          o    the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

          The pass-through rate on certain classes of certificates is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate equal to or based upon the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

          The yield on your offered certificates will depend on, among other things--

          o    the price you paid for your offered certificates, and

                                      S-36

          o    the rate, timing and amount of distributions on your offered certificates.

          The rate, timing and amount of distributions on your offered certificates will depend on--

          o    the pass-through rate for, and the other payment terms of, your offered certificates,

          o    the rate and timing of payments and other collections of
               principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or
               condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

          o    the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2006-PWR11 certificates, and

          o    servicing decisions with respect to the pooled mortgage loans.

          These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

          The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

          In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

          If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had

                                      S-37

assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

          Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

          Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2006-PWR11 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

          As described in this prospectus supplement, various fees,
out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity. Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under
"Description of the Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

          Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series 2006-PWR11 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best

                                      S-38

interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to
(a) the express terms of the series 2006-PWR11 pooling and servicing agreement,
(b) any rights of the series 2006-PWR11 controlling class representative, (c) in the case of the SBC - Hoffman Estates pooled mortgage loan, the express terms of the Morgan Stanley Capital I Inc. Series 2006-TOP21 Pooling and Servicing
Agreement and any rights of the "controlling class" under that pooling and servicing agreement and the related intercreditor agreement and (d) in the case of the Sunrise Lake Village pooled mortgage loan, the rights of the holder of the non-pooled mortgage loan secured by the mortgaged property identified on
Appendix B to this prospectus supplement as Sunrise Lake Village under the related intercreditor agreements. See "Servicing of the Mortgage Loans Under the
Series 2006-PWR11 Pooling and Servicing Agreement--The Series 2006-PWR11
Controlling Class Representative" and "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool --Pari Passu, Subordinate and Other
Financing--Split Loan Structures--The SBC Hoffman Estates Loan Group" and "--The
Sunrise Lake Village Loan Group" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR THE SPECIAL SERVICER PURCHASES
SERIES 2006-PWR11 CERTIFICATES OR IF IT SERVICES NON-POOLED MORTGAGE LOANS, A
CONFLICT OF INTEREST COULD ARISE BETWEEN ITS DUTIES AND ITS INTERESTS IN THE
SERIES 2006-PWR11 CERTIFICATES.

          A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2006-PWR11 certificates. The purchase of series 2006-PWR11 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2006-PWR11 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2006-PWR11 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2006-PWR11 certificates. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.
However, under the series 2006-PWR11 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard.

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

          Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one or more of (i) the holders of a class of subordinate pass-through certificates evidencing interests in that pooled mortgage loan or a related non-pooled pari passu companion loan and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives who may also have consultation rights with respect to various servicing matters. For a discussion of those arrangements, see "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other
Financing--Split Loan Structures", "Servicing of the Mortgage Loans Under the
Series 2006-PWR11 Pooling and Servicing Agreement" and "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool --Pari Passu,
Subordinate and Other Financing--Split Loan Structures--The SBC Hoffman Estates
Loan Group" in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders,

                                      S-39

noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2006-PWR11 controlling class representative will be an affiliate of the special servicer.

          Conflicts Between the Trust Fund and the Mortgage Loan Sellers and
Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.
Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans may be a mortgage loan seller or an affiliate of a mortgage loan seller. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2006-PWR11 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

          In some circumstances, the holders of a specified percentage of the series 2006-PWR11 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2006-PWR11 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2006-PWR11 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

          There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so. Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

          Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates";
               and

          (2)  "Description of the Certificates--Book-Entry Registration and
               Definitive Certificates".

                                      S-40

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

          Mortgaged properties representing security for 42.2%, 25.1%, 14.7%,
7.0%, 4.6%, 3.2%, 2.9% and 0.2% of the initial mortgage pool balance are fee and/or leasehold interests in retail properties, office properties, hospitality properties, multifamily properties, industrial properties, mixed use properties, self-storage properties and manufactured housing community properties, respectively. Loan group 1 consists of 158 pooled mortgage loans, representing
92.9% of the initial mortgage pool balance. Loan group 2 consists of 23 pooled mortgage loans, representing 7.1% of the initial mortgage pool balance. Loan group 2 will consist of 98.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

          (1)  "Risk Factors--Risks Relating to the Mortgage Loans"; and

          (2)  "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

          The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

          Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

          The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to three (3) pooled mortgage loans, representing 2.3% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated either after the cut-off date or within twelve months prior to the cut-off date. Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

          The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

          o    the age, design and construction quality of the property;

          o    perceptions regarding the safety, convenience and attractiveness of the property;

          o    the proximity and attractiveness of competing properties;

          o    the adequacy and effectiveness of the property's operations, management and maintenance;

          o    increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

          o    an increase in the capital expenditures needed to maintain the property or make improvements;

                                      S-41

          o    the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

          o    a decline in the financial condition of a major tenant;

          o    an increase in vacancy rates; and

          o    a decline in rental rates as leases are renewed or entered into with new tenants.

          Other factors are more general in nature, such as:

          o    national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
               unemployment rates);

          o    local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

          o    demographic factors;

          o    decreases in consumer confidence;

          o    changes in prices for key commodities or products;

          o    changes in consumer tastes and preferences, including the effects of adverse publicity; and

          o    retroactive changes in building codes.

          The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

          o    the length of tenant leases;

          o    the creditworthiness of tenants;

          o    the level of tenant defaults;

          o    the ability to convert an unsuccessful property to an alternative use;

          o    new construction in the same market as the mortgaged property;

          o    rent control laws or other laws impacting operating costs;

          o    the number and diversity of tenants;

          o    the availability of trained labor necessary for tenant
               operations;

          o    the rate at which new rentals occur; and

          o    the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                      S-42

          A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

          Certain of the retail properties have theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks.
For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

          Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

          (1) the physical attributes of the health club (e.g., its age, appearance and layout);

          (2) the reputation, safety, convenience and attractiveness of the property to users;

          (3) the quality and philosophy of management;

          (4) management's ability to control membership growth and attrition;

          (5) competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

          (6) adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

          In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

          While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

          As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any

                                      S-43

other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

          The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

          The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full.
Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

          Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

          No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

          The effect of mortgage pool loan losses will be more severe:

          o    if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

          o    if the losses relate to loans that account for a
               disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

          The largest of the pooled mortgage loans or group of
cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged property identified on Appendix B as
Soho/Tribeca Grand Portfolio, which represents 10.5% of the initial mortgage pool balance (and 11.3% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 42.7% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.3% of the initial mortgage pool balance.

          In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

                                      S-44

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY ARRANGEMENTS
MAY HAVE AN ADVERSE EFFECT ON RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE
LOAN.

          The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

          Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

          o    the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

          o    the person:

               (1)  was insolvent at the time of the incurrence of the
                    obligation or transfer, or

               (2)  was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the
                    person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the
                    obligation or the transfer, or

               (3)  intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those
                    debts matured.

          Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

          o    the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property for the equal benefit of the other related borrowers; and

          o    the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

          We cannot assure you that a lien granted by a borrower on its mortgaged property to secure a multi-borrower/multi-property mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

          In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan. See
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool"
in this prospectus supplement for more information regarding any multi-property mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

          The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including
California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action"
broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted

                                      S-45

method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

          Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

          o    converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

          o    zoning, land use or other restrictions also may prevent
               alternative uses.

          The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

          o    changes in governmental regulations, fiscal policy, zoning or tax laws;

          o    potential environmental legislation or liabilities or other legal liabilities;

          o    proximity and attractiveness of competing properties;

          o    new construction of competing properties in the same market;

          o    convertibility of a mortgaged property to an alternative use;

          o    the availability of refinancing; and

          o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

          A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Thirty-one (31)
of the mortgaged properties, representing security for 13.6% of the initial mortgage pool balance (and 14.6% of the initial loan group 1 balance), are leased to single tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

          o    the financial effect of the absence of rental income may be severe;

          o    more time may be required to re-lease the space; and

                                      S-46

          o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

          Additionally, some of the tenants at the mortgaged properties
(including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top 3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

          Another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

          In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

          For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

          Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

          Mortgaged Properties Leased to Borrowers or Borrower Affiliated
Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

          Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

          In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations

                                      S-47

under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

          In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. For example, with respect to the mortgaged property identified on
Appendix B to this prospectus supplement as Riverdale Crossing, which secures a pooled mortgage loan that represents 1.8% of the initial mortgage pool balance
(and 1.9% of the initial loan group 1 balance), the largest tenant, Wal-Mart, has expansion rights in its lease, and the second largest tenant, a grocery store, has termination and other remedies in its lease arising out of that expansion being exercised. The loan becomes fully recourse to the sponsors of the borrower if the borrower does not perform its obligations under the Wal-Mart lease, and the sponsors of the borrower are otherwise personally liable for losses from the grocery store tenant's exercising its lease remedies arising out of a Wal-Mart expansion. While Wal-Mart's expansion right has remained unexercised since the lease's commencement in 1990, we cannot assure you that the lease conflict will not occur or that the property will not be adversely affected as a result. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

          If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

          Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.
Sixty-nine (69) of the mortgaged properties, representing security for 39.5% of that portion of the initial mortgage pool balance that is represented by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.
In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

          If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

          See Appendix A, Appendix B, Appendix C and Appendix D to this prospectus supplement for additional information regarding the occupancy or leasing percentages at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The Percent Leased presented in Appendix B and
Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

                                      S-48

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

          Mortgaged properties located in New York, California, Ohio, Illinois,
New Jersey and Pennsylvania represent security for 15.7%, 15.6%, 11.3%, 7.9%,
7.7% and 6.2%, respectively, of the initial mortgage pool balance.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Recent hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks --Recent Hurricanes"
below, "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and
"Description of the Pooling and Servicing Agreements--Hazard Insurance Policies"
in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

          There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings within the last 10 years. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

          The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

          For example, with respect to the mortgaged property identified on
Appendix B to this prospectus supplement as Shoppes of South Semoran, which secures a pooled mortgage loan that represents approximately 0.6% of the initial mortgage pool balance (and 0.6% of the loan group 1 balance), Winn-Dixie Stores
Inc., the largest tenant, filed a voluntary petition for reorganization under
Chapter 11 of the U.S. Bankruptcy Code on February 21, 2005. Winn-Dixie Stores
Inc. has indicated that its reorganization plan includes closing stores located in 14 "designated market areas." The store at Shoppes of South Semoran is not located in one of the "designated market areas". We cannot assure you, however, that Winn-Dixie Stores Inc. will not close this store, that this plan will be confirmed, or that Winn-Dixie Stores Inc. will emerge from bankruptcy.

                                      S-49

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

          The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

          Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

          The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

          In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

          In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

          o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

          o    a responsible third party was identified as being responsible for the remediation; or

          o    the related originator of the pooled mortgage loan generally required the related borrower:

               (a)  to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

                                      S-50

               (b)  to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient
                    for effecting that investigation, plan and/or the
                    remediation; or

               (c)  to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

               (d)  to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

               (e)  to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                    environmental insurance) or provide an indemnity from an
                    individual or an entity.

          Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

          In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

          In the case of the mortgaged property identified on Appendix B to this prospectus supplement as Mendham Mall, representing approximately 1.0% of the initial mortgage pool balance and representing 1.1% of the initial loan group 1 balance, the property securing the mortgage loan has documented soil and ground water impact from two on-site dry cleaning businesses. The environmental consultant has estimated that the cost of remediation will be between $750,000 and $2,500,000. An environmental escrow has been established in the amount of
$1,500,000. The escrow will not be released (although draws can be made by the borrower for remediation-related costs) until the lender receives evidence that no further testing and/or remediation is required to bring the mortgaged property into compliance with applicable environmental laws and a "no further action" letter has been issued by the New Jersey Department of Environmental
Protection. We cannot assure you that the amounts escrowed will be sufficient to complete the required remediation. However, a borrower principal has guaranteed payment of the pooled mortgage loan up to $9,100,000, plus interest and costs and expenses.

          Twenty-four (24) of the pooled mortgage loans, representing 3.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 20 pooled mortgage loans in loan group 1, representing 3.1% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 7.4%
of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Environmental Insurance" in
this prospectus supplement.

          We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

          o    future laws, ordinances or regulations will not impose any material environmental liability; or

                                      S-51

          o    the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties
               (such as underground storage tanks).

          Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

          Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

          Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2006-PWR11 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

          As described in this prospectus supplement, 99.8% of the pooled mortgage loans are balloon mortgage loans, including 8.0% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

          o    the availability of, and competition for, credit for commercial properties;

          o    prevailing interest rates;

          o    the fair market value of the related mortgaged property;

          o    the borrower's equity in the related mortgaged property;

          o    the borrower's financial condition;

          o    the operating history and occupancy level of the mortgaged property;

                                      S-52

          o    tax laws; and

          o    prevailing general and regional economic conditions.

          The availability of funds in the credit markets fluctuates over time.

          None of the mortgage loan sellers, any party to the series 2006-PWR11 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

          In the case of the mortgaged properties identified on Appendix B to this prospectus supplement as SBC - Hoffman Estates and Sunrise Lake Village,
that mortgaged property secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with, or subordinate in right of payment to, the related pooled mortgage loan. In addition, the borrowers or their affiliates under the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Riverdale Crossing and Hickory Point Mall (which are among the ten largest pooled mortgage loans) and some of the other pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the
Mortgage Pool - Certain Characteristics of the Mortgage Pool -Pari Passu,
Subordinate and Other Financing" and Appendix B to this prospectus supplement.
Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

          Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

          In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

          When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                      S-53

          Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

          Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

          Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

          o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

          o    reduce monthly payments due under a mortgage loan;

          o    change the rate of interest due on a mortgage loan; or

          o    otherwise alter the mortgage loan's repayment schedule.

          Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

          The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

                                      S-54

          As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

          A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

          With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

          We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities.
Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

          The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

          o    responding to changes in the local market;

          o    planning and implementing the rental structure;

          o    operating the property and providing building services;

          o    managing operating expenses; and

          o    assuring that maintenance and capital improvements are carried out in a timely fashion.

          Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

          A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

          We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                      S-55

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

          Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

          Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2006-PWR11 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

          o    a title insurer will have the ability to pay title insurance claims made upon it;

          o    the title insurer will maintain its present financial strength;
               or

          o    a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

                                      S-56

          Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

          In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

          Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

          The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

          Some of the mortgaged properties securing the pooled mortgage loans are located in California, Florida, Louisiana, Texas and coastal areas of certain other states (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

          With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain

                                      S-57

such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or (b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

          Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

          After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the
Terrorism Risk Insurance Act of 2002, which was amended and extended by the
Terrorism Risk Insurance Extension Act of 2005, signed into law by President
Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005
requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk
Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance
Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism
Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

          The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism
Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

          In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

          As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                      S-58

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

          Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2006-PWR11 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

          In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

          The appraisals for certain of the mortgaged properties state a
"stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and Appendix C".

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

          If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

          In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New

                                      S-59

York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2006-PWR11 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

          In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

          Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

          There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

          Under the Americans with Disabilities Act of 1990, public
accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the
Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

          In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

          In the case of five (5) mortgaged properties, with an aggregate allocated loan amount representing 2.7% of the initial mortgage pool balance
(and 2.9% of the initial loan group 1 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as Alexandria Portfolio -
Porter, Metlox Retail, Best Western - Seven Seas, Olde Kingston Towne Center and
Fountain Plaza.

          Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a

                                      S-60

lease default, the lender (such as the trust) would lose its security.
Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

          Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

          Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.
These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

          The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

          With respect to certain of the pooled mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative.
Such interests may in some cases constitute less than a majority of such voting rights. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus.
Consequently, servicing and realizing upon the collateral described above could subject the series 2006-PWR11 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                      S-61

TENANCIES IN COMMON MAY HINDER RECOVERY.

          The seventeen (17) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Riverdale
Crossing, Wilton Corporate Center, Forum Center, MonteLago Apartments, 411
Theodore Fremd Avenue, Plaza Del Obispo, Easten Shopping Center, Flora - Oak
Grove Apartments, Shoppes at Kings Grant, Archworks Building, Dayton Doubletree
Hotel, 567 East Townline Road, Fullerton Industrial Park, 303 Louisiana Ave,
Antioch Mini Storage, 531-535 Cowper Street and West Third Avenue Apartments,
which represent 1.8%, 1.3%, 1.0%, 0.9%, 0.9%, 0.8%, 0.5%, 0.3%, 0.2%, 0.2%,
0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1% and 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 8.4% of the initial loan group 1 balance and 17.4% of the initial loan group 2 balance), have borrowers that own the related mortgaged properties as tenants in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition.
However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity
(in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

          The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

          The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certi?cateholders and increase the amount of losses on the pooled mortgage loans.

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

          Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

                                      S-62

RECENT HURRICANES.

          In August, September and October 2005, Hurricanes Katrina, Rita and
Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the
Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and Alabama), parts of Florida and certain other parts of the southeastern
United States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

          See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

          From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

          This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                               TRANSACTION PARTIES

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Bear Stearns Commercial Mortgage Securities Trust 2006-PWR11 (the "Trust").
The Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2006-PWR11 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2006-PWR11 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than

                                      S-63

investing of funds in the certificate account and other accounts maintained under the series 2006-PWR11 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2006-PWR11 pooling and servicing agreement may be amended as set forth under "Description of the Offered
Certificates--Amendment of the Series 2006-PWR11 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicer, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicer" and "Servicing of the Mortgage
Loans Under the Series 2006-PWR11 Pooling and Servicing Agreement" in this prospectus supplement.

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the series 2006-PWR11 pooling and servicing agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicer and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year.
The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicer.

          The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust" is not possible.

THE DEPOSITOR

          Bear Stearns Commercial Mortgage Securities II Inc., the depositor, was incorporated in the State of Delaware on July 29, 2003. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179.
Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

          The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing September 16,
2003 and terminating December 31, 2005, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $3,355,835,000. BSCMI has acted as a sponsor or co-sponsor of both of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers.

          Bear Stearns Commercial Mortgage Securities II Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans.
The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee,
(ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or to contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on

                                      S-64

Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the
Underwriters for certain securities law liabilities.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

          Overview

          Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it, which represent 39.9% of the initial mortgage pool balance. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

          BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

          BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

          BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

          As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an affiliate of
BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital
Funding, LLC, Wells Fargo Bank, National Association, Principal Commercial
Funding, LLC and Nationwide Life Insurance Company generally are mortgage loan sellers, and the BSCMSI Depositor or the depositor act as depositor. As of
January 1, 2006, BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

          Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

                                      S-65

          BSCMI's Underwriting Standards

          General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

          Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

          PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
          ------------------------------   --------------   -------------------
          Multifamily                           1.20x               80%
          Office                                1.25x               75%
          Anchored Retail                       1.20x               80%
          Unanchored Retail                     1.30x               75%
          Self-storage                          1.30x               75%
          Hotel                                 1.40x               70%
          Industrial                            1.25x               70%
          Manufactured Housing Community        1.25x               75%

          Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

          Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

          Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

                                      S-66

          PROPERTY TYPE                    RESERVE GUIDELINE
          ------------------------------   -----------------------------
          Multifamily                      $250 per unit
          Office                           $0.20 per square foot
          Retail                           $0.15 per square foot
          Self-storage                     $0.15 per square foot
          Hotel                            5% of gross revenue
          Industrial                       $0.10 - $0.15 per square foot
          Manufactured Housing Community   $50 per pad

          Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

WELLS FARGO BANK, NATIONAL ASSOCIATION

          Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 21.7% of the initial mortgage pool balance.

          Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

          Wells Fargo Bank's Commercial Mortgage Securitization Program

          Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor and the depositor act as depositor and the "HQ" and
"LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

          Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2005, Wells Fargo Bank originated approximately
2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

                                      S-67

          Servicing

          Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

          Underwriting Standards

          Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

          An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"-Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the

                                      S-68

borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

          Overview

          Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 17.5% of the initial mortgage pool balance.

          PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

          PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through December 31, 2005, PMCC originated for securitization nearly 500 mortgage loans, having a total original principal amount of approximately $5.39 billion, which were assigned to PMCF, and approximately $5.41 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 15 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $5.41 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $5.11 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2005, PMCC originated and assigned to PMCF approximately 226 mortgage loans for securitization, having an aggregate principal balance of approximately $2.35 billion.

          The property types most frequently securing mortgage loans originated by PMCC for securitization are office, retail, and multifamily properties.
However, PMCC also originates mortgage loans secured by industrial, self-storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas;
however, each securitization may include other states with significant concentrations.

          At origination of a mortgage loan, PMCC assigns them to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.
In coordination with the underwriters selected for a particular securitization,
PMCF works with the rating agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC, acts as depositor; and
(ii) the "PWR" program, in which PMCF, Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $612.20 million of mortgage loans under the
IQ program and approximately $4.33 billion of mortgage loans under the PWR program.

          Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and
PMCC, a master servicer in this transaction, services the mortgage loans on
PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

                                      S-69

          PMCC's Underwriting Standards

          General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

          Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

          Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

          The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

                                      S-70

          See Appendix B to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

NATIONWIDE LIFE INSURANCE COMPANY

          Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $116 billion (unaudited) as of December 30, 2005. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 9.2% of the initial mortgage pool balance.

          Nationwide Financial's real estate investment department originated approximately $2.9 billion in commercial mortgage loans in 2005, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages over $11.8 billion of mortgage loans for
Nationwide Life, its affiliates and third party participants. Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by
Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-"
and "A+" from Moody's, S&P and A.M. Best, respectively.

          Nationwide Life's Commercial Real Estate Securitization Program

          Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

          As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.0 billion (the "Nationwide Life Securitized
Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 126 mortgage loans, all of which were fixed rate, which have been included in approximately 11 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005,
Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $402 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

          Servicing

          Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

          Underwriting Standards

          Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

                                      S-71

          The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

          Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

          Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value Ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

          Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRINCIPAL COMMERCIAL FUNDING, LLC

          Principal Commercial Funding, LLC ("PCF") a Delaware limited liability company formed in 1998, is a sponsor of this transaction and one of the mortgage loan sellers. PCF is a wholly owned subsidiary of Principal Global Investors,
LLC, which is a wholly owned subsidiary of Principal Life Insurance Company.
Principal Life Insurance Company is a wholly-

                                      S-72

owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by
Principal Financial Group (NYSE: PFG). The principal offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

          PCF's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or an affiliate of
PCF originated all of the mortgage loans it is selling to us, which represent
9.0% of the Initial mortgage pool balance.

          Principal Commercial Funding, LLC's Commercial Real Estate
Securitization Program

          PCF has been active as a participant in securitizations of commercial mortgage loans since 1999. PCF originates mortgage loans and either by itself or together with other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has participated in to date include the
"TOP" program in which Bear Stearns Commercial Mortgage Securities Inc. and
Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR"
program in which BSCMSI Depositor and the depositor act as depositor and the
"IQ", "HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. has acted as depositor.

          As of December 31, 2005, the total amount of commercial and multifamily mortgage loans originated by PCF and included in securitizations since the inception of its commercial mortgage securitization program in 1998 was approximately $7.4 billion (the "PCF Securitized Loans"). As of such date, the PCF Securitized Loans included approximately 1,112 mortgage loans, all of which were fixed rate, which have been included in approximately 31 securitizations. In connection with originating commercial mortgage loans for securitization, PCF and/or certain of PCF's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005, PCF originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The commercial mortgage loans originated by PCF include fixed rate conduit loans. PCF's conduit loan program (which is the program under which PCF originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement), also sometimes originates large loans which have been securitized within conduit issuances. PCF originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

          Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

          Underwriting Standards

          Conduit mortgage loans originated for securitization by PCF or an affiliate of PCF in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals of PCF and certain of its affiliates. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a

                                      S-73

review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PCF also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Value and Condition," "--Appraisals," "--Environmental Assessments," "--Property
Condition Assessments," "--Seismic Review Process," and "--Zoning and Building
Code Compliance."

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PCF and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. PCF's
underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PCF or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PCF's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PCF or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCF's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCF often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. PCF may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PCF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PCF.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

PRINCIPAL COMMERCIAL FUNDING II, LLC

          Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

                                      S-74

          PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent 2.7% of the initial mortgage pool balance.

          Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

          In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF has and in which PCFII is anticipating to participate in include the "TOP" program in which Bear Stearns Commercial Mortgage
Securities Inc. and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage
Securities Inc. acts as depositor and the "IQ" and "HQ" programs in which Morgan
Stanley Capital I Inc. has acted as depositor.

          Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of December
31, 2005, was approximately $7.4 billion. As of such date, these securitized loans included approximately 1,112 mortgage loans, all of which were fixed rate and which have been included in approximately 31 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

          Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

          Underwriting Standards

          PCFII's mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its

                                      S-75

behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

          All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE TRUSTEE

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the series 2006-PWR11 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN
AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans.
Since January 1994, LaSalle has served as trustee or paying agent on approximately 631 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of January 31, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions for which it currently serves as trustee or paying agent numbers 407 with an outstanding certificate balance of approximately $264.5 billion. The depositor, the master servicers, the special servicer and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services Group
- Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-PWR11, or at such other address as the trustee may designate from time to time.

                                      S-76

          Eligibility Requirements

          The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "F-1" by Fitch and whose long-term unsecured debt, is at all times rated not less than "A+" by S&P and by Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series 2006-PWR11 pooling and servicing agreement.

          Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the series 2006-PWR11 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2006-PWR11 pooling and servicing agreement or for investment of any such amounts. If no
Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2006-PWR11 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2006-PWR11 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or the special servicer under the series 2006-PWR11 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the Offered Certificates--Advances" in
this prospectus supplement.

          In addition to having express duties under the series 2006-PWR11 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2006-PWR11 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2006-PWR11 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12,
Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2006-PWR11 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

          Matters Regarding the Trustee

          The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR11 pooling and servicing agreement, the mortgage loans or the series 2006-PWR11 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from

                                      S-77

willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee's allocable overhead and
(iii) any cost or expense expressly required to be borne by the trustee.

          The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR11 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR11 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

          Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the series 2006-PWR11 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicer, the rating agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2006-PWR11 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2006-PWR11 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

          Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00063% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2006-PWR11 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2006-PWR11 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

          The Custodian

          LaSalle will also act as custodian under the series 2006-PWR11 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the

                                      S-78

pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2006-PWR11 pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle and BSCMI are parties to a custodial agreement whereby
LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

          LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator"). In addition, Wells Fargo Bank will serve as certificate registrar (in such capacity, the "certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class
R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and
1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

          Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

          The depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller. As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00067% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each

                                      S-79

pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

          Certificate Administrator

          Under the terms of the series 2006-PWR11 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K that are required to be filed with the Securities and
Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997.
It has acted as certificate administrator with respect to more than 325 series of commercial mortgage-backed securities and, as of November 30, 2005, was acting as certificate administrator with respect to more than $200 billion of outstanding commercial mortgage-backed securities.

          Certain information set forth in this prospectus supplement concerning the certificate administrator, tax administrator and certificate registrar has been provided by them.

          Matters Regarding the Certificate Administrator

          The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR11 pooling and servicing agreement, the mortgage loans or the series 2006-PWR11 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

          The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2006-PWR11 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR11 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

          Wells Fargo Bank will be a master servicer under the series 2006-PWR11 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Nationwide Life Insurance Company, Principal Commercial Funding,
LLC and Principal Commercial Funding II, LLC to the depositor (and any related non-pooled mortgage loans that are secured by the same mortgaged property as a pooled mortgage loan), except as discussed under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool --Pari Passu, Subordinate and
Other Financing--Split Loan Structures--The SBC Hoffman Estates Loan Group" in
this prospectus supplement, consisting of 140 pooled mortgage loans, representing 82.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 123 pooled mortgage loans in loan group 1, representing 83.7%
of the initial loan group 1 balance, and 17 pooled mortgage loans in loan group
2, representing 66.9% of the initial loan group 2 balance). The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45
Fremont Street, 2nd Floor, San Francisco, California 94105.

                                      S-80

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of December 31, 2005, the commercial mortgage servicing group of
Wells Fargo Bank was responsible for servicing approximately 9,026 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $72.3 billion, including approximately 7,605 loans securitized in approximately 73 commercial mortgage-backed securitization transactions master serviced by Wells Fargo Bank and having an aggregate outstanding principal balance of approximately $65.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie
Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of
America, as of December 31, 2005, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

          Certain of the duties of the master servicers and the provisions of the series 2006-PWR11 pooling and servicing agreement are set forth under
"Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
Servicing Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under
"Description of the Agreements--Collection and Other Servicing Procedures" and
"--Certificate Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under
"Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2006-PWR11 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under "--Events of Default" and in the prospectus under
"Description of the Agreements--Matters Regarding a Master Servicer and the
Depositor" in this prospectus supplement. Certain limitations on the master servicer's liability under the series 2006-PWR11 pooling and servicing agreement are described under "Description of the Agreements--Matters Regarding a Master
Servicer and the Depositor" in the prospectus and under "Servicing of the
Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing Agreement" in
this prospectus supplement.

          Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2006-PWR11 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2006-PWR11 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

                                      S-81

          The information set forth in this prospectus supplement concerning
Wells Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

          Prudential Asset Resources ("PAR"), a Delaware corporation, is a wholly owned subsidiary of PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. and an affiliate of Prudential Mortgage Capital Company, LLC, one of the originators. PAR is an affiliate of Prudential Mortgage Capital
Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR,
which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as CMBS, Fannie
Mae and FHA.

          PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements.
Recently, PAR has modified some of its policies and procedures to conform to the servicing criteria set forth in Item 1122 of Regulation AB and in connection with the transition of its servicing system to a Strategy platform, which is widely used in the commercial mortgage loan servicing industry. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

          PAR is a rated Master, Primary and Special Servicer by Fitch, Moody's
& S&P rating agencies. There have been no material non-compliance or default issues for PAR in its servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

Commercial Mortgage Loans         2005              2004              2003
-------------------------   ---------------   ---------------   ---------------
          CMBS              $ 9,031,936,108   $ 6,820,173,095   $ 5,286,632,411
          Total             $46,502,629,927   $44,396,359,820   $35,642,879,817

          The information set forth in this prospectus supplement concerning PAR has been provided by it.

PRIMARY SERVICERS

NATIONWIDE LIFE INSURANCE COMPANY

          Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One
Nationwide Plaza, Columbus, Ohio 43215.

          Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

          As of December 31, 2005, Nationwide Life was responsible for servicing approximately 1,700 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $11.8 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

          As of December 31, 2005, Nationwide Life was a primary servicer in approximately 11 commercial mortgage-backed securitization transactions, servicing approximately 120 loans with an aggregate outstanding principal balance of approximately $0.9 billion.

                                      S-82

          Nationwide Life will enter into a primary servicing agreement with
Wells Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

          Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

          The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

PRINCIPAL GLOBAL INVESTORS, LLC

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding, LLC and Principal Commercial Funding II, LLC. PGI, a
Delaware limited liability company, is a wholly owned subsidiary of Principal
Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa
50392.

          PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of December 31, 2005, PGI was responsible for servicing approximately 2,700 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $19 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

          As of December 31, 2005, PGI was a primary servicer in approximately
34 commercial mortgage-backed securitization transactions, servicing approximately 1,200 loans with an aggregate outstanding principal balance of approximately $8.0 billion.

          PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC
and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

                                      S-83

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the related master servicer and/or special servicer, as applicable); and

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the series
               2006-PWR11 pooling and servicing agreement.

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

          ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the pooled mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. ASI is a
corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. ARCap REIT, Inc. is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of ARCap
Servicing, Inc. are located at 5221 N. O'Connor Blvd. Suite 600, Irving, Texas
75039, and its telephone number is 972-868-5300.

          Certain of the duties of the special servicer and the provisions of the series 2006-PWR11 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing Agreement
--Modifications, Waivers, Amendments and Consents," "--Fair Value Purchase
Option" and "--Procedures with Respect to Defaulted Mortgage Loans and REO
Properties" in this prospectus supplement. Certain terms of the series
2006-PWR11 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicer" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2006-PWR11 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing Agreement" in this prospectus supplement. ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2006-PWR11 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

          ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "strong" by S&P. As of December 31, 2005, ASI was the named special servicer in approximately 51 commercial mortgage-backed securities transactions representing approximately 7,713 loans, with an aggregate outstanding principal balance of approximately $54.0 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to these transactions as of December 31, 2005, the special servicer was administering approximately 60 assets with an outstanding principal balance of approximately $373 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through December 31, 2005, ASI has resolved 212 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of
$1.16 billion.

          The special servicer will segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion
Mortgage Loan if in connection with a Loan Pair). This account or accounts will be an Eligible Account. The funds in this account or accounts

                                      S-84

will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the series 2006-PWR11 pooling and servicing agreement.

          ARCap Servicing, Inc. has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2006-PWR11 pooling and servicing agreement, applicable law and the applicable servicing standard.

          ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately
51 transactions consisting of approximately 7,713 loans with an approximate outstanding aggregate principal balance of $54.0 billion as of December 31,
2005.

          The information set forth in this prospectus supplement concerning ASI has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

          Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities II Inc., the
depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates. Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential Asset Resources, Inc., one of the master servicers, are affiliates. Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund. Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life
Insurance Company. Principal Commercial Funding, LLC, a sponsor, originator and mortgage loan seller, Principal Commercial Funding II, LLC, a sponsor, originator and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by
Principal Commercial Funding, LLC and Principal Commercial Funding II, LLC, are
affiliates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

          The series 2006-PWR11 certificates will be issued on the Issue Date pursuant to the series 2006-PWR11 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2006-PWR11 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2006-PWR11 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2006-PWR11 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

          The series 2006-PWR11 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

          o    the pooled mortgage loans;

          o    any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

          o    the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

          o    certain rights granted to us under the mortgage loan purchase agreements;

                                      S-85

          o    any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein); and

          o    those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
               Servicing Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under
               "Servicing of the Mortgage Loans Under the Series 2006-PWR11
               Pooling and Servicing Agreement--REO Account", the certificate administrator's distribution account described under
               "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve
               Account" below.

          The series 2006-PWR11 certificates will include the following classes:

          o    the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2006-PWR11 certificates that are offered by this prospectus supplement, and

          o    the X, B, C, D, E, F, G, H, J, K, L, M, N, O, P, R and V classes, which are the classes of series 2006-PWR11 certificates that--

               1.   will be retained or privately placed by us, and

               2.   are not offered by this prospectus supplement.

          It is expected that ARCap CMBS Fund II REIT, Inc., an affiliate of the parent of the initial special servicer will acquire several non-offered classes of the series 2006-PWR11 certificates, including the class P certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

          The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O and P certificates are the only series 2006-PWR11 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the subject certificate is entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a principal balance certificate may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

          The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB,
A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and P certificates outstanding from time to time. The initial notional amount of the class X certificates is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR11 Certificates" in this prospectus supplement. The actual notional amount of the class X certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

          The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

          The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

                                      S-86

          In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

DISTRIBUTION ACCOUNT

          General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2006-PWR11 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates.

          Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

          o    All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

               1.   monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution
                    date occurs;

               2.   with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                    collection period, payments and other collections received by or on behalf of the trust fund after the end of the
                    related collection period;

               3.   Authorized Collection Account Withdrawals, including--

                    (a)  amounts payable to a master servicer or the special
                         servicer as indemnification or as compensation,
                         including master servicing fees, special servicing
                         fees, workout fees, liquidation fees, assumption fees,
                         modification fees and, to the extent not otherwise
                         applied to cover interest on advances, late payment
                         charges and Default Interest,

                    (b)  amounts payable in reimbursement of outstanding
                         advances, together with interest on those advances,

                    (c)  amounts payable with respect to other trust fund
                         expenses, and

                    (d)  amounts deposited in that master servicer's collection account in error.

          o    Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that
               distribution date.

          o    Any payments made by that master servicer to cover Prepayment
               Interest Shortfalls incurred with respect to those pooled
               mortgage loans for which it is the applicable master servicer during the related collection period.

          See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

          With respect to the distribution date that occurs during March in any calendar year subsequent to 2006 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which

                                      S-87

we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

          The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

          Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

          o    to make distributions on the series 2006-PWR11 certificates;

          o    to pay itself, the tax administrator, the servicer report
               administrator and the trustee monthly fees that are described under "--Matters Regarding the Certificate Administrator, the Tax
               Administrator and the Trustee" and "--Reports to
               Certificateholders; Available Information" below;

          o    to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as
               described under "--Matters Regarding the Certificate
               Administrator, the Tax Administrator and the Trustee" below;

          o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2006-PWR11 pooling and servicing agreement;

          o    to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all
               incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax
               Consequences--Taxes that May Be Imposed on the REMIC
               Pool--Prohibited Transactions" in the accompanying prospectus and
               "Servicing of the Mortgage Loans Under the Series 2006-PWR11
               Pooling and Servicing Agreement--REO Account" in this prospectus supplement;

          o    to pay itself net investment earnings earned on funds in the distribution account for each collection period;

          o    to pay for the cost of recording the series 2006-PWR11 pooling and servicing agreement;

          o    with respect to each distribution date during February of any year subsequent to 2006 and each distribution date during January of any year subsequent to 2006 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so
               transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

          o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

          o    to clear and terminate the distribution account upon the
               termination of the series 2006-PWR11 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

          The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360
Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-88

          During January, except in a leap year, and February of each calendar year subsequent to 2006, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

          During March of each calendar year after 2006 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

DISTRIBUTIONS

          General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

          o    Loan group 1, which will consist of 158 pooled mortgage loans, with an aggregate cut-off date principal balance of
               $1,726,557,625, representing 92.9% of the initial mortgage pool balance; and

          o    Loan group 2, which will consist of 23 pooled mortgage loans, with an aggregate cut-off date principal balance of $132,246,328, representing 7.1% of the initial mortgage pool balance. Loan group 2 will consist of 98.7% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties.

          On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2006-PWR11 certificates on that distribution date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

          Distributions made to a class of series 2006-PWR11 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

          In order for a series 2006-PWR11 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

          Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Delivery, Form and Denomination" below.

          If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer and the trustee will not be liable or held

                                      S-89

responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2006-PWR11 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional Trust Fund Expenses".

          Interest Distributions. All of the classes of the series 2006-PWR11 certificates will bear interest, except for the R and V classes.

          With respect to each interest-bearing class of the series 2006-PWR11 certificates, interest will accrue during each interest accrual period based upon:

          o    the pass-through rate for that class and interest accrual period;

          o    the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

          o    the assumption that each year consists of twelve 30-day months.

          On each distribution date, subject to the Available Distribution
Amount for that date and the distribution priorities described under "--Priority of Distributions" below, the holders of each interest-bearing class of the series 2006-PWR11 certificates will be entitled to receive--

          o    the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

          o    the portion of any Net Aggregate Prepayment Interest Shortfall
               (if any) for that distribution date that is allocable to that class.

          In addition, if any class of principal balance certificates experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Funds Expenses" below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time.

          If the holders of any interest-bearing class of the series 2006-PWR11 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under
"--Priority of Distributions" below.

          No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2006-PWR11 principal balance certificates will equal the product of--

          o    the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

          o    a fraction--

               1.   the numerator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to that class of certificates, and

                                      S-90

               2.   the denominator of which is the total amount of interest
                    accrued during the related interest accrual period with
                    respect to all of the series 2006-PWR11 principal balance
                    certificates.

          Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2006-PWR11 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2006-PWR11 Certificates" in this prospectus supplement.

          The pass-through rate for the class A-1 certificates for each subsequent interest accrual period will remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

          The pass-through rate for the class A-2 certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period, minus
0.048%.

          The pass-through rate applicable to the class A-3, A-AB, A-4, A-1A,
A-M, A-J, B, C, D, E, F, G and H certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

          The pass-through rates for the class J, K, L, M, N, O and P certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

          o    the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

          The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

          o    the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

          o    the weighted average of the pass-through rates for the class A-1,
               A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
               L, M, N, O and P certificates for that interest accrual period, weighted on the basis of the respective total principal balances of those classes of series 2006-PWR11 certificates outstanding immediately prior to the distribution date for that interest accrual period.

          The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

          The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

          Principal Distributions. Subject to the relevant Available
Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2006-PWR11 principal balance certificates on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below.

          In general, the Principal Distribution Amount for each distribution date will be allocated concurrently to the holders of the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3,
A-AB and A-4 certificates collectively, on the other, in the following amounts:

          o    to the holders of the class A-1A certificates in an amount equal to the lesser of--

               1.   the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2,
                    A-3, A-AB and A-4 certificates has

                                      S-91

                    been reduced to zero, the portion of the Principal
                    Distribution Amount for that distribution date that is
                    attributable to loan group 1 (net of any portion thereof
                    that is distributable on that distribution date to the
                    holders of the class A-1, A-2, A-3, A-AB and/or A-4
                    certificates), and

               2.   the total principal balance of the class A-1A certificates immediately prior to that distribution date;

          o    to the holders of the class A-1, A-2, A-3, A-AB and A-4
               certificates collectively in an aggregate amount equal to the lesser of--

               1.   the portion of the Principal Distribution Amount for that
                    distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                    Amount for that distribution date that is attributable to
                    loan group 2 (net of any portion thereof that is
                    distributable on that distribution date to the holders of
                    the class A-1A certificates), and

               2.   the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

          In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

          o    first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, and

               2.   an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                    Principal Balance for that distribution date;

          o    second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date as
                    described in the preceding bullet and paid to the holders of that class on that distribution date, and

               2.   the total principal balance of the class A-1 certificates
                    immediately prior to that distribution date;

          o    third, to the holders of the class A-2 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
                    A-1 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-2 certificates
                    immediately prior to that distribution date;

          o    fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date and/or any portion of that amount that is allocable to the class
                    A-1 and/or A-2 certificates as described in the preceding
                    bullets and paid to the holders of those classes on that
                    distribution date, and

                                      S-92

                2.    the total principal balance of the class A-3 certificates
                      immediately prior to that distribution date;

          o    fifth, to the holders of the class A-AB certificates in an amount
               (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to reduce the total principal
                    balance of the class A-AB certificates to the Class A-AB
                    Planned Principal Balance for that distribution date as
                    described in the first bullet above and/or any portion of
                    that amount that is allocable to the class A-1, A-2 and/or
                    A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

          o    finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

               1.   the Certificate Group 1 Principal Distribution Amount for
                    that distribution date, reduced by any portion of that
                    amount that is allocable to the class A-AB, A-1, A-2 and/or
                    A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution
                    date, and

               2.   the total principal balance of the class A-4 certificates
                    immediately prior to that distribution date.

          Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in
any event, as of the final distribution date for the series 2006-PWR11 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the A-1, A-2, A-3,
A-AB, A-4 and A-1A classes on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or more of the class A-1, A-2, A-3, A-AB, A-4 and/or
A-1A certificates are outstanding, no portion of the Principal Distribution
Amount for any distribution date will be allocated to any other class of series
2006-PWR11 certificates.

          Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and
A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates, second, to the class
A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class C and so
on), in each case up to the lesser of--

          o    the portion of that Principal Distribution Amount that remains unallocated, and

          o    the total principal balance of the subject class immediately prior to that distribution date.

          In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2006-PWR11 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

          To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2006-PWR11
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

                                      S-93

          Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2006-PWR11 principal balance certificates may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series
2006-PWR11 principal balance certificates, then, subject to the relevant
Available Distribution Amount and the priority of distributions described under
"--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

          Priority of Distributions.

          On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

          o    from the portion of the Available Distribution Amount
               attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date,

          o    from the portion of the Available Distribution Amount
               attributable to loan group 1, to pay interest to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

          o    from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

          On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

          o    first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal
               Distribution Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority
               described under "--Principal Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal Distribution Amount for any
               distribution date to loan group 1 and/or loan group 2);

          o    second, to reimburse the holders of the class A-1, A-2, A-3,
               A-AB, A-4 and/or A-1A certificates for any Realized Losses and
               Additional Trust Fund Expenses previously allocated to that class
               (as described under "-Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses" below) and for which reimbursement has not
               previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

          o    third, sequentially to the holders of the class A-M, A-J, B, C,
               D, E, F, G, H, J, K, L, M, N, O and P certificates, in that order
               (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)),

                                      S-94

               first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the
               Principal Distribution Amount for that distribution date that is allocated to that class as described above under "--Principal
               Distributions"; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under "-Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses " below) and for which reimbursement has not previously been made; and

          o    finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that
               distribution date.

          Distributions of Yield Maintenance Charges and Prepayment Premiums. If
any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G or H
certificates that are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal
               distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 1.

          If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

          o    the full amount of that Yield Maintenance Charge or Prepayment
               Premium (net of liquidation fees payable therefrom), multiplied by

          o    a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the class A-1A certificates over the discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the discount rate (provided that if the denominator of such fraction is equal to zero, such fraction will be deemed to equal 0.0), and further multiplied by

          o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal
               distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal Distribution Amount for that distribution date that is attributable to loan group 2.

          The certificate administrator will pay any remaining portion of that
Yield Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

                                      S-95

          The relevant  discount rate  applicable  to any class of  certificates with respect to any pooled mortgage loan that is prepaid will equal--

          o    if a discount rate was used in the calculation of the applicable
               Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted
               (if necessary) to a monthly equivalent yield, and

          o    if a discount rate was not used in the calculation of the
               applicable Yield Maintenance Charge or Prepayment Premium
               pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest
               Rates under the heading "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly
               approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date
               (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

          For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

          See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

          Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the
ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that ARCap CMBS Fund II REIT, Inc. will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

          Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

          o    distributions on the series 2006-PWR11 certificates,

          o    allocations of Realized Losses and Additional Trust Fund Expenses
               to the series 2006-PWR11 certificates, and

          o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2006-PWR11 pooling and servicing agreement.

          In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

          Operating revenues and other proceeds from an REO Property will be applied--

          o    first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the
               REO Property, and

          o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

                                      S-96

          To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

          As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2006-PWR11 certificates. If this occurs following the distributions made to the series 2006-PWR11 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2006-PWR11 principal balance certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2006-PWR11 certificates equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION                CLASS
-------------------   ------------------------------
        1st                          P
        2nd                          O
        3rd                          N
        4th                          M
        5th                          L
        6th                          K
        7th                          J
        8th                          H
        9th                          G
       10th                          F
       11th                          E
       12th                          D
       13th                          C
       14th                          B
       15th                         A-J
       16th                         A-M
       17th            A-1, A-2, A-3, A-AB, A-4 and
                            A-1A certificates,
                          pro rata based on total
                      outstanding principal balances

          The above-described reductions in the total principal balances of the respective classes of the series 2006-PWR11 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2006-PWR11 certificates. In general, certain Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of the series 2006-PWR11 certificates. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the series 2006-PWR11 certificates.

                                      S-97

          The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

          o    the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

               1.   all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                    distributable to series 2006-PWR11 certificateholders,
                    exclusive, however, of any portion of that interest that
                    represents Default Interest or Post-ARD Additional Interest,
                    and

               2.   all related unreimbursed servicing advances and unpaid
                    liquidation expenses and certain special servicing fees,
                    liquidation fees and/or workout fees incurred on the
                    mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

          o    the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

          If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

          Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments"
below and "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling
and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses") will create a deficit (or increase an otherwise-existing deficit)
between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR11 certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series
2006-PWR11 principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2006-PWR11 certificates will, in general, be restored (in sequential order of class designation) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto.

          The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2006-PWR11 certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2006-PWR11 principal balance certificates on such distribution date
(although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

                                      S-98

          The following items are some examples of Additional Trust Fund
Expenses:

          o    any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized Loss;

          o    any interest paid to a master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under "--Advances of
               Delinquent Monthly Debt Service Payments" below and under
               "Servicing of the Mortgage Loans Under the Series 2006-PWR11
               Pooling and Servicing Agreement--Servicing and Other Compensation
               and Payment of Expenses--Payment of Expenses; Servicing Advances"
               in this prospectus supplement);

          o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

          o    any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

               1.   any reimbursements and indemnification to the certificate
                    administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
                    Regarding the Trustee" "Transaction Parties--The Certificate
                    Administrator, Tax Administrator and Certificate
                    Registrar--Matters Regarding the Certificate Administrator"
                    in this prospectus supplement,

               2.   any reimbursements and indemnification to the master
                    servicers, the special servicer and us, as described under
                    "Description of the Pooling and Servicing Agreements--Some
                    Matters Regarding the Servicer and the Depositor" in the
                    accompanying prospectus, and

               3.   any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                    "Material Federal Income Tax Consequences--Taxes That May Be
                    Imposed on the REMIC Pool--Prohibited Transactions" in the
                    accompanying prospectus;

          o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2006-PWR11 pooling and servicing
               agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

          o    any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property
               securing a defaulted mortgage loan, as described under
               "Description of the Pooling and Servicing Agreements--Realization
               Upon Defaulted Mortgage Loans" in the accompanying prospectus.

          In general, any expenses under the Non-Trust Servicing Agreement for the SBC - Hoffman Estates Pooled Mortgage Loan that are similar to Additional
Trust Fund Expenses and that relate to the SBC - Hoffman Estates Pooled Mortgage
Loan are to be paid pro rata, out of collections on, and other proceeds of, that respective pooled mortgage loan and the SBC - Hoffman Estates Non-Pooled Pari
Passu Companion Loan, thereby potentially resulting in a loss to the trust fund.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

          Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and
Default Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (or, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the Non-Trust Servicing Agreement), that--

          o    were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if
               applicable, the Non-Trust-Serviced Pooled Mortgage Loan) as to
               which it is the applicable master servicer, and

                                      S-99

          o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

          The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

          Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

          o    the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

          o    a fraction--

               1.   the numerator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan, net of the Appraisal
                    Reduction Amount, and

               2.   the denominator of which is equal to the Stated Principal
                    Balance of the pooled mortgage loan.

          With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2006-PWR11 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2006-PWR11 certificates on that distribution date.

          If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

          The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

          In the case of the SBC - Hoffman Estates Pooled Mortgage Loan (as to
which the SBC - Hoffman Estates Non-Pooled Pari Passu Companion Loan has been included in the Morgan Stanley Capital I Inc. Series 2006-TOP21 commercial mortgage securitization), the applicable master servicer for that pooled mortgage loan under the series 2006-PWR11 pooling and servicing agreement and the comparable party under the Non-Trust Servicing Agreement must independently make its

                                      S-100

own decision as to the nonrecoverability of any debt service advance in respect of the respective SBC - Hoffman Estates mortgage loan. If such master servicer or comparable party makes a determination that a debt service advance on its SBC
- Hoffman Estates mortgage loan would be nonrecoverable, then it is required to inform the other and they may each rely on those nonrecoverability determinations. See "Description of the Certificates--Advances in Respect of
Delinquencies" in the accompanying prospectus.

          Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement;
provided that, except in extraordinary circumstances, Fitch and S&P will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution
Amount otherwise payable on the series 2006-PWR11 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in Connection with
Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR11 certificates on that distribution date.

          Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

          Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

                                      S-101

          The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

          Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

          For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2006-PWR11 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

          A monthly debt service payment will be assumed to be due with respect to:

          o    each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

          o    each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

          None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                      S-102

FEES AND EXPENSES

          The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to the SBC -
Hoffman Estates pooled mortgage loan, master servicing fees, additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the series 2006-PWR11 pooling and servicing agreement but comparable fees and compensation are payable at comparable times and in comparable amounts under the Morgan Stanley Capital I
Inc. Series 2006-TOP21 Pooling and Servicing Agreement from collections on or in respect of the SBC - Hoffman Estates pooled mortgage loan.

      TYPE                  RECIPIENT                                 AMOUNT                         FREQUENCY    SOURCE OF PAYMENT
----------------  ----------------------------  --------------------------------------------------  -----------  -------------------

Fees

Master Servicing  Master Servicers and Primary  The product of the portion of the per annum master  Monthly.     Interest payment on
Fee               Servicers                     servicing fee rate for the applicable master                     the related pooled
                                                servicer and the related mortgage loan that is                   mortgage loan and,
                                                applicable to such month, determined in the same                 with respect to
                                                manner as the applicable mortgage rate is                        unpaid master
                                                determined for that mortgage loan for such month,                servicing fees
                                                and the Stated Principal Balance of that mortgage                (including any
                                                loan. The master servicing fee rate will range,                  primary servicing
                                                on a loan-by-loan basis, from 0.02% per annum to                 fees) in respect of
                                                0.15% per annum. With respect to each pooled                     any pooled mortgage
                                                mortgage loan for which a primary servicer acts as               loan, out of the
                                                primary servicer, a portion of the master                        portion of any
                                                servicing fee is payable to that primary servicer.               related insurance
                                                                                                                 proceeds,
                                                                                                                 condemnation
                                                                                                                 proceeds or
                                                                                                                 liquidation
                                                                                                                 proceeds allocable
                                                                                                                 as interest.

                                      S-103

      TYPE                  RECIPIENT                                 AMOUNT                         FREQUENCY    SOURCE OF PAYMENT
----------------  ----------------------------  --------------------------------------------------  -----------  -------------------

Additional        Master Servicers and Primary  o    all application and processing fees for        From time    Actual collections
Servicing         Servicers                          consents to approvals of assignments and       to time.     of the related fees
Compensation                                         assumptions, further encumbrances or other                  or investment
                                                     lender approvals on non-Specially Serviced                  income.
                                                     Mortgage Loans;

                                                o    100% (or, if the master servicer is not
                                                     permitted to take the relevant servicing
                                                     action without consent or approval of the
                                                     special servicer, 50%) of all assumption
                                                     fees, modification fees, extension fees,
                                                     consent fees, release fees, waiver fees, fees
                                                     paid in connection with defeasance and
                                                     earn-out fees or other similar fees
                                                     (excluding Prepayment Premiums, Yield
                                                     Maintenance Charges and application and
                                                     processing fees) collected on non-Specially
                                                     Serviced Mortgage Loans;

                                                o    all charges for beneficiary statements or
                                                     demands, amounts collected for checks
                                                     returned for insufficient  funds and other
                                                     loan processing fees collected on the
                                                     pooled mortgage loans;

                                                o    late payment fees and net default interest on
                                                     pooled mortgage loans that are not used to
                                                     pay interest on advances or payable to the
                                                     special servicer in respect of the period
                                                     when the pooled mortgage loan is or was a
                                                     Specially Serviced Mortgage Loan;

                                                o    all investment income earned on amounts on
                                                     deposit in the applicable collection account
                                                     and (if not required to be paid to borrower)
                                                     escrow accounts; and

                                                o    any prepayment interest excess.

                                                Each master servicer will be entitled to the
                                                indicated amounts with respect to the pooled
                                                mortgage loans for which it is the applicable
                                                master servicer. With respect to each pooled
                                                mortgage loan for which a primary servicer acts as
                                                primary servicer, that primary servicer will be
                                                entitled to all or a portion of the indicated
                                                amount that is otherwise payable to the applicable
                                                master servicer.

                                      S-104

      TYPE                  RECIPIENT                                 AMOUNT                         FREQUENCY    SOURCE OF PAYMENT
----------------  ----------------------------  --------------------------------------------------  -----------   ------------------

Special           Special Servicer              The product of the portion of a rate equal to       Monthly.      Any and all
Servicing Fee                                   0.25% per annum that is applicable to such month,                 collections on the
                                                determined in the same manner as the applicable                   pooled  mortgage
                                                mortgage rate is determined  for each specially                   loans.
                                                serviced mortgage loan for such month, and the
                                                Stated Principal Balance of each Specially
                                                Serviced Mortgage Loan.

Workout Fee       Special Servicer              1.0% of each collection of principal and interest   Monthly       The related
                                                on each worked out pooled mortgage loan for as      following     collection of
                                                long as it remains a worked-out mortgage loan.      a workout     principal and/or
                                                                                                    and before    interest.
                                                                                                    any
                                                                                                    redefault.

Liquidation Fee   Special Servicer              1.0% of the liquidation proceeds received in        Upon          The related
                                                connection with a final disposition of a specially  receipt of    liquidation
                                                serviced mortgage loan or REO property or portion   liquidation   proceeds,
                                                thereof and any condemnation proceeds and           proceeds,     condemnation
                                                insurance proceeds received by the trust fund (net  condemnation  proceeds or
                                                of any default interest, late payment charges       proceeds and  insurance proceeds
                                                and/or post-ARD additional interest), other than    insurance
                                                in connection with the purchase or repurchase of    proceeds on
                                                any pooled mortgage loan from the trust fund by     a Specially
                                                any person.                                         Serviced
                                                                                                    Mortgage
                                                                                                    Loan.

                                      S-105

       TYPE                 RECIPIENT                             AMOUNT                     FREQUENCY         SOURCE OF PAYMENT
-----------------  ---------------------------  ------------------------------------------  ------------  --------------------------

Additional         Special Servicer             o    all late payment fees and net default  From time to  The related fee or
Special                                              interest on pooled mortgage loans      time.         investment income.
Servicing                                            that are not used to pay interest on
Compensation                                         advances or payable to the master
                                                     servicer in respect of the period
                                                     when the pooled mortgage loan is not
                                                     or was not a Specially Serviced
                                                     Mortgage Loan;

                                                o    100% of assumption fees, assumption
                                                     application and processing fees,
                                                     modification fees, extension fees,
                                                     consent fees, release fees, waiver
                                                     fees, fees paid in connection with
                                                     defeasance and earn-out fees or other
                                                     similar fees collected on Specially
                                                     Serviced Mortgage Loans;

                                                o    50% of assumption fees, modification
                                                     fees, extension fees, consent fees,
                                                     release fees, waiver fees, fees paid
                                                     in connection with defeasance and
                                                     earn-out fees or other similar fees
                                                     on non-Specially Serviced Mortgage
                                                     Loans where the relevant action of
                                                     the master servicer required consent
                                                     or approval of the special servicer;
                                                     and

                                                o    all investment income received on
                                                     funds in any REO account.

Trustee Fee        Trustee                      The product of the portion of a rate equal  Monthly.      Any and all collections
                                                to 0.00063% per annum applicable to such                  and P&I advances on the
                                                month, determined in the same manner as                   mortgage loans in the
                                                the applicable mortgage rate is determined                pool, to the extent
                                                for each mortgage loan for such month, and                included in the amounts
                                                the Stated Principal Balance of each                      remitted by the master
                                                pooled mortgage loan.                                     servicers

Certificate        Certificate Administrator    The product of the portion of a rate equal  Monthly.      Any and all collections
Administrator Fee                               to 0.00067% per annum applicable to such                  and P&I advances on the
                                                month, determined in the same manner as                   mortgage loans in the
                                                the applicable mortgage rate is determined                pool, to the extent
                                                for each mortgage loan for such month, and                included in the amounts
                                                the Stated Principal Balance of each                      remitted by the master
                                                pooled mortgage loan.                                     servicers

                                      S-106

      TYPE                  RECIPIENT                             AMOUNT                     FREQUENCY        SOURCE OF PAYMENT
-----------------  ---------------------------  ------------------------------------------  ------------  --------------------------

Servicer Report    Servicer Report              The product of the portion of a rate equal  Monthly.      Any and all collections
Administrator Fee  Administrator                to 0.0005% per annum applicable to such                   and P&I advances on the
                                                month, determined in the same manner as                   pooled mortgage loans, to
                                                the applicable mortgage rate is determined                the extent included in the
                                                for each mortgage loan for such month, and                amounts remitted by the
                                                the Stated Principal Balance of each                      master servicers
                                                pooled mortgage loan.

Expenses

Servicing          Master Servicer and Trustee  The amount of any servicing advances.       From time to  Recoveries on the related
Advances                                                                                    time.         mortgage loan, or to the
                                                                                                          extent that the party
                                                                                                          making the advance
                                                                                                          determines the advance is
                                                                                                          nonrecoverable, from any
                                                                                                          and all collections on the
                                                                                                          pooled mortgage loans.

Interest on        Master Servicer and Trustee  Interest accrued from time to time on the   When the      First from late payment
Servicing                                       amount of the servicing advance at the      advance is    charges and default
Advances                                        prime lending rate as published in the      reimbursed.   interest in excess of the
                                                "Money Rates" section of The Wall Street                  regular interest rate on
                                                Journal.                                                  the related pooled
                                                                                                          mortgage loan, and then
                                                                                                          from any and all other
                                                                                                          collections on the pooled
                                                                                                          mortgage loans.

P&I Advances       Master Servicer and Trustee  The amount of any P&I advances.             From time to  Recoveries on the related
                                                                                            time.         mortgage loan, or to the
                                                                                                          extent that the party
                                                                                                          making the advance
                                                                                                          determines it is
                                                                                                          nonrecoverable, from any
                                                                                                          and all collections on the
                                                                                                          pooled mortgage loans.

                                      S-107

      TYPE                  RECIPIENT                             AMOUNT                     FREQUENCY        SOURCE OF PAYMENT
-----------------  ---------------------------  ------------------------------------------  ------------  --------------------------

Interest on P&I    Master Servicer and Trustee  Interest accrued from time to time on the   When the      First from late payment
Advances                                        amount of the advance at the prime lending  advance is    charges and default
                                                rate as published in the "Money Rates"      reimbursed.   interest in excess of the
                                                section of The Wall Street Journal.                       regular interest rate on
                                                                                                          the related pooled
                                                                                                          mortgage loan, and then
                                                                                                          from any and all other
                                                                                                          collections on the pooled
                                                                                                          mortgage loans.

Indemnification    Trustee, Certificate         Losses, liabilities and expenses incurred   From time to  Any and all collections on
Expenses           Administrator, Master        by the trustee, the certificate             time.         the pooled mortgage loans.
                   Servicer and Special         administrator, a master servicer or the
                   Servicer (and their          special servicer in connection with any
                   directors, members,          legal action or claim relating to the
                   managers, officers,          series 2006-PWR11 pooling and servicing
                   employees and agents)        agreement or the series 2006-PWR11
                                                certificates (subject to applicable
                                                limitations under the pooling and
                                                servicing agreement).

Indemnification    Master servicer, special     Trust's pro rata share (subject to the      From time to  Any and all collections on
Expenses           servicer and trustee under   related Mortgage Loan Group Intercreditor   time.         the pooled mortgage loans.
                   the Non-Trust Servicing      Agreement) of costs, liabilities, fees and
                   Agreement (and their         expenses incurred in connection with any
                   directors, members,          legal action or claim that relates to the
                   managers, officers,          Non-Trust-Serviced Pooled Mortgage Loan
                   employees and agents)        and is unrelated to the other mortgage
                                                loans included in the trust fund created
                                                under the Non-Trust Servicing Agreement.

                                      S-108

      TYPE                   RECIPIENT                             AMOUNT                     FREQUENCY        SOURCE OF PAYMENT
-----------------  ---------------------------  ------------------------------------------  ------------  --------------------------

Additional Trust   Third parties                Based on third party charges. Would         From time to  Any and all collections on
Fund Expenses                                   include but not be limited to the           time.         the pooled mortgage loans.
not advanced                                    following amounts:

                                                o    costs of independent appraisers or
                                                     other experts in real est
ate matters;

                                                o    fees of independent contractors
                                                     retained to manage any REO
                                                     Properties;

                                                o    costs of environmental remediation;

                                                o    expenses and other amounts
                                                     reimbursable to holder of a
                                                     non-pooled mortgage loan;

                                                o    cost of transferring mortgage files
                                                     and related documents to a successor
                                                     trustee;

                                                o    costs of payment of any federal,
                                                     state and local taxes imposed on the
                                                     trust, its assets and/or
                                                     transactions, together with all
                                                     incidental costs and expenses, that
                                                     are required to be borne by the
                                                     trust;

                                                o    costs of certain opinions of counsel;
                                                     and

                                                o    other unanticipated costs related to
                                                     the mortgage loans or otherwise under
                                                     the pooling and servicing agreement.

                                      S-109

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

          Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2006-PWR11 certificate, the parties to the series
2006-PWR11 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

          1.   the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

          2.   the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

          3.   the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

          4.   the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicers (and/or, if applicable in the case of the
               Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the Non-Trust Servicing Agreement)
               during the related collection period;

          5.   the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
               distribution date;

          6.   the number, aggregate principal balance, weighted average
               remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

          7.   the number and aggregate principal balance of pooled mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C)
               delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          8.   the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          9.   the Available Distribution Amount for the distribution date;

          10.  the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield
               Maintenance Charges and/or Prepayment Premiums;

          11.  the total interest distributable for each class of
               interest-bearing certificates for the distribution date;

          12.  the pass-through rate in effect for each class of
               interest-bearing certificates for the interest accrual period related to the current distribution date and for the next
               succeeding interest accrual period;

          13.  the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing
               prepayments and other unscheduled collections in respect of principal;

          14.  the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately
               identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

          15.  the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis, the aggregate amount of Appraisal Reduction Amounts effected in connection with the distribution date and the aggregate amount of
               Appraisal Reduction Amounts as of the distribution date;

          16.  the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

                                     S-110

          17.  the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of
               business on the distribution date;

          18.  a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount and the type of principal prepayment occurring;

          19.  the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of
               Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

          20.  the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related
               Determination Date;

          21.  with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the
               aggregate of all liquidation proceeds which are included in the
               Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

          22.  with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A)
               the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

          23.  the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

          24.  the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer and/or the trustee since the prior distribution date;

          25.  a loan by loan listing of any mortgage loan which was defeased during the related collection period;

          26.  a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

          27.  a loan by loan listing of any material breach of the
               representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

          28.  the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds; and

          29.  the amount of the distribution on the distribution date to the holders of the class R certificates.

          Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer. The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

          Book-Entry Certificates. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

          Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2006-PWR11 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard

                                     S-111

Commercial Mortgage Securities Association investor reporting package formats, available to holders and beneficial owners of the series 2006-PWR11 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com/cmbs") any reports on Forms 10-D, 10-K and 8-K and any amendment to those reports that have been filed with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2006-PWR11 certificates may call (301) 815-6600.

          The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

          The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2006-PWR11 pooling and servicing agreement.

          Other Information. The series 2006-PWR11 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2006-PWR11 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2006-PWR11 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things)
the mortgage files for the pooled mortgage loans; the series 2006-PWR11 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing
Agreement and any amendments thereof; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

          In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series 2006-PWR11 certificate and will keep confidential any of the information that has not been filed with the SEC.

          The trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Bear Stearns Commercial Mortgage Securities Trust 2006-PWR11." Members of the
public may read and copy any materials filed with the Commission at the
Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C.
20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the
EDGAR system, so the materials should be available by logging onto the
Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at the office referred to above.

VOTING RIGHTS

          99.0% of the voting rights will be allocated to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M,
N, O and P certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated to the holders of the class X certificates; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2006-PWR11

                                     S-112

certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

          General. We intend to deliver the offered certificates in minimum denominations of $25,000, in the case of the class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J certificates. Investments in excess of those minimum denominations may be made in multiples of $1.

          Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

          o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

          o    all references in this prospectus supplement to payments,
               distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

          The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

          DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or
Clearstream Banking, societe anonyme or Euroclear Bank as operator of The
Euroclear System, in Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry
Registration and Definitive Certificates". The following paragraphs provide information with respect to Clearstream and Euroclear.

          It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

          It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

          Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

                                     S-113

          Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

          Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and
Clearstream, or between persons or entities participating indirectly in
Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

          Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

          Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

          The information in this prospectus supplement concerning DTC,
Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

          Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

          The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00063% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an
Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services.
That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00067% per annum on the Stated Principal
Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an
Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The trustee fee and the certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

                                     S-114

          The holders of series 2006-PWR11 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

          The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2006-PWR11 pooling and servicing agreement, the mortgage loans or the series 2006-PWR11 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

          None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2006-PWR11 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2006-PWR11 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

          Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2006-PWR11 POOLING AND SERVICING AGREEMENT

          The circumstances under which the series 2006-PWR11 pooling and servicing agreement may be amended are described in the accompanying prospectus under "Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

          o    no such amendment may significantly change the activities of the trust without the consent of the holders of series 2006-PWR11 certificates entitled to not less than 51% of the series
               2006-PWR11 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

          o    no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

          o    the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2006-PWR11 certificate can also be evidenced by written confirmation from each of Fitch and S&P that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

          o    amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial
               Accounting Standards Board (or any successor thereto) as in effect from time to time;

          o    amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

          o    no such amendment may adversely affect the status of the
               applicable grantor trust in which the class V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates; and

                                     S-115

          o    amendments with certificateholder consent require the consent of the holders of series 2006-PWR11 certificates entitled to not less than 51% of all of the series 2006-PWR11 voting rights.

TERMINATION OF THE SERIES 2006-PWR11 POOLING AND SERVICING AGREEMENT

          The obligations created by the series 2006-PWR11 pooling and servicing agreement will terminate following the earlier of--

          1.   the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

          2.   the purchase of all of the pooled mortgage loans and REO
               Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of
               certificateholders of the series 2006-PWR11 controlling class,
               PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

          3.   the exchange by any single holder of all the series 2006-PWR11 certificates for all of the pooled mortgage loans and REO
               Properties remaining in the trust fund.

          Written notice of termination of the series 2006-PWR11 pooling and servicing agreement will be given to each series 2006-PWR11 certificateholder.
The final distribution to the registered holder of each series 2006-PWR11 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

          The right of the series 2006-PWR11 controlling class
certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

          o    the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

          o    within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series 2006-PWR11 pooling and servicing agreement of its election to do so,

          o    if more than one holder or group of holders of the series
               2006-PWR11 controlling class desire to make the purchase,
               preference will be given to the holder or group of holders with the largest percentage interest in the series 2006-PWR11
               controlling class, and

          o    if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

          Any purchase by any single holder or group of holders of the series
2006-PWR11 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

          o    the sum of--

               1.   the aggregate Purchase Price of all the pooled mortgage
                    loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO
                    Properties, and

               2.   the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO
                    Property related to any Mortgage Loan Group, the value of
                    the trust fund's interest therein); minus

                                     S-116

          o    solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or
               reimbursable to the purchaser under the series 2006-PWR11 pooling and servicing agreement.

         The purchase will result in early retirement of the then outstanding series 2006-PWR11 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-PWR11 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2006-PWR11 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

          An exchange by any single holder of all of the series 2006-PWR11 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2006-PWR11 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2006-PWR11 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2006-PWR11 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2006-PWR11 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates is reduced to zero.

EVIDENCE AS TO COMPLIANCE

          Each master servicer, the special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its subservicing agreement) to deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2006-PWR11 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2006-PWR11 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an
Additional Servicer, as applicable, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an
Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

          In addition, each master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or prior to the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

                                     S-117

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in
Item 1122(d) of Regulation AB.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

          General. The yield on any offered certificate will depend on--

          o    the price at which that certificate is purchased by an investor,
               and

          o    the rate, timing and amount of distributions on that certificate.

          The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

          o    the pass-through rate for that certificate,

          o    the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as
               applicable, of that certificate,

          o    the rate and timing of reimbursements made to the master
               servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

          o    the rate, timing and severity of Realized Losses and Additional
               Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

          Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances or notional amounts of, those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback

                                     S-118

amounts (see the "Footnotes to Appendix B and Appendix C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

          With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

          Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the
Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing
Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any
ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

          The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

          Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

          Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

          o    the amount of distributions on your offered certificates,

          o    the yield to maturity of your offered certificates,

          o    the rate of principal distributions on your offered certificates,
               and

          o    the weighted average life of your offered certificates.

          Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

                                     S-119

          If--

          o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
               experienced, and

          o    the additional losses result in a reduction of the total
               distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

          The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance or notional amount of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

          Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

          In addition, if the applicable master servicer, the special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2006-PWR11 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2006-PWR11 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2006-PWR11 certificates on the related distribution date.

          In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2006-PWR11 certificates on the related distribution date.

          The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

          Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

          o    prevailing interest rates;

                                     S-120

          o    the terms of the mortgage loans, including--

               1.   provisions that impose prepayment Lock-out Periods or
                    require Yield Maintenance Charges or Prepayment Premiums,
                    and

               2.   amortization terms that require balloon payments;

          o    the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

          o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

          o    the quality of management of the mortgaged properties;

          o    the servicing of the mortgage loans;

          o    possible changes in tax laws; and

          o    other opportunities for investment.

          See "Risk Factors", "Description of the Mortgage Pool" and "Servicing
of the Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing
Agreement" in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage Loans" in the accompanying prospectus.

          The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

          A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

          Neither we nor any of the underwriters makes any representation regarding:

          o    the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

          o    the relative importance of those factors;

          o    the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

                                     S-121

          o    the overall rate of prepayment or default on the pooled mortgage loans.

          Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

          For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of March 21, 2006 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

          o    multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

          o    summing the results; and

          o    dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

          As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-PWR11 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2006-PWR11 certificates according to their principal balances.

          The tables set forth below show, with respect to each class of offered certificates with principal balances,

          o    the weighted average life of that class, and

          o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

          The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below.
Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes

                                      S-122

of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                        90%   90%   90%   90%   90%
March 2008                        79%   79%   79%   79%   79%
March 2009                        64%   64%   64%   64%   64%
March 2010                        48%   48%   48%   48%   48%
March 2011 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    3.4   3.4   3.4   3.4   3.4

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    4.7   4.7   4.7   4.7   4.7

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                        65%   65%   65%   65%   65%
March 2014                        65%   65%   65%   65%   65%
March 2015 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    7.8   7.8   7.8   7.8   7.6

                                      S-123

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                        77%   77%   77%   77%   77%
March 2013                        53%   53%   53%   53%   53%
March 2014                        28%   28%   28%   28%   28%
March 2015                         2%    2%    1%    0%    0%
March 2016 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    7.1   7.1   7.1   7.1   7.1

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                       100%  100%  100%  100%  100%
March 2014                       100%  100%  100%  100%  100%
March 2015                       100%  100%  100%  100%   99%
March 2016 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    9.7   9.7   9.7   9.6   9.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                        99%   99%   99%   99%   99%
March 2008                        98%   98%   98%   98%   98%
March 2009                        97%   97%   97%   97%   97%
March 2010                        95%   95%   95%   95%   95%
March 2011                        78%   78%   78%   78%   78%
March 2012                        77%   77%   77%   77%   77%
March 2013                        76%   76%   76%   76%   76%
March 2014                        74%   74%   74%   74%   74%
March 2015                        67%   67%   67%   67%   67%
March 2016 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    8.3   8.3   8.3   8.3   8.2

                                      S-124

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                       100%  100%  100%  100%  100%
March 2014                       100%  100%  100%  100%  100%
March 2015                       100%  100%  100%  100%  100%
March 2016 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    9.9   9.9   9.9   9.8   9.7

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

     DISTRIBUTION DATE IN         0%   25%   50%   75%   100%
------------------------------   ---   ---   ---   ---   ----
Issue Date                       100%  100%  100%  100%  100%
March 2007                       100%  100%  100%  100%  100%
March 2008                       100%  100%  100%  100%  100%
March 2009                       100%  100%  100%  100%  100%
March 2010                       100%  100%  100%  100%  100%
March 2011                       100%  100%  100%  100%  100%
March 2012                       100%  100%  100%  100%  100%
March 2013                       100%  100%  100%  100%  100%
March 2014                       100%  100%  100%  100%  100%
March 2015                       100%  100%  100%  100%  100%
March 2016 and thereafter          0%    0%    0%    0%    0%
Weighted average life (years)    9.9   9.9   9.9   9.9   9.8

                                      S-125

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          We intend to include the 181 mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of
$1,858,803,953. The mortgage pool will consist of two loan groups. Loan group 1 will consist of 158 mortgage loans and have an initial mortgage pool balance of
$1,726,557,625. Loan group 2 will consist of 23 mortgage loans and have an initial mortgage pool balance of $132,246,328. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

          The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $815,351 to $195,000,000 and the average of those cut-off date principal balances is $10,269,635.

          A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Wells Fargo Bank, National Association, Prudential
Mortgage Capital Funding, LLC (and Prudential Mortgage Capital Company, LLC),
Nationwide Life Insurance Company, Principal Commercial Funding, LLC and
Principal Commercial Funding II, LLC are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns
Commercial Mortgage, Inc.--BSCMI's Underwriting Standards," "--Wells Fargo Bank,
National Association--Underwriting Standards," "--Prudential Mortgage Capital
Funding, LLC--PMCC's Underwriting Standards," "--Principal Commercial Funding,
LLC--Underwriting Standards," "--Nationwide Life Insurance Company--Underwriting
Standards" and "--Principal Commercial Funding II, LLC--Underwriting Standards,"
respectively.

          The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

          Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

          Concentration of Mortgage Loans and Borrowers.

          Several of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance.
The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the Soho/Tribeca Grand Portfolio Pooled
Mortgage Loan, which has a cut-off date principal balance of $195,000,000 and represents 10.5% of the initial mortgage pool balance. The ten largest pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent
42.7% of the initial mortgage pool balance. Each of these loans is described on
Appendix D to this prospectus supplement.

                                      S-126

          Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

          The mortgage pool will include four (4) mortgage loans, representing
25.2% of the initial mortgage pool balance (representing 27.1% of the initial loan group 1 balance), that are, in each such case, secured by two or more properties, and one (1) group totaling two (2) cross-collateralized pooled mortgage loans, which groups represent 9.9% of the initial mortgage pool balance
(and 10.7% of the initial loan group 1 balance), that in the aggregate are secured by eight properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage
(generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

          In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

          o    are not cross-collateralized or cross-defaulted, but

          o    have the same or affiliated borrowers/owners, and

          o    have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                                                    % OF INITIAL
                                                                      MORTGAGE
               MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES               POOL BALANCE
-----------------------------------------------------------------   ------------
Group 1:
Soho/Tribeca Grand Portfolio                                           10.5%
20-30 Continental Drive                                                 0.5%
   TOTAL FOR GROUP:                                                    11.0%

Group 2:
SBC - Hoffman Estates                                                   5.3%
Coventry Health Corporation                                             0.4%
112 Magnolia Drive                                                      0.3%
   TOTAL FOR GROUP:                                                     6.0%

Group 3:
91-31 Queens Boulevard                                                  1.4%
89-55 Queens Boulevard                                                  0.2%
   TOTAL FOR GROUP:                                                     1.7%

Group 4:
Smithridge Plaza                                                        0.9%
Columbia Square Shopping Center I                                       0.6%
   TOTAL FOR GROUP:                                                     1.5%

Group 5:
Hilton Garden Inn Overland Park                                         0.5%
Holiday Inn Express Fargo                                               0.3%
Holiday Inn Express Minnetonka                                          0.2%
   TOTAL FOR GROUP:                                                     1.0%

                                      S-127

          Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for thirty-eight (38) mortgage loans, representing 16.5% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month. The mortgage loans have various grace periods. In no case does the due date for a balloon payment or the expiration of the grace period for that payment occur later than the twentieth day of the month. The due date or the expiration of the grace period for monthly debt service payments (other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the foregoing discussion, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan.

          Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to Appendix B and C".

          Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

          Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

          Amortization Characteristics. One hundred seventy-nine (179) of the mortgage loans, representing 99.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 156 pooled mortgage loans in loan group 1, representing 99.8% of the initial loan group 1 balance, and 23 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

          o    an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
               or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

          o    a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to 5% or more of the original mortgage loan amount.

          Ten (10) of the pooled mortgage loans referred to in the preceding paragraph, representing 8.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 10 pooled mortgage loans in loan group 1, representing
8.6% of the initial loan group 1 balance), are "ARD" or "hyperamortizing" loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

          Fifty-one (51) of the balloon mortgage loans (including
hyperamortizing loans), representing 28.5% of the initial mortgage pool balance
(which pooled mortgage loans consist of forty-four (44) pooled mortgage loans in loan group 1, representing 27.8% of the initial loan group 1 balance, and seven
(7) pooled mortgage loans in loan group 2, representing 36.8% of the initial loan group 2 balance), provide for initial interest-only periods that expire 6 to 84 months following their respective origination dates; and ten (10) of the balloon mortgage loans (including hyperamortizing loans), representing 28.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 10 pooled mortgage loans in loan group 1, representing 30.4% of the initial loan group 1 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date.

          In the case of each loan with an anticipated repayment date, the incentive provisions, which in each case will become effective as of that anticipated repayment date, include:

                                      S-128

          o    The accrual of interest in excess of the initial mortgage
               interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will
               generally be deferred and become payable (in some cases, with compound interest) only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution
               Amount at any time.

          o    The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

          Two (2) of the pooled mortgage loans, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), are fully-amortizing mortgage loans that are scheduled to have less than 5% of their original principal balances due at their stated maturities.

          Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

          On some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments were determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

          Voluntary Prepayment and Defeasance Provisions. As of the cut-off
date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

          o    One hundred twenty-four (124) pooled mortgage loans, representing
               76.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 107 pooled mortgage loans in loan group 1, representing 76.5% of the initial loan group 1 balance, and 17 pooled mortgage loans in loan group 2, representing 70.3% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the series 2006-PWR11 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage, however, in the case of two (2) of these pooled mortgage loans, representing 9.9% of the initial mortgage pool balance (representing 10.7% of the initial loan group 1 balance), the related borrower may prepay a portion of the mortgage loan in an amount equal to $1,800,000 plus a yield maintenance premium and obtain the release of a portion of the mortgaged property referred to as the HH Gregg Appliances parcel prior to the second anniversary date of the issuance of the series 2006-PWR11 certificates if the related tenant
               exercises its purchase option which requires a purchase price of
               $1,769,000.

          o    Thirty-three (33) pooled mortgage loans, representing 20.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 27 pooled mortgage loans in loan group 1, representing
               19.3% of the initial loan group 1 balance, and 6 pooled mortgage loans in loan group 2, representing 29.7% of the initial loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for prepayment premiums or yield maintenance charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, provided that with respect to one (1) pooled mortgage loan, representing 4.8% of the initial mortgage pool balance (representing 5.2% of the initial

                                      S-129

               loan group 1 balance), one mortgage note, referred to as the
               Nancy Ridge note, may be prepaid at any time with the payment of its outstanding principal balance and any applicable yield maintenance premium in connection with a tenant's exercise of a purchase option which provides for purchase at a price equal to the annual base rent divided by 9% except at a foreclosure sale.

          o    Twenty (20) pooled mortgage loans, representing 2.6% of the initial mortgage pool balance (which pooled mortgage loans consist of 20 pooled mortgage loans in loan group 1, representing
               2.8% of the initial loan group 1 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield
               maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series
               2006-PWR11 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Two (2) of the pooled mortgage loans, representing 1.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 2 pooled mortgage loans in loan group 1, representing
               1.2% of the initial loan group 1 balance), permit prepayment in whole (but not in part) at any time with the payment of a
               prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    Two (2) of the pooled mortgage loans, representing 0.2% of the initial mortgage pool balance (which pooled mortgage loans consist of 2 pooled mortgage loans in loan group 1, representing
               0.2% of the initial loan group 1 balance), permit prepayment in whole (but not in part) at any time with the payment of a
               prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the series 2006-PWR11 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

          Notwithstanding the foregoing, the mortgage loans generally provide for an open period of one (1) to seven (7) months prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without premium or defeasance requirements.

          In addition, some loans permit partial prepayments despite Lock-out
Periods and Yield Maintenance Charges that may otherwise apply. See
"--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" above and Appendix D.

          In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

          Under each pooled mortgage loan that provides for the payment of a
Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above.

                                      S-130

          Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross-collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following table summarizes the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

                                      S-131

                                                                                 RELEASE CONDITIONS
                                                     -------------------------------------------------------------------------------
                                                                          DSCR AND LTV CONDITIONS:
                                                                  ----------------------------------------
                                                                                        WHETHER DSCR/LTV      LENDER
                                                                                     CONDITION IS MEASURED  IS ALLOWED
                                                         % OF                        INDIVIDUALLY FOR EACH      TO
                                                       ALLOCATED                      PROPERTY (OR, IN THE  EXPRESSLY
                                   RELEASE TYPES         LOAN                        CASE OF SUBSTITUTION,  CONDITION
                             -----------------------  AMOUNT THAT                      FOR THE SUBSTITUTE  TRANSACTION
                             PARTIAL PARTIAL            MUST BE                         PROPERTY) OR IN     ON RATING   MAX. NO. OF
MORTGAGE LOAN/PROPERTY       PREPAY- DEFEAS- SUBSTI-  DEFEASED OR MIN. DSCR MAX. LTV    AGGREGATE FOR ALL      AGENCY     RELEASES
NAME(S)                        MENT    ANCE   TUTION    PREPAID      (1)       (1)         PROPERTIES      CONFIRMATION   PERMITTED
---------------------------- ------- ------- ------- ------------ --------- -------- --------------------- ------------ ------------

Soho/Tribeca Grand Portfolio    No     Yes      No        120%      1.05x       60%             N/A             Yes          N/A
Investcorp Retail               No     Yes      No        108%        (2)       (3)          Aggregate          Yes          N/A
   Portfolio I
Investcorp Retail              Yes     Yes      No        108%        (2)       (3)          Aggregate          Yes          N/A
   Portfolio II(4)
Alexandria Portfolio(5) (6)    Yes      No     Yes         (7)        (8)       (8)          Aggregate          (9)          Two
Brentwood Towne Square         Yes      No      No        125%      1.50x       75%          Aggregate           No          Four
Wedgwood Village Shopping
   Center                       No     Yes      No        125%       (10)     72.5%          Aggregate          Yes          Four
Milford Panera                 Yes      No      No        120%      1.65x       75%             N/A              No          N/A

(1)  In some cases, an additional condition under the loan documents is that the debt service coverage ratio or loan-to-value ratio, as applicable, not deteriorate immediately after giving effect to the release.

(2)  The minimum debt service coverage ratio (considering the Investcorp Retail
     Portfolio I loan and the Investcorp Portfolio II loan in the aggregate)
     must equal or exceed the greater of (i) 1.41x, (ii) the debt service coverage ratio at the time of previous release of an individual property, if any, and (iii) the debt service coverage ratio for all of the remaining properties for the twelve months preceding the current release.

(3)  The maximum loan-to-value ratio (considering the Investcorp Retail
     Portfolio I loan and the Investcorp Portfolio II loan in the aggregate)
     must equal or be less than the lesser of (i) 80.2%, (ii) the loan-to-value ratio at the time of previous release of an individual property, if any, and (iii) the loan-to-value ratio for all of the remaining properties.

(4)  HH Gregg Appliances, a tenant, has the option to purchase a portion of the property known as Montgomery Crossing at any time for a purchase price of
     $1,769,000. The release amount for that portion of the property, if exercised before the earlier of (i) two years following the Issue Date and
     (ii) the third anniversary of the borrower's first payment date, is
     $1,800,000 plus the greater of a yield maintenance formula and 1% of such
     $1,800,000. If the purchase option is exercised on or after the above date, the release amount is $1,800,000 plus an amount, when added to the release amount, that will be sufficient to purchase U.S. obligations providing the required amount of scheduled defeasance payments to the Trust. In the latter case, the mortgage loan documents require the application of the release amount to the purchase of U.S. obligations and a partial defeasance of the pooled mortgage loan. In the former case, the mortgage loan documents require the application of the release amount to a partial prepayment of the pooled mortgage loan with applicable prepayment consideration. The provisions described in this note are in addition to the provisions generally described in the table with respect to this pooled mortgage loan. Notwithstanding any contrary provision of the mortgage loan documents relating to partial releases, a release of such portion of the property known as Montgomery Crossing as described above may not be conditioned upon delivery of rating agency confirmation.

                                      S-132

(5)  The related borrower may obtain the release of the mortgaged property referred to as "Nancy Ridge" prior to the expiration of the lock-out period if the related tenant exercises its purchase option with respect to that parcel if, among other things the borrower prepays a portion of the pooled mortgage loan equal to the outstanding principal balance of the related note, together with a yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.
     The provisions described in this note are in addition to the provisions generally described in the table with respect to this pooled mortgage loan.

(6)  Additional requirements for substitution include, without limitation, (i)
     the net operating income of the replacement property does not show a downward trend over three consecutive years, (ii) the net operating income and debt service coverage ratio of the replacement property are equal to or greater than the property being substituted, (iii) if the replacement property is a single tenant property, that tenant shall have comparable credit as the tenant of the property being substituted and (iv) the replacement property shall be an office/laboratory property.

(7)  The unpaid principal balance of the related note plus a release premium, which release premium is equal to $1,938,000 for the Hartwell Avenue property, $6,098,000 for the Porter Drive property, and $9,880,000 for the
     Towne Centre property.

(8)  The debt service coverage ratio with respect to the remaining properties shall be equal to or greater than the greater of (a)(i) 1.20x for the first partial release and (ii) 1.25x for the second partial release, and (b) the debt service coverage ratio as of the date immediately preceding substitution. The loan-to-value ratio will not exceed the lesser of (a)(i)
     80% of the fair market value of the remaining properties for the first partial release and (ii) 75% of the fair market value of the remaining properties for the second partial release and (b) the loan-to-value ratio immediately prior to the partial release (provided that such loan-to-value ratio shall not be deemed to be less than 60%).

(9)  Lender may condition a property substitution, among other things, on confirmation from the rating agencies that the then current ratings of the certificates will not be withdrawn, qualified or lowered but the Lender may not condition the partial prepayment of the mortgage loan on such confirmation.

(10) Ratio of underwritten cash flow from the remainder property immediately following partial defeasance to debt service evidenced by the amended note must not be less than the greater of (i) the debt service coverage ratio at the time of loan origination or (ii) the debt service coverage ratio at the time of the related defeasance.

                                      S-133

          The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Danbury Green, which represents approximately 1.3% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), is permitted to release a portion of the Mortgaged
Property that is currently being used for parking and substitute an adjacent parcel (not part of the collateral), which is currently occupied by an Exxon service station, subject to the satisfaction of certain conditions specified in the related mortgage loan documents, including the following: (i) prior to the removal or obstruction of usage of any of the parking space currently located on the release parcel, the borrower must provide construction plans, a schedule, permit and contracts relating to the construction of the new parking area that is to be built on the replacement parcel and escrow with the lender 125% of the guaranteed maximum price contained in the construction contract; (ii) the lender must have received an updated environmental site assessment of the replacement parcel, which confirms that certain specified remediation work has been completed; and (iii) (A) if additional remediation is required but the lender has approved of the environmental condition of the replacement parcel, the owner of the replacement parcel is required to escrow 125% of the estimated cost of such additional remediation, up to a maximum of $250,000, and the exchange of parcels will then be effected or (B) if additional remediation is required but the lender has accepted the environmental condition of the replacement parcel, the borrower is required to exchange the parcel it holds in fee for a parcel that it will hold under a ground lease. Such replacement parcel, if ground leased, is required to have at least a 30-year term for a nominal ground rent and will contain a purchase option enabling the borrower to purchase the parcel for a nominal sum. The borrower will not be permitted to exercise the purchase option until the lender is satisfied with the environmental condition of the replacement parcel.

          Furthermore, certain pooled mortgage loans permit the release of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised
Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

          Non-Recourse Obligations.

          The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

          "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of Fitch and S&P to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-PWR11 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related

                                      S-134

borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

          The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2006-PWR11 pooling and servicing agreement.

          Encumbered Interests.

          In the case of one hundred eighty-six (186) of the mortgaged properties, representing security for 97.3% of the initial mortgage pool balance
(which mortgaged properties represent security for pooled mortgage loans consisting of 163 pooled mortgage loans in loan group 1, representing 97.1% of the initial loan group 1 balance, and 23 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if
(i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of five (5) of the mortgaged properties, representing security for 2.7% of the initial mortgage pool balance (representing 2.9% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. These mortgaged properties include one of the multiple properties that secure one of the ten largest pooled mortgage loans. See
"Summaries of the Ten Largest Mortgage Loans--Alexandria Portfolio" on Appendix
D in this prospectus supplement. See "Risk Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a
Lease Default" in this prospectus supplement.

          Pari Passu, Subordinate and Other Financing.

          SPLIT LOAN STRUCTURES

          The SBC-Hoffman Estates Loan Group

          The SBC - Hoffman Estates Mortgaged Property, which represents security for approximately 5.3% of the initial mortgage pool balance (and 5.7%
of the initial loan group 1 balance), also currently secures a mortgage loan that is not part of the mortgage pool.

          The SBC - Hoffman Estates Pooled Mortgage Loan and the SBC - Hoffman
Estates Non-Pooled Pari Passu Companion Loan have the same borrower and are both secured by the same mortgage instrument encumbering the SBC - Hoffman Estates
Mortgaged Property. The interest rate and maturity date of the SBC - Hoffman
Estates Non-Pooled Pari Passu Companion Loan are identical to those of the SBC -
Hoffman Estates Pooled Mortgage Loan. Payments from the borrower under the SBC -
Hoffman Estates Loan Group will be applied on a pari passu basis to the SBC -
Hoffman Estates Pooled Mortgage Loan and the SBC - Hoffman Estates Non-Pooled
Pari Passu Companion Loan. The SBC - Hoffman Estates Non-Pooled Pari Passu
Companion Loan is currently held in another commercial mortgage securitization
(relating to series 2006-TOP21 commercial mortgage pass-through certificates issued by a trust formed at the direction of Morgan Stanley Capital I Inc.).

          The trust as the holder of the SBC - Hoffman Estates Pooled Mortgage
Loan and the holder of the SBC - Hoffman Estates Non-Pooled Pari Passu Companion
Loan are bound by the SBC - Hoffman Estates Intercreditor Agreement, which provides, among other things, that the SBC - Hoffman Estates Loan Group will be principally serviced and administered under the Morgan Stanley Capital I Inc.
Series 2006-TOP21 Pooling and Servicing Agreement. Insofar as that agreement relates to the servicing and administration of the SBC - Hoffman Estates Loan
Group, the master servicer under that agreement is Wells Fargo Bank, National
Association, the special servicer under that agreement is ARCap Servicing, Inc.
and the initial holder of a majority of the controlling class under that agreement is an affiliate of that special servicer. The SBC - Hoffman Estates
Non-Pooled Pari Passu Companion Loan is held as of the Issue Date by the trust established under the Morgan Stanley Capital I Inc. Series 2006-TOP21 Pooling
and Servicing Agreement.

                                     S-135

         The servicing arrangements under the Morgan Stanley Capital I Inc.
Series 2006-TOP21 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2006-PWR11 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made below.

          In the case of the SBC - Hoffman Estates Loan Group, the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor
Agreement, the Non-Trust Servicing Agreement and the series 2006-PWR11 pooling and servicing agreement generally provide that:

     o    the mortgage loans that form the SBC - Hoffman Estates Loan Group are of equal priority with each other, neither of them will have priority or preference over the other and all payments, proceeds and other recoveries on or in respect of either of or both of the mortgage loans will general be applied to those loans on a pro rata basis according to their respective outstanding principal balances;

     o    subject to various servicing-related provisions of the SBC - Hoffman
          Estates Intercreditor Agreement, one or more parties to the Non-Trust
          Servicing Agreement will be responsible for making servicing advances with respect to the SBC - Hoffman Estates Loan Group and none of the parties to that Non-Trust Servicing Agreement (in their capacities under that agreement) will have any right or duty to make advances of delinquent debt service payments on the SBC - Hoffman Estates Pooled
          Mortgage Loan;

     o    the applicable master servicer for the SBC - Hoffman Estates Pooled
          Mortgage Loan under the series 2006-PWR11 pooling and servicing agreement and the comparable party under the Non-Trust Servicing
          Agreement may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its SBC -
          Hoffman Estates mortgage loan; and if that master servicer or comparable party makes a determination that a debt service advance on its SBC - Hoffman Estates mortgage loan would be nonrecoverable, then that applicable master servicer is required to notify the other and each may rely on the other's determination of nonrecoverability;

     o    the mortgage loans that form the SBC - Hoffman Estates Loan Group will become specially serviced mortgage loans if specified events occur, which events are substantially similar to the Servicing Transfer
          Events, in which case the party serving as the special servicer under the Non-Trust Servicing Agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the SBC - Hoffman Estates Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2006-PWR11 pooling and servicing agreement with respect to other pooled mortgage loans;

     o    the master servicer and special servicer under the Non-Trust Servicing
          Agreement will have the sole and exclusive authority to take various servicing actions (including a modification of a monetary term, foreclosure, acceptance of substitute or additional collateral, waiver of a "due-on-sale" or "due-on-encumbrance" clause, approval of additional indebtedness (if lender approval is required), renewal or replacement of insurance policies (if lender approval is required) and the sale of REO property for less than the aggregate amount due under the loan group);

          o    in addition to the provisions described in the preceding bullets, the series 2006-PWR11 special servicer (on behalf of the trust as the holder of the SBC - Hoffman Estates Pooled Mortgage Loan)
               will have the right to consult with the party that serves as the special servicer of the SBC - Hoffman Estates Loan Group under the Non-Trust Servicing Agreement regarding actions to be taken by that special servicer related to the SBC - Hoffman Estates
               Pooled Mortgage Loan and will have an opportunity to review any proposed action to be taken by that party under the Non-Trust
               Servicing Agreement (but the series 2006-PWR11 special servicer will not have approval rights with respect to those servicing matters and actions); however, if the special servicer under the
               Non-Trust Servicing Agreement and the series 2006-PWR11 special servicer are unable to agree on the appropriate course of action by the end of specified review periods, then the special servicer under the Non-Trust Servicing Agreement must decide, in
               accordance with the servicing standard set forth in that
               agreement, what course of action to follow;

          o    the holder of the largest percentage of the controlling class under the Non-Trust Servicing Agreement and the special servicer under that agreement each has an assignable option to purchase all (and not less than all) the mortgage loans (including the SBC
               - Hoffman Estates Pooled Mortgage Loan) that form the SBC -
               Hoffman Estates Loan Group for a fair value determined by that special servicer under provisions similar to those that apply to fair value determinations under the series 2006-PWR11 pooling and servicing agreement under circumstances

                                      S-136

          similar to the ones described in this prospectus supplement (see
          "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling
          and Servicing Agreement--Fair Value Purchase Option"); and

     o    the operating advisor for the holder of a majority of the controlling class under the Non-Trust Servicing Agreement generally has the right to replace the special servicer under the Non-Trust Servicing
          Agreement without consulting any representative for the trust as the holder of the SBC - Hoffman Estates Pooled Mortgage Loan, but
          conditions to a replacement include (among other things) delivery of confirmation from each of Fitch and S&P to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2006-PWR11 certificates.

          The Sunrise Lake Village Loan Group

          With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Sunrise Lake Village, which represents security for approximately 0.7% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had an original principal balance of $800,000. The Sunrise Lake Village Non-Pooled Subordinate Loan has an
interest rate of 12.75% per annum and an original term of 10 years. The Sunrise
Lake Village Pooled Mortgage Loan and the Sunrise Lake Village Non-Pooled
Subordinate Loan are cross-defaulted. The Sunrise Lake Village Non-Pooled
Subordinate Loan is currently owned by CBA-Mezzanine Capital Finance, LLC, a third party unaffiliated with the mortgage loan seller. The Sunrise Lake Village
Non-Pooled Subordinate Loan will not be an asset of the trust, but the Sunrise
Lake Village Non-Pooled Subordinate Loan and the Sunrise Lake Village Pooled
Mortgage Loan will be serviced pursuant to the series 2006-PWR11 pooling and servicing agreement for the benefit of the holders thereof collectively;
provided that payments on the Sunrise Lake Village Non-Pooled Subordinate Loan
will be made by the related borrower directly to the Sunrise Lake Village
Non-Pooled Subordinate Noteholder until the occurrence of a default under the related mortgage loan. With respect to the Sunrise Lake Village Mortgage Loan
Group, the holder of the Sunrise Lake Village Pooled Mortgage Loan and the
holder of the Sunrise Lake Village Non-Pooled Subordinate Loan have entered into an intercreditor agreement, which generally provides that, following default or bankruptcy of the borrower or cash flow interruption to the holder of the
Sunrise Lake Village Non-Pooled Subordinate Loan, in accordance with notice and other requirements of the intercreditor agreement, the Sunrise Lake Village
Non-Pooled Subordinate Noteholder has the right to purchase the Sunrise Lake
Village Pooled Mortgage Loan at a purchase price that includes outstanding principal and interest (other than default interest) of the pooled mortgage loan, unreimbursed protective or servicing advances (with interest), reasonable out-of-pocket expenses incurred in enforcing the related mortgage loans and servicing fees for the period prior to repurchase (excluding "success fees" or termination compensation) but excludes prepayment consideration (unless the related borrower or an affiliate is purchasing such note). Until the right of the Sunrise Lake Village Non-Pooled Subordinate Noteholder to purchase the
Sunrise Lake Village Pooled Mortgage Loan has expired, material loan modifications affecting lien priority or the borrower's monetary obligations require the consent of the Sunrise Lake Village Non-Pooled Subordinate
Noteholder. The Sunrise Lake Village Non-Pooled Subordinate Noteholder will not have the right to enter into modifications of the Sunrise Lake Village
Non-Pooled Subordinate Loan without the consent of the holder of the Sunrise
Lake Village Pooled Mortgage Loan.

          OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

          Existing (Mezzanine and Similar Financing)

          The following table summarizes information regarding mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                      S-137

                                                                                               TRANSFER
                                                                                               OF MORE
                                                                                               THAN 49%
                                                                                               INTEREST
                                                                                               IN OTHER
                                                                                                LOAN IS
                                                                                   OTHER       PROHIBITED
                                                                         OTHER   LENDER HAS     WITHOUT
                                                         OTHER LENDER   LENDER   DEFAULTED       RATING     OTHER LOAN
                                             ORIGINAL    HAS EXECUTED  HAS CURE     LOAN         AGENCY         IS
                                    % OF     PRINCIPAL     OR WILL      RIGHTS    PURCHASE   CONFIRMATION   PRESENTLY
                                   INITIAL   AMOUNT OF     EXECUTE        FOR    OPTION FOR   (UNLESS TO     HELD BY
                                  MORTGAGE  MEZZANINE/  INTERCREDITOR  MORTGAGE     THE           A          RELATED
MORTGAGE LOAN/PROPERTY PORTFOLIO    POOL      SIMILAR     OR SIMILAR     LOAN     MORTGAGE     QUALIFIED     MORTGAGE
              NAMES                BALANCE     DEBT       AGREEMENT    DEFAULTS     LOAN      TRANSFEREE)  LOAN SELLER
--------------------------------  --------  ----------  -------------  --------  ----------  ------------  -----------

Forum Center                         1.0%    $924,800        Yes          Yes         Yes         Yes          Yes

          Except as otherwise indicated in the table:

          o    in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the must meet certain financial and other qualifications, unless confirmation has been obtained from each rating agency that the transfer would not result in the downgrade, withdrawal or qualification of the then current ratings on the series 2006-PWR11 certificates;

          o    in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium); and

          o    in cases where the applicable mortgage loan seller is the current holder of the other loan, that seller may sell or transfer the loan at any time in its sole discretion.

          Permitted In Future (Secured Financing and Mezzanine and Similar
Financing)

          The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur secondary financing secured by the mortgaged property and/or mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower:

                                                                                   MINIMUM
                                                                                  COMBINED
                                                                                    DEBT       MAXIMUM
                                                                      OTHER        SERVICE    COMBINED      MORTGAGE
                                    % OF                           LENDER MUST    COVERAGE    LTV RATIO      LENDER
                                   INITIAL                           EXECUTE      RATIO OF       OF        ALLOWED TO
                                  MORTGAGE   TYPE OF   PRINCIPAL  INTERCREDITOR   MORTGAGE    MORTGAGE      REQUIRE
MORTGAGE LOAN/PROPERTY PORTFOLIO    POOL       DEBT      AMOUNT     OR SIMILAR    LOAN AND    LOAN AND   RATING AGENCY
              NAMES                BALANCE  PERMITTED  PERMITTED    AGREEMENT    OTHER LOAN  OTHER LOAN   CONFIRMATION
--------------------------------  --------  ---------  ---------  -------------  ----------  ----------  -------------

Riverdale Crossing                   1.8%      Mezz(1)     (2)         Yes           1.05x       90%          Yes
91-31 Queens Boulevard               1.4%      Mezz        N/A         Yes           1.50x       75%           No
Columbia Place Apartments            0.8%      Mezz        N/A         Yes           1.25x       80%           No
Troy Medical Office Building         0.4%      Mezz        (2)         Yes           1.10x       85%          Yes
89-55 Queens Boulevard               0.2%      Mezz        N/A         Yes           1.50x       75%           No
Wendy's and Ruby
   Tuesday Old Bridge                0.1%      Mezz        (2)         Yes           1.20x       75%          Yes
3010 Olcott Street                   0.1%      Mezz        (2)         Yes           1.30x       75%          Yes

                                      S-138

(1)  The debt is permitted only in the event that Wal-Mart, the largest tenant, exercises its right to require that the borrower make expansion-related improvements to the related leasehold premises.

(2)  The amount of debt permitted at any one time is constrained by applicable debt service coverage ratio and/or loan-to-value ratio requirements.

          Further, with respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Hickory Point Mall, which represents security for approximately 1.8% of the initial mortgage pool balance (and 1.9% of the initial loan group 1 balance), the holders of interests in the publicly-traded manager of the borrower are permitted to pledge such interests without further lender approval.

          Additional Related Information

         In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

          See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely Affect
Payment on Your Certificates; Mezzanine Financing Reduces a Principal's Equity
in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

          The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

          OTHER ADDITIONAL FINANCING

          With respect to thirty-nine (39) of the pooled mortgage loans, representing 7.0% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-two (32) pooled mortgage loans in loan group 1, representing 5.8% of the initial loan group 1 balance, and seven (7) pooled mortgage loans in loan group 2, representing 23.0% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

          The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hickory Point
Mall, which represents security for approximately 1.8% of the initial mortgage pool balance (and 1.9% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate debt from its affiliates for certain property-related purposes, provided that, among other conditions, a subordination agreement acceptable to lender is delivered and the intercompany debt does not exceed 5% of the outstanding principal balance of the pooled mortgage loan.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Spring Hill
Suites - Peoria, which represents security for approximately 0.4% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt from an affiliate in the aggregate principal amount of $265,000. This loan has been subordinated to the related pooled mortgage loan pursuant to a subordination and standstill agreement in favor of the holder of the pooled mortgage loan. In addition, the loan documents permit the related borrower to incur future unsecured subordinate debt from its members

                                      S-139

provided that, among other conditions, a subordination agreement acceptable to lender is delivered and the amount of such debt, combined with the outstanding principal amount of the existing unsecured subordinate debt, does not exceed
$750,000.

          We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

          Additional Collateral.

          One hundred fifty-one (151) of the pooled mortgage loans, representing
85.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 129 pooled mortgage loans in loan group 1, representing 85.6% of the initial loan group 1 balance, and 22 pooled mortgage loans in loan group 2, representing
88.5% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

          Cash Management Agreements/Lockboxes.

          Thirty-two (32) of the pooled mortgage loans, representing 47.1% of the initial mortgage pool balance (which pooled mortgage loans consist of 31 pooled mortgage loans in loan group 1, representing 49.7% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 13.2%
of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix B to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related
               mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account
               controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf

                                      S-140

               of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable
               servicer on behalf of the trust fund according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
               Date, and no lockbox is contemplated to be established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

          Hazard Insurance.

          See "Servicing of the Mortgage Loans Under the Series 2006-PWR11
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

          Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

          If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance
Administration in an amount representing coverage of at least the lesser of (a)
the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by
FEMA.

          Tenant Matters.

          Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

          o    Thirty-one (31) of the mortgaged properties, securing 13.6% of the initial mortgage pool balance (and 14.6% of the initial loan group 1 balance), are either wholly owner-occupied or leased to a single tenant.

                                      S-141

          o    Some of the mortgaged properties that are office, industrial or retail properties may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

          o    Certain of the multifamily properties have material tenant concentrations of students or military personnel.

          o    Certain of the multifamily rental properties receive rent
               subsidies from the United States Department of Housing and Urban
               Development under its Section 8 program or otherwise.

          o    There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

          o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the
               foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of
               foreclosure.

          o    With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is
               affiliated with the related borrower.

          o    Included in the mortgaged properties is one (1) medical office property, identified on Appendix B to this prospectus supplement as Troy Medical Office Building, securing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance). A portion of other mortgaged properties may be utilized as a medical office. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers.
               Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

          Appraisals.

          In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date. See "Risk Factors--Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties" in this prospectus supplement.

                                      S-142

          Environmental Assessments.

          Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 2.3% of the initial mortgage pool balance (and 1.6% of the initial loan group 1 balance, and
11.5% of the initial loan group 2 balance), for which the related environmental assessments are not more than 31 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

          Property Condition Assessments.

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of three (3)
mortgaged properties, representing security for 2.6% of the initial mortgage pool balance (and 2.0% of the initial loan group 1 balance, and 11.5% of the initial loan group 2 balance), for which the related engineering reports are not more than 31 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

          Seismic Review Process.

          In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance.

          Zoning and Building Code Compliance.

          Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

                                      S-143

          Environmental Insurance.

          Twenty-four (24) mortgaged properties, securing 3.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 20 pooled mortgage loans in loan group 1, representing 3.1% of the initial loan group 1 balance, and 4 pooled mortgage loans in loan group 2, representing 7.4% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2006-PWR11 certificates, will have been paid in full.

          In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

          o    if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

          o    if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the
               appropriate party reported those conditions to the government in accordance with applicable law.

          With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Wedgwood
Village Shopping Center, which represents security for approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), a
Lender Environmental Collateral Protection and Liability Insurance Policy was
obtained insuring the lender, subject to the policy's conditions, against pollution events at the property for (i) the lesser of the outstanding loan balance or estimated clean-up costs, (ii) clean-up costs required by governmental authorities after foreclosure or (iii) losses payable to third parties for claims made. The term of such environmental insurance is co-terminous with the loan term, and there is a $25,000 deductible for each claim.

          The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

                                      S-144

          The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, such as an exclusion from coverage for mold and other microbial contamination, and a limitation that coverage be limited to the lesser of the outstanding loan balance or post-foreclosure cleanup cost, further subject to policy limits.

          The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$4,875,000.

          Except as described above with respect to the Wedgwood Village
Shopping Center pooled mortgage loan, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

          In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

          Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2006-PWR11 certificates, will have been issued.

LOAN PURPOSE

          Forty-two (42) of the pooled mortgage loans, representing 33.3% of the initial mortgage pool balance (which pooled mortgage loans consist of 37 pooled mortgage loans in loan group 1, representing 34.1% of the initial loan group 1 balance, and 5 pooled mortgage loans in loan group 2, representing 21.8% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred thirty-nine (139) of the pooled mortgage loans, representing 66.7% of the initial mortgage pool balance (which pooled mortgage loans consist of 121 pooled mortgage loans in loan group 1, representing 65.9% of the initial loan group 1 balance, and 18 pooled mortgage loans in loan group 2, representing
78.2% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of an existing mortgage loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

          For purposes of the tables in Appendix A and for the information presented in Appendix B, Appendix C and Appendix D:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

                                      S-145

               For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the "Debt Service Coverage Ratio" or "DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The debt service coverage ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the debt service payable under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled Pari Passu Companion Loans, the debt service payable under those Non-Pooled Pari Passu Companion
               Loans, but in any case does not reflect the debt service payable on any related Non-Pooled Subordinate Loan. The debt service coverage ratio information for the pooled mortgage loans
               contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

               In connection with the calculation of DSCR, in determining
               Underwritten Net Cash Flow for a mortgaged property, the
               applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware
               (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating
               information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten
               Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective
               borrowers in preparing such statements and information. In most cases, the relevant borrower supplied "trailing-12 months" income and/or expense information or the most recent operating
               statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain
               adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information.
               No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV"
               are references to "LTV Ratio at Maturity" and references to
               "Remaining Term" are references to "Stated Remaining Term to
               Maturity or ARD". For purposes of this prospectus supplement
               (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
               Appendix C and Appendix D, the "Cut-off Date Loan-to-Value
               Ratio", "LTV Ratio at Maturity" or "Stated Remaining Term to
               Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. The loan-to-value ratio information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage

                                      S-146

               Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more
               Non-Pooled Pari Passu Companion Loans, the indebtedness under those Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled
               Subordinate Loan. The loan-to-value ratio information for the pooled mortgage loans contained in any group of
               cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals".

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group reflects the indebtedness under that pooled mortgage loan and, if that Mortgage Loan Group also includes one or more Non-Pooled
               Pari Passu Companion Loans, the indebtedness under those
               Non-Pooled Pari Passu Companion Loans, but in any case does not reflect the indebtedness under any related Non-Pooled
               Subordinate. Loan per net rentable area or unit for the pooled mortgage loans in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group.

          (4)  You should review the notes to Appendix B to this prospectus supplement for information regarding certain loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

          (5)  References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

          (6)  If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its
               obligations under the related lease.

          (7)  We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments,
               including balloon payments, will be distributed to investors in the respective months in which those payments are due.

          The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

SIGNIFICANT OBLIGORS

          The mortgaged properties collectively identified on Appendix B to this prospectus supplement as Soho/Tribeca Grand Portfolio secure a pooled mortgage loan that represents approximately 10.5% of the initial mortgage pool balance
(and 11.3% of the initial loan group 1 balance). The borrowers under that pooled mortgage loan are Tribeca Grand Hotel, Inc. and Soho Grand Hotel, Inc. The
mortgaged properties and borrower referred to above are described more fully in
Appendix B and Appendix C to this prospectus supplement.

                                      S-147

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

          On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases". Notwithstanding the
provisions described in that section, with respect to the SBC - Hoffman Estates
Pooled Mortgage Loan, the related mortgage loan documents and instruments of assignments have been or will be delivered to the trustee under the Non-Trust
Servicing Agreement (and photocopies thereof generally will be delivered to the series 2006-PWR11 trustee) other than the original mortgage note, which will be delivered to the series 2006-PWR11 trustee.

          With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2006-PWR11 pooling and servicing agreement.

          If--

          o    any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
               and

          o    that omission or defect materially and adversely affects the interests of the series 2006-PWR11 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR11 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2006-PWR11 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2006-PWR11 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

          The series 2006-PWR11 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

                                      S-148

REPRESENTATIONS AND WARRANTIES

          As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

          o    The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date. That information will include select items of information included on Appendix B to this prospectus supplement, including--

               1.   the identification of the related mortgaged property,

               2.   the cut-off date principal balance of the mortgage loan,

               3.   the amount of the monthly debt service payment,

               4.   the mortgage interest rate, and

               5.   the maturity date and the original and remaining term to
                    stated maturity (or, in the case of an ARD Loan, the
                    anticipated repayment date and the original and remaining
                    term to that date).

          o    Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

          o    Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and Other Financing"
               above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

          o    The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy,
               insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
               (2) general principles of equity, and except that certain
               provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that unenforceability will not render those loan documents invalid as a whole or substantially interfere with the
               mortgagee's realization of the principal benefits and/or security provided thereby.

          o    The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

          o    There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first
               priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

               1.   Permitted Encumbrances, and

               2.   the discussion under "Certain Characteristics of the
                    Mortgage Pool--Pari Passu, Subordinate and Other Financing"
                    above.

                                      S-149

          o    The proceeds of the pooled mortgage loan have been fully
               disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

          o    If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

          o    Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan
               (except in any such case where (1) an escrow of funds or
               insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2) such repairs and maintenance have been completed or are required to be completed).

          The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

          The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2006-PWR11 pooling and servicing agreement. If--

          o    there exists a breach of any of the above-described
               representations and warranties made by a mortgage loan seller,
               and

          o    that breach materially and adversely affects the interests of the series 2006-PWR11 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2006-PWR11 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2006-PWR11 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

          If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

          o    cure the material breach or the material document defect in all material respects;

          o    repurchase the affected pooled mortgage loan at the applicable
               Purchase Price; or

          o    prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by
               Fitch and S&P to the series 2006-PWR11 certificates, as confirmed in writing by each of those rating agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

               1.   has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

                                      S-150

               2.   is acceptable to the series 2006-PWR11 controlling class
                    representative.

          If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

          o    the Purchase Price, exceeds

          o    the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

          The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

          If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

          o    the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the
               provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement,
               and

          o    both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

               o    the debt service coverage ratio for all those other loans
                    (excluding the affected loan(s)) for the four calendar
                    quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt
                    service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement,
                    (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

               o    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                    Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                    loan(s)) at the time of repurchase or replacement, and (C)
                    75%.

          The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2006-PWR11 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

          No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

          A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties.

                                      S-151

We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

          Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2006-PWR11 POOLING AND
                               SERVICING AGREEMENT

GENERAL

          The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the SBC - Hoffman Estates Pooled
Mortgage Loan) will be governed by the series 2006-PWR11 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the Series 2006-PWR11
Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2006-PWR11 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2006-PWR11 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

          Prudential Asset Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund. Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Nationwide Life Insurance Company, Principal Commercial Funding,
LLC and Principal Commercial Funding II, LLC to us for deposit into the trust fund, except that Wells Fargo Bank, National Association will conduct master servicing activities with respect to the SBC - Hoffman Estates Pooled Mortgage
Loan in its capacity as initial master servicer under the Non-Trust Servicing
Agreement and will play a limited role in the servicing of the SBC - Hoffman
Estates Pooled Mortgage Loan in its capacity as master servicer under the series
2006-PWR11 pooling and servicing agreement. ARCap Servicing, Inc. will act as special servicer with respect to all of the pooled mortgage loans, except that
ARCap Servicing, Inc. will conduct special servicing activities with respect to the SBC - Hoffman Estates Pooled Mortgage Loan in its capacity as initial special servicer under the Non-Trust Servicing Agreement and will play a limited role in the special servicing of the SBC - Hoffman Estates Pooled Mortgage Loan in its capacity as special servicer under the series 2006-PWR11 pooling and servicing agreement. Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.
Principal Global Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by Principal Commercial Funding, LLC and Principal Commercial Funding
II, LLC to us for deposit into the trust fund. The special servicer under the
Non-Trust Servicing Agreement is subject to removal or replacement pursuant to the terms of the Non-Trust Servicing Agreement.

          In the case of the pooled mortgage loans sold by Nationwide Life
Insurance Company, Principal Commercial Funding, LLC and Principal Commercial
Funding II, LLC to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2006-PWR11 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2006-PWR11 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2006-PWR11 pooling and servicing agreement.

          The SBC - Hoffman Estates Pooled Mortgage Loan, which is the
Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the Non-Trust Servicing Agreement. See "Description of the
Mortgage

                                      S-152

Pool--Certain Characteristics of the Mortgage Pool --Pari Passu, Subordinate and
Other Financing--Split Loan Structures--The SBC Hoffman Estates Loan Group" in
this prospectus supplement. The servicing provisions of the Non-Trust Servicing
Agreement are similar, though not identical to, those of the series 2006-PWR11 pooling and servicing agreement.

          The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan and any related REO Property)
for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

          In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2006-PWR11
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

          o    all mortgage loans (other than the Non-Trust-Serviced Pooled
               Mortgage Loan) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

          o    all worked-out mortgage loans (other than the Non-Trust-Serviced
               Pooled Mortgage Loan) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

          If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

          The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to the Non-Trust-Serviced Pooled Mortgage Loan).

          The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all
Servicing Transfer Events with respect to that mortgage loan cease to exist.
Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loan or any
REO Property related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to the limited extent described herein, the Non-Trust-Serviced Pooled
Mortgage Loan or any REO Property related thereto) as to which it is the applicable master servicer.

          None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2006-PWR11 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

          For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of the Trust-Serviced Mortgage
Loan Groups and any related REO Property are to be conducted for the benefit of the series 2006-PWR11 certificateholders and the holder of the related
Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

                                      S-153

          Although the Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2006-PWR11 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

          The section in the accompanying prospectus entitled "Description of the Pooling and Servicing Agreements--Some Matters Regarding the Servicer and
the Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2006-PWR11 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

          The master servicing fee:

          o    will be earned with respect to each and every pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), including--

               1.   each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

               2.   each such pooled mortgage loan, if any, as to which the
                    corresponding mortgaged property has become an REO Property,
                    and

               3.   each such pooled mortgage loan as to which defeasance has
                    occurred; and

          o    in the case of each such pooled mortgage loan (other than the
               Non-Trust-Serviced Pooled Mortgage Loan), will--

               1.   be calculated on the same interest accrual basis as that
                    pooled mortgage loan, which will be a 30/360 Basis or an
                    Actual/360 Basis, as applicable,

               2.   accrue at a master servicing fee rate, on a loan-by-loan
                    basis,

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

               4.   be payable monthly to the applicable master servicer from
                    amounts received with respect to interest on that pooled
                    mortgage loan.

          Each of Nationwide Life and Principal Global Investors, LLC will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

          With respect to the Non-Trust-Serviced Pooled Mortgage Loan, the party that serves as the master servicer under the Non-Trust Servicing Agreement will be entitled to similar fees. Those fees (which include any other administrative fees payable under the Non-Trust Servicing Agreement) are taken into account when calculating the related Administrative Fee Rate specified in Appendix B to this prospectus supplement. Those fees payable under the applicable Non-Trust
Servicing Agreement accrue at a rate per annum equal to 0.03%.

          If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, for which no servicing fees are payable under the series 2006-PWR11 pooling and servicing agreement) for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

                                      S-154

          The applicable master servicer will be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan.

          Prepayment Interest Shortfalls. The series 2006-PWR11 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2006-PWR11 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

          Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under
"Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2006-PWR11 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the
Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

          The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

          Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans that provide for scheduled payments to be due on the fifth day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2006-PWR11 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage
Pass-Through Rate) on the principal portion of the payment and (as already described under (and without duplication of the obligations described in)
"Prepayment Interest Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date
(net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment
Interest Shortfalls"

                                     S-155

above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment
(and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans that matures on the fifth day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the
Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments". In the case of the pooled mortgage loans that permit a prepayment to be made, subject to a next business day convention, during the first five days of a month in which prepayment is permitted, the applicable master servicer will in any event be entitled to remit those prepayments as part of the master servicer remittance amount for that month so as to avoid a prepayment interest shortfall that may otherwise result.

          Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

          o    the special servicing fee,

          o    the workout fee, and

          o    the liquidation fee.

          Special Servicing Fee. The special servicing fee:

          o    will be earned with respect to--

               1.   each specially serviced mortgage loan serviced by the
                    special servicer (other than, if applicable, the
                    Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing
                    Agreement), if any, and

               2.   each mortgage loan serviced by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage
                    Loan, for which a similar fee may become payable under the
                    Non-Trust Servicing Agreement), if any, as to which the
                    corresponding mortgaged property has become an REO Property;

          o    in the case of each mortgage loan described in the foregoing bullet, will--

               1.   be calculated on the same interest accrual basis as that
                    mortgage loan, which will be a 30/360 Basis or an Actual/360
                    Basis, as applicable,

               2.   accrue at a special servicing fee rate of 0.25% per annum,
                    and

               3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          o    except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO
               Properties that are on deposit in the master servicers'
               collection accounts from time to time.

                                     S-156

          Notwithstanding the foregoing, any special servicing fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the applicable
Non-Pooled Subordinate Loan and/or the applicable Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by the special servicer (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan, for which a similar fee may become payable under the Non-Trust
Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate
Loan and/or the related Non-Pooled Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan will be payable solely out of collections on that Non-Pooled Subordinate Loan.

          The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO
Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

          If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where the special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to the special servicer will not be entitled to any portion of those workout fees.

          Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2006-PWR11 certificateholders.

          Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the Non-Trust Servicing Agreement) for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, the Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest.

          In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2006-PWR11 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise).

                                     S-157

          Any liquidation fees earned with respect to any Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any Non-Pooled Subordinate
Loan will be payable solely out of collections on that Non-Pooled Subordinate
Loan.

          Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-PWR11 certificateholders.

          Additional Servicing Compensation. The following items collected on any mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2006-PWR11 pooling and servicing agreement:

          o    any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series 2006-PWR11 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

          o    any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

          o    any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

          Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in
Permitted Investments. See "--Collection Accounts" below. Each master servicer and the special servicer --

          o    will be entitled to retain any interest or other income earned on those funds, and

          o    will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

          No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

          Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2006-PWR11 pooling and servicing agreement. The master servicers, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2006-PWR11 pooling and servicing agreement.

          Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2006-PWR11 pooling and servicing agreement may also designate certain other expenses as servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the applicable master servicer to reimburse the special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

                                     S-158

          The special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or
REO Property.

          If a master servicer is required under the series 2006-PWR11 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

          o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

          o    if the failure continues for one more business day, to make the servicing advance.

          Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the applicable master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

          Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2006-PWR11 certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses") to reduce the total principal balance of the series 2006-PWR11 certificates on that distribution date.

          Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of

                                     S-159

principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

          In general, none of the master servicers, the special servicers or the trustee will be required to make any servicing advances with respect to the
Non-Trust-Serviced Pooled Mortgage Loan under the series 2006-PWR11 pooling and servicing agreement. Those advances will be made by the applicable master servicer, applicable special servicer and/or another party under the Non-Trust
Servicing Agreement.

          The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property
(other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property.
This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the
Servicing Standard that making the payment is in the best interests of the series 2006-PWR11 certificateholders (or, if a Trust-Serviced Mortgage Loan
Group is involved, the best interest of the series 2006-PWR11 certificateholders and the related Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole.
In addition, if the servicing expense relates to a Mortgage Loan Group that includes a Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

          The master servicers, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

          If any servicing advances are made with respect to the
Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the "Money Rates" section of The Wall Street
Journal from time to time or such other publication as determined by the trustee under that Non-Trust Servicing Agreement in its reasonable discretion.

THE SERIES 2006-PWR11 CONTROLLING CLASS REPRESENTATIVE

          Controlling Class. As of any date of determination, the controlling class of series 2006-PWR11 certificateholders will be the holders of the most subordinate class of series 2006-PWR11 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2006-PWR11 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2006-PWR11 certificateholders will be the holders of the most subordinate class of series
2006-

                                     S-160

PWR11 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series 2006-PWR11 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class.

          Appointment of Controlling Class Representative. The holders of series
2006-PWR11 certificates representing more than 50% of the total principal balance of the series 2006-PWR11 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2006-PWR11 controlling class representative. The series 2006-PWR11 controlling class representative may resign at any time. ARCap REIT, Inc., an affiliate of the parent of the initial special servicer is expected to be the initial series
2006-PWR11 controlling class representative.

          Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2006-PWR11 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

          o    a summary of the status of the subject specially serviced
               mortgage loan and any negotiations with the related borrower;

          o    a discussion of the general legal and environmental
               considerations reasonably known to the special servicer,
               consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2006-PWR11 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

          o    the most current rent roll and income or operating statement available for the related mortgaged property or properties;

          o    a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

          o    the appraised value of the related mortgaged property or
               properties, together with the assumptions used in the calculation thereof; and

          o    such other information as the special servicer deems relevant in light of the Servicing Standard.

          The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2006-PWR11 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2006-PWR11 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

          The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2006-PWR11 controlling class representative may reject the report if--

          o    the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2006-PWR11 certificateholders or (if a
               Trust-Serviced Mortgage Loan Group is involved) the related
               Trust-Serviced Non-Pooled Noteholder, and

                                     S-161

          o    it has made a reasonable effort to contact the series 2006-PWR11 controlling class representative.

          The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

          In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2006-PWR11 controlling class representative and the series 2006-PWR11 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which the special servicer is initially entitled to withhold consent without being deemed to have approved the action).

          However, the special servicer may take any Material Action without waiting for the response of the series 2006-PWR11 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2006-PWR11 certificateholders and, if affected thereby, a Trust-Serviced Non-Pooled Noteholder, as a collective whole.

          Furthermore, the series 2006-PWR11 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) or as to which provision is otherwise made in the series
2006-PWR11 pooling and servicing agreement.

          The series 2006-PWR11 controlling class representative will not have the rights otherwise described above in connection with any special servicing actions involving the Non-Trust-Serviced Pooled Mortgage Loan. The series
2006-PWR11 special servicer (alone or with the consultation of the series
2006-PWR11 controlling class representative) will be entitled to exercise any consultation rights granted to the trust under the Non-Trust Servicing Agreement or the related intercreditor agreement in connection with servicing actions proposed to be taken with respect to the Non-Trust-Serviced Pooled Mortgage Loan by the applicable special servicer under the Non-Trust Servicing Agreement. The
"controlling class" in the 2006-TOP21 commercial securitization effected by
Morgan Stanley Capital I Inc., or their designee or representative, will generally have substantially similar rights under the Non-Trust Servicing
Agreement with respect to the Non-Trust-Serviced Pooled Mortgage Loan as the
series 2006-PWR11 controlling class representative has under the series
2006-PWR11 pooling and servicing agreement with respect to pooled mortgage loans other than the Non-Trust-Serviced Pooled Mortgage Loan. However, the series
2006-PWR11 controlling class representative will be entitled to exercise any consultation rights granted to the trust under that Non-Trust Servicing
Agreement or the related intercreditor agreement in connection with the servicing actions proposed to be taken with respect to the Non-Trust-Serviced
Pooled Mortgage Loan by the applicable special servicer under the Non-Trust
Servicing Agreement.

          In the case of the Sunrise Lake Village Loan Group, the series
2006-PWR11 controlling class representative will generally have the rights otherwise described above, except that, in addition, the related Non-Pooled
Subordinate Noteholder's approval is required for material amendments proposed to be executed prior to the expiration of that Non-Pooled Subordinate
Noteholder's defaulted loan purchase option (which option expires approximately
30 days after notice of certain material payment delinquencies and defaults).
See "--Sunrise Lake Village Non-Pooled Subordinate Noteholder" below.

          Notwithstanding the provisions described above, the series 2006-PWR11 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

          o    require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series 2006-PWR11 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing
               Standard;

          o    result in an adverse tax consequence for the trust fund;

                                     S-162

          o    expose the trust, the parties to the series 2006-PWR11 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

          o    materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2006-PWR11 pooling and servicing agreement.

          When reviewing the rest of this "Servicing Under the Series 2006-PWR11
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2006-PWR11 controlling class representative discussed above could have on the actions of the special servicer.

          Liability to Borrowers. In general, any and all expenses of the series
2006-PWR11 controlling class representative are to be borne by the holders of the series 2006-PWR11 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2006-PWR11 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

          Liability to the Trust Fund and Certificateholders. The series
2006-PWR11 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-PWR11 certificates, may act solely in the interests of the holders of the controlling class of series 2006-PWR11 certificates, does not have any duty to the holders of any class of series 2006-PWR11 certificates other than the controlling class of series 2006-PWR11 certificates and may take actions that favor the interests of the holders of the controlling class of series
2006-PWR11 certificates over those of other classes of series 2006-PWR11 certificates. It will have no liability to any other series 2006-PWR11 certificateholders for having acted as described above and those other series
2006-PWR11 certificateholders may not take any action against it for having acted as described above.

          Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2006-PWR11 pooling and servicing agreement or any particular mortgage loan, the series 2006-PWR11 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the special servicer, whereupon (if the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the special servicer, (i) the series 2006-PWR11 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2006-PWR11 controlling class representative), the special servicer on behalf of the trust must (subject to the provisions described under "Description of the Pooling and Servicing Agreements--Some
Matters Regarding the Servicer and the Depositor" in the accompanying prospectus) assume the defense of any such claim against the series 2006-PWR11 controlling class representative; provided, however, that no judgment against the series 2006-PWR11 controlling class representative shall be payable out of the trust fund.

TRUST-SERVICED NON-POOLED NOTEHOLDER OF THE SUNRISE LAKE VILLAGE MORTGAGE LOAN
GROUP

          The holders of the subordinate non-pooled mortgage secured by the mortgaged property identified on Appendix B to this prospectus supplement as
Sunrise Lake Village will have limited consent rights described under
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Pari Passu, Subordinate and Other Financing--Other Property-Secured
Financing and Mezzanine and Similar Financing--Existing (Secured Financing)" in
this prospectus supplement.

                                     S-163

REPLACEMENT OF THE SPECIAL SERVICER

          The series 2006-PWR11 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2006-PWR11 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of Fitch and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2006-PWR11 certificates. In the case of any
Trust-Serviced Mortgage Loan Group, the right of the series 2006-PWR11 controlling class representative to replace the special servicer will be subject to the right, if any, of any related Non-Pooled Subordinate Noteholder to replace the special servicer.

MAINTENANCE OF INSURANCE

          In the case of each mortgage loan (excluding the Non-Trust-Serviced
Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

          o    a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

          o    all other insurance coverage as is required, or (subject to the
               Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

          o    the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an REO Property so long as such insurance is available at commercially reasonable rates); and

          o    except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii)
               not available at commercially reasonable rates and the related hazards are not at the time commonly insured against for
               properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently)
               than annually).

          Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2006-PWR11 pooling and servicing agreement described above under
"--The Series 2006-PWR11 Controlling Class

                                     S-164

Representative--Rights and Powers of Controlling Class Representative"). The
applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

          With respect to each specially serviced mortgage loan and REO
Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to
(i) direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified
Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing
Standard.

          If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by Fitch and "A" by S&P, and that master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

          Subject to the foregoing discussion, see also "Description of Pooling and Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

          In connection with each pooled mortgage loan (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by Fitch and/or S&P, then neither that master servicer nor the special servicer may enter into such a waiver or approval, unless it has received written confirmation from Fitch and/or S&P, as applicable, that this action would not result in

                                     S-165

the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency or those rating agencies, as the case may be, to the series 2006-PWR11 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series
2006-PWR11 pooling and servicing agreement described above under "--The Series
2006-PWR11 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" or "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool --Pari Passu, Subordinate and Other
Financing--Split Loan Structures--The SBC Hoffman Estates Loan Group".

TRANSFERS OF INTERESTS IN BORROWERS

          Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

          o    the subject mortgage loan is a pooled mortgage loan that alone -
               or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal
               Balance); has a cut-off date principal balance in excess of
               $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

          o    the transfer is of an interest in the borrower of greater than
               49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of Fitch and S&P that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to the series 2006-PWR11 certificates. In addition, the series 2006-PWR11 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

          The special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard, except in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, agree to:

          o    modify, waive or amend any term of any mortgage loan;

          o    extend the maturity of any mortgage loan;

          o    defer or forgive the payment of interest (including Default
               Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

          o    defer or forgive the payment of late payment charges on any mortgage loan;

          o    defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

          o    permit the release, addition or substitution of collateral securing any mortgage loan; or

          o    permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

                                     S-166

          The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2006-PWR11 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool --Pari Passu, Subordinate and Other Financing--Split Loan
Structures--The SBC Hoffman Estates Loan Group" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

          o    Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other
               above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional
               Interest and (b) with respect to certain routine matters.

          o    With limited exceptions generally involving the waiver of Default
               Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other
               above-referenced actions with respect to any mortgage loan, if doing so would--

               1.   affect the amount or timing of any related payment of
                    principal, interest or other amount payable under the
                    mortgage loan, or

               2.   in the judgment of the special servicer, materially impair the security for the mortgage loan,

               unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series
               2006-PWR11 certificateholders and, in the case of a
               Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled
               Noteholder, all as a collective whole, on a present value basis than would liquidation.

          o    As regards modifications, waivers and amendments of a
               Trust-Serviced Mortgage Loan Group:

               1.   following any modification, extension, waiver or amendment of the payment terms of that Trust-Serviced Mortgage Loan
                    Group, any payments on and proceeds of that Trust-Serviced
                    Mortgage Loan Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan
                    Group) in accordance with the allocation and payment
                    priorities set forth in the related Mortgage Loan Group
                    Intercreditor Agreement, such that none of the trust as
                    holder of the related pooled mortgage loan and the holder of that Trust-Serviced Non-Pooled Mortgage Loan will gain a
                    priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group
                    Intercreditor Agreement; and

               2.   in the case of any Mortgage Loan group that also includes a
                    Non-Pooled Subordinate Loan, to the extent consistent with the Servicing Standard, taking into account the extent to
                    which the related Non-Pooled Subordinate Loan is junior to the related pooled mortgage loan,

                    (a)  no waiver, reduction or deferral of any amounts due on the pooled mortgage loan will be effected prior to the
                         waiver, reduction or deferral of the entire
                         corresponding item in respect of the related Non-Pooled
                         Subordinate Loan, and

                    (b)  no reduction of the mortgage rate (exclusive, if
                         applicable, of any portion thereof that represents the
                         rate at which Post-ARD Additional Interest is
                         calculated) of the related pooled mortgage loan will be
                         effected prior to the reduction of the mortgage rate
                         (exclusive, if applicable, of any portion thereof that
                         represents the rate at which Post-ARD Additional
                         Interest is calculated) of the related Non-Pooled
                         Subordinate Loan.

                                     S-167

          o    Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

               1.   with certain exceptions, five years after the mortgage
                    loan's stated maturity if the mortgage loan is the subject of an environmental insurance policy,

               2.   five years prior to the rated final distribution date, and

               3.   if the mortgage loan is secured by a lien solely or
                    primarily on the related borrower's leasehold interest in
                    the corresponding mortgaged property, 20 years or, to the
                    extent consistent with the Servicing Standard, giving due
                    consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                    related ground lease, plus any unilateral options to extend.

          o    Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

               1.   cause any of REMIC I, REMIC II or REMIC III to fail to
                    qualify as a REMIC under the Internal Revenue Code or either of the respective grantor trusts related to the class R and class V certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

               2.   result in the imposition of any tax on prohibited
                    transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue
                    Code or the imposition of any tax on either of the
                    respective grantor trusts related to the class R and class V certificates under the Internal Revenue Code, or

               3.   adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                    Revenue Code.

          o    Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master
               servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

          o    The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first----

               1.   determined, based upon an environmental assessment prepared by an independent person who regularly conducts
                    environmental assessments, at the expense of the borrower, that--

                    (a)  the additional or substitute collateral is in
                         compliance with applicable environmental laws and
                         regulations, and

                    (b)  there are no circumstances or conditions present with respect to the new collateral relating to the use,
                         management or disposal of any hazardous materials for
                         which investigation, testing, monitoring, containment,
                         clean-up or remediation would be required under any
                         then applicable environmental laws or regulations; and

               2.   received, at the expense of the related borrower to the
                    extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of Fitch and S&P that the addition or substitution of real estate collateral will not result in a
                    qualification, downgrade or withdrawal of any rating then
                    assigned by that rating agency to a class of series
                    2006-PWR11 certificates.

          o    With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the

                                     S-168

               applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon
               satisfaction of, the mortgage loan.

          The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

          Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2006-PWR11 certificateholder or obtain any confirmation from the rating agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

          All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

          In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2006-PWR11 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder.
If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

          Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2006-PWR11 pooling and servicing agreement, unless--

          o    an appraisal had previously been obtained within the prior twelve months, and

          o    the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

          Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

          As a result of any appraisal or other valuation, it may be determined by a special servicer, in consultation with the series 2006-PWR11 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

          If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series

                                     S-169

2006-PWR11 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal
Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

          o    any and all Servicing Transfer Events with respect to the
               mortgage loan have ceased, and

          o    no other Servicing Transfer Event or Appraisal Trigger Event has
               occurred with respect to the subject mortgage loan during the preceding three months.

          The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

          Notwithstanding the foregoing, the series 2006-PWR11 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2006-PWR11 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction
Amount.

          Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

         Also notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the Non-Trust-Servicing Agreement) with respect to the
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the Non-Trust Servicing Agreement, which is similar but not identical to the series 2006-PWR11 pooling and servicing agreement in this regard, based upon appraisals obtained under the Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

          General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies Fitch and S&P standards for securitizations similar to the one involving the offered certificates.

          The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

          Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

          Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

                                     S-170

          The series 2006-PWR11 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

          If any pooled mortgage loan (other than the Non-Trust-Serviced Pooled
Mortgage Loan) becomes a Specially Designated Defaulted Pooled Mortgage Loan,
then the special servicer must determine the Fair Value of the subject Specially
Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination.

          The holder(s) of a majority in principal amount of the series
2006-PWR11 controlling class and the special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted
Pooled Mortgage Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2006-PWR11 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the Purchase Option by the special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

          The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option with respect to each Pooled Mortgage Loan included in a Trust-Serviced
Mortgage Loan Group is subject to the prior right of one or more Non-Pooled
Subordinate Noteholders to exercise any option to purchase that Pooled Mortgage
Loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See "Description of the Mortgage Pool
--Pari Passu, Subordinate and Other Financing--Split Loan Structures--Sunrise
Lake Village Loan Group" above.

          We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

          The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted
Mortgage Loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) without regard to the related Purchase Option.

                                     S-171

          The Purchase Option under the series 2006-PWR11 pooling and servicing agreement will not apply to the SBC - Hoffman Estates Pooled Mortgage Loan, however, a similar purchase option under the Non-Trust Servicing Agreement will apply. See "Description of the Mortgage Pool--Certain Characteristics of the
Mortgage Pool --Pari Passu, Subordinate and Other Financing--Split Loan
Structures--The SBC Hoffman Estates Loan Group" in this prospectus supplement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

          The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, the Non-Trust-Serviced Pooled
Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--Realization upon Defaulted
Mortgage Loans" in the accompanying prospectus. Any REO Property relating to a
Trust-Serviced Mortgage Loan Group will be held on behalf of the series
2006-PWR11 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder.

REO ACCOUNT

          If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to the special servicer, subject to the limitations described in the series 2006-PWR11 pooling and servicing agreement.

          The special servicer will be required to withdraw from the REO account maintained by the special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its respective
REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

          Notwithstanding the foregoing, amounts received with respect to any
REO Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the applicable special servicer under the Non-Trust Servicing Agreement and, subject to similar conditions as are set forth under the series 2006-PWR11 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing
Agreement for remittance to the applicable master servicer under the series
2006-PWR11 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

          If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2006-PWR11 certificateholders entitled to not less than 25% of the series 2006-PWR11 voting rights, or, in the case of the special servicer, at the direction of the series 2006-PWR11 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series
2006-PWR11 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2006-PWR11 certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

          o    succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2006-PWR11 pooling and servicing
               agreement; or

                                     S-172

          o    appoint an established mortgage loan servicing institution reasonably acceptable to the series 2006-PWR11 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

          The holders of certificates entitled to a majority of the voting rights or the series 2006-PWR11 controlling class representative (solely in the case of an Event of Default involving the special servicer) may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. In connection with the pooled mortgage loans sold by Nationwide Life Insurance Company, Principal Commercial Funding,
LLC or Principal Commercial Funding II, LLC to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global Investors, LLC or
Nationwide Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

          Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

          The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of Fitch and S&P have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2006-PWR11 certificates.

          In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2006-PWR11 certificates affected by any Event of Default may waive the Event of Default. However, the Events of
Default described in the first, second, eighth and ninth bullets under the definition of "Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series 2006-PWR11 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of
Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2006-PWR11 pooling and servicing agreement.

          If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2006-PWR11 certificateholders, the related Serviced
Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 15.6% of the initial mortgage pool balance) which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

          Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such

                                     S-173

statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          Upon the issuance of the offered certificates, Cadwalader, Wickersham
& Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2006-PWR11 pooling and servicing agreement, compliance with the Non-Trust Servicing Agreement and assuming the continued
qualification of the REMICs formed thereunder, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC
III will qualify as a REMIC under the Internal Revenue Code and (ii) the portion of the trust that holds the Post-ARD Additional Interest and collections thereof
(the "Class V Grantor Trust") will be treated as a grantor trust under the
Internal Revenue Code.

          The  assets of REMIC I will generally include--

          o    the pooled mortgage loans,

          o    any REO Properties acquired on behalf of the series 2006-PWR11 certificateholders (or a beneficial interest in a mortgaged property securing a Non-Trust-Serviced Pooled Mortgage Loan under the Non-Trust Servicing Agreement),

          o    the respective master servicers' collection accounts,

          o    the REO accounts maintained by the special servicer, and

          o    the certificate administrator's distribution account and interest reserve account.

          However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

          For federal income tax purposes,

          o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of
               REMIC II,

          o    the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of
               REMIC III,

          o    the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E,
               F, X, G, H, J, K, L, M, N, O and P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

          o    the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

          o    the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

                                     S-174

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

          The IRS has issued regulations under sections 1271 to 1275 of the
Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue
Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury
Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal
Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

          For federal income tax reporting purposes, we anticipate that the class A-J certificates will be issued with a de minimis amount of original issue discount. In addition, we anticipate that the each of the other classes of offered certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Material Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxation of Regular Certificates--Premium" in the
accompanying prospectus.

          When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2006-PWR11 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

          o    the mortgage loans with anticipated repayment dates will be paid in full on those dates,

          o    no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

          o    there will be no extension of maturity for any mortgage loan in the trust.

          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

          Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

                                     S-175

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

          Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

          Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

          To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

          o    a portion of that certificate may not represent ownership of
               "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

          o    a portion of that certificate may not represent ownership of
               "real estate assets" under section 856(c)(5)(B) of the Internal
               Revenue Code; and

          o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

          In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

          (1)  the borrower pledges substitute collateral that consist solely of
               Government Securities;

          (2)  the mortgage loan documents allow that substitution;

          (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

          (4)  the release is not within two years of the startup day of the
               REMIC.

          Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

          See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

          For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                                     S-176

                              ERISA CONSIDERATIONS

          ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA
imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Internal Revenue Code defines the term "plan assets". However, the DOL has issued a final regulation (29 C.F.R. Section
2510.3-101) concerning the definition of what constitutes the assets of a Plan.
That DOL regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the
Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code with respect to the pooled mortgage loans and other trust assets.

          Bear Stearns Commercial Mortgage Securities II Inc., the underwriters, the master servicers, the primary servicers, the special servicer, any party responsible for the servicing and administration of the Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2006-PWR11 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal
Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section
401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996,
Public Law No. 104-188, and subsequent DOL and judicial guidance. See
"--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns &
Co. Inc. and Morgan Stanley & Co. Incorporated. The Underwriter Exemption
generally exempts from certain of the prohibited transaction rules of ERISA and
Section 4975 of the Internal Revenue Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts,

                                      S-177

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

          The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

          The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an
               arm's-length transaction with an unrelated party;

          o    the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or
               Moody's;

          o    the trustee must not be an affiliate of any other member of the
               Restricted Group, other than an underwriter;

          o    the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for
               underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2006-PWR11 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of 1933, as amended.

          A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

          Before purchasing any of the offered certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of series 2006-PWR11
               certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

                                      S-178

          o    in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which
               Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

          o    the Plan is not sponsored by a member of the Restricted Group.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Internal Revenue Code. Pursuant to Section 401(c), the
Department of Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by Fitch or by S&P should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter
Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2006-PWR11 pooling and servicing agreement, or
(2) the source of funds used to acquire and hold such certificates is an
"insurance company general account", as defined in DOL Prohibited Transaction
Class Exemption 95-60, and the applicable conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                      S-179

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

          Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

          See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

          We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

          Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates, if any are purchased.

           UNDERWRITER                CLASS A-1     CLASS A-2     CLASS A-3     CLASS A-AB
---------------------------------   ------------   -----------   -----------   -----------

Bear, Stearns & Co. Inc.            $ 54,650,000   $46,850,000   $22,400,000   $45,175,000
Morgan Stanley & Co. Incorporated   $ 54,650,000   $46,850,000   $22,400,000   $45,175,000
TOTAL                               $109,300,000   $93,700,000   $44,800,000   $90,350,000

           UNDERWRITER                CLASS A-4     CLASS A-1A      CLASS A-M      CLASS A-J
---------------------------------   ------------   ------------   ------------   ------------

Bear, Stearns & Co. Inc.            $415,383,000   $ 66,123,000   $ 92,940,500   $ 73,190,000
Morgan Stanley & Co. Incorporated   $415,383,000   $ 66,123,000   $ 92,940,500   $ 73,190,000
TOTAL                               $830,766,000   $132,246,000   $185,881,000   $146,380,000

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

          The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $1,638,846,644 in sale proceeds, plus accrued interest on the offered certificates from and including March 1, 2006, before deducting expenses payable by us.

                                      S-180

          The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

          The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March 21, 2006.

          The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

          The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

          The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York,
New York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                     RATINGS

          It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

CLASS   FITCH   S&P
-----   -----   ---
A-1      AAA    AAA
A-2      AAA    AAA
A-3      AAA    AAA
A-AB     AAA    AAA
A-4      AAA    AAA
A-1A     AAA    AAA
A-M      AAA    AAA
A-J      AAA    AAA

          Each of the rating agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a rating agency may cease performing ratings surveillance at any time if that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

                                      S-181

     o    the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o    the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in March 2039, which is the rated final distribution date.

     The ratings on the offered certificates take into consideration--

     o    the credit quality of the pooled mortgage loans,

     o    structural and legal aspects associated with the offered certificates,
          and

     o    the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o    whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

     o    whether and to what extent Default Interest or Post-ARD Additional
          Interest will be received.

          Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

          We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or S&P.

          The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Ratings" in the accompanying prospectus.

                                      S-182

                                    GLOSSARY

          "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

          "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

          "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than the special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

          "Additional Trust Fund Expense" means an expense of the trust fund that--

          o    arises out of a default on a mortgage loan or an otherwise unanticipated event,

          o    is not included in the calculation of a Realized Loss,

          o    is not covered by a servicing advance or a corresponding
               collection from the related borrower, and

          o    is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2006-PWR11 pooling and servicing agreement).

          We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

          "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate. The
Administrative Fee Rate for the Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things) the rates at which the applicable master or similar servicing fees accrue, which fees may be payable under the Non-Trust
Servicing Agreement, the series 2006-PWR11 pooling and servicing agreement and/or a combination thereof.

          "Appraisal Reduction Amount" means for any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that:

          o    will be determined shortly following the later of--

               1.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing
                    Under the Series 2006-PWR11 Pooling and Servicing
                    Agreement--Required Appraisals" in this prospectus
                    supplement; and

               2.   the date on which the relevant Appraisal Trigger Event
                    occurred; and

          o    will generally equal the excess, if any, of "x" over "y" where--

               1.   "x" is equal to the sum of:

                    (a)  the Stated Principal Balance of that mortgage loan;

                    (b)  to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all
                         unpaid interest, other than any Default Interest and
                         Post-ARD Additional Interest, accrued on that mortgage
                         loan through the most recent due date prior to the date
                         of determination;

                                      S-183

                    (c)  all accrued but unpaid special servicing fees with
                         respect to that mortgage loan;

                    (d)  all related unreimbursed advances made by or on behalf of the applicable master servicer, the special servicer
                         or the trustee with respect to that mortgage loan,
                         together with interest on those advances;

                    (e)  any other outstanding Additional Trust Fund Expenses
                         with respect to that mortgage loan; and

                    (f)  all currently due and unpaid real estate taxes and
                         assessments, insurance premiums and, if applicable,
                         ground rents with respect to the related mortgaged
                         property or REO Property, for which neither the
                         applicable master servicer nor the special servicer
                         holds any escrow funds or reserve funds; and

               2.   "y" is equal to the sum of:

                    (a)  the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged property or
                         REO Property, over the amount of any obligations
                         secured by liens on the property that are prior to the
                         lien of that mortgage loan;

                    (b)  the amount of escrow payments and reserve funds held by the applicable master servicer or the special servicer
                         with respect to the subject mortgage loan that--

                         o    are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                         o    are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                         o    may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                    (c)  the amount of any letter of credit that constitutes
                         additional security for the mortgage loan that may be
                         used to reduce the principal balance of the subject
                         mortgage loan.

          If, however--

          o    an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, the Non-Trust-Serviced
               Pooled Mortgage Loan),

          o    the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

          o    either--

               1.   no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 12-month
                    period prior to that Appraisal Trigger Event, or

               2.   there has been a material change in the circumstances
                    surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment,
                    materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

                                      S-184

          An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No
Appraisal Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

          Any Appraisal Reduction Amount with respect to the Non-Trust-Serviced
Pooled Mortgage Loan for purposes of monthly debt service advances will be the amount calculated under the Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the Non-Trust-Serviced Pooled Mortgage Loan and the Non-Pooled Pari Passu
Companion Loan in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Mortgage Loan Group on a pari passu basis.

          "Appraisal Trigger Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan), any of the
following events:

          o    the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

               1.   materially affects the amount or timing of any payment of
                    principal or interest due thereon, other than, or in
                    addition to, bringing monthly debt service payments current with respect to the mortgage loan;

               2.   except as expressly contemplated by the related mortgage
                    loan documents, results in a release of the lien of the
                    related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the
                    property to be released; or

               3.   in the judgment of the special servicer, otherwise
                    materially impairs the security for the mortgage loan or
                    materially reduces the likelihood of timely payment of
                    amounts due thereon;

          o    the mortgaged property securing the mortgage loan becomes an REO
               Property;

          o    the related borrower becomes the subject of (1) voluntary
               bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
               undismissed for 60 days;

          o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing
               Transfer Event; and

          o    the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

          The "Appraisal Trigger Event" (or the equivalent) with respect to the
SBC - Hoffman Estates Loan Group is defined under the Non-Trust Servicing
Agreement and the relevant events are similar to, but may differ from, those specified above.

          "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B".

          "ARCap" means ARCap Servicing, Inc., formerly ARCap Special Servicing,
Inc.

          "ARD" means anticipated repayment date.

                                      S-185

          "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or prior to its anticipated repayment date.

          "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

          1.   to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
               "Description of the Offered Certificates--Distribution Account"
               in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
               Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a)  monthly debt service payments due on a due date in a
                    calendar month subsequent to the month in which the subject distribution date occurs;

               (b)  with limited exception involving the Non-Trust-Serviced
                    Pooled Mortgage Loan and pooled mortgage loans that have due dates occurring after the end of the related collection
                    period, payments and other collections received by or on
                    behalf of the trust fund after the end of the related
                    collection period; and

               (c)  amounts that are payable or reimbursable from that
                    collection account to any person other than the series
                    2006-PWR11 certificateholders in accordance with any of
                    clauses 2 through 6 below;

          2.   to pay or reimburse one or more parties to the series 2006-PWR11 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any
               limitations on the source of funds that may be used to make such payment or reimbursement);

          3.   to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2006-PWR11 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediations, unpaid expenses incurred in connection with the sale or
               liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any
               co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

          4.   to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

          5.   to withdraw amounts deposited in the collection account in error;
               and

          6.   to clear and terminate the collection account upon the
               termination of the series 2006-PWR11 pooling and servicing agreement.

          "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

          1.   the amounts remitted by the two master servicers to the
               certificate administrator for such distribution date, as
               described under "Description of the Offered
               Certificates--Distribution Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2006-PWR11
                    certificates as described in this prospectus supplement);

               o    any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates);
                    and

                                     S-186

               o    any amounts that may be withdrawn from the certificate
                    administrator's distribution account, as described under
                    "Description of the Offered Certificates--Distribution
                    Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2006-PWR11
                    certificates, including if such distribution date occurs
                    during January, other than a leap year, or February of any year subsequent to 2006, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                    certificate administrator's interest reserve account; plus

          2.   if such distribution date occurs during March of any year
               subsequent to 2006 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year)
               or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

          The certificate administrator will apply the Available Distribution
Amount as described under "Description of the Offered
Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2006-PWR11 certificates on each distribution date.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "CBD" means, with respect to a particular jurisdiction, its central business district.

          "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

          o    two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and
               A-1A certificates remain outstanding, and

          o    the total principal balance of the class A-M, A-J, B, C, D, E, F,
               G, H, J, K, L, M, N, O and P certificates have previously been reduced to zero as described under "Description of the Offered
               Certificates--Reductions of Certificate Principal Balances in
               Connection with Realized Losses and Additional Trust Fund
               Expenses" in this prospectus supplement.

          "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule I to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring
Assumptions, it is anticipated that the total principal balance of the class
A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule I to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule I to this prospectus supplement.

          "Clearstream" means Clearstream Banking, societe anonyme.

          "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

          "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage
Pool--Assessments of Property Value and Condition--Appraisals". See "Description
of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

                                     S-187

          "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service
Coverage Ratio" or "U/W DSCR" means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the Annual Debt Service as shown in Appendix B. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of interest-only payments is used as the Annual Debt Service even if such remaining interest-only period is less than 12 months. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Debt Service Coverage Ratio (after IO Period)" or "DSCR (after IO
Period)" means the DSCR except with respect to any pooled mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity. In those such cases, the debt service coverage ratio is calculated in the same manner as the DSCR except that the amount of the annual debt service considered in the calculation is generally the total of the
12 monthly payments that are due immediately after such interest-only period expires. See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Default Interest" means any interest that--

          o    accrues on a defaulted mortgage loan solely by reason of the subject default, and

          o    is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

          "DOL" means the U.S. Department of Labor.

          "DTC" means The Depository Trust Company.

          "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch) and "AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by
S&P), if the deposits are to be held in the account for more than thirty (30)
days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "F-1" by Fitch and "A-1" by S&P, if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (iii) for so
long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo or Wells Fargo Bank Iowa,
N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "F-1" by Fitch and
"A-1" by S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by Fitch and "AA-" by S&P (or "A-" by Fitch and "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "F-1" by Fitch and "A-1" by S&P), if the deposits are to be held in the account for more than 30 days, or (iv) an account maintained with another insured depository institution that is acceptable to
(among other persons) each rating agency for the series 2006-PWR11 certificates
(as evidenced by a written confirmation to the trustee from each rating agency that the use of such account would not, in and of itself, result in a qualification, downgrade or withdrawal with respect to any class of series
2006-PWR11 certificates that are rated by such rating agency).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

          "Euroclear" means The Euroclear System.

                                     S-188

          "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

          "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2006-PWR11 pooling and servicing agreement:

          o    either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's
               REO account, as applicable, any amount required to be so
               deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

          o    any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

          o    any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2006-PWR11 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or the special servicer, as the case may be, by the trustee;

          o    any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2006-PWR11 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR11 pooling and servicing agreement or by series 2006-PWR11 certificateholders entitled to not less than
               25% of the series 2006-PWR11 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series 2006-PWR11 pooling and servicing agreement that materially and adversely affects the interests of any class of series
               2006-PWR11 certificateholders, a Non-Pooled Subordinate
               Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2006-PWR11 pooling and servicing agreement, by series
               2006-PWR11 certificateholders entitled to not less than 25% of the series 2006-PWR11 voting rights or, if affected by the breach, by a Non-Pooled Subordinate Noteholder; provided,
               however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

          o    the occurrence of any of various events of bankruptcy,
               insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

                                     S-189

          o    any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2006-PWR11 pooling and servicing agreement to a Trust-Serviced Non-Pooled
               Noteholder and such failure continues for one business day;

          o    a master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch; and

          o    a master servicer or a special servicer is removed from S&P's
               Select Servicer List as a U.S. Commercial Mortgage Master
               Servicer or a U.S. Commercial Mortgage Special Servicer, as the
               case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series
               2006-PWR11 certificates are downgraded, qualified or withdrawn
               (including, without limitation, being placed on negative credit watch) in connection with such removal.

          When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

          Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

          "Exemption-Favored Party" means any of the following--

          o    Bear, Stearns & Co. Inc.,

          o    Morgan Stanley & Co. Incorporated,

          o    any person directly or indirectly, through one or more
               intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co.
               Incorporated, and

          o    any member of the underwriting syndicate or selling group of which a person described in the prior four bullets is a manager or co-manager with respect to any particular class of the offered certificates.

          "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage
Loan.

          "FF&E" means furniture, fixtures and equipment.

          "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

          "Fitch" means Fitch, Inc.

          "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "IRS" means the Internal Revenue Service.

          "Issue Date" means the date of initial issuance of the series
2006-PWR11 certificates.

                                     S-190

          "LaSalle" means LaSalle Bank National Association.

          "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

          "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

          "LTV Ratio at Maturity" means the ratio, expressed as a percentage, of
(a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an
ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement and the notes to Appendix B to this prospectus supplement.

          "Material Action" means, for any mortgage loan, any of the following actions except as otherwise described below:

          o    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

          o    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

          o    any acceptance of a discounted payoff with respect to any
               specially serviced mortgage loan;

          o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any
               hazardous materials located at an REO Property;

          o    any release of collateral for any mortgage loan;

          o    any acceptance of substitute or additional collateral for a mortgage loan;

          o    any releases of letters of credit, reserve funds or other
               collateral with respect to a mortgaged property;

          o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

          o    any approval of an assignment and assumption or further
               encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

          o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          Notwithstanding the foregoing, for purposes of the general approval rights of the series 2006-PWR11 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2006-PWR11 controlling class representative but the special servicer will be required to deliver notice of the action to the series 2006-PWR11 controlling class representative:

          o    a modification of a mortgage loan that is not a specially
               serviced mortgage loan and has a principal balance that is less than $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

                                     S-191

          o    a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

          o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

          o    approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

          "Moody's" means Moody's Investors Service, Inc.

          "Morgan Stanley Capital I Inc. Series 2006-TOP21 Pooling and Servicing
Agreement" means the pooling and servicing agreement for the Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series
2006-TOP21.

          "Mortgage Loan Group" means one or more of the SBC - Hoffman Estates
Loan Group and the Sunrise Lake Village Loan Group, as applicable.

          "Mortgage Loan Group Intercreditor Agreement" means one or more of the
SBC - Hoffman Estates Intercreditor Agreement and the Sunrise Lake Village
Intercreditor Agreement, as applicable.

          "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

          o    in the case of a mortgage loan that accrues interest on a 30/360
               Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the Administrative Fee Rate for that mortgage loan.

          o    in the case of a mortgage loan that accrues interest on an
               Actual/360 Basis, twelve times a fraction, expressed as a
               percentage--

               1.   the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                    equal to the product of (a) the number of days in the
                    related interest accrual period, multiplied by (b) the
                    Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage
                    interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related
                    Administrative Fee Rate for that mortgage loan, and

               2.   the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

          Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject

                                     S-192

mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month. Furthermore, if the subject distribution date occurs during
March in any year subsequent to 2006 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

          The Mortgage Pass-Through Rate of each pooled mortgage loan:

          o    will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

          o    in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

          "Nationwide Life" means Nationwide Life Insurance Company.

          "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

          o    the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period;
               over

          o    the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

          "Non-Pooled Mortgage Loan" means any of the SBC - Hoffman Estates
Non-Pooled Pari Passu Companion Loan and the Sunrise Lake Village Non-Pooled
Subordinate Loan, as applicable.

          "Non-Pooled Pari Passu Companion Loan" means the SBC - Hoffman Estates
Non-Pooled Pari Passu Companion Loan.

          "Non-Pooled Subordinate Loan" means the Sunrise Lake Village
Non-Pooled Subordinate Loan.

          "Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Sunrise Lake Village Non-Pooled Subordinate Loan.

          "Non-Trust-Serviced Pooled Mortgage Loan" means the SBC - Hoffman
Estates Pooled Mortgage Loan.

          "Non-Trust Servicing Agreement" means the pooling and servicing agreement for the Morgan Stanley Capital I Inc., Commercial Mortgage
Pass-Through Certificates, Series 2006-TOP21.

          "NRA" means net rentable area.

          "NRSF" means net rentable square feet.

          "PAR" means Prudential Asset Resources, Inc.

          "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

          "PCF" means Principal Commercial Funding, LLC.

          "PCFII" means Principal Commercial Funding II, LLC.

                                     S-193

          "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self-storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

          "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

          o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

          o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current
               principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

          o    the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

          o    if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

          o    if the related mortgaged property is a unit in a condominium, the related condominium declaration.

          "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2006-PWR11 pooling and servicing agreement.

          "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the
Internal Revenue Code, including any individual retirement account or Keogh
Plan.

          "PMCC" means Prudential Mortgage Capital Company, LLC.

          "PMCF" means Prudential Mortgage Capital Funding, LLC.

          "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

                                     S-194

          "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2006-PWR11 pooling and servicing agreement (and, in the case of the Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the
Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional
Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

          "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including the Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2006-PWR11 pooling and servicing agreement (and, in the case of the
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD Additional Interest).

          "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

          "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1.   all payments of principal, including voluntary principal
               prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related
               collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the
               calendar month in which the subject distribution date occurs,

          2.   all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of any pooled mortgage loan on which scheduled payments are due on the fifth day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

          3.   all other collections, including liquidation proceeds,
               condemnation proceeds, insurance proceeds and repurchase
               proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related
               REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

          4.   all advances of principal made with respect to the pooled
               mortgage loans for that distribution date;

                                     S-195

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the
Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Certain
Remittance Provisions and Coverage for Related Potential Shortfalls".

          In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

          o    any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

               1.   first, as a reduction of the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    loan group that includes that pooled mortgage loan (until
                    such portion, net of all subtractions pursuant to clauses
                    (I)(A), (B) and (C) arising from pooled mortgage loans in
                    that loan group, is equal to zero), and

               2.   then, as a reduction of the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    other loan group (until such portion, net of all such
                    subtractions pursuant to clauses (I)(A), (B) and (C) arising from pooled mortgage loans in that loan group and all
                    subtractions as described in this clause 2, is equal to
                    zero); and

          o    any increase in the Principal Distribution Amount that is
               described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

               1.   first, if the attributable portion of the Principal
                    Distribution Amount for the unrelated loan group (that is, the loan group that does not include that pooled mortgage
                    loan) was previously reduced on account of that particular pooled mortgage loan or any other pooled mortgage loan in
                    the same loan group as that particular pooled mortgage loan, as an increase in the portion of the Principal Distribution
                    Amount that is otherwise attributable to the loan group that does not include that pooled mortgage loan, until the
                    cumulative amount of these increases under this clause 1 is equal to the cumulative reductions to the attributable
                    portion of Principal

                                     S-196

                    Distribution Amount for that loan group on account of pooled mortgage loans not included in that loan group, and

               2.   then, as an increase in the portion of the Principal
                    Distribution Amount that is otherwise attributable to the
                    loan group that includes that pooled mortgage loan.

          For the final distribution date, the "Principal Distribution Amount"
will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

          The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

          "PSF" means per square foot.

          "PTE" means prohibited transaction exemption.

          "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2006-PWR11 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

          "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

          o    the outstanding principal balance of that mortgage loan;

          o    all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

          o    all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

          o    all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

          o    all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

          o    in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without
               limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

          "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

          "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of the Non-Trust-Serviced Pooled
Mortgage Loan, the applicable master servicer and/or the special servicer under the Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

                                     S-197

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the
Internal Revenue Code.

          "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing the Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of the Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled
Pari Passu Companion Loan. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean the beneficial interest in that property that is owned by the series 2006-PWR11 trust fund.

          "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A-" by Fitch and "A"
by S&P, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A-" by Fitch and "A" by S&P and (c) in the case of any other insurance coverage provided by such insurance carrier, "A-" by Fitch and
"A" by S&P. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the rating agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that rating agency to any of the certificates.

          "Restricted Group" means, collectively, the following persons and entities--

          o    the trustee,

          o    the Exemption-Favored Parties,

          o    us,

          o    the master servicers,

          o    the special servicer,

          o    the primary servicers,

          o    any sub-servicers,

          o    any person responsible for servicing a Non-Trust-Serviced Pooled
               Mortgage Loan or any related REO Property,

          o    the mortgage loan sellers,

                                     S-198

          o    each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

          o    any and all affiliates of any of the aforementioned persons.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "SBC - Hoffman Estates Intercreditor Agreement" means the
intercreditor agreement between the initial holders of the SBC - Hoffman Estates
Pooled Mortgage Loan and the SBC - Hoffman Estates Non-Pooled Pari Passu
Companion Loan.

          "SBC - Hoffman Estates Loan Group" means the SBC - Hoffman Estates
Pooled Mortgage Loan and the SBC - Hoffman Estates Non-Pooled Pari Passu
Companion Loan, together.

          "SBC - Hoffman Estates Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "SBC -
Hoffman Estates".

          "SBC - Hoffman Estates Non-Pooled Pari Passu Companion Loan" means the loan in the original principal amount of $102,240,720 that is secured by the same mortgage instrument encumbering the SBC - Hoffman Estates Mortgaged
Property as the SBC - Hoffman Estates Pooled Mortgage Loan and is pari passu in right of payment with the SBC - Hoffman Estates Pooled Mortgage Loan. The SBC -
Hoffman Estates Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

          "SBC - Hoffman Estates Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $98,231,280 secured by the SBC -
Hoffman Estates Mortgaged Property.

          "SEC" means the Securities and Exchange Commission.

          "Servicing Function Participant" means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2006-PWR11 pooling and servicing agreement:

          o    in the best interests and for the benefit of the series
               2006-PWR11 certificateholders (or, in the case of a
               Trust-Serviced Mortgage Loan Group, for the benefit of the series
               2006-PWR11 certificateholders and the related Trust-Serviced
               Non-Pooled Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of the Trust-Serviced Mortgage Loan
               Groups containing Non-Pooled Subordinate Loans, that the
               interests of the Non-Pooled Subordinate Noteholders are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor Agreement),

          o    in accordance with any and all applicable laws, the terms of the series 2006-PWR11 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a
               Trust-Serviced Mortgage Loan Group, the terms of the related
               Mortgage Loan Group Intercreditor Agreement, and

          o    to the extent consistent with the foregoing, in accordance with the following standards:

               o    with the same care, skill, prudence and diligence as is
                    normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself,

                                     S-199

                    whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the
                    series 2006-PWR11 pooling and servicing agreement;

               o    with a view to--

                    1.   in the case of the master servicers, the timely
                         collection of all scheduled payments of principal and
                         interest under those mortgage loans,

                    2.   in the case of the master servicers, the full
                         collection of all Yield Maintenance Charges and
                         Prepayment Premiums that may become payable under those
                         mortgage loans, and

                    3.   in the case of the special servicer, if a mortgage loan
                         comes into and continues in default and, in the good
                         faith and reasonable judgment of the special servicer,
                         no satisfactory arrangements can be made for the
                         collection of the delinquent payments, including
                         payments of Yield Maintenance Charges, Prepayment
                         Premiums, Default Interest and late payment charges, or
                         the related mortgaged property becomes an REO Property,
                         the maximization of the recovery of principal and
                         interest on that defaulted mortgage loan to the series
                         2006-PWR11 certificateholders (or, in the case of a
                         Trust-Serviced Mortgage Loan Group, for the benefit of
                         the series 2006-PWR11 certificateholders and the
                         related Trust-Serviced Non-Pooled Noteholder(s)), as a
                         collective whole, on a present value basis (it being
                         understood, in the case of the Trust-Serviced Mortgage
                         Loan Groups containing Non-Pooled Subordinate Loans,
                         that the interests of the Non-Pooled Subordinate
                         Noteholders are junior promissory notes, subject to the
                         terms and conditions of the related Mortgage Loan Group
                         Intercreditor Agreement); and

                    without regard to--

                    1.   any known relationship that the applicable master
                         servicer or the special servicer, as the case may be,
                         or any of its affiliates may have with any of the
                         underlying borrowers, any of the mortgage loan sellers
                         or any other party to the series 2006-PWR11 pooling and
                         servicing agreement,

                    2.   the ownership of any series 2006-PWR11 certificate or
                         any interest in any Non-Pooled Mortgage Loan by the
                         applicable master servicer or the special servicer, as
                         the case may be, or by any of its affiliates,

                    3.   the obligation of the applicable master servicer to
                         make advances or otherwise to incur servicing expenses
                         with respect to any mortgage loan or REO property
                         serviced or administered, respectively, under the
                         series 2006-PWR11 pooling and servicing agreement,

                    4.   the obligation of the special servicer to make, or to
                         direct the applicable master servicer to make,
                         servicing advances or otherwise to incur servicing
                         expenses with respect to any mortgage loan or REO
                         property serviced or administered, respectively, under
                         the series 2006-PWR11 pooling and servicing agreement,

                    5.   the right of the applicable master servicer or the
                         special servicer, as the case may be, or any of its
                         affiliates to receive reimbursement of costs, or the
                         sufficiency of any compensation payable to it, under
                         the series 2006-PWR11 pooling and servicing agreement
                         or with respect to any particular transaction,

                    6.   the ownership, servicing and/or management by the
                         applicable master servicer or special servicer, as the
                         case may be, or any of its affiliates, of any other
                         mortgage loans or real property,

                    7.   the ownership by the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates of any other debt owed by, or secured by
                         ownership interests in, any of the borrowers or any
                         affiliate of a borrower, and

                                     S-200

                    8.   the obligations of the applicable master servicer or
                         special servicer, as the case may be, or any of its
                         affiliates to repurchase any pooled mortgage loan from
                         the trust fund, or to indemnify the trust fund, in any
                         event as a result of a material breach or a material
                         document defect.

provided that the foregoing standards will apply with respect to the
Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related REO
Property pursuant to the series 2006-PWR11 pooling and servicing agreement.

          "Servicing Transfer Event" means, with respect to any pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) and a
Trust-Serviced Non-Pooled Mortgage Loan, any of the following events:

          1.   the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or prior to the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer
               Event will occur immediately);

          2.   the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

          3.   the applicable master servicer determines (in accordance with the
               Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard)
               that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has
               delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the Servicing
               Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under
               "Description of the Offered Certificates--Advances of Delinquent
               Monthly Debt Service Payments" in this prospectus supplement)
               prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

          4.   the applicable master servicer determines that a non-payment default (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the
               corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2006-PWR11 certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          5.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          6.   the applicable master servicer receives notice of the
               commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

                                     S-201

          A Servicing Transfer Event will cease to exist, if and when:

          o    with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

          o    with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

          o    with respect to the circumstances described in clause 4
               immediately above in this definition, the default is cured in the judgment of the special servicer; and

          o    with respect to the circumstances described in clause 6
               immediately above in this definition, the proceedings are
               terminated.

          If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan
Group. The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

          "SF" means square feet.

          "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan (other than the Non-Trust-Serviced Pooled Mortgage Loan) that both
(A) is a specially serviced pooled mortgage loan and (B) either (i) is delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

          "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

          o    will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

          o    will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
               Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
               Offered Certificates -- Reductions of Certificate Principal
               Balances in Connection with Realized Losses and Additional Trust
               Fund Expenses") incurred with respect to that mortgage loan during the related collection period.

          However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

          "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

                                     S-202

          "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2006-PWR11 certificates and the mortgage loans in the trust fund:

          o    except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

          o    the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2006-PWR11 certificates is as described in this prospectus supplement;

          o    the pass-through rate for each interest-bearing class of series
               2006-PWR11 certificates is as described in this prospectus supplement;

          o    no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

          o    no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2006-PWR11 pooling and servicing agreement or the Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the
               certificate administrator fees, the servicer report administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and, in the case of the Non-Trust-Serviced
               Pooled Mortgage Loan, the administrative fees payable with respect thereto under the Non-Trust Servicing Agreement;

          o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial
               issuance for the series 2006-PWR11 certificates remains in effect during the entire term of that mortgage loan;

          o    each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

          o    all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

          o    no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

          o    no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any contemporaneous period when defeasance is
               permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment
               Premium or Yield Maintenance Charge, including any
               contemporaneous period when defeasance is permitted;

          o    each ARD Loan in the trust fund is paid in full on its
               anticipated repayment date;

          o    except as otherwise assumed in the immediately preceding three bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only (and not the related Non-Pooled Subordinate Loan) in any Mortgage Loan Group that includes any Non-Pooled Subordinate
               Loan) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

                                     S-203

          o    all prepayments on the mortgage loans are assumed to be
               accompanied by a full month's interest and no Prepayment Interest
               Shortfalls occur with respect to any mortgage loan;

          o    no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

          o    no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "Description of the Offered Certificates--Termination of
               the Series 2006-PWR11 Pooling and Servicing Agreement";

          o    no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the
               Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

          o    payments on the offered certificates are made on the 11th day of each month, commencing in April 2006; and

          o    the offered certificates are settled with investors on March 21,
               2006.

          "Sunrise Lake Village Loan Group" means, collectively, the Sunrise
Lake Village Pooled Mortgage Loan and the Sunrise Lake Village Non-Pooled
Subordinate Loan.

          "Sunrise Lake Village Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as "Sunrise Lake
Village".

          "Sunrise Lake Village Non-Pooled Subordinate Loan" means the loan in the original principal amount of $800,000 that is secured by the same mortgage instruments encumbering the Sunrise Lake Village Mortgaged Property as the
Sunrise Lake Village Pooled Mortgage Loan and is subordinate in right of payment to the Sunrise Lake Village Pooled Mortgage Loan.

          "Sunrise Lake Village Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Sunrise Lake Village Non-Pooled
Subordinate Loan.

          "Sunrise Lake Village Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $12,850,000 that is secured by the mortgage instruments encumbering the Sunrise Lake Village Mortgaged Property.

          "Trust-Serviced Mortgage Loan Group" means the Sunrise Lake Village
Loan Group.

          "Trust-Serviced Non-Pooled Mortgage Loan" means the Sunrise Lake
Village Non-Pooled Subordinate Loan.

         "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

          "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co.
Inc. or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58 and PTE 2002-41 and as may be
subsequently amended after the closing date.

          "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

                                     S-204

          "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

          "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

          "WFB" means Wells Fargo Bank, National Association.

          "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                     S-205

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE I

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                      CLASS A-AB
                       PLANNED
                      PRINCIPAL
DISTRIBUTION DATE    BALANCE ($)
-----------------   -------------
Closing Date        90,350,000.00
April 2006          90,350,000.00
May 2006            90,350,000.00
June 2006           90,350,000.00
July 2006           90,350,000.00
August 2006         90,350,000.00
September 2006      90,350,000.00
October 2006        90,350,000.00
November 2006       90,350,000.00
December 2006       90,350,000.00
January 2007        90,350,000.00
February 2007       90,350,000.00
March 2007          90,350,000.00
April 2007          90,350,000.00
May 2007            90,350,000.00
June 2007           90,350,000.00
July 2007           90,350,000.00
August 2007         90,350,000.00
September 2007      90,350,000.00
October 2007        90,350,000.00
November 2007       90,350,000.00
December 2007       90,350,000.00
January 2008        90,350,000.00
February 2008       90,350,000.00
March 2008          90,350,000.00
April 2008          90,350,000.00
May 2008            90,350,000.00
June 2008           90,350,000.00
July 2008           90,350,000.00
August 2008         90,350,000.00
September 2008      90,350,000.00
October 2008        90,350,000.00
November 2008       90,350,000.00
December 2008       90,350,000.00
January 2009        90,350,000.00
February 2009       90,350,000.00
March 2009          90,350,000.00
April 2009          90,350,000.00
May 2009            90,350,000.00
June 2009           90,350,000.00
July 2009           90,350,000.00
August 2009         90,350,000.00
September 2009      90,350,000.00
October 2009        90,350,000.00
November 2009       90,350,000.00
December 2009       90,350,000.00
January 2010        90,350,000.00
February 2010       90,350,000.00
March 2010          90,350,000.00
April 2010          90,350,000.00
May 2010            90,350,000.00
June 2010           90,350,000.00
July 2010           90,350,000.00
August 2010         90,350,000.00
September 2010      90,350,000.00
October 2010        90,350,000.00
November 2010       90,350,000.00
December 2010       90,350,000.00
January 2011        90,350,000.00
February 2011       90,350,000.00
March 2011          90,279,651.39
April 2011          88,694,000.00
May 2011            86,935,000.00
June 2011           85,334,000.00
July 2011           83,559,000.00
August 2011         81,941,000.00
September 2011      80,316,000.00
October 2011        78,518,000.00
November 2011       76,876,000.00
December 2011       75,061,000.00
January 2012        73,403,000.00
February 2012       71,737,000.00
March 2012          69,733,000.00
April 2012          68,049,000.00
May 2012            66,193,000.00
June 2012           64,492,000.00
July 2012           62,689,000.00
August 2012         60,994,000.00
September 2012      59,291,000.00
October 2012        57,418,000.00
November 2012       55,697,000.00
December 2012       53,816,000.00
January 2013        52,093,000.00
February 2013       50,361,000.00
March 2013          48,142,000.00
April 2013          46,391,000.00
May 2013            44,473,000.00
June 2013           42,704,000.00
July 2013           40,768,000.00
August 2013         38,981,000.00
September 2013      37,186,000.00
October 2013        35,224,000.00
November 2013       33,411,000.00
December 2013       31,432,000.00
January 2014        29,600,000.00
February 2014       27,759,000.00
March 2014          25,441,000.00
April 2014          23,580,000.00
May 2014            21,555,000.00
June 2014           19,676,000.00
July 2014           17,632,000.00
August 2014         15,734,000.00
September 2014      13,921,000.00
October 2014        11,889,000.00
November 2014       10,179,000.00
December 2014        8,152,000.00
January 2015         6,265,000.00
February 2015        4,369,000.00
March 2015           2,020,000.00
April 2015                   0.00

                                       I-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
LOAN SELLER                               MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          23           741,793,457       39.9      5.3745       108         1.90
Wells Fargo Bank, N.A.                          63           403,635,970       21.7      5.5482       112         1.50
Prudential Mortgage Capital Funding             41           325,759,045       17.5      5.6258       116         1.47
Nationwide Life Insurance Co.                   13           171,162,082        9.2      5.6365       117         1.54
Principal Commercial Funding, LLC.              32           166,862,788        9.0      5.5444       113         1.57
Principal Commercial Funding II, LLC             9            49,590,611        2.7      5.7129       119         1.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                 AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          1.85             68.7           65.6
Wells Fargo Bank, N.A.                          1.41             68.7           58.2
Prudential Mortgage Capital Funding             1.35             70.7           61.1
Nationwide Life Insurance Co.                   1.45             70.9           60.4
Principal Commercial Funding, LLC.              1.48             66.0           55.6
Principal Commercial Funding II, LLC            1.35             69.0           59.4
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

815,351 - 2,000,000                             24            36,875,070        2.0      5.8487       120         1.63
2,000,001 - 3,000,000                           32            81,736,204        4.4      5.6778       118         1.50
3,000,001 - 5,000,000                           42           172,071,630        9.3      5.6481       114         1.50
5,000,001 - 7,000,000                           20           118,531,847        6.4      5.6263       115         1.51
7,000,001 - 9,000,000                           12            93,388,479        5.0      5.6455       108         1.42
9,000,001 - 11,000,000                          14           138,633,055        7.5      5.5011       113         1.56
11,000,001 - 13,000,000                          7            82,060,132        4.4      5.6445       111         1.42
13,000,001 - 15,000,000                          4            57,436,000        3.1      5.5236       119         1.63
15,000,001 - 17,000,000                          5            80,200,866        4.3      5.4326       105         1.47
17,000,001 - 19,000,000                          5            89,800,000        4.8      5.5724       118         1.57
19,000,001 - 21,000,000                          1            19,836,941        1.1      5.7400       118         1.24
21,000,001 - 31,000,000                          5           121,489,018        6.5      5.5996       116         1.53
31,000,001 - 41,000,000                          4           132,847,625        7.1      5.4553       117         1.49
61,000,001 - 195,000,000                         6           633,897,086       34.1      5.3452       108         1.96
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                    AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

815,351 - 2,000,000                             1.59             58.6           49.1
2,000,001 - 3,000,000                           1.45             64.8           52.5
3,000,001 - 5,000,000                           1.41             67.9           57.5
5,000,001 - 7,000,000                           1.45             66.4           56.7
7,000,001 - 9,000,000                           1.37             68.4           57.9
9,000,001 - 11,000,000                          1.45             70.4           60.0
11,000,001 - 13,000,000                         1.39             68.9           58.4
13,000,001 - 15,000,000                         1.41             59.8           51.8
15,000,001 - 17,000,000                         1.30             74.0           65.5
17,000,001 - 19,000,000                         1.27             72.3           64.3
19,000,001 - 21,000,000                         1.24             70.8           54.7
21,000,001 - 31,000,000                         1.41             74.6           66.6
31,000,001 - 41,000,000                         1.27             78.9           69.4
61,000,001 - 195,000,000                        1.96             67.4           64.6
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: $815,351
Maximum: $195,000,000
Average: $10,269,635

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-1

                                 APPENDIX A (1)
                            MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                            NUMBER OF          AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            MORTGAGED       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
STATE                                       PROPERTIES       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

New York                                        14           292,204,864       15.7      5.2548       113         2.36
California                                      41           290,541,771       15.6      5.6032       117         1.56
   Southern California                          23           199,983,991       10.8      5.5771       117         1.57
   Northern California                          18            90,557,780        4.9      5.6609       118         1.53
Ohio                                            18           209,580,264       11.3      5.5797       119         1.48
Illinois                                         6           147,314,637        7.9      5.2341        75         1.97
New Jersey                                      14           142,855,624        7.7      5.5028       117         1.48
Pennsylvania                                     7           114,965,757        6.2      5.7074       115         1.42
Texas                                           12            83,772,287        4.5      5.4778       112         1.46
Washington                                       9            60,005,011        3.2      5.6622       109         1.32
Minnesota                                        6            58,584,800        3.2      5.3580       116         1.52
Georgia                                          8            57,464,992        3.1      5.6298       118         1.46
Connecticut                                      4            54,686,028        2.9      5.6022       118         1.41
Nevada                                           5            54,097,861        2.9      5.4597        98         1.48
Indiana                                          2            38,698,738        2.1      5.5049       119         1.45
Virginia                                         4            32,415,578        1.7      5.7521       119         1.67
Kentucky                                         3            30,368,723        1.6      5.5058       106         1.67
Michigan                                         2            18,427,578        1.0      5.6544        82         1.38
Massachusetts                                    2            17,111,448        0.9      5.7607       118         1.32
Maryland                                         3            16,210,628        0.9      5.6480       118         1.38
Arizona                                          4            15,264,711        0.8      5.6115       124         1.79
Utah                                             2            14,187,049        0.8      5.5628       118         1.35
Florida                                          2            13,693,899        0.7      5.6428       117         1.61
North Carolina                                   3            11,587,600        0.6      5.6998       118         1.39
Delaware                                         1             9,976,846        0.5      5.5800       118         1.51
Kansas                                           1             9,718,382        0.5      5.5700       118         1.50
Oregon                                           2             9,218,972        0.5      5.7391       119         1.34
Tennessee                                        2             7,970,542        0.4      5.8753       120         1.34
Colorado                                         2             7,369,789        0.4      5.7196       119         1.40
North Dakota                                     2             6,423,299        0.3      5.6038       116         1.55
Nebraska                                         2             6,229,308        0.3      5.4846       117         1.30
Alabama                                          1             6,210,000        0.3      5.7300       120         1.44
Louisiana                                        1             5,786,438        0.3      5.5200       118         1.35
Alaska                                           2             5,053,500        0.3      5.6914       118         1.45
New Hampshire                                    1             4,700,000        0.3      5.4220       118         1.47
Idaho                                            1             2,560,000        0.1      5.8700       118         1.46
Missouri                                         1             2,200,000        0.1      5.7520       118         1.64
New Mexico                                       1             1,347,029        0.1      5.8900       118         1.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        191        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
STATE                                       AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

New York                                        2.31             59.3           56.1
California                                      1.47             62.4           52.9
   Southern California                          1.47             63.4           53.8
   Northern California                          1.46             60.2           51.1
Ohio                                            1.45             78.7           75.3
Illinois                                        1.97             63.8           59.6
New Jersey                                      1.30             74.3           65.3
Pennsylvania                                    1.42             71.5           60.1
Texas                                           1.33             71.0           61.4
Washington                                      1.28             71.4           61.1
Minnesota                                       1.27             78.2           67.6
Georgia                                         1.30             75.1           66.6
Connecticut                                     1.40             75.7           68.7
Nevada                                          1.34             68.8           60.7
Indiana                                         1.45             78.9           77.1
Virginia                                        1.36             72.0           58.7
Kentucky                                        1.49             72.5           66.5
Michigan                                        1.23             76.7           69.3
Massachusetts                                   1.32             72.6           61.3
Maryland                                        1.38             57.5           45.0
Arizona                                         1.54             67.0           56.4
Utah                                            1.27             72.1           61.5
Florida                                         1.61             72.3           60.0
North Carolina                                  1.33             74.4           63.6
Delaware                                        1.51             64.8           54.5
Kansas                                          1.50             72.0           55.3
Oregon                                          1.17             77.5           68.6
Tennessee                                       1.34             72.5           61.4
Colorado                                        1.28             72.2           62.9
North Dakota                                    1.55             75.6           59.6
Nebraska                                        1.30             74.8           62.8
Alabama                                         1.44             61.5           51.9
Louisiana                                       1.35             68.1           57.1
Alaska                                          1.45             73.4           61.9
New Hampshire                                   1.20             78.3           68.6
Idaho                                           1.23             68.3           61.6
Missouri                                        1.33             73.3           70.2
New Mexico                                      1.47             65.4           55.5
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-2

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                            NUMBER OF          AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            MORTGAGED       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
PROPERTY TYPE                               PROPERTIES       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Retail                                          83           785,302,556       42.2      5.5698       115         1.49
Office                                          29           466,527,343       25.1      5.4629       104         1.64
Hospitality                                     13           273,794,663       14.7      5.2101       114         2.50
Multifamily                                     23           130,600,244        7.0      5.6001       107         1.38
Industrial                                      23            85,925,950        4.6      5.6257       118         1.44
Mixed Use                                        7            58,695,730        3.2      5.7730       119         1.40
Self Storage                                    12            54,615,210        2.9      5.6896       118         1.43
Manufactured Housing Community                   1             3,342,256        0.2      5.5900       118         1.42
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        191        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                               AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Retail                                          1.38             73.6           66.8
Office                                          1.57             68.6           60.7
Hospitality                                     2.47             58.5           54.4
Multifamily                                     1.27             69.1           60.0
Industrial                                      1.40             64.6           53.0
Mixed Use                                       1.39             68.7           56.3
Self Storage                                    1.36             67.3           55.3
Manufactured Housing Community                  1.42             62.9           52.9
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
MORTGAGE RATE (%)                         MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

4.9954% - 5.0000%                                1            98,231,280        5.3      4.9954        57         2.27
5.0001% - 5.2500%                               18           384,393,363       20.7      5.1085       110         2.24
5.2501% - 5.5000%                               31           213,020,639       11.5      5.3929       116         1.61
5.5001% - 5.7500%                               67           837,958,831       45.1      5.6255       117         1.42
5.7501% - 6.0000%                               52           296,919,060       16.0      5.8529       117         1.45
6.0001% - 6.2500%                                7            18,732,678        1.0      6.1519        87         1.26
6.2501% - 6.6000%                                5             9,548,101        0.5      6.4868       118         1.58
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                           AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

4.9954% - 5.0000%                               2.27             59.2           59.2
5.0001% - 5.2500%                               2.14             63.0           58.8
5.2501% - 5.5000%                               1.49             67.6           57.4
5.5001% - 5.7500%                               1.34             73.2           65.3
5.7501% - 6.0000%                               1.39             70.3           59.8
6.0001% - 6.2500%                               1.26             60.3           52.0
6.2501% - 6.6000%                               1.55             54.5           46.2
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: 4.9954%
Maximum: 6.6000%
Weighted Average: 5.5047%

REMAINING TERMS TO STATED MATURITY OR ARD

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

57 - 60                                          8           149,993,707        8.1      5.1539        57         2.01
61 - 84                                          2            18,229,454        1.0      5.4402        79         1.33
85 - 120                                       170         1,689,240,246       90.9      5.5360       117         1.63
121 - 178                                        1             1,340,545        0.1      6.1000       178         1.88
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)    AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

57 - 60                                         1.99             61.5           60.4
61 - 84                                         1.33             70.4           60.1
85 - 120                                        1.55             69.7           61.8
121 - 178                                       1.88             29.5            0.7
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: 57 mos.
Maximum: 178 mos.
Weighted Average: 112 mos.

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-3

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                      7            30,439,733        1.6      5.8722       102         1.16
1.21 - 1.30                                     36           298,021,789       16.0      5.7069       117         1.26
1.31 - 1.40                                     32           264,220,201       14.2      5.6442       112         1.36
1.41 - 1.50                                     38           451,386,162       24.3      5.5507       116         1.47
1.51 - 1.60                                     24           279,843,235       15.1      5.5472       118         1.55
1.61 - 1.70                                     15            82,916,765        4.5      5.5534       117         1.67
1.71 - 1.80                                      6            40,254,304        2.2      5.7458       118         1.77
1.81 - 1.90                                      8            48,848,114        2.6      5.4661       120         1.87
1.91 - 2.00                                      5            31,334,736        1.7      5.5155       105         1.94
2.01 - 2.10                                      1            12,267,813        0.7      5.1500       104         2.04
2.21 - 2.30                                      3           105,796,280        5.7      5.0098        58         2.27
2.31 - 2.50                                      1             3,467,113        0.2      5.4300       114         2.38
2.51 - 3.36                                      5           210,007,708       11.3      5.0465       114         2.81
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)             AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1.11 - 1.20                                     1.16             71.9           62.2
1.21 - 1.30                                     1.26             72.4           60.5
1.31 - 1.40                                     1.34             70.2           59.2
1.41 - 1.50                                     1.37             76.0           70.2
1.51 - 1.60                                     1.35             72.1           63.9
1.61 - 1.70                                     1.46             71.2           61.3
1.71 - 1.80                                     1.51             63.8           54.8
1.81 - 1.90                                     1.64             64.2           54.2
1.91 - 2.00                                     1.88             51.0           44.5
2.01 - 2.10                                     2.04             41.2           34.7
2.21 - 2.30                                     2.27             59.0           59.0
2.31 - 2.50                                     2.38             53.3           41.0
2.51 - 3.36                                     2.80             54.2           53.6
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: 1.11x
Maximum: 3.36x
Weighted Average: 1.66x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
DEBT SERVICE COVERAGE RATIO AFTER IO        NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
PERIOD(X)                                 MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                                     21           193,210,733       10.4      5.5736       116         1.41
1.21 - 1.30                                     52           501,410,789       27.0      5.6124       116         1.37
1.31 - 1.40                                     41           312,762,701       16.8      5.6105       112         1.43
1.41 - 1.50                                     26           324,696,162       17.5      5.5990       117         1.50
1.51 - 1.60                                     14           113,673,235        6.1      5.6656       118         1.62
1.61 - 1.70                                      6            27,089,265        1.5      5.6713       117         1.67
1.71 - 1.80                                      2            10,989,304        0.6      5.5383       119         1.76
1.81 - 1.90                                      5            16,098,114        0.9      5.4747       123         1.86
1.91 - 2.00                                      4            27,334,736        1.5      5.4841       103         1.95
2.01 - 2.10                                      1            12,267,813        0.7      5.1500       104         2.04
2.21 - 2.30                                      3           105,796,280        5.7      5.0098        58         2.27
2.31 - 2.50                                      1             3,467,113        0.2      5.4300       114         2.38
2.51 - 3.32                                      5           210,007,708       11.3      5.0465       114         2.81
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
DEBT SERVICE COVERAGE RATIO AFTER IO                DSCR    CUT-OFF DATE       BALLOON
PERIOD(X)                                   AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1.10 - 1.20                                     1.18             75.8           67.1
1.21 - 1.30                                     1.26             74.0           63.7
1.31 - 1.40                                     1.36             69.7           58.8
1.41 - 1.50                                     1.46             74.7           69.8
1.51 - 1.60                                     1.53             66.8           58.0
1.61 - 1.70                                     1.67             65.3           54.8
1.71 - 1.80                                     1.76             58.4           55.3
1.81 - 1.90                                     1.86             52.2           39.7
1.91 - 2.00                                     1.95             49.4           43.9
2.01 - 2.10                                     2.04             41.2           34.7
2.21 - 2.30                                     2.27             59.0           59.0
2.31 - 2.50                                     2.38             53.3           41.0
2.51 - 3.32                                     2.80             54.2           53.6
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: 1.10x
Maximum: 3.32x
Weighted Average: 1.58x

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-4

                                 APPENDIX A (1)
                           MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

16.8% - 40.0%                                    6            11,700,377        0.6      5.6183       125         2.35
40.1% - 45.0%                                    6            33,510,202        1.8      5.2439       112         2.12
45.1% - 50.0%                                    7            31,286,552        1.7      5.6220       119         1.90
50.1% - 55.0%                                    8            30,624,262        1.6      5.7692       112         1.50
55.1% - 60.0%                                   18           394,057,727       21.2      5.1749        98         2.34
60.1% - 65.0%                                   16            72,596,317        3.9      5.7073       117         1.52
65.1% - 70.0%                                   30           186,257,465       10.0      5.5346       116         1.52
70.1% - 75.0%                                   46           472,355,949       25.4      5.6719       114         1.40
75.1% - 80.0%                                   39           372,671,130       20.0      5.5858       117         1.46
80.1% - 81.8%                                    5           253,743,972       13.7      5.4892       118         1.43
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)        AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

16.8% - 40.0%                                   2.23             30.3           15.5
40.1% - 45.0%                                   2.11             41.6           33.6
45.1% - 50.0%                                   1.90             46.8           39.2
50.1% - 55.0%                                   1.50             53.4           42.1
55.1% - 60.0%                                   2.31             57.1           55.2
60.1% - 65.0%                                   1.48             62.6           52.4
65.1% - 70.0%                                   1.39             68.0           58.3
70.1% - 75.0%                                   1.33             72.2           61.9
75.1% - 80.0%                                   1.28             78.4           68.4
80.1% - 81.8%                                   1.39             80.5           77.4
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: 16.8%
Maximum: 81.8%
Weighted Average: 69.0%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

0.6% - 25.0%                                     4             7,804,205        0.4      5.6596       129         2.31
25.1% - 30.0%                                    2             4,887,331        0.3      5.5075       118         2.54
30.1% - 35.0%                                    3            22,974,163        1.2      5.1786       109         2.30
35.1% - 40.0%                                   10            39,118,282        2.1      5.4865       119         1.72
40.1% - 45.0%                                    9            39,591,482        2.1      5.7680       118         1.60
45.1% - 50.0%                                   11            58,696,100        3.2      5.6337       118         1.49
50.1% - 55.0%                                   24           135,053,605        7.3      5.7082       114         1.44
55.1% - 60.0%                                   34           555,054,820       29.9      5.2910       104         2.10
60.1% - 65.0%                                   34           325,050,667       17.5      5.6902       115         1.38
65.1% - 70.0%                                   36           306,360,798       16.5      5.5255       114         1.44
70.1% - 80.2%                                   14           364,212,500       19.6      5.5414       117         1.48
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        181        $1,858,803,953      100.0%     5.5047%      112         1.66X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)             AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

0.6% - 25.0%                                    2.31             27.9            7.9
25.1% - 30.0%                                   2.25             37.9           28.3
30.1% - 35.0%                                   2.30             40.9           33.1
35.1% - 40.0%                                   1.71             47.0           37.6
40.1% - 45.0%                                   1.60             54.2           41.8
45.1% - 50.0%                                   1.38             58.3           48.4
50.1% - 55.0%                                   1.39             63.4           52.7
55.1% - 60.0%                                   2.06             62.6           57.4
60.1% - 65.0%                                   1.31             72.7           62.0
65.1% - 70.0%                                   1.27             77.7           67.9
70.1% - 80.2%                                   1.36             79.2           76.0
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.58X            69.0%          61.6%
======================================================================================

Minimum: 0.6%
Maximum: 80.2%
Weighted Average: 61.6%

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-5

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
LOAN SELLER                               MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          19           725,616,896       42.0      5.3628       109         1.91
Wells Fargo Bank, N.A.                          54           363,086,310       21.0      5.5375       112         1.52
Prudential Mortgage Capital Funding             35           282,020,784       16.3      5.6644       118         1.47
Nationwide Life Insurance Co.                   12           155,962,082        9.0      5.6303       116         1.56
Principal Commercial Funding, LLC.              29           150,280,941        8.7      5.5299       113         1.58
Principal Commercial Funding II, LLC             9            49,590,611        2.9      5.7129       119         1.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                 AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.          1.86             68.8           65.7
Wells Fargo Bank, N.A.                          1.42             68.9           58.4
Prudential Mortgage Capital Funding             1.37             70.5           60.5
Nationwide Life Insurance Co.                   1.47             70.8           60.4
Principal Commercial Funding, LLC.              1.49             65.8           55.3
Principal Commercial Funding II, LLC            1.35             69.0           59.4
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

815,351 - 2,000,000                             21            31,562,722        1.8      5.8453       121         1.68
2,000,001 - 3,000,000                           29            73,942,920        4.3      5.6971       118         1.52
3,000,001 - 5,000,000                           34           138,549,657        8.0      5.6214       117         1.54
5,000,001 - 7,000,000                           17           101,231,234        5.9      5.6215       114         1.54
7,000,001 - 9,000,000                           10            78,247,216        4.5      5.6388       108         1.45
9,000,001 - 11,000,000                          12           118,056,208        6.8      5.4936       118         1.57
11,000,001 - 13,000,000                          7            82,060,132        4.8      5.6445       111         1.42
13,000,001 - 15,000,000                          4            57,436,000        3.3      5.5236       119         1.63
15,000,001 - 17,000,000                          4            65,000,866        3.8      5.3700       101         1.52
17,000,001 - 19,000,000                          4            72,400,000        4.2      5.6859       118         1.56
19,000,001 - 21,000,000                          1            19,836,941        1.1      5.7400       118         1.24
21,000,001 - 31,000,000                          5           121,489,018        7.0      5.5996       116         1.53
31,000,001 - 41,000,000                          4           132,847,625        7.7      5.4553       117         1.49
61,000,001 - 195,000,000                         6           633,897,086       36.7      5.3452       108         1.96
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                    AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

815,351 - 2,000,000                             1.65             55.2           45.9
2,000,001 - 3,000,000                           1.47             64.6           52.4
3,000,001 - 5,000,000                           1.45             68.0           57.1
5,000,001 - 7,000,000                           1.48             66.2           56.3
7,000,001 - 9,000,000                           1.40             68.2           57.7
9,000,001 - 11,000,000                          1.47             70.5           59.5
11,000,001 - 13,000,000                         1.39             68.9           58.4
13,000,001 - 15,000,000                         1.41             59.8           51.8
15,000,001 - 17,000,000                         1.30             74.3           66.7
17,000,001 - 19,000,000                         1.27             73.0           65.0
19,000,001 - 21,000,000                         1.24             70.8           54.7
21,000,001 - 31,000,000                         1.41             74.6           66.6
31,000,001 - 41,000,000                         1.27             78.9           69.4
61,000,001 - 195,000,000                        1.96             67.4           64.6
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: $815,351
Maximum: $195,000,000
Average: $10,927,580

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-6

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                            NUMBER OF          AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            MORTGAGED       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
STATE                                      PROPERTIES        BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

California                                      39           281,612,825       16.3      5.6070       117         1.56
   Southern California                          22           196,641,734       11.4      5.5769       117         1.57
   Northern California                          17            84,971,091        4.9      5.6768       118         1.54
New York                                        11           281,028,302       16.3      5.2173       115         2.41
Ohio                                            17           207,700,264       12.0      5.5764       119         1.48
Illinois                                         6           147,314,637        8.5      5.2341        75         1.97
New Jersey                                      14           142,855,624        8.3      5.5028       117         1.48
Pennsylvania                                     6           109,701,832        6.4      5.6972       115         1.43
Texas                                           10            61,372,287        3.6      5.6045       111         1.42
Minnesota                                        5            55,586,051        3.2      5.3585       116         1.54
Georgia                                          7            55,230,458        3.2      5.6448       118         1.47
Connecticut                                      4            54,686,028        3.2      5.6022       118         1.41
Nevada                                           5            54,097,861        3.1      5.4597        98         1.48
Indiana                                          2            38,698,738        2.2      5.5049       119         1.45
Virginia                                         4            32,415,578        1.9      5.7521       119         1.67
Kentucky                                         3            30,368,723        1.8      5.5058       106         1.67
Washington                                       3            18,158,786        1.1      5.5931        96         1.41
Massachusetts                                    2            17,111,448        1.0      5.7607       118         1.32
Maryland                                         3            16,210,628        0.9      5.6480       118         1.38
Arizona                                          4            15,264,711        0.9      5.6115       124         1.79
Utah                                             2            14,187,049        0.8      5.5628       118         1.35
Florida                                          2            13,693,899        0.8      5.6428       117         1.61
Kansas                                           1             9,718,382        0.6      5.5700       118         1.50
Tennessee                                        2             7,970,542        0.5      5.8753       120         1.34
Michigan                                         1             7,827,578        0.5      5.8500       116         1.25
Colorado                                         2             7,369,789        0.4      5.7196       119         1.40
North Carolina                                   2             7,093,873        0.4      5.8011       118         1.43
Nebraska                                         2             6,229,308        0.4      5.4846       117         1.30
Alabama                                          1             6,210,000        0.4      5.7300       120         1.44
Louisiana                                        1             5,786,438        0.3      5.5200       118         1.35
Alaska                                           2             5,053,500        0.3      5.6914       118         1.45
North Dakota                                     1             4,986,484        0.3      5.5300       115         1.64
New Hampshire                                    1             4,700,000        0.3      5.4220       118         1.47
Oregon                                           1             2,768,972        0.2      5.9700       118         1.20
Missouri                                         1             2,200,000        0.1      5.7520       118         1.64
New Mexico                                       1             1,347,029        0.1      5.8900       118         1.47
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        168        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
STATE                                       AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

California                                      1.47             62.8           53.3
   Southern California                          1.47             63.4           53.8
   Northern California                          1.46             61.3           52.1
New York                                        2.36             59.4           56.2
Ohio                                            1.45             78.7           75.4
Illinois                                        1.97             63.8           59.6
New Jersey                                      1.30             74.3           65.3
Pennsylvania                                    1.43             71.1           59.8
Texas                                           1.35             70.7           60.6
Minnesota                                       1.27             79.3           69.2
Georgia                                         1.30             75.1           66.8
Connecticut                                     1.40             75.7           68.7
Nevada                                          1.34             68.8           60.7
Indiana                                         1.45             78.9           77.1
Virginia                                        1.36             72.0           58.7
Kentucky                                        1.49             72.5           66.5
Washington                                      1.33             69.5           61.4
Massachusetts                                   1.32             72.6           61.3
Maryland                                        1.38             57.5           45.0
Arizona                                         1.54             67.0           56.4
Utah                                            1.27             72.1           61.5
Florida                                         1.61             72.3           60.0
Kansas                                          1.50             72.0           55.3
Tennessee                                       1.34             72.5           61.4
Michigan                                        1.25             79.7           67.7
Colorado                                        1.28             72.2           62.9
North Carolina                                  1.33             77.9           67.2
Nebraska                                        1.30             74.8           62.8
Alabama                                         1.44             61.5           51.9
Louisiana                                       1.35             68.1           57.1
Alaska                                          1.45             73.4           61.9
North Dakota                                    1.64             74.4           57.3
New Hampshire                                   1.20             78.3           68.6
Oregon                                          1.20             72.7           61.8
Missouri                                        1.33             73.3           70.2
New Mexico                                      1.47             65.4           55.5
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-7

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                            NUMBER OF          AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            MORTGAGED       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
PROPERTY TYPE                              PROPERTIES        BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Retail                                          83           785,302,556       45.5      5.5698       115         1.49
Office                                          29           466,527,343       27.0      5.4629       104         1.64
Hospitality                                     13           273,794,663       15.9      5.2101       114         2.50
Industrial                                      23            85,925,950        5.0      5.6257       118         1.44
Mixed Use                                        7            58,695,730        3.4      5.7730       119         1.40
Self Storage                                    12            54,615,210        3.2      5.6896       118         1.43
Multifamily                                      1             1,696,172        0.1      5.7500       118         1.22
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        168        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                               AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Retail                                          1.38             73.6           66.8
Office                                          1.57             68.6           60.7
Hospitality                                     2.47             58.5           54.4
Industrial                                      1.40             64.6           53.0
Mixed Use                                       1.39             68.7           56.3
Self Storage                                    1.36             67.3           55.3
Multifamily                                     1.22             38.1           32.2
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
MORTGAGE RATE (%)                         MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

4.9954% - 5.0000%                                1            98,231,280        5.7      4.9954        57         2.27
5.0001% - 5.2500%                               16           361,993,363       21.0      5.1071       110         2.28
5.2501% - 5.5000%                               28           202,200,665       11.7      5.3943       116         1.63
5.5001% - 5.7500%                               58           767,970,310       44.5      5.6259       118         1.43
5.7501% - 6.0000%                               46           279,057,788       16.2      5.8526       117         1.46
6.0001% - 6.2500%                                4             7,556,117        0.4      6.0837       129         1.37
6.2501% - 6.6000%                                5             9,548,101        0.6      6.4868       118         1.58
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                           AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

4.9954% - 5.0000%                               2.27             59.2           59.2
5.0001% - 5.2500%                               2.20             62.5           58.5
5.2501% - 5.5000%                               1.50             68.3           58.2
5.5001% - 5.7500%                               1.35             73.4           65.7
5.7501% - 6.0000%                               1.40             70.0           59.4
6.0001% - 6.2500%                               1.37             64.7           49.4
6.2501% - 6.6000%                               1.55             54.5           46.2
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: 4.9954%
Maximum: 6.6000%
Weighted Average: 5.4975%

REMAINING TERMS TO STATED MATURITY OR ARD

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

57 - 60                                          4           128,217,146        7.4      5.0334        57         2.13
61 - 84                                          2            18,229,454        1.1      5.4402        79         1.33
85 - 120                                       151         1,578,770,479       91.4      5.5354       117         1.65
121 - 178                                        1             1,340,545        0.1      6.1000       178         1.88
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)    AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

57 - 60                                         2.13             60.8           60.2
61 - 84                                         1.33             70.4           60.1
85 - 120                                        1.57             69.7           62.0
121 - 178                                       1.88             29.5            0.7
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: 57 mos.
Maximum: 178 mos.
Weighted Average: 112 mos.

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-8

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.11 - 1.20                                      4            20,321,731        1.2      5.8131       118         1.15
1.21 - 1.30                                     27           247,907,981       14.4      5.7029       118         1.26
1.31 - 1.40                                     30           253,276,474       14.7      5.6462       111         1.36
1.41 - 1.50                                     32           422,692,217       24.5      5.5470       117         1.47
1.51 - 1.60                                     22           252,466,389       14.6      5.5767       118         1.54
1.61 - 1.70                                     14            77,916,765        4.5      5.5737       117         1.67
1.71 - 1.80                                      6            40,254,304        2.3      5.7458       118         1.77
1.81 - 1.90                                      8            48,848,114        2.8      5.4661       120         1.87
1.91 - 2.00                                      5            31,334,736        1.8      5.5155       105         1.94
2.01 - 2.10                                      1            12,267,813        0.7      5.1500       104         2.04
2.21 - 2.30                                      3           105,796,280        6.1      5.0098        58         2.27
2.31 - 2.50                                      1             3,467,113        0.2      5.4300       114         2.38
2.51 - 3.36                                      5           210,007,708       12.2      5.0465       114         2.81
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)             AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1.11 - 1.20                                     1.15             76.6           64.8
1.21 - 1.30                                     1.26             72.7           60.7
1.31 - 1.40                                     1.35             70.0           58.9
1.41 - 1.50                                     1.37             76.6           71.0
1.51 - 1.60                                     1.35             72.6           64.5
1.61 - 1.70                                     1.47             70.7           60.7
1.71 - 1.80                                     1.51             63.8           54.8
1.81 - 1.90                                     1.64             64.2           54.2
1.91 - 2.00                                     1.88             51.0           44.5
2.01 - 2.10                                     2.04             41.2           34.7
2.21 - 2.30                                     2.27             59.0           59.0
2.31 - 2.50                                     2.38             53.3           41.0
2.51 - 3.36                                     2.80             54.2           53.6
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: 1.11x
Maximum: 3.36x
Weighted Average: 1.68x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
DEBT SERVICE COVERAGE RATIO AFTER IO         NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
PERIOD (X)                                MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.10 - 1.20                                     16           171,917,731       10.0      5.5411       118         1.43
1.21 - 1.30                                     39           418,856,981       24.3      5.6196       118         1.37
1.31 - 1.40                                     39           303,268,974       17.6      5.6177       112         1.43
1.41 - 1.50                                     24           315,767,217       18.3      5.6023       117         1.50
1.51 - 1.60                                     13           103,696,389        6.0      5.6738       118         1.63
1.61 - 1.70                                      6            27,089,265        1.6      5.6713       117         1.67
1.71 - 1.80                                      2            10,989,304        0.6      5.5383       119         1.76
1.81 - 1.90                                      5            16,098,114        0.9      5.4747       123         1.86
1.91 - 2.00                                      4            27,334,736        1.6      5.4841       103         1.95
2.01 - 2.10                                      1            12,267,813        0.7      5.1500       104         2.04
2.21 - 2.30                                      3           105,796,280        6.1      5.0098        58         2.27
2.31 - 2.50                                      1             3,467,113        0.2      5.4300       114         2.38
2.51 - 3.32                                      5           210,007,708       12.2      5.0465       114         2.81
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
DEBT SERVICE COVERAGE RATIO AFTER IO                DSCR    CUT-OFF DATE       BALLOON
PERIOD (X)                                  AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1.10 - 1.20                                     1.19             76.5           67.6
1.21 - 1.30                                     1.26             74.5           64.1
1.31 - 1.40                                     1.36             69.6           58.6
1.41 - 1.50                                     1.46             75.4           70.6
1.51 - 1.60                                     1.53             67.0           58.4
1.61 - 1.70                                     1.67             65.3           54.8
1.71 - 1.80                                     1.76             58.4           55.3
1.81 - 1.90                                     1.86             52.2           39.7
1.91 - 2.00                                     1.95             49.4           43.9
2.01 - 2.10                                     2.04             41.2           34.7
2.21 - 2.30                                     2.27             59.0           59.0
2.31 - 2.50                                     2.38             53.3           41.0
2.51 - 3.32                                     2.80             54.2           53.6
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: 1.10x
Maximum: 3.32x
Weighted Average: 1.61x

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                       A-9

                                 APPENDIX A (1)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

16.8% - 40.0%                                    6            11,700,377        0.7      5.6183       125         2.35
40.1% - 45.0%                                    5            27,923,512        1.6      5.2087       110         2.26
45.1% - 50.0%                                    7            31,286,552        1.8      5.6220       119         1.90
50.1% - 55.0%                                    7            27,331,168        1.6      5.7175       118         1.54
55.1% - 60.0%                                   15           383,175,510       22.2      5.1525        98         2.37
60.1% - 65.0%                                   14            59,277,215        3.4      5.7354       117         1.52
65.1% - 70.0%                                   26           154,799,912        9.0      5.5744       116         1.53
70.1% - 75.0%                                   41           428,909,083       24.8      5.6735       115         1.41
75.1% - 80.0%                                   32           348,410,322       20.2      5.5825       117         1.47
80.1% - 81.8%                                    5           253,743,972       14.7      5.4892       118         1.43
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)        AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

16.8% - 40.0%                                   2.23             30.3           15.5
40.1% - 45.0%                                   2.25             41.4           33.1
45.1% - 50.0%                                   1.90             46.8           39.2
50.1% - 55.0%                                   1.54             53.3           41.1
55.1% - 60.0%                                   2.34             57.1           55.3
60.1% - 65.0%                                   1.48             62.2           52.0
65.1% - 70.0%                                   1.42             67.9           57.9
70.1% - 75.0%                                   1.34             72.1           61.7
75.1% - 80.0%                                   1.28             78.3           68.3
80.1% - 81.8%                                   1.39             80.5           77.4
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: 16.8%
Maximum: 81.8%
Weighted Average: 69.0%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

0.6% - 25.0%                                     4             7,804,205        0.5      5.6596       129         2.31
25.1% - 30.0%                                    2             4,887,331        0.3      5.5075       118         2.54
30.1% - 35.0%                                    3            22,974,163        1.3      5.1786       109         2.30
35.1% - 40.0%                                    8            30,532,843        1.8      5.5120       119         1.82
40.1% - 45.0%                                    9            39,591,482        2.3      5.7680       118         1.60
45.1% - 50.0%                                   11            58,696,100        3.4      5.6337       118         1.49
50.1% - 55.0%                                   20           114,848,942        6.7      5.6934       117         1.45
55.1% - 60.0%                                   31           539,266,266       31.2      5.2776       104         2.12
60.1% - 65.0%                                   27           270,009,266       15.6      5.7285       115         1.38
65.1% - 70.0%                                   32           295,784,526       17.1      5.5123       114         1.44
70.1% - 80.2%                                   11           342,162,500       19.8      5.5450       118         1.48
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        158        $1,726,557,625      100.0%     5.4975%      112         1.68X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)             AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

0.6% - 25.0%                                    2.31             27.9            7.9
25.1% - 30.0%                                   2.25             37.9           28.3
30.1% - 35.0%                                   2.30             40.9           33.1
35.1% - 40.0%                                   1.81             46.7           37.9
40.1% - 45.0%                                   1.60             54.2           41.8
45.1% - 50.0%                                   1.38             58.3           48.4
50.1% - 55.0%                                   1.40             63.8           52.5
55.1% - 60.0%                                   2.09             62.5           57.5
60.1% - 65.0%                                   1.32             72.9           62.1
65.1% - 70.0%                                   1.27             77.6           67.9
70.1% - 80.2%                                   1.37             79.4           76.3
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.61X            69.0%          61.8%
======================================================================================

Minimum: 0.6%
Maximum: 80.2%
Weighted Average: 61.8%

(1) For purposes of the prospectus supplement and this Appendix A, the
$98,231,280 SBC - Hoffman Estates pooled mortgage loan represents a 49.0%
portion of a pari passu note in a $200,472,000 first mortgage loan in a split loan structure comprised of two (2) pari passu notes. One (1) of such notes with a loan amount of $102,240,720 is not included in the trust. All LTV and DSCR figures in this table are based on the total $200,472,000 financing.

                                      A-10

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
LOAN SELLER                               MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding              6            43,738,261       33.1      5.3774       103         1.47
Wells Fargo Bank, N.A.                           9            40,549,660       30.7      5.6445       114         1.29
Principal Commercial Funding, LLC.               3            16,581,846       12.5      5.6761       118         1.49
Bear Stearns Commercial Mortgage, Inc.           4            16,176,561       12.2      5.9010        76         1.32
Nationwide Life Insurance Co.                    1            15,200,000       11.5      5.7000       120         1.28
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                 AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Prudential Mortgage Capital Funding             1.23             72.2           64.8
Wells Fargo Bank, N.A.                          1.29             67.3           56.1
Principal Commercial Funding, LLC.              1.39             68.7           58.7
Bear Stearns Commercial Mortgage, Inc.          1.22             64.4           59.1
Nationwide Life Insurance Co.                   1.28             72.4           60.2
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

CUT-OFF DATE BALANCES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                             NUMBER OF      CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
CUT-OFF DATE BALANCE ($)                  MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1,436,815 - 2,000,000                            3             5,312,348        4.0      5.8693       118         1.35
2,000,001 - 3,000,000                            3             7,793,284        5.9      5.4950       118         1.31
3,000,001 - 5,000,000                            8            33,521,973       25.3      5.7580        98         1.33
5,000,001 - 7,000,000                            3            17,300,614       13.1      5.6542       118         1.37
7,000,001 - 9,000,000                            2            15,141,263       11.4      5.6799       109         1.26
9,000,001 - 11,000,000                           2            20,576,846       15.6      5.5439        87         1.49
15,000,001 - 17,000,000                          1            15,200,000       11.5      5.7000       120         1.28
17,000,001 - 17,400,000                          1            17,400,000       13.2      5.1000       116         1.58
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                    AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1,436,815 - 2,000,000                           1.26             78.7           67.8
2,000,001 - 3,000,000                           1.23             66.5           52.8
3,000,001 - 5,000,000                           1.25             67.6           59.5
5,000,001 - 7,000,000                           1.27             67.7           58.8
7,000,001 - 9,000,000                           1.26             69.8           59.4
9,000,001 - 11,000,000                          1.36             69.7           62.7
15,000,001 - 17,000,000                         1.28             72.4           60.2
17,000,001 - 17,400,000                         1.25             69.2           61.5
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: $1,436,815
Maximum: $17,400,000
Average: $5,749,840

                                      A-11

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                            NUMBER OF          AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            MORTGAGED       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
STATE                                      PROPERTIES        BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Washington                                       6            41,846,225       31.6      5.6922       115         1.28
Texas                                            2            22,400,000       16.9      5.1306       116         1.59
New York                                         3            11,176,561        8.5      6.1980        58         1.18
Michigan                                         1            10,600,000        8.0      5.5100        57         1.47
Delaware                                         1             9,976,846        7.5      5.5800       118         1.51
California                                       2             8,928,946        6.8      5.4836       118         1.43
   Northern California                           1             5,586,690        4.2      5.4200       118         1.43
   Southern California                           1             3,342,256        2.5      5.5900       118         1.42
Oregon                                           1             6,450,000        4.9      5.6400       119         1.40
Pennsylvania                                     1             5,263,924        4.0      5.9200       117         1.26
North Carolina                                   1             4,493,726        3.4      5.5400       119         1.33
Minnesota                                        1             2,998,749        2.3      5.3500       117         1.26
Idaho                                            1             2,560,000        1.9      5.8700       118         1.46
Georgia                                          1             2,234,534        1.7      5.2600       118         1.20
Ohio                                             1             1,880,000        1.4      5.9500       118         1.50
North Dakota                                     1             1,436,815        1.1      5.8600       118         1.26
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
STATE                                       AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Washington                                      1.25             72.2           60.9
Texas                                           1.26             71.6           63.7
New York                                        1.18             57.4           53.7
Michigan                                        1.21             74.4           70.4
Delaware                                        1.51             64.8           54.5
California                                      1.43             50.2           42.1
   Northern California                          1.43             42.6           35.7
   Southern California                          1.42             62.9           52.9
Oregon                                          1.15             79.6           71.5
Pennsylvania                                    1.26             79.8           67.8
North Carolina                                  1.33             68.9           57.8
Minnesota                                       1.26             58.2           37.7
Idaho                                           1.23             68.3           61.6
Georgia                                         1.20             75.7           63.1
Ohio                                            1.26             76.7           68.0
North Dakota                                    1.26             79.8           67.7
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                            NUMBER OF          AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            MORTGAGED       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
PROPERTY TYPE                               PROPERTIES       BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

Multifamily                                     22           128,904,072       97.5      5.5981       107         1.38
Manufactured Housing Community                   1             3,342,256        2.5      5.5900       118         1.42
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                               AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

Multifamily                                     1.27             69.5           60.4
Manufactured Housing Community                  1.42             62.9           52.9
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

MORTGAGE RATES

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
MORTGAGE RATE (%)                         MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

5.1000% - 5.2500%                                2            22,400,000       16.9      5.1306       116         1.59
5.2501% - 5.5000%                                3            10,819,973        8.2      5.3676       118         1.34
5.5001% - 5.7500%                                9            69,988,521       52.9      5.6208       107         1.35
5.7501% - 6.0000%                                6            17,861,273       13.5      5.8581       118         1.36
6.0001% - 6.1980%                                3            11,176,561        8.5      6.1980        58         1.18
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                           AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

5.1000% - 5.2500%                               1.26             71.6           63.7
5.2501% - 5.5000%                               1.34             53.8           41.9
5.5001% - 5.7500%                               1.29             71.2           61.5
5.7501% - 6.0000%                               1.24             76.2           65.8
6.0001% - 6.1980%                               1.18             57.4           53.7
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: 5.1000%
Maximum: 6.1980%
Weighted Average: 5.5979%

                                      A-12

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
REMAINING TERM TO STATED MATURITY (MOS.)  MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

57 - 60                                          4            21,776,561       16.5      5.8631        58         1.32
85 - 120                                        19           110,469,767       83.5      5.5456       117         1.39
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)    AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

57 - 60                                         1.19             65.7           61.8
85 - 120                                        1.29             70.1           59.8
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: 57 mos.
Maximum: 120 mos.
Weighted Average: 107 mos.

DEBT SERVICE COVERAGE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
DEBT SERVICE COVERAGE RATIO (X)           MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.14 - 1.20                                      3            10,118,002        7.7      5.9908        71         1.17
1.21 - 1.30                                      9            50,113,808       37.9      5.7264       112         1.26
1.31 - 1.40                                      2            10,943,726        8.3      5.5989       119         1.37
1.41 - 1.50                                      6            28,693,946       21.7      5.6056        96         1.45
1.51 - 1.60                                      2            27,376,846       20.7      5.2749       117         1.55
1.61 - 1.64                                      1             5,000,000        3.8      5.2370       115         1.64
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)             AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1.14 - 1.20                                     1.17             62.6           56.8
1.21 - 1.30                                     1.26             71.0           59.5
1.31 - 1.40                                     1.22             75.2           65.9
1.41 - 1.50                                     1.28             66.4           59.6
1.51 - 1.60                                     1.34             67.6           58.9
1.61 - 1.64                                     1.31             80.0           71.3
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: 1.14x
Maximum: 1.64x
Weighted Average: 1.38x

DEBT SERVICE COVERAGE RATIOS AFTER IO PERIOD

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
DEBT SERVICE COVERAGE RATIO AFTER IO        NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
PERIOD (X)                                MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

1.14 - 1.20                                      5            21,293,002       16.1      5.8356        96         1.30
1.21 - 1.30                                     13            82,553,808       62.4      5.5761       106         1.36
1.31 - 1.40                                      2             9,493,726        7.2      5.3804       117         1.49
1.41 - 1.50                                      2             8,928,946        6.8      5.4836       118         1.43
1.51                                             1             9,976,846        7.5      5.5800       118         1.51
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
DEBT SERVICE COVERAGE RATIO AFTER IO                DSCR    CUT-OFF DATE       BALLOON
PERIOD (X)                                  AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

1.14 - 1.20                                     1.17             70.2           62.8
1.21 - 1.30                                     1.25             71.1           61.6
1.31 - 1.40                                     1.32             74.7           64.9
1.41 - 1.50                                     1.43             50.2           42.1
1.51                                            1.51             64.8           54.5
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: 1.14x Maximum: 1.51x
Weighted Average: 1.27x

                                      A-13

                                   APPENDIX A
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)      MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

42.6% - 45.0%                                    1             5,586,690        4.2      5.4200       118         1.43
50.1% - 55.0%                                    1             3,293,094        2.5      6.1980        58         1.21
55.1% - 60.0%                                    3            10,882,217        8.2      5.9643        74         1.19
60.1% - 65.0%                                    2            13,319,102       10.1      5.5825       118         1.49
65.1% - 70.0%                                    4            31,457,552       23.8      5.3391       117         1.45
70.1% - 75.0%                                    5            43,446,866       32.9      5.6561       101         1.34
75.1% - 80.0%                                    7            24,260,807       18.3      5.6329       117         1.39
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)        AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

42.6% - 45.0%                                   1.43             42.6           35.7
50.1% - 55.0%                                   1.21             53.9           50.5
55.1% - 60.0%                                   1.19             58.7           50.3
60.1% - 65.0%                                   1.49             64.3           54.1
65.1% - 70.0%                                   1.25             68.9           60.1
70.1% - 75.0%                                   1.25             73.0           63.5
75.1% - 80.0%                                   1.24             79.2           69.1
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: 42.6%
Maximum: 80.0%
Weighted Average: 69.3%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------
                                                                            PERCENT BY  WEIGHTED     WEIGHTED
                                                               AGGREGATE     AGGREGATE   AVERAGE      AVERAGE  WEIGHTED
                                            NUMBER OF       CUT-OFF DATE  CUT-OFF DATE  MORTGAGE    REMAINING   AVERAGE
BALLOON LOAN-TO-VALUE RATIO (%)           MORTGAGE LOANS     BALANCE ($)   BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)
-----------------------------------------------------------------------------------------------------------------------

35.7% - 40.0%                                    2             8,585,439        6.5      5.3956       118         1.37
50.1% - 55.0%                                    4            20,204,663       15.3      5.7923        98         1.38
55.1% - 60.0%                                    3            15,788,553       11.9      5.7499       102         1.24
60.1% - 65.0%                                    7            55,041,401       41.6      5.5023       115         1.39
65.1% - 70.0%                                    4            10,576,273        8.0      5.8945       118         1.30
70.1% - 71.5%                                    3            22,050,000       16.7      5.4861        88         1.49
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         23        $  132,246,328      100.0%     5.5979%      107         1.38X
=======================================================================================================================

--------------------------------------------------------------------------------------
                                                WEIGHTED        WEIGHTED      WEIGHTED
                                                 AVERAGE         AVERAGE       AVERAGE
                                                    DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)             AFTER IO (X)         LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

35.7% - 40.0%                                   1.37             48.0           36.4
50.1% - 55.0%                                   1.38             61.6           53.6
55.1% - 60.0%                                   1.24             66.0           57.0
60.1% - 65.0%                                   1.25             71.4           61.4
65.1% - 70.0%                                   1.26             79.2           67.8
70.1% - 71.5%                                   1.22             77.2           70.9
--------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         1.27X            69.3%          60.2%
======================================================================================

Minimum: 35.7%
Maximum: 71.5%
Weighted Average: 60.2%

                                      A-14

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2006-PWR11

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
PROPERTIES

                                                                                  % OF                   % OF APPLICABLE
         CMSA        CMSA                                                    INITIAL POOL   LOAN GROUP     LOAN GROUP        # OF
  ID   LOAN NO.  PROPERTY NO.  PROPERTY NAME (1)                               BALANCE     (ONE OR TWO)      BALANCE      PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------

  1       1                    Soho/Tribeca Grand Portfolio                     10.5%          1              11.3%           2
 1-a                 1-001     Soho Grand                                        7.6%                          8.2%           1
 1-b                 1-002     Tribeca Grand                                     2.9%                          3.1%           1
  2       2                    Investcorp Retail Portfolio 1                     5.2%          1               5.6%           4
 2-a                 2-001     Coldwater Crossing                                1.9%                          2.0%           1
------------------------------------------------------------------------------------------------------------------------------------
 2-b                 2-002     Tuttle Crossing                                   1.6%                          1.7%           1
 2-c                 2-003     Western Hills Marketplace                         1.0%                          1.1%           1
 2-d                 2-004     Tri County Marketplace                            0.7%                          0.8%           1
  3       3                    Investcorp Retail Portfolio 2                     4.7%          1               5.1%           4
 3-a                 3-001     Taylor Square                                     3.0%                          3.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 3-b                 3-003     Governors Plaza                                   1.0%                          1.0%           1
 3-c                 3-003     Kings Mall II                                     0.5%                          0.5%           1
 3-d                 3-004     Montgomery Crossing                               0.4%                          0.4%           1
  4       4          4-001     SBC - Hoffman Estates                             5.3%          1               5.7%           1
  5       5                    Alexandria Portfolio                              4.8%          1               5.2%           4
------------------------------------------------------------------------------------------------------------------------------------
 5-a                 5-001     Alexandria Portfolio - Towne Center               2.1%                          2.3%           1
 5-b                 5-002     Alexandria Portfolio - Porter                     1.3%                          1.4%           1
 5-c                 5-003     Alexandria Portfolio - Nancy Ridge                0.7%                          0.8%           1
 5-d                 5-004     Alexandria Portfolio - Hartwell                   0.7%                          0.8%           1
  6       6          6-001     Heinz 57 Center                                   3.6%          1               3.9%           1
------------------------------------------------------------------------------------------------------------------------------------
  7       7          7-001     100 Broadway                                      1.9%          1               2.0%           1
  8       8          8-001     Riverdale Crossing                                1.8%          1               1.9%           1
  9       9          9-001     Hickory Point Mall                                1.8%          1               1.9%           1
  10      10        10-001     Grande Shopping Center                            1.7%          1               1.9%           1
  11      11        11-001     91-31 Queens Boulevard                            1.4%          1               1.5%           1
------------------------------------------------------------------------------------------------------------------------------------
  12      12        12-001     Wilton Corporate Center                           1.3%          1               1.4%           1
  13      13        13-001     Danbury Green                                     1.3%          1               1.4%           1
  14      14        14-001     Athens Promenade                                  1.3%          1               1.4%           1
  15      15        15-001     Brentwood Towne Square                            1.2%          1               1.3%           1
  16      16        16-001     36 West 47th Street                               1.1%          1               1.1%           1
------------------------------------------------------------------------------------------------------------------------------------
  17      17        17-001     Forum Center                                      1.0%          1               1.1%           1
  18      18        18-001     Mendham Mall                                      1.0%          1               1.1%           1
  19      19        19-001     Hawthorn Suites - Alexandria                      1.0%          1               1.0%           1
  20      20        20-001     Hollister Center                                  0.9%          1               1.0%           1
  21      21        21-001     MonteLago Apartments                              0.9%          2              13.2%           1
------------------------------------------------------------------------------------------------------------------------------------
  22      22        22-001     Smithridge Plaza                                  0.9%          1               1.0%           1
  23      23        23-001     411 Theodore Fremd Avenue                         0.9%          1               1.0%           1
  24      24        24-001     Huntington Park Retail                            0.8%          1               0.9%           1
  25      25        25-001     Marnell Corporate Center IV                       0.8%          1               0.9%           1
  26      26        26-001     Columbia Place Apartments                         0.8%          2              11.5%           1
------------------------------------------------------------------------------------------------------------------------------------
  27      27        27-001     De Anza Shopping Center                           0.8%          1               0.9%           1
  28      28        28-001     Lancaster Valley Central Community Center         0.8%          1               0.9%           1
  29      29        29-001     Plaza Del Obispo                                  0.8%          1               0.8%           1
  30      30        30-001     Mission Plaza Shopping Center                     0.7%          1               0.8%           1
  31      31        31-001     Sunrise Lake Village                              0.7%          1               0.7%           1
------------------------------------------------------------------------------------------------------------------------------------
  32      32        32-001     50 North La Cienega Building                      0.7%          1               0.7%           1
  33      33        33-001     Blazer Business Park                              0.7%          1               0.7%           1
  34      34        34-001     Flamingo Buffalo Center - Las Vegas               0.6%          1               0.7%           1
  35      35        35-001     Sunset Road Self Storage                          0.6%          1               0.7%           1
  36      36        36-001     Columbia Square Shopping Center I                 0.6%          1               0.6%           1
------------------------------------------------------------------------------------------------------------------------------------
  37      37        37-001     Courtyard by Marriot - Beachwood                  0.6%          1               0.6%           1
  38      38        38-001     Pleasant Valley Market Place                      0.6%          1               0.6%           1
  39      39        39-001     Metlox Retail                                     0.6%          1               0.6%           1
  40      40        40-001     Eastland Village                                  0.6%          2               8.0%           1
  41      41        41-001     Shoppes of South Semoran                          0.6%          1               0.6%           1
------------------------------------------------------------------------------------------------------------------------------------
  42      42        42-001     Naamans Apartments                                0.5%          2               7.5%           1
  43      43        43-001     20-30 Continental Drive                           0.5%          1               0.6%           1
  44      44        44-001     510 Bering                                        0.5%          1               0.6%           1
  45      45        45-001     Snellville Crossing                               0.5%          1               0.6%           1
  46      46        46-001     Hilton Garden Inn Overland Park                   0.5%          1               0.6%           1
------------------------------------------------------------------------------------------------------------------------------------
  47      47        47-001     801 & 901 Penhorn Avenue                          0.5%          1               0.6%           1
  48      48        48-001     Easten Shopping Center                            0.5%          1               0.5%           1
  49      49        49-001     Alma Elliott Square Shopping Center               0.5%          1               0.5%           1
  50      50        50-001     Trolley Corners                                   0.5%          1               0.5%           1
  51      51        51-001     Best Western - Seven Seas                         0.5%          1               0.5%           1
------------------------------------------------------------------------------------------------------------------------------------
  52      52        52-001     Beltline at Quorum                                0.5%          1               0.5%           1
  53      53        53-001     Wy'East Pointe Apartments                         0.4%          2               6.2%           1
  54      54        54-001     Sir Williams Court                                0.4%          1               0.5%           1
  55      55        55-001     8860 Industrial Avenue                            0.4%          1               0.5%           1
  56      56        56-001     Essex Place                                       0.4%          1               0.5%           1
------------------------------------------------------------------------------------------------------------------------------------
  57      57        57-001     Quakerbridge Village Commons                      0.4%          1               0.5%           1
  58      58        58-001     Troy Medical Office Building                      0.4%          1               0.5%           1
  59      59        59-001     Nicollet Plaza                                    0.4%          1               0.4%           1
  60      60        60-001     ezStorage - Columbia                              0.4%          1               0.4%           1
  61      61        61-001     Springhill Suites - Peoria                        0.4%          1               0.4%           1
------------------------------------------------------------------------------------------------------------------------------------
  62      62        62-001     Coventry Health Corporation                       0.4%          1               0.4%           1
  63      63        63-001     Stonegate Associates, LLC                         0.4%          2               5.3%           1
  64      64        64-001     King's Plaza                                      0.4%          1               0.4%           1
  65      65        65-001     60 Bay Street                                     0.3%          1               0.4%           1
  66      66        66-001     2952 Cobb Parkway                                 0.3%          1               0.4%           1
------------------------------------------------------------------------------------------------------------------------------------
  67      67        67-001     Park Place Plaza                                  0.3%          1               0.4%           1
  68      68        68-001     Woodlake Apartments                               0.3%          2               4.9%           1
  69      69        69-001     OSU Building                                      0.3%          1               0.4%           1
  70      70        70-001     Wedgwood Village Shopping Center                  0.3%          1               0.4%           1
  71      71        71-001     Greystone Park Retail & Office                    0.3%          1               0.4%           1
------------------------------------------------------------------------------------------------------------------------------------
  72      72        72-001     112 Magnolia Drive                                0.3%          1               0.4%           1
  73      73        73-001     Scranton Center                                   0.3%          1               0.3%           1
  74      74        74-001     The Storage Center - Coursey                      0.3%          1               0.3%           1
  75      75        75-001     155 Route 22 East                                 0.3%          1               0.3%           1
  76      76        76-001     Joiner Parkway Self Storage                       0.3%          1               0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  77      77        77-001     Flora - Oak Grove Apartments                      0.3%          2               4.2%           1
  78      78        78-001     2970 Presidential Drive                           0.3%          1               0.3%           1
  79      79        79-001     12836 Alondra Blvd.                               0.3%          1               0.3%           1
  80      80        80-001     ezStorage - Arbutus                               0.3%          1               0.3%           1
  81      81        81-001     Hawthorn Suites - Louisville                      0.3%          1               0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  82      82        82-001     Lindham Court Apartments                          0.3%          2               4.0%           1
  83      83        83-001     American Industrial Way                           0.3%          1               0.3%           1
  84      84        84-001     Regis Square Apartments                           0.3%          2               3.8%           1
  85      85        85-001     Totem Lake Plaza                                  0.3%          1               0.3%           1
  86      86        86-001     Holiday Inn Express Fargo                         0.3%          1               0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  87      87        87-001     Draper PAS Park                                   0.3%          1               0.3%           1
  88      88        88-001     134-136 Wooster Street                            0.3%          1               0.3%           1
  89      89        89-001     University Commons Apartments                     0.3%          2               3.6%           1
  90      90        90-001     Roosevelt Ridge Apartments                        0.3%          2               3.6%           1
  91      91        91-001     Shaw's Stratham                                   0.3%          1               0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  92      92        92-001     Olde Kingston Towne Center                        0.2%          1               0.3%           1
  93      93        93-001     Brookside Station                                 0.2%          1               0.3%           1
  94      94        94-001     Sunset Manor Apartments                           0.2%          2               3.4%           1
  95      95        95-001     89-55 Queens Boulevard                            0.2%          1               0.3%           1
  96      96        96-001     Madison/Manzanita Retail Center                   0.2%          1               0.3%           1
------------------------------------------------------------------------------------------------------------------------------------
  97      97        97-001     Holiday Inn Express Minnetonka                    0.2%          1               0.3%           1
  98      98        98-001     The Patio in Mission Viejo                        0.2%          1               0.3%           1
  99      99        99-001     Shoppes at Kings Grant                            0.2%          1               0.3%           1
 100     100        100-001    City View Village Shopping Center                 0.2%          1               0.2%           1
 101     101        101-001    1226 Sherman Avenue                               0.2%          2               3.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 102     102        102-001    Danville Shopping Center                          0.2%          1               0.2%           1
 103     103        103-001    Archworks Building                                0.2%          1               0.2%           1
 104     104        104-001    5 Sierra Gate Plaza                               0.2%          1               0.2%           1
 105     105        105-001    Shops at Breckinridge                             0.2%          1               0.2%           1
 106     106        106-001    Advo Building                                     0.2%          1               0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 107     107        107-001    Dayton Doubletree Hotel                           0.2%          1               0.2%           1
 108     108        108-001    73-77 Winthrop Ave. & 490 South Union Street      0.2%          1               0.2%           1
 109     109        109-001    Marc's Plaza                                      0.2%          1               0.2%           1
 110     110        110-001    Planet Self Storage - Washington                  0.2%          1               0.2%           1
 111     111        111-001    550 West 53rd Street                              0.2%          1               0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 112     112        112-001    The Pico Building                                 0.2%          1               0.2%           1
 113     113        113-001    Grand Corners - TJ Maxx & shops                   0.2%          1               0.2%           1
 114     114        114-001    Security Public Storage - Modesto (Woodland)      0.2%          1               0.2%           1
 115     115        115-001    Gabilan Plaza                                     0.2%          1               0.2%           1
 116     116        116-001    3041 Holland Avenue                               0.2%          2               2.7%           1
------------------------------------------------------------------------------------------------------------------------------------
 117     117        117-001    Zocalo Center                                     0.2%          1               0.2%           1
 118     118        118-001    Days Inn - Convention Center                      0.2%          1               0.2%           1
 119     119        119-001    Memphis Industrial                                0.2%          1               0.2%           1
 120     120        120-001    North Main Street Industrial Park Building A      0.2%          1               0.2%           1
 121     121        121-001    Bonita Vista MHP                                  0.2%          2               2.5%           1
------------------------------------------------------------------------------------------------------------------------------------
 122     122        122-001    3031 Holland Avenue                               0.2%          2               2.5%           1
 123     123        123-001    567 East Townline Road                            0.2%          1               0.2%           1
 124     124        124-001    Crocker Corner                                    0.2%          1               0.2%           1
 125     125        125-001    The Wanalda Building                              0.2%          1               0.2%           1
 126     126        126-001    Walnut Towers Apartments                          0.2%          2               2.3%           1
------------------------------------------------------------------------------------------------------------------------------------
 127     127        127-001    FM 1960 & Eldridge Shopping Center                0.2%          1               0.2%           1
 128     128        128-001    Security Public Storage - Sacramento III          0.2%          1               0.2%           1
 129     129        129-001    2600-2620 Commerce Drive                          0.2%          1               0.2%           1
 130     130        130-001    Fullerton Industrial Park                         0.2%          1               0.2%           1
 131     131        131-001    3390 Rand Road                                    0.2%          1               0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 132     132        132-001    1200 Wilshire Boulevard                           0.2%          1               0.2%           1
 133     133        133-001    The Triangle Building                             0.1%          1               0.2%           1
 134     134        134-001    Federal Express Distribution Center - Alaska      0.1%          1               0.2%           1
 135     135        135-001    Raeford-Hoke Village                              0.1%          1               0.2%           1
 136     136        136-001    Prairie Crossings                                 0.1%          1               0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 137     137        137-001    829 Oak Park                                      0.1%          1               0.2%           1
 138     138        138-001    Campostella Self Storage                          0.1%          1               0.2%           1
 139     139        139-001    303 Louisiana Ave                                 0.1%          1               0.2%           1
 140     140        140-001    192 Westport Avenue                               0.1%          1               0.2%           1
 141     141        141-001    Heisley Pointe                                    0.1%          1               0.2%           1
------------------------------------------------------------------------------------------------------------------------------------
 142     142        142-001    Plaza 120                                         0.1%          1               0.2%           1
 143     143        143-001    Sand Creek Apartments                             0.1%          2               1.9%           1
 144     144        144-001    Milford Panera                                    0.1%          1               0.1%           1
 145     145        145-001    Planet Self Storage - New Milford                 0.1%          1               0.1%           1
 146     146        146-001    The Long Realty Building                          0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 147     147        147-001    1841 Route 6                                      0.1%          1               0.1%           1
 148     148        148-001    153 East Broadway                                 0.1%          1               0.1%           1
 149     149        149-001    Kinko's - Henderson                               0.1%          1               0.1%           1
 150     150        150-001    Emerald Building                                  0.1%          1               0.1%           1
 151     151        151-001    Fountain Plaza                                    0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 152     152        152-001    Meadow Lane Apartments                            0.1%          2               1.7%           1
 153     153        153-001    Staples Missouri                                  0.1%          1               0.1%           1
 154     154        154-001    7435 West Cactus                                  0.1%          1               0.1%           1
 155     155        155-001    Antioch Mini Storage                              0.1%          1               0.1%           1
 156     156        156-001    2085 Peck Road                                    0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 157     157        157-001    The Malibu                                        0.1%          1               0.1%           1
 158     158        158-001    531-535 Cowper Street                             0.1%          1               0.1%           1
 159     159        159-001    Blossom Commons Retail                            0.1%          1               0.1%           1
 160     160        160-001    Autumn Park                                       0.1%          2               1.5%           1
 161     161        161-001    14621 and 12415-12417 Ventura Boulevard           0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 162     162        162-001    Woodcroft Apartments                              0.1%          2               1.4%           1
 163     163        163-001    One Westwood Avenue                               0.1%          1               0.1%           1
 164     164        164-001    Wendy's and Ruby Tuesday Old Bridge               0.1%          1               0.1%           1
 165     165        165-001    600 Federal Boulevard                             0.1%          1               0.1%           1
 166     166        166-001    CVS - Washington Court House                      0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 167     167        167-001    West Third Avenue Apartments                      0.1%          1               0.1%           1
 168     168        168-001    Wooten Village Shopping Center                    0.1%          1               0.1%           1
 169     169        169-001    14272 Chambers Road Industrial                    0.1%          1               0.1%           1
 170     170        170-001    3 Faraday                                         0.1%          1               0.1%           1
 171     171        171-001    DeSerpa - Plaza Circle Commercial Building        0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 172     172        172-001    104 New Era                                       0.1%          1               0.1%           1
 173     173        173-001    Ridgemont / Kremer Apartments                     0.1%          2               1.1%           1
 174     174        174-001    Las Ventanas - NM                                 0.1%          1               0.1%           1
 175     175        175-001    2929 West Valencia Road                           0.1%          1               0.1%           1
 176     176        176-001    3010 Olcott Street                                0.1%          1               0.1%           1
------------------------------------------------------------------------------------------------------------------------------------
 177     177        177-001    DeSerpa - Broadway Plaza                          0.1%          1               0.1%           1
 178     178        178-001    431 Commerce Park Drive                           0.1%          1               0.1%           1
 179     179        179-001    Birdneck SS                                       0.1%          1               0.1%           1
 180     180        180-001    Blockbuster - League City                         0.1%          1               0.1%           1
 181     181        181-001    Robert-Wentworth Retail Corner                    0.0%          1               0.0%           1
------------------------------------------------------------------------------------------------------------------------------------

         MORTGAGE                                                CUT-OFF               BALANCE  GENERAL
           LOAN           LOAN PURPOSE          ORIGINAL            DATE                    AT  PROPERTY
  ID    SELLER (2)  (REFINANCE/ACQUISITION)  BALANCE ($)  BALANCE (3)($)    MATURITY OR ARD($)  TYPE
------------------------------------------------------------------------------------------------------------------------------------

  1       BSCMI            Refinance         195,000,000     195,000,000           195,000,000  Hospitality
 1-a      BSCMI                              142,000,000     142,000,000           142,000,000  Hospitality
 1-b      BSCMI                               53,000,000      53,000,000            53,000,000  Hospitality
  2       BSCMI           Acquisition         96,120,000      96,120,000            96,120,000  Retail
 2-a      BSCMI                               34,420,000      34,420,000            34,420,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
 2-b      BSCMI                               28,880,000      28,880,000            28,880,000  Retail
 2-c      BSCMI                               19,260,000      19,260,000            19,260,000  Retail
 2-d      BSCMI                               13,560,000      13,560,000            13,560,000  Retail
  3       BSCMI           Acquisition         88,260,000      88,260,000            88,260,000  Retail
 3-a      BSCMI                               55,000,000      55,000,000            55,000,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
 3-b      BSCMI                               18,000,000      18,000,000            18,000,000  Retail
 3-c      BSCMI                                8,750,000       8,750,000             8,750,000  Retail
 3-d      BSCMI                                6,510,000       6,510,000             6,510,000  Retail
  4       BSCMI           Acquisition         98,231,280      98,231,280            98,231,280  Office
  5       BSCMI            Refinance          89,580,000      89,377,738            75,500,561  Office
------------------------------------------------------------------------------------------------------------------------------------
 5-a      BSCMI                               39,520,000      39,430,768            33,308,575  Office
 5-b      BSCMI                               23,660,000      23,606,578            19,941,318  Office
 5-c      BSCMI                               13,250,000      13,220,083            11,167,475  Office
 5-d      BSCMI                               13,150,000      13,120,309            11,083,192  Office
  6        NLIC            Refinance          67,000,000      66,908,068            56,390,270  Office
------------------------------------------------------------------------------------------------------------------------------------
  7       BSCMI            Refinance          34,600,000      34,600,000            31,626,021  Retail
  8        WFB             Refinance          33,200,000      33,200,000            29,573,697  Retail
  9        WFB            Acquisition         33,150,000      33,047,625            27,690,441  Retail
  10       PCF             Refinance          32,000,000      32,000,000            27,890,201  Retail
  11       NLIC            Refinance          26,250,000      26,250,000            23,010,644  Office
------------------------------------------------------------------------------------------------------------------------------------
  12       PMCF           Acquisition         25,000,000      24,939,597            20,806,046  Office
  13       PMCF            Refinance          24,700,000      24,700,000            24,700,000  Retail
  14      BSCMI            Refinance          24,000,000      24,000,000            21,526,712  Retail
  15       NLIC            Refinance          22,000,000      21,599,421            18,606,797  Retail
  16       WFB             Refinance          19,900,000      19,836,941            15,319,904  Mixed Use
------------------------------------------------------------------------------------------------------------------------------------
  17      BSCMI           Acquisition         19,000,000      19,000,000            17,674,246  Retail
  18       PMCF           Acquisition         18,200,000      18,200,000            16,977,397  Retail
  19       PMCF           Acquisition         17,700,000      17,700,000            14,209,903  Hospitality
  20      PCF II           Refinance          17,500,000      17,500,000            15,419,729  Office
  21       PMCF           Acquisition         17,400,000      17,400,000            15,460,304  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  22       WFB             Refinance          16,900,000      16,840,866            15,652,681  Retail
  23      BSCMI           Acquisition         16,800,000      16,800,000            15,671,656  Office
  24       WFB             Refinance          15,760,000      15,760,000            13,746,507  Retail
  25       PMCF            Refinance          15,600,000      15,600,000            13,325,769  Office
  26       NLIC            Refinance          15,200,000      15,200,000            12,644,979  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
  27       PMCF            Refinance          15,000,000      15,000,000            12,520,162  Retail
  28       WFB             Refinance          14,936,000      14,936,000            12,826,842  Retail
  29       WFB             Refinance          14,000,000      14,000,000            12,202,909  Retail
  30      BSCMI           Acquisition         13,500,000      13,500,000            12,127,922  Retail
  31       WFB             Refinance          12,850,000      12,850,000            10,896,271  Mixed Use
------------------------------------------------------------------------------------------------------------------------------------
  32       WFB            Acquisition         12,500,000      12,267,813            10,347,339  Office
  33       PMCF            Refinance          12,125,000      12,125,000            10,671,278  Office
  34       WFB            Acquisition         11,400,000      11,364,491             9,629,841  Retail
  35       PMCF            Refinance          11,250,000      11,224,375             9,466,616  Self Storage
  36       WFB             Refinance          11,200,000      11,163,152            10,040,118  Retail
------------------------------------------------------------------------------------------------------------------------------------
  37       WFB            Acquisition         11,100,000      11,065,301             8,574,269  Hospitality
  38      BSCMI           Acquisition         11,000,000      11,000,000             9,655,760  Retail
  39       PMCF            Refinance          11,000,000      10,976,106             9,336,108  Mixed Use
  40       PMCF            Refinance          10,600,000      10,600,000            10,030,960  Multifamily
  41      BSCMI            Refinance          10,250,000      10,226,786             8,634,207  Retail
------------------------------------------------------------------------------------------------------------------------------------
  42       PCF             Refinance          10,000,000       9,976,846             8,389,363  Multifamily
  43      BSCMI            Refinance          10,000,000       9,976,208             8,346,771  Industrial
  44       WFB            Acquisition          9,850,000       9,850,000             8,781,360  Office
  45      PCF II           Refinance           9,850,000       9,836,499             8,292,699  Retail
  46       WFB             Refinance           9,750,000       9,718,382             7,462,420  Hospitality
------------------------------------------------------------------------------------------------------------------------------------
  47       PCF             Refinance           9,520,000       9,520,000             7,886,142  Industrial
  48       WFB            Acquisition          9,370,000       9,370,000             7,986,125  Retail
  49       PMCF           Acquisition          9,335,000       9,335,000             8,225,557  Retail
  50       PMCF           Acquisition          9,250,000       9,237,049             7,740,506  Mixed Use
  51       WFB             Refinance           9,100,000       9,010,178             6,853,700  Hospitality
------------------------------------------------------------------------------------------------------------------------------------
  52       PMCF            Refinance           8,950,000       8,937,694             7,528,205  Retail
  53       WFB             Refinance           8,300,000       8,137,437             6,997,632  Multifamily
  54       NLIC            Refinance           8,000,000       8,000,000             7,067,201  Office
  55       PCF             Refinance           8,000,000       7,985,477             6,164,290  Industrial
  56       PMCF            Refinance           7,950,000       7,950,000             6,680,850  Office
------------------------------------------------------------------------------------------------------------------------------------
  57       PCF             Refinance           8,000,000       7,910,242             6,737,156  Retail
  58       PMCF            Refinance           7,860,000       7,827,578             6,647,779  Office
  59       PCF            Acquisition          7,760,000       7,760,000             6,721,794  Retail
  60       PMCF            Refinance           7,775,000       7,749,923             5,958,999  Self Storage
  61       WFB             Refinance           7,200,000       7,066,302             5,555,394  Hospitality
------------------------------------------------------------------------------------------------------------------------------------
  62       PCF            Acquisition          7,060,000       7,060,000             7,060,000  Office
  63       WFB             Refinance           7,020,000       7,003,826             5,894,698  Multifamily
  64       PCF             Refinance           7,000,000       6,977,576             5,374,222  Retail
  65       PCF             Refinance           6,500,000       6,500,000             5,742,257  Office
  66      PCF II           Refinance           6,500,000       6,500,000             6,500,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
  67       PCF             Refinance           6,500,000       6,478,778             4,966,363  Retail
  68       PMCF            Refinance           6,450,000       6,450,000             5,794,566  Multifamily
  69       NLIC            Refinance           6,300,000       6,291,015             5,244,294  Office
  70       WFB             Refinance           6,275,000       6,261,280             5,319,601  Retail
  71       PMCF            Refinance           6,210,000       6,210,000             5,237,632  Retail
------------------------------------------------------------------------------------------------------------------------------------
  72       PCF            Acquisition          6,085,000       6,085,000             6,085,000  Retail
  73       WFB            Acquisition          6,000,000       5,944,359             5,045,143  Office
  74       PMCF            Refinance           5,800,000       5,786,438             4,856,937  Self Storage
  75       PCF             Refinance           5,750,000       5,739,572             4,432,084  Retail
  76       WFB            Acquisition          5,700,000       5,700,000             5,022,781  Self Storage
------------------------------------------------------------------------------------------------------------------------------------
  77       WFB             Refinance           5,600,000       5,586,690             4,675,059  Multifamily
  78       PMCF            Refinance           5,504,000       5,504,000             4,788,772  Office
  79       WFB             Refinance           5,400,000       5,386,910             4,491,297  Industrial
  80       PMCF            Refinance           5,400,000       5,382,583             4,138,726  Self Storage
  81       PMCF            Refinance           5,300,000       5,283,723             4,111,925  Hospitality
------------------------------------------------------------------------------------------------------------------------------------
  82       WFB             Refinance           5,280,000       5,263,924             4,475,992  Multifamily
  83       PMCF            Refinance           5,200,000       5,200,000             4,592,419  Industrial
  84      BSCMI            Refinance           5,000,000       5,000,000             4,456,331  Multifamily
  85      PCF II          Acquisition          5,000,000       5,000,000             4,304,573  Retail
  86       WFB             Refinance           5,025,000       4,986,484             3,841,830  Hospitality
------------------------------------------------------------------------------------------------------------------------------------
  87       PMCF           Acquisition          4,950,000       4,950,000             4,362,882  Industrial
  88      BSCMI            Refinance           4,900,000       4,888,850             4,123,982  Retail
  89       WFB             Refinance           4,800,000       4,784,429             4,028,516  Multifamily
  90       PCF            Acquisition          4,725,000       4,725,000             4,081,838  Multifamily
  91      BSCMI            Refinance           4,700,000       4,700,000             4,116,548  Retail
------------------------------------------------------------------------------------------------------------------------------------
  92       PMCF            Refinance           4,600,000       4,600,000             3,880,894  Retail
  93       PCF             Refinance           4,500,000       4,493,959             3,811,091  Retail
  94       PMCF            Refinance           4,500,000       4,493,726             3,770,258  Multifamily
  95       NLIC            Refinance           4,500,000       4,493,679             3,762,188  Retail
  96       WFB             Refinance           4,500,000       4,489,304             3,756,743  Retail
------------------------------------------------------------------------------------------------------------------------------------
  97       WFB             Refinance           4,475,000       4,440,700             3,421,332  Hospitality
  98       WFB             Refinance           4,350,000       4,339,994             3,653,804  Retail
  99       PCF            Acquisition          4,350,000       4,336,373             3,671,261  Retail
 100       NLIC           Acquisition          4,300,000       4,300,000             3,741,176  Retail
 101      BSCMI            Refinance           4,300,000       4,291,001             4,037,432  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 102       PMCF            Refinance           4,300,000       4,278,738             3,243,820  Retail
 103      BSCMI           Acquisition          4,200,000       4,186,033             3,510,720  Office
 104       WFB             Refinance           4,200,000       4,185,947             3,507,139  Office
 105       NLIC            Refinance           4,100,000       4,100,000             3,502,666  Retail
 106       NLIC            Refinance           4,100,000       4,086,375             3,118,496  Industrial
------------------------------------------------------------------------------------------------------------------------------------
 107       PMCF           Acquisition          4,000,000       4,000,000             3,130,649  Hospitality
 108       PCF             Refinance           4,000,000       3,991,139             3,383,009  Retail
 109       NLIC            Refinance           3,920,000       3,914,694             3,312,062  Retail
 110       WFB             Refinance           3,900,000       3,900,000             3,411,864  Self Storage
 111       PMCF            Refinance           3,850,000       3,844,789             3,252,918  Industrial
------------------------------------------------------------------------------------------------------------------------------------
 112       WFB             Refinance           3,800,000       3,800,000             3,346,947  Office
 113       WFB             Refinance           3,650,000       3,637,299             3,027,899  Retail
 114       WFB             Refinance           3,640,000       3,630,278             3,145,798  Self Storage
 115       PMCF            Refinance           3,600,000       3,600,000             3,181,053  Retail
 116      BSCMI            Refinance           3,600,000       3,592,466             3,380,176  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 117       NLIC           Acquisition          3,525,000       3,525,000             3,164,904  Retail
 118       WFB             Refinance           3,500,000       3,467,113             2,665,988  Hospitality
 119       PMCF            Refinance           3,375,000       3,370,542             2,871,662  Industrial
 120       WFB             Refinance           3,375,000       3,367,325             2,840,839  Industrial
 121       WFB             Refinance           3,350,000       3,342,256             2,811,292  Manufactured Housing Community
------------------------------------------------------------------------------------------------------------------------------------
 122      BSCMI            Refinance           3,300,000       3,293,094             3,098,495  Multifamily
 123       PCF             Refinance           3,300,000       3,292,066             2,748,969  Retail
 124       WFB             Refinance           3,300,000       3,274,855             2,752,756  Office
 125       WFB             Refinance           3,085,000       3,078,121             2,606,058  Industrial
 126       WFB             Refinance           3,020,000       2,998,749             1,941,796  Multifamily
------------------------------------------------------------------------------------------------------------------------------------
 127       PMCF            Refinance           3,000,000       2,994,631             2,323,321  Retail
 128       WFB             Refinance           3,000,000       2,989,639             2,491,830  Self Storage
 129       PCF            Acquisition          3,000,000       2,986,032             2,295,157  Industrial
 130       PMCF           Acquisition          2,970,000       2,957,842             2,514,913  Industrial
 131       PCF             Refinance           2,950,000       2,943,292             2,483,104  Industrial
------------------------------------------------------------------------------------------------------------------------------------
 132       PCF             Refinance           2,800,000       2,793,190             2,327,362  Retail
 133       PMCF            Refinance           2,775,000       2,768,972             2,355,246  Retail
 134       WFB             Refinance           2,775,000       2,768,606             2,330,170  Industrial
 135       PMCF           Acquisition          2,757,500       2,757,500             2,440,446  Retail
 136       PCF             Refinance           2,700,000       2,691,332             2,269,827  Retail
------------------------------------------------------------------------------------------------------------------------------------
 137       PMCF            Refinance           2,700,000       2,687,331             1,753,956  Retail
 138      PCF II           Refinance           2,675,000       2,668,188             1,746,869  Self Storage
 139       PCF             Refinance           2,700,000       2,666,130                47,215  Industrial
 140       PCF             Refinance           2,650,000       2,646,431             2,242,331  Retail
 141      PCF II          Acquisition          2,650,000       2,646,424             2,241,009  Retail
------------------------------------------------------------------------------------------------------------------------------------
 142       WFB             Refinance           2,600,000       2,592,008             2,200,842  Retail
 143       PMCF           Acquisition          2,560,000       2,560,000             2,310,413  Multifamily
 144       NLIC            Refinance           2,500,000       2,493,830             2,072,117  Retail
 145       WFB             Refinance           2,400,000       2,400,000             2,158,856  Self Storage
 146       WFB             Refinance           2,400,000       2,389,166             2,000,537  Office
------------------------------------------------------------------------------------------------------------------------------------
 147       PCF            Acquisition          2,300,000       2,296,831             1,933,458  Retail
 148      PCF II           Refinance           2,300,000       2,295,872             1,779,422  Retail
 149       WFB             Refinance           2,300,000       2,292,504             1,928,861  Retail
 150       PMCF            Refinance           2,288,000       2,284,893             1,931,445  Office
 151       WFB             Refinance           2,250,000       2,243,163             1,907,944  Retail
------------------------------------------------------------------------------------------------------------------------------------
 152       PMCF           Acquisition          2,240,000       2,234,534             1,860,720  Multifamily
 153      BSCMI            Refinance           2,200,000       2,200,000             2,104,651  Retail
 154       WFB             Refinance           2,200,000       2,200,000             1,962,590  Retail
 155       WFB            Acquisition          2,150,000       2,136,396             1,638,208  Self Storage
 156      PCF II           Refinance           2,100,000       2,096,238             1,625,780  Industrial
------------------------------------------------------------------------------------------------------------------------------------
 157       PMCF            Refinance           2,060,000       2,056,480             1,621,753  Hospitality
 158       PCF             Refinance           2,000,000       2,000,000               872,674  Mixed Use
 159       WFB             Refinance           2,000,000       1,995,634             1,695,987  Mixed Use
 160       WFB             Refinance           2,000,000       1,995,533             1,689,001  Multifamily
 161       PCF             Refinance           1,950,000       1,945,993             1,671,240  Retail
------------------------------------------------------------------------------------------------------------------------------------
 162       PCF            Acquisition          1,880,000       1,880,000             1,666,871  Multifamily
 163      BSCMI            Refinance           1,800,000       1,800,000             1,591,626  Mixed Use
 164       WFB             Refinance           1,800,000       1,797,639             1,534,639  Retail
 165       PCF             Refinance           1,800,000       1,797,530             1,514,963  Industrial
 166      BSCMI            Refinance           1,750,000       1,750,000             1,750,000  Retail
------------------------------------------------------------------------------------------------------------------------------------
 167       WFB             Refinance           1,700,000       1,696,172             1,433,515  Multifamily
 168       WFB             Refinance           1,650,000       1,644,458             1,376,951  Retail
 169       WFB             Refinance           1,615,000       1,612,796             1,361,295  Industrial
 170       PCF             Refinance           1,500,000       1,496,688             1,269,378  Industrial
 171       WFB             Refinance           1,480,000       1,480,000             1,480,000  Office
------------------------------------------------------------------------------------------------------------------------------------
 172       PCF             Refinance           1,450,000       1,446,767             1,224,889  Industrial
 173       WFB             Refinance           1,440,000       1,436,815             1,218,244  Multifamily
 174       WFB             Refinance           1,350,000       1,347,029             1,143,112  Retail
 175       PCF            Acquisition          1,350,000       1,340,545                30,097  Retail
 176       WFB             Refinance           1,290,000       1,288,282             1,095,071  Industrial
------------------------------------------------------------------------------------------------------------------------------------
 177       WFB             Refinance           1,165,000       1,165,000             1,043,118  Retail
 178       PCF             Refinance           1,100,000       1,100,000               930,326  Industrial
 179      PCF II           Refinance           1,050,000       1,047,390               693,580  Self Storage
 180       WFB             Refinance           1,000,000         995,447               656,656  Retail
 181       WFB             Refinance             817,000         815,351               702,364  Retail
------------------------------------------------------------------------------------------------------------------------------------

       DETAILED                                                 INTEREST        ORIGINAL      STATED REMAINING    ORIGINAL
       PROPERTY                       INTEREST  ADMINISTRATIVE   ACCRUAL    TERM TO MATURITY  TERM TO MATURITY  AMORTIZATION
  ID   TYPE                             RATE       FEE RATE       BASIS      OR ARD (MOS.)     OR ARD (MOS.)     TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------------------

  1    Full Service                    5.0325%     0.05180%     Actual/360        120               114               0
 1-a   Full Service
 1-b   Full Service
  2    Anchored                        5.5490%     0.05180%     Actual/360        120               119               0
 2-a   Anchored
-------------------------------------------------------------------------------------------------------------------------------
 2-b   Anchored
 2-c   Anchored
 2-d   Anchored
  3    Anchored                        5.5490%     0.05180%     Actual/360        120               119               0
 3-a   Anchored
-------------------------------------------------------------------------------------------------------------------------------
 3-b   Anchored
 3-c   Anchored
 3-d   Anchored
  4    Suburban                        4.9954%     0.03180%      30/360            60                57               0
  5    Office/Lab/R&D                  5.7335%     0.05180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
 5-a   Office/Lab/R&D
 5-b   Office/Lab/R&D
 5-c   Office/Lab/R&D
 5-d   Office/Lab/R&D
  6    Urban                           5.6900%     0.06680%     Actual/360        120               119              360
-------------------------------------------------------------------------------------------------------------------------------
  7    Anchored                        5.5310%     0.05180%     Actual/360        120               118              360
  8    Anchored                        5.2200%     0.03180%     Actual/360        120               116              360
  9    Regional Mall                   5.8500%     0.03180%      30/360           120               117              360
  10   Anchored                        5.2100%     0.03180%     Actual/360        120               117              360
  11   Office/Retail                   5.4600%     0.08680%     Actual/360        120               119              360
-------------------------------------------------------------------------------------------------------------------------------
  12   Suburban                        5.3200%     0.02180%     Actual/360        120               118              360
  13   Anchored                        5.8500%     0.02180%     Actual/360        120               118               0
  14   Anchored                        5.5600%     0.05180%     Actual/360        120               119              360
  15   Grocery Anchored                5.8500%     0.08540%     Actual/360        126               102              360
  16   Retail/Office                   5.7400%     0.03180%     Actual/360        120               118              300
-------------------------------------------------------------------------------------------------------------------------------
  17   Anchored                        5.4970%     0.05180%     Actual/360        120               118              360
  18   Anchored                        5.7000%     0.02180%     Actual/360        120               118              360
  19   Extended Stay                   5.8800%     0.07180%     Actual/360        120               119              300
  20   Suburban                        5.6800%     0.03180%     Actual/360        120               119              360
  21   Garden                          5.1000%     0.02180%     Actual/360        120               116              360
-------------------------------------------------------------------------------------------------------------------------------
  22   Anchored                        5.1800%     0.03180%     Actual/360         60                57              360
  23   Suburban                        5.7010%     0.05180%     Actual/360        120               118              360
  24   Anchored                        5.2500%     0.03180%     Actual/360        120               118              360
  25   Suburban                        5.3400%     0.07180%     Actual/360        120               115              360
  26   Garden                          5.7000%     0.10680%      30/360           120               120              360
-------------------------------------------------------------------------------------------------------------------------------
  27   Anchored                        5.3900%     0.05180%     Actual/360        120               120              360
  28   Anchored                        5.5100%     0.03180%     Actual/360        120               120              336
  29   Shadow Anchored                 5.5700%     0.03180%     Actual/360        120               118              324
  30   Anchored                        5.6390%     0.05180%     Actual/360        120               119              360
  31   Retail/Office                   5.9100%     0.03180%     Actual/360        120               120              360
-------------------------------------------------------------------------------------------------------------------------------
  32   Suburban                        5.1500%     0.03180%     Actual/360        120               104              360
  33   Suburban                        5.6300%     0.02180%     Actual/360        120               119              360
  34   Shadow Anchored                 5.8000%     0.03180%     Actual/360        120               117              360
  35   Self Storage                    5.6800%     0.02180%     Actual/360        120               118              360
  36   Anchored                        5.5100%     0.03180%     Actual/360         84                81              360
-------------------------------------------------------------------------------------------------------------------------------
  37   Limited Service                 5.8400%     0.03180%     Actual/360        120               118              300
  38   Anchored                        5.5150%     0.05180%     Actual/360        120               118              360
  39   Retail/Office                   5.9700%     0.07180%     Actual/360        120               118              360
  40   Garden                          5.5100%     0.07180%     Actual/360         60                57              360
  41   Anchored                        5.7150%     0.05180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
  42   Garden                          5.5800%     0.03180%     Actual/360        120               118              360
  43   Warehouse                       5.4140%     0.05180%     Actual/360        120               118              360
  44   Suburban                        5.2500%     0.08180%     Actual/360        120               115              360
  45   Free Standing                   5.7000%     0.03180%     Actual/360        120               119              360
  46   Full Service                    5.5700%     0.03180%     Actual/360        120               118              300
-------------------------------------------------------------------------------------------------------------------------------
  47   Warehouse                       5.1500%     0.03180%     Actual/360        120               120              360
  48   Anchored                        5.2600%     0.03180%     Actual/360        120               117              360
  49   Shadow Anchored                 5.6600%     0.02180%     Actual/360        120               120              360
  50   Retail/Office                   5.5000%     0.07180%     Actual/360        120               119              360
  51   Full Service                    5.1100%     0.03180%     Actual/360        120               114              300
-------------------------------------------------------------------------------------------------------------------------------
  52   Other                           5.6700%     0.02180%     Actual/360        120               119              360
  53   Low Rise                        5.7400%     0.03180%     Actual/360        120               101              360
  54   Suburban                        5.7700%     0.08180%     Actual/360        120               120              360
  55   Light                           5.7700%     0.03180%     Actual/360        120               119              300
  56   Suburban                        5.6100%     0.07180%     Actual/360        120               120              360
-------------------------------------------------------------------------------------------------------------------------------
  57   Unanchored                      5.7000%     0.03180%     Actual/360        120               109              360
  58   Medical                         5.8500%     0.07180%     Actual/360        120               116              360
  59   Anchored                        5.8600%     0.03180%     Actual/360        120               117              360
  60   Self Storage                    5.6100%     0.02180%     Actual/360        120               118              300
  61   Limited Service                 5.3300%     0.03180%     Actual/360         84                76              240
-------------------------------------------------------------------------------------------------------------------------------
  62   Suburban                        5.1300%     0.03180%      30/360            60                57               0
  63   Low Rise                        5.6100%     0.03180%     Actual/360        120               118              360
  64   Anchored                        5.6600%     0.03180%     Actual/360        120               118              300
  65   Suburban                        5.7900%     0.03180%     Actual/360        120               118              360
  66   Free Standing                   5.6200%     0.03180%     Actual/360        120               119               0
-------------------------------------------------------------------------------------------------------------------------------
  67   Anchored                        5.5200%     0.03180%     Actual/360        120               118              300
  68   Garden                          5.6400%     0.02180%     Actual/360        120               119              360
  69   Suburban                        5.3300%     0.10680%     Actual/360        120               119              360
  70   Unanchored                      5.9300%     0.03180%     Actual/360        120               118              360
  71   Mixed Use                       5.7300%     0.02180%     Actual/360        120               120              360
-------------------------------------------------------------------------------------------------------------------------------
  72   Free Standing                   5.1300%     0.03180%      30/360            60                58               0
  73   Urban                           5.6500%     0.03180%     Actual/360        120               111              360
  74   Self Storage                    5.5200%     0.02180%     Actual/360        120               118              360
  75   Anchored                        5.7800%     0.03180%     Actual/360        120               119              300
  76   Self Storage                    5.6800%     0.03180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
  77   Garden                          5.4200%     0.03180%     Actual/360        120               118              360
  78   Suburban                        5.5900%     0.07180%     Actual/360        120               117              360
  79   Light                           5.3000%     0.03180%     Actual/360        120               118              360
  80   Self Storage                    5.6100%     0.02180%     Actual/360        120               118              300
  81   Extended Stay                   5.9700%     0.02180%     Actual/360        120               118              300
-------------------------------------------------------------------------------------------------------------------------------
  82   Garden                          5.9200%     0.03180%     Actual/360        120               117              360
  83   Flex                            5.7800%     0.07180%     Actual/360        120               119              360
  84   Garden                          5.2370%     0.05180%     Actual/360        120               115              360
  85   Shadow Anchored                 5.6400%     0.03180%     Actual/360        120               119              360
  86   Limited Service                 5.5300%     0.03180%     Actual/360        120               115              300
-------------------------------------------------------------------------------------------------------------------------------
  87   Flex                            5.6800%     0.02180%     Actual/360        120               117              360
  88   Unanchored                      5.6860%     0.05180%     Actual/360        120               118              360
  89   Low Rise                        5.5850%     0.03180%     Actual/360        120               117              360
  90   Garden                          5.7700%     0.03180%     Actual/360        120               119              360
  91   Anchored                        5.4220%     0.05180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
  92   Anchored                        5.7400%     0.02180%     Actual/360        120               120              360
  93   Unanchored                      5.9000%     0.03180%     Actual/360        120               119              360
  94   Mid Rise                        5.5400%     0.02180%     Actual/360        120               119              360
  95   Free Standing                   5.4700%     0.08680%     Actual/360        120               119              360
  96   Unanchored                      5.4200%     0.03180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
  97   Limited Service                 5.5300%     0.03180%     Actual/360        120               115              300
  98   Shadow Anchored                 5.6200%     0.03180%     Actual/360        120               118              360
  99   Shadow Anchored                 5.7700%     0.03180%     Actual/360        120               117              360
 100   Unanchored                      5.5900%     0.10680%     Actual/360        120               119              360
 101   Mid Rise                        6.1980%     0.05180%     Actual/360         60                58              360
-------------------------------------------------------------------------------------------------------------------------------
 102   Anchored                        5.1500%     0.02180%     Actual/360        120               117              300
 103   Urban                           5.4530%     0.05180%     Actual/360        120               117              360
 104   Suburban                        5.4200%     0.03180%     Actual/360        120               117              360
 105   Unanchored                      5.3400%     0.10680%     Actual/360        120               110              360
 106   Warehouse                       5.3900%     0.10680%     Actual/360        120               118              300
-------------------------------------------------------------------------------------------------------------------------------
 107   Full Service                    5.7300%     0.07180%     Actual/360        120               119              288
 108   Shadow Anchored                 5.8500%     0.03180%     Actual/360        120               118              360
 109   Unanchored                      5.8200%     0.07680%     Actual/360        120               119              360
 110   Self Storage                    5.7300%     0.03180%     Actual/360        120               117              324
 111   Warehouse                       5.8200%     0.07180%     Actual/360        120               119              360
-------------------------------------------------------------------------------------------------------------------------------
 112   Suburban                        5.6500%     0.05180%     Actual/360        120               117              360
 113   Anchored                        5.2100%     0.03180%     Actual/360        120               117              360
 114   Self Storage                    6.6000%     0.05180%     Actual/360        120               117              360
 115   Unanchored                      5.8000%     0.02180%     Actual/360        120               118              360
 116   Mid Rise                        6.1980%     0.05180%     Actual/360         60                58              360
-------------------------------------------------------------------------------------------------------------------------------
 117   Unanchored                      5.6100%     0.09680%     Actual/360        120               119              360
 118   Limited Service                 5.4300%     0.03180%     Actual/360        120               114              300
 119   Mixed Use                       6.0600%     0.02180%     Actual/360        120               119              360
 120   Warehouse                       5.6900%     0.03180%     Actual/360        120               118              360
 121   Manufactured Housing Community  5.5900%     0.03180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
 122   Mid Rise                        6.1980%     0.05180%     Actual/360         60                58              360
 123   Free Standing                   5.3500%     0.03180%     Actual/360        120               118              360
 124   Suburban                        5.3900%     0.03180%     Actual/360        120               113              360
 125   Flex                            5.8100%     0.03180%     Actual/360        120               118              360
 126   High Rise                       5.3500%     0.03180%     Actual/360        120               117              240
-------------------------------------------------------------------------------------------------------------------------------
 127   Shadow Anchored                 5.9200%     0.02180%     Actual/360        120               119              300
 128   Self Storage                    5.2500%     0.03180%     Actual/360        120               117              360
 129   Warehouse                       5.5500%     0.03180%     Actual/360        120               117              300
 130   Warehouse                       5.8900%     0.07180%     Actual/360        120               116              360
 131   Light                           5.6900%     0.03180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
 132   Free Standing                   5.2800%     0.03180%     Actual/360        120               118              360
 133   Retail/Showroom/Office          5.9700%     0.02180%     Actual/360        120               118              360
 134   Warehouse                       5.6100%     0.07180%     Actual/360        120               118              360
 135   Anchored                        5.8500%     0.07180%     Actual/360        120               120              360
 136   Shadow Anchored                 5.6400%     0.03180%     Actual/360        120               117              360
-------------------------------------------------------------------------------------------------------------------------------
 137   Unanchored                      5.6200%     0.02180%     Actual/360        120               118              240
 138   Self Storage                    5.7600%     0.03180%     Actual/360        120               119              240
 139   Warehouse                       5.7700%     0.03180%     Actual/360        120               118              120
 140   Free Standing                   5.8700%     0.03180%     Actual/360        120               119              360
 141   Shadow Anchored                 5.8500%     0.03180%     Actual/360        120               119              360
-------------------------------------------------------------------------------------------------------------------------------
 142   Unanchored                      5.8700%     0.03180%     Actual/360        120               117              360
 143   Garden                          5.8700%     0.07180%     Actual/360        120               118              360
 144   Shadow Anchored                 5.1900%     0.10680%     Actual/360        120               118              360
 145   Self Storage                    5.6900%     0.03180%     Actual/360        120               117              360
 146   Suburban                        5.3700%     0.03180%     Actual/360        120               116              360
-------------------------------------------------------------------------------------------------------------------------------
 147   Free Standing                   5.6500%     0.03180%     Actual/360        120               119              360
 148   Free Standing                   5.8900%     0.03180%     Actual/360        120               119              300
 149   Shadow Anchored                 5.5600%     0.05180%     Actual/360        120               117              360
 150   Suburban                        5.7900%     0.07180%     Actual/360        120               119              360
 151   Unanchored                      5.9300%     0.03180%     Actual/360        120               117              360
-------------------------------------------------------------------------------------------------------------------------------
 152   Garden                          5.2600%     0.02180%     Actual/360        120               118              360
 153   Free Standing                   5.7520%     0.05180%     Actual/360        120               118              336
 154   Shadow Anchored                 5.3700%     0.15180%     Actual/360        120               117              360
 155   Self Storage                    5.4400%     0.05180%     Actual/360        120               116              300
 156   Light                           5.9100%     0.03180%     Actual/360        120               119              300
-------------------------------------------------------------------------------------------------------------------------------
 157   Limited Service                 6.4200%     0.07180%     Actual/360        120               119              300
 158   Office/Retail                   5.1900%     0.03180%     Actual/360        120               120              180
 159   Retail/Office                   5.9400%     0.03180%     Actual/360        120               118              360
 160   Garden                          5.8000%     0.07180%     Actual/360        120               118              360
 161   Unanchored                      6.3100%     0.03180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------
 162   Garden                          5.9500%     0.03180%     Actual/360        120               118              360
 163   Retail/Office                   5.8200%     0.05180%     Actual/360        120               117              360
 164   Free Standing                   6.1300%     0.10180%     Actual/360        120               119              360
 165   Warehouse                       5.6900%     0.03180%     Actual/360        120               119              360
 166   Free Standing                   5.8150%     0.05180%     Actual/360        120               117               0
-------------------------------------------------------------------------------------------------------------------------------
 167   Garden                          5.7500%     0.10180%     Actual/360        120               118              360
 168   Shadow Anchored                 5.4000%     0.12180%     Actual/360        120               117              360
 169   Flex                            5.7400%     0.03180%     Actual/360        120               119              360
 170   Light                           5.8700%     0.03180%     Actual/360        120               118              360
 171   Suburban                        5.4700%     0.15180%     Actual/360        120               116               0
-------------------------------------------------------------------------------------------------------------------------------
 172   Light                           5.8100%     0.03180%     Actual/360        120               118              360
 173   Garden                          5.8600%     0.05180%     Actual/360        120               118              360
 174   Unanchored                      5.8900%     0.10180%     Actual/360        120               118              360
 175   Free Standing                   6.1000%     0.03180%     Actual/360        180               178              180
 176   Light                           5.9800%     0.10180%     Actual/360        120               119              360
-------------------------------------------------------------------------------------------------------------------------------
 177   Shadow Anchored                 5.4700%     0.15180%     Actual/360        120               116              360
 178   Flex                            6.6000%     0.03180%     Actual/360        120               118              300
 179   Self Storage                    6.0600%     0.03180%     Actual/360        120               119              240
 180   Free Standing                   5.9000%     0.15180%     Actual/360        120               118              240
 181   Shadow Anchored                 6.4200%     0.15180%     Actual/360        120               118              360
-------------------------------------------------------------------------------------------------------------------------------

          REMAINING      FIRST    MATURITY       ANNUAL         MONTHLY            MONTHLY    REMAINING
        AMORTIZATION    PAYMENT     DATE          DEBT           DEBT         DEBT SERVICE   INTEREST ONLY
  ID     TERM (MOS.)     DATE      OR ARD    SERVICE ($)(4)  SERVICE ($)(4)   AFTER IO ($)   PERIOD (MOS.)   LOCKBOX  LOCKBOX TYPE
-----------------------------------------------------------------------------------------------------------------------------------

  1           0        10/1/2005  9/1/2015        9,949,672   829,139.32               NAP      114          Yes     Hard
 1-a
 1-b
  2           0        3/1/2006   2/1/2016        5,407,778   450,648.16               NAP      119          Yes     Hard
 2-a
------------------------------------------------------------------------------------------------------------------------------------
 2-b
 2-c
 2-d
  3           0        3/1/2006   2/1/2016        4,965,569   413,797.41               NAP      119          Yes     Hard
 3-a
------------------------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
  4           0        1/1/2006   12/1/2010       4,907,045   408,920.45               NAP       57          Yes     Hard
  5          358       2/1/2006   1/1/2016        6,261,912   521,825.98                                     Yes     Hard
------------------------------------------------------------------------------------------------------------------------------------
 5-a
 5-b
 5-c
 5-d
  6          359      3/1/2006   2/1/2016         4,661,326   388,443.81                                     No
------------------------------------------------------------------------------------------------------------------------------------
  7          360      2/1/2006   1/1/2016         1,940,306   161,692.13        197,128.49       46          Yes     Hard
  8          360      12/1/2005  11/1/2015        1,757,110   146,425.83        182,715.20       32          Yes     Springing Hard
  9          357      1/1/2006   12/1/2015        2,346,785   195,565.41                                     Yes     Hard
  10         360      1/1/2006   12/1/2015        1,690,356   140,862.96        175,913.21       21          No
  11         360      3/1/2006   2/1/2016         1,453,156   121,096.35        148,386.50       23          No
------------------------------------------------------------------------------------------------------------------------------------
  12         358      2/5/2006   1/5/2016         1,669,642   139,136.83                                     No
  13          0       2/5/2006   1/5/2016         1,465,019   122,084.90               NAP      118          Yes     Hard
  14         360      3/1/2006   2/1/2016         1,352,933   112,744.44        137,174.21       35          Yes     Springing Hard
  15         342      4/5/2004   9/5/2014         1,557,444   129,787.01        129,787.01       0           No
  16         298      2/1/2006   1/1/2016         1,500,863   125,071.94                                     No
------------------------------------------------------------------------------------------------------------------------------------
  17         360      2/1/2006   1/1/2016         1,058,936    88,244.66        107,844.15       58          Yes     Hard
  18         360      2/5/2006   1/5/2016         1,051,808    87,650.69        105,632.88       58          No
  19         300      3/5/2006   2/5/2016         1,055,215    87,934.58        112,746.53       11          Yes     Springing Hard
  20         360      3/1/2006   2/1/2016         1,007,806    83,983.80        101,348.39       23          No
  21         360      12/5/2005  11/5/2015          899,725    74,977.08         94,473.26       32          Yes     Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  22         357      1/1/2006   12/1/2010        1,111,093    92,591.06                                     No
  23         360      2/1/2006   1/1/2016           971,070    80,922.53         97,517.92       58          No
  24         360      2/1/2006   1/1/2016           838,892    69,907.64         87,027.30       22          No
  25         360      11/1/2005  10/1/2015          844,610    70,384.17         87,015.43       7           Yes     Springing Hard
  26         360      4/1/2006   3/1/2016         1,058,650    88,220.86                                     No
------------------------------------------------------------------------------------------------------------------------------------
  27         360      4/5/2006   3/5/2016         1,009,632    84,136.01                                     No
  28         336      4/1/2006   3/1/2016           834,404    69,533.65         87,313.11       24          No
  29         324      2/1/2006   1/1/2016           790,631    65,885.88         83,637.55       34          No
  30         360      3/1/2006   2/1/2016           771,838    64,319.84         77,832.98       35          Yes     Hard
  31         360      4/1/2006   3/1/2016           915,603    76,300.28                                     No
------------------------------------------------------------------------------------------------------------------------------------
  32         344      12/1/2004  11/1/2014          819,039    68,253.29                                     No
  33         360      3/5/2006   2/5/2016           692,119    57,676.55         69,836.62       23          No
  34         357      1/1/2006   12/1/2015          802,678    66,889.84                                     No
  35         358      2/5/2006   1/5/2016           781,830    65,152.53                                     No
  36         357      1/1/2006   12/1/2012          763,952    63,662.66                                     No
------------------------------------------------------------------------------------------------------------------------------------
  37         298      2/1/2006   1/1/2016           845,229    70,435.77                                     No
  38         360      2/1/2006   1/1/2016           615,076    51,256.31         62,560.35       22          Yes     Hard
  39         358      2/5/2006   1/5/2016           788,862    65,738.54                                     No
  40         360      1/5/2006   12/5/2010          592,172    49,347.66         60,252.16       9           No
  41         358      2/1/2006   1/1/2016           715,062    59,588.51                                     Yes     Hard
------------------------------------------------------------------------------------------------------------------------------------
  42         358      2/1/2006   1/1/2016           687,382    57,281.85                                     No
  43         358      2/1/2006   1/1/2016           674,886    56,240.50                                     No
  44         360      11/1/2005  10/1/2015          524,307    43,692.27         54,392.06       31          Yes     Springing Hard
  45         359      3/1/2006   2/1/2016           686,033    57,169.44                                     No
  46         298      2/1/2006   1/1/2016           723,382    60,281.80                                     No
------------------------------------------------------------------------------------------------------------------------------------
  47         360      4/1/2006   3/1/2016           623,780    51,981.70                                     No
  48         360      1/1/2006   12/1/2015          499,707    41,642.28         51,799.53       9           No
  49         360      4/1/2006   3/1/2016           535,699    44,641.61         53,943.99       24          No
  50         359      3/1/2006   2/1/2016           630,246    52,520.48                                     No
  51         294      10/1/2005  9/1/2015           645,390    53,782.53                                     No
------------------------------------------------------------------------------------------------------------------------------------
  52         359      3/5/2006   2/5/2016           621,310    51,775.81                                     No
  53         341      9/1/2004   8/1/2014           580,606    48,383.83                                     No
  54         360      4/1/2006   3/1/2016           468,011    39,000.93         46,787.52       24          No
  55         299      3/1/2006   2/1/2016           605,103    50,425.24                                     No
  56         360      4/5/2006   3/5/2016           548,273    45,689.42                                     No
------------------------------------------------------------------------------------------------------------------------------------
  57         349      5/1/2005   4/1/2015           557,184    46,432.03                                     No
  58         356      12/5/2005  11/5/2015          556,432    46,369.36                                     Yes     Hard
  59         360      1/1/2006   12/1/2015          461,052    38,420.98         45,828.96       9           No
  60         298      2/5/2006   1/5/2016           579,089    48,257.40                                     No
  61         232      8/1/2005   7/1/2012           586,070    48,839.13                                     No
------------------------------------------------------------------------------------------------------------------------------------
  62          0       1/1/2006   12/1/2010          362,178    30,181.50               NAP       57          No
  63         358      2/1/2006   1/1/2016           484,135    40,344.62                                     No
  64         298      2/1/2006   1/1/2016           523,890    43,657.54                                     No
  65         360      2/1/2006   1/1/2016           381,577    31,798.09         38,097.56       22          No
  66          0       3/1/2006   2/1/2016           370,374    30,864.47               NAP      119          No
------------------------------------------------------------------------------------------------------------------------------------
  67         298      2/1/2006   1/1/2016           479,920    39,993.36                                     No
  68         360      3/1/2006   2/1/2016           368,832    30,736.04         37,190.95       35          No
  69         359      3/1/2006   2/1/2016           421,220    35,101.65                                     No
  70         358      2/1/2006   1/1/2016           448,078    37,339.86                                     No
  71         360      4/5/2006   3/5/2016           433,932    36,161.01                                     No
------------------------------------------------------------------------------------------------------------------------------------
  72          0       2/1/2006   1/1/2011           312,161    26,013.38               NAP       58          No
  73         351      7/1/2005   6/1/2015           415,610    34,634.15                                     Yes     Springing Hard
  74         358      2/5/2006   1/5/2016           396,055    33,004.58                                     No
  75         299      3/1/2006   2/1/2016           435,335    36,277.93                                     No
  76         360      2/1/2006   1/1/2016           328,257    27,354.72         33,010.62       22          No
------------------------------------------------------------------------------------------------------------------------------------
  77         358      2/1/2006   1/1/2016           378,188    31,515.67                                     No
  78         360      1/5/2006   12/5/2015          311,947    25,995.57         31,562.61       15          No
  79         358      2/1/2006   1/1/2016           359,837    29,986.45                                     No
  80         298      2/5/2006   1/5/2016           402,197    33,516.39                                     No
  81         298      2/5/2006   1/5/2016           408,610    34,050.85                                     No
------------------------------------------------------------------------------------------------------------------------------------
  82         357      1/1/2006   12/1/2015          376,623    31,385.21                                     No
  83         360      3/5/2006   2/5/2016           304,734    25,394.54         30,444.96       23          No
  84         360      11/1/2005  10/1/2015          265,487    22,123.90         27,569.94       31          No
  85         360      3/1/2006   2/1/2016           285,917    23,826.39         28,830.19       11          No
  86         295      11/1/2005  10/1/2015          371,376    30,947.99                                     No
------------------------------------------------------------------------------------------------------------------------------------
  87         360      1/5/2006   12/5/2015          285,065    23,755.42         28,667.11       21          No
  88         358      2/1/2006   1/1/2016           340,754    28,396.16                                     Yes     Hard
  89         357      1/1/2006   12/1/2015          330,125    27,510.41                                     No
  90         360      3/1/2006   2/1/2016           276,419    23,034.92         27,633.88       11          No
  91         360      2/1/2006   1/1/2016           258,373    21,531.11         26,456.53       22          No
------------------------------------------------------------------------------------------------------------------------------------
  92         360      4/5/2006   3/5/2016           321,782    26,815.14                                     No
  93         359      3/1/2006   2/1/2016           320,294    26,691.14                                     No
  94         359      3/5/2006   2/5/2016           307,963    25,663.55                                     No
  95         359      3/1/2006   2/1/2016           305,590    25,465.87                                     No
  96         358      2/1/2006   1/1/2016           303,901    25,325.10                                     No
------------------------------------------------------------------------------------------------------------------------------------
  97         295      11/1/2005  10/1/2015          330,728    27,560.64                                     No
  98         358      2/1/2006   1/1/2016           300,328    25,027.32                                     No
  99         357      1/1/2006   12/1/2015          305,289    25,440.71                                     No
 100         360      3/1/2006   2/1/2016           243,708    20,309.04         24,658.29       17          No
 101         358      2/1/2006   1/1/2011           315,967    26,330.59                                     No
------------------------------------------------------------------------------------------------------------------------------------
 102         297      1/5/2006   12/5/2015          306,175    25,514.59                                     No
 103         357      1/1/2006   12/1/2015          284,681    23,723.43                                     No
 104         357      1/1/2006   12/1/2015          283,641    23,636.76                                     No
 105         360      6/1/2005   5/1/2015           221,981    18,498.40         22,869.44       2           No
 106         298      2/1/2006   1/1/2016           298,908    24,908.97                                     No
------------------------------------------------------------------------------------------------------------------------------------
 107         288      3/5/2006   2/5/2016           232,383    19,365.28         25,590.10       11          No
 108         358      2/1/2006   1/1/2016           283,172    23,597.64                                     No
 109         359      3/1/2006   2/1/2016           276,608    23,050.67                                     No
 110         324      1/1/2006   12/1/2015          226,574    18,881.15         23,682.19       33          No
 111         359      3/5/2006   2/5/2016           271,669    22,639.05                                     No
------------------------------------------------------------------------------------------------------------------------------------
 112         360      1/1/2006   12/1/2015          217,682    18,140.16         21,934.96       21          No
 113         357      1/1/2006   12/1/2015          240,781    20,065.10                                     No
 114         357      1/1/2006   12/1/2015          278,966    23,247.18                                     No
 115         360      2/5/2006   1/5/2016           211,700    17,641.67         21,123.11       22          No
 116         358      2/1/2006   1/1/2011           264,531    22,044.21                                     No
------------------------------------------------------------------------------------------------------------------------------------
 117         360      3/1/2006   2/1/2016           200,499    16,708.26         20,258.52       35          No
 118         294      10/1/2005  9/1/2015           256,164    21,347.00                                     Yes     Springing Hard
 119         359      3/5/2006   2/5/2016           244,382    20,365.20                                     Yes     Hard
 120         358      2/1/2006   1/1/2016           234,806    19,567.13                                     No
 121         358      2/1/2006   1/1/2016           230,526    19,210.52                                     No
------------------------------------------------------------------------------------------------------------------------------------
 122         358      2/1/2006   1/1/2011           242,486    20,207.19                                     No
 123         358      2/1/2006   1/1/2016           221,132    18,427.65                                     No
 124         353      9/1/2005   8/1/2015           222,119    18,509.92                                     No
 125         358      2/1/2006   1/1/2016           217,452    18,120.98                                     No
 126         237      1/1/2006   12/1/2015          246,230    20,519.18                                     No
------------------------------------------------------------------------------------------------------------------------------------
 127         299      3/5/2006   2/5/2016           230,191    19,182.60                                     No
 128         357      1/1/2006   12/1/2015          198,793    16,566.11                                     No
 129         297      1/1/2006   12/1/2015          222,148    18,512.31                                     No
 130         356      12/5/2005  11/5/2015          211,166    17,597.15                                     Yes     Hard
 131         358      2/1/2006   1/1/2016           205,237    17,103.12                                     No
------------------------------------------------------------------------------------------------------------------------------------
 132         358      2/1/2006   1/1/2016           186,165    15,513.77                                     No
 133         358      2/5/2006   1/5/2016           199,008    16,584.04                                     No
 134         358      2/1/2006   1/1/2016           191,378    15,948.19                                     Yes     Springing Hard
 135         360      4/5/2006   3/5/2016           163,554    13,629.52         16,267.62       24          Yes     Springing Hard
 136         357      1/1/2006   12/1/2015          186,820    15,568.30                                     No
------------------------------------------------------------------------------------------------------------------------------------
 137         238      2/5/2006   1/5/2016           225,077    18,756.43                                     No
 138         239      3/1/2006   2/1/2016           225,552    18,796.01                                     No
 139         118      2/1/2006   1/1/2016           355,976    29,664.63                                     No
 140         359      3/1/2006   2/1/2016           188,007    15,667.28                                     No
 141         359      3/1/2006   2/1/2016           187,601    15,633.43                                     No
------------------------------------------------------------------------------------------------------------------------------------
 142         357      1/1/2006   12/1/2015          184,460    15,371.68                                     No
 143         360      2/5/2006   1/5/2016           152,359    12,696.59         15,135.19       34          No
 144         358      2/1/2006   1/1/2016           164,548    13,712.33                                     No
 145         360      1/1/2006   12/1/2015          138,457    11,538.06         13,914.41       33          No
 146         356      12/1/2005  11/1/2015          161,182    13,431.83                                     Yes     Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
 147         359      3/1/2006   2/1/2016           159,317    13,276.42                                     No
 148         299      3/1/2006   2/1/2016           175,976    14,664.66                                     No
 149         357      1/1/2006   12/1/2015          157,750    13,145.86                                     No
 150         359      3/5/2006   2/5/2016           160,924    13,410.34                                     No
 151         357      1/1/2006   12/1/2015          160,665    13,388.79                                     No
------------------------------------------------------------------------------------------------------------------------------------
 152         358      2/5/2006   1/5/2016           148,599    12,383.24                                     No
 153         336      2/1/2006   1/1/2016           128,302    10,691.80         13,190.67       82          Yes     Hard
 154         360      1/1/2006   12/1/2015          119,781     9,981.74         12,312.51       32          No
 155         296      12/1/2005  11/1/2015          157,511    13,125.95                                     No
 156         299      3/1/2006   2/1/2016           160,980    13,415.03                                     No
------------------------------------------------------------------------------------------------------------------------------------
 157         299      3/5/2006   2/5/2016           165,678    13,806.47                                     No
 158         180      4/1/2006   3/1/2016           192,174    16,014.53                                     No
 159         358      2/1/2006   1/1/2016           142,968    11,913.97                                     No
 160         358      2/1/2006   1/1/2016           140,821    11,735.06                                     No
 161         358      2/1/2006   1/1/2016           144,992    12,082.68                                     No
------------------------------------------------------------------------------------------------------------------------------------
 162         360      2/1/2006   1/1/2016           113,414     9,451.13         11,211.19       22          No
 163         360      1/1/2006   12/1/2015          106,215     8,851.25         10,584.49       21          No
 164         359      3/1/2006   2/1/2016           131,314    10,942.81                                     Yes     Springing Hard
 165         359      3/1/2006   2/1/2016           125,230    10,435.80                                     No
 166          0       1/1/2006   12/1/2015          103,176     8,597.99               NAP      117          Yes     Hard
------------------------------------------------------------------------------------------------------------------------------------
 167         358      2/1/2006   1/1/2016           119,049     9,920.74                                     No
 168         357      1/1/2006   12/1/2015          111,183     9,265.26                                     Yes     Springing Hard
 169         359      3/1/2006   2/1/2016           112,973     9,414.44                                     No
 170         358      2/1/2006   1/1/2016           106,419     8,868.27                                     No
 171          0       12/1/2005  11/1/2015           82,080     6,840.03               NAP      116          No
------------------------------------------------------------------------------------------------------------------------------------
 172         358      2/1/2006   1/1/2016           102,206     8,517.16                                     No
 173         358      2/1/2006   1/1/2016           102,052     8,504.34                                     No
 174         358      2/1/2006   1/1/2016            95,985     7,998.71                                     No
 175         178      2/1/2006   1/1/2021           137,582    11,465.13                                     No
 176         359      3/1/2006   2/1/2016            92,611     7,717.62                                     No
------------------------------------------------------------------------------------------------------------------------------------
 177         360      12/1/2005  11/1/2015           64,611     5,384.21          6,592.83       32          No
 178         300      2/1/2006   1/1/2016            73,608     6,134.03          7,496.16       22          No
 179         239      3/1/2006   2/1/2016            90,707     7,558.92                                     No
 180         238      2/1/2006   1/1/2016            85,281     7,106.74                                     Yes     Hard
 181         358      2/1/2006   1/1/2016            61,453     5,121.09                                     No
------------------------------------------------------------------------------------------------------------------------------------

        ARD     CROSSED                  DSCR                                                                CUT-OFF
       LOAN      WITH                AFTER INITIAL      GRACE      PAYMENT    APPRAISED       APPRAISAL     DATE LTV
  ID   (Y/N)  OTHER LOANS  DSCR (4)   IO PERIOD     PERIOD (DAYS)   DATE    VALUE ($) (5)   AS-OF DATE (5)  RATIO (5)
---------------------------------------------------------------------------------------------------------------------

  1     No                   2.79        NAP             0          1st       350,000,000     8/1/2005       55.7%
 1-a                                                                          239,000,000     8/1/2005
 1-b                                                                          111,000,000     8/1/2005
  2     No     Crossed A     1.46        NAP             0          1st       119,800,000                    80.2%
 2-a                                                                           42,900,000    11/1/2005
---------------------------------------------------------------------------------------------------------------------
 2-b                                                                           36,000,000    11/3/2005
 2-c                                                                           24,000,000    10/17/2005
 2-d                                                                           16,900,000    10/17/2005
  3     No     Crossed A     1.46        NAP             0          1st       110,000,000                    80.2%
 3-a                                                                           70,000,000    11/3/2005
---------------------------------------------------------------------------------------------------------------------
 3-b                                                                           21,500,000    10/17/2005
 3-c                                                                           10,500,000    10/17/2005
 3-d                                                                            8,000,000    10/17/2005
  4     Yes                  2.27        NAP             5          1st       338,900,000    9/15/2005       59.2%
  5     No                   1.26                        5          1st       122,500,000                    73.0%
---------------------------------------------------------------------------------------------------------------------
 5-a                                                                           52,000,000    10/20/2005
 5-b                                                                           33,800,000    11/9/2005
 5-c                                                                           18,600,000    10/20/2005
 5-d                                                                           18,100,000    11/3/2005
  6     No                   1.40                        0          1st        94,750,000    12/15/2005      70.6%
---------------------------------------------------------------------------------------------------------------------
  7     No                   1.52        1.25            0          1st        43,500,000    11/4/2005       79.5%
  8     No                   1.50        1.20            5          1st        40,600,000     9/1/2005       81.8%
  9     No                   1.36                        5          1st        44,000,000    10/6/2005       75.1%
  10    No                   1.59        1.28            0          1st        40,500,000    12/1/2005       79.0%
  11    No                   1.88        1.54            0          1st        38,500,000    12/14/2005      68.2%
---------------------------------------------------------------------------------------------------------------------
  12    No                   1.28                        0          5th        31,000,000    8/29/2005       80.5%
  13    No                   1.52        NAP             0          5th        34,750,000    11/4/2005       71.1%
  14    No                   1.46        1.20            5          1st        30,600,000    10/14/2005      78.4%
  15    No                   1.50        1.50            0          5th        28,700,000    7/26/2005       75.3%
  16    No                   1.24                        5          1st        28,000,000    10/14/2005      70.8%
---------------------------------------------------------------------------------------------------------------------
  17    No                   1.52        1.24            5          1st        24,100,000    11/27/2005      78.8%
  18    No                   1.39        1.16            0          5th        24,600,000     9/9/2005       74.0%
  19    No                   1.80        1.41            0          5th        25,200,000    11/3/2005       70.2%
  20    No                   1.55        1.29            0          1st        25,500,000    12/7/2005       68.6%
  21    No                   1.58        1.25            0          5th        25,150,000    9/14/2005       69.2%
---------------------------------------------------------------------------------------------------------------------
  22    No                   1.33                        5          1st        23,400,000    10/9/2005       72.0%
  23    No                   1.51        1.25            5          1st        23,000,000    10/31/2005      73.0%
  24    No                   1.58        1.27            5          1st        19,700,000     9/9/2005       80.0%
  25    Yes                  1.67        1.35            5          1st        21,490,000    12/1/2005       72.6%
  26    No                   1.28                        0          1st        21,000,000     1/4/2006       72.4%
---------------------------------------------------------------------------------------------------------------------
  27    No                   1.95                        0          5th        33,000,000    10/19/2005      45.5%
  28    No                   1.47        1.17            5          1st        18,670,000    10/22/2005      80.0%
  29    No                   1.49        1.18            5          1st        25,000,000    11/5/2005       56.0%
  30    No                   1.60        1.32            5          1st        23,500,000    8/26/2005       57.4%
  31    No                   1.21                        5          1st        16,100,000     1/1/2006       79.8%
---------------------------------------------------------------------------------------------------------------------
  32    No                   2.04                        5          1st        29,800,000     4/1/2006       41.2%
  33    No                   1.45        1.20            0          5th        15,200,000    12/16/2005      79.8%
  34    No                   1.28                        5          1st        19,250,000    10/7/2005       59.0%
  35    No                   1.11                        0          5th        13,725,000    12/6/2005       81.8%
  36    No                   1.31                        5          1st        16,325,000    9/14/2005       68.4%
---------------------------------------------------------------------------------------------------------------------
  37    No                   1.53                        5          1st        15,300,000    8/24/2005       72.3%
  38    No                   1.56        1.28            5          1st        14,200,000    11/27/2005      77.5%
  39    No                   1.69                        0          5th        18,200,000     6/1/2005       60.3%
  40    No                   1.47        1.21            0          5th        14,250,000    10/10/2005      74.4%
  41    No                   1.35                        0          1st        13,000,000    12/2/2005       78.7%
---------------------------------------------------------------------------------------------------------------------
  42    No                   1.51                        0          1st        15,400,000    10/12/2005      64.8%
  43    No                   1.31                        5          1st        14,500,000    12/1/2005       68.8%
  44    No                   1.50        1.20            5          1st        13,100,000    8/10/2005       75.2%
  45    No                   1.25                        0          1st        13,800,000    12/11/2005      71.3%
  46    No                   1.50                        5          1st        13,500,000    10/22/2005      72.0%
---------------------------------------------------------------------------------------------------------------------
  47    No                   1.42                        0          1st        13,500,000     6/1/2006       70.5%
  48    No                   1.70        1.37            5          1st        11,800,000    10/1/2005       79.4%
  49    No                   1.45        1.20            5          1st        11,800,000    12/20/2005      79.1%
  50    No                   1.30                        5          1st        13,100,000    12/7/2005       70.5%
  51    No                   2.87                        5          1st        22,000,000    7/13/2005       41.0%
---------------------------------------------------------------------------------------------------------------------
  52    No                   1.21                        0          5th        13,500,000    12/14/2005      66.2%
  53    No                   1.30                        5          1st        11,450,000    12/22/2005      71.1%
  54    No                   1.66        1.38            0          1st        11,540,000    12/12/2005      69.3%
  55    No                   1.54                        0          1st        15,300,000    12/8/2005       52.2%
  56    No                   1.30                        0          5th        10,000,000    9/19/2005       79.5%
---------------------------------------------------------------------------------------------------------------------
  57    No                   1.46                        0          1st        12,500,000    12/28/2005      63.3%
  58    Yes                  1.25                        0          5th         9,825,000     1/1/2006       79.7%
  59    No                   1.52        1.28            0          1st         9,800,000    9/27/2005       79.2%
  60    No                   1.35                        0          5th        12,920,000    10/11/2005      60.0%
  61    No                   1.36                        5          1st         9,600,000    5/19/2005       73.6%
---------------------------------------------------------------------------------------------------------------------
  62    Yes                  1.91        NAP             0          1st        12,000,000    9/17/2005       58.8%
  63    No                   1.21                        5          1st        10,275,000    9/12/2005       68.2%
  64    No                   1.53                        0          1st        12,200,000    11/18/2005      57.2%
  65    No                   1.72        1.43            0          1st        11,300,000    11/22/2005      57.5%
  66    Yes                  1.75        NAP             0          1st         9,850,000    12/10/2005      66.0%
---------------------------------------------------------------------------------------------------------------------
  67    No                   1.37                        0          1st         9,300,000    12/6/2005       69.7%
  68    No                   1.40        1.15            5          1st         8,100,000    11/9/2005       79.6%
  69    No                   1.85                        0          1st         9,400,000    12/31/2005      66.9%
  70    No                   1.26                        5          1st         8,650,000    11/17/2005      72.4%
  71    No                   1.44                        0          5th        10,100,000     1/5/2006       61.5%
---------------------------------------------------------------------------------------------------------------------
  72    No                   2.28        NAP             0          1st        10,400,000    10/1/2005       58.5%
  73    No                   1.32                        5          1st         7,500,000    4/14/2005       79.3%
  74    No                   1.35                        0          5th         8,500,000    10/10/2005      68.1%
  75    No                   1.40                        0          1st        10,600,000    11/16/2005      54.1%
  76    No                   1.56        1.30            5          1st         7,630,000    11/7/2005       74.7%
---------------------------------------------------------------------------------------------------------------------
  77    No                   1.43                        5          1st        13,100,000    10/18/2005      42.6%
  78    No                   1.49        1.23            0          5th         6,900,000    10/1/2005       79.8%
  79    No                   1.41                        5          1st         8,500,000    10/20/2005      63.4%
  80    No                   1.34                        0          5th         9,940,000    10/11/2005      54.2%
  81    No                   1.50                        0          5th         8,000,000    11/1/2005       66.0%
---------------------------------------------------------------------------------------------------------------------
  82    No                   1.26                        5          1st         6,600,000    10/6/2005       79.8%
  83    No                   1.44        1.20            0          5th         6,500,000    11/29/2005      80.0%
  84    No                   1.64        1.31            5          1st         6,250,000    8/11/2005       80.0%
  85    No                   1.63        1.35            0          1st         6,650,000    12/2/2005       75.2%
  86    No                   1.64                        5          1st         6,700,000    7/28/2005       74.4%
---------------------------------------------------------------------------------------------------------------------
  87    No                   1.45        1.20            0          5th         6,600,000    12/1/2005       75.0%
  88    No                   1.29                        5          1st         6,700,000    11/7/2005       73.0%
  89    No                   1.21                        5          1st         6,450,000    9/15/2005       74.2%
  90    No                   1.44        1.20            0          1st         6,400,000    11/21/2005      73.8%
  91    No                   1.47        1.20            10         1st         6,000,000    8/11/2005       78.3%
---------------------------------------------------------------------------------------------------------------------
  92    No                   1.45                        0          5th         6,500,000     7/6/2005       70.8%
  93    No                   1.31                        0          1st         6,275,000    11/28/2005      71.6%
  94    No                   1.33                        15         5th         6,525,000    11/11/2005      68.9%
  95    No                   1.69                        0          1st         7,700,000    12/14/2005      58.4%
  96    No                   1.77                        5          1st         9,450,000    10/27/2005      47.5%
---------------------------------------------------------------------------------------------------------------------
  97    No                   1.58                        5          1st         7,200,000     8/2/2005       61.7%
  98    No                   1.34                        5          1st         7,700,000    10/31/2005      56.4%
  99    No                   1.29                        15         1st         5,650,000    10/27/2005      76.7%
 100    No                   1.69        1.39            0          1st         5,800,000    3/20/2006       74.1%
 101    No                   1.19                        5          1st         6,700,000    11/1/2005       59.2%
---------------------------------------------------------------------------------------------------------------------
 102    No                   1.38                        0          5th         6,250,000    9/26/2005       68.5%
 103    No                   1.53                        5          1st         5,600,000    10/31/2005      74.8%
 104    No                   1.46                        5          1st         6,630,000    9/27/2005       63.1%
 105    No                   1.81        1.46            0          1st         5,200,000     7/1/2005       78.8%
 106    No                   1.51                        0          1st         6,225,000    10/28/2005      65.6%
---------------------------------------------------------------------------------------------------------------------
 107    No                   1.91        1.45            0          5th         6,400,000    11/17/2005      62.5%
 108    No                   1.51                        0          1st         5,600,000    11/16/2005      71.3%
 109    No                   1.46                        0          1st         4,900,000    12/13/2005      79.9%
 110    No                   1.78        1.42            5          1st         5,900,000    8/15/2005       66.1%
 111    No                   1.32                        0          5th         5,525,000    12/9/2005       69.6%
---------------------------------------------------------------------------------------------------------------------
 112    No                   1.58        1.31            5          1st         6,650,000    9/27/2005       57.1%
 113    No                   1.24                        5          1st         4,650,000    10/5/2005       78.2%
 114    No                   1.98                        5          1st         7,670,000    8/26/2005       47.3%
 115    No                   1.65        1.37            0          5th         5,600,000    9/20/2005       64.3%
 116    No                   1.14                        5          1st         5,600,000    11/1/2005       58.4%
---------------------------------------------------------------------------------------------------------------------
 117    No                   1.49        1.23            0          1st         4,700,000    12/16/2005      75.0%
 118    Yes                  2.38                        5          1st         6,500,000     6/2/2005       53.3%
 119    No                   1.20                        0          5th         4,500,000    11/11/2005      74.9%
 120    No                   1.23                        5          1st         5,000,000    11/14/2005      67.3%
 121    No                   1.42                        5          1st         5,310,000    10/6/2005       62.9%
---------------------------------------------------------------------------------------------------------------------
 122    No                   1.21                        5          1st         5,700,000    11/1/2005       53.9%
 123    No                   1.35                        0          1st         4,850,000    11/9/2005       67.9%
 124    No                   1.45                        5          1st         4,900,000    5/17/2005       66.8%
 125    No                   1.51                        5          1st         5,400,000    11/21/2005      57.0%
 126    No                   1.26                        5          1st         5,150,000    8/11/2005       58.2%
---------------------------------------------------------------------------------------------------------------------
 127    No                   1.25                        0          5th         4,375,000    11/1/2005       68.4%
 128    No                   1.50                        5          1st         4,580,000    10/5/2005       65.3%
 129    No                   1.87                        0          1st         6,000,000    10/28/2005      49.8%
 130    No                   1.20                        0          5th         4,750,000    10/5/2005       62.3%
 131    No                   1.33                        0          1st         3,900,000    11/14/2005      75.5%
---------------------------------------------------------------------------------------------------------------------
 132    No                   1.86                        0          1st         6,590,000     9/8/2005       42.4%
 133    No                   1.20                        0          5th         3,810,000    12/1/2005       72.7%
 134    No                   1.44                        5          1st         3,835,000    10/14/2005      72.2%
 135    Yes                  1.66        1.39            15         5th         3,450,000    12/10/2005      79.9%
 136    No                   1.24                        0          1st         3,375,000    11/10/2005      79.7%
---------------------------------------------------------------------------------------------------------------------
 137    No                   1.86                        0          5th         6,400,000    11/10/2005      42.0%
 138    No                   1.40                        0          1st         3,900,000    12/14/2005      68.4%
 139    No                   1.32                        0          1st         7,800,000    11/21/2005      34.2%
 140    Yes                  1.22                        0          1st         3,600,000    11/3/2005       73.5%
 141    No                   1.33                        0          1st         3,500,000    12/8/2005       75.6%
---------------------------------------------------------------------------------------------------------------------
 142    No                   1.39                        5          1st         3,700,000     8/1/2005       70.1%
 143    No                   1.46        1.23            0          5th         3,750,000    10/25/2005      68.3%
 144    No                   1.65                        0          1st         3,500,000    12/1/2005       71.3%
 145    No                   1.85        1.53            5          1st         3,200,000    8/31/2005       75.0%
 146    No                   1.61                        5          1st         3,300,000     9/4/2005       72.4%
---------------------------------------------------------------------------------------------------------------------
 147    No                   1.23                        0          1st         3,200,000    12/1/2005       71.8%
 148    No                   1.22                        0          1st         3,150,000    12/5/2005       72.9%
 149    No                   1.54                        5          1st         3,400,000    8/31/2005       67.4%
 150    No                   1.47                        0          5th         3,050,000    12/15/2005      74.9%
 151    No                   1.57                        5          1st         3,670,000    10/4/2005       61.1%
---------------------------------------------------------------------------------------------------------------------
 152    No                   1.20                        0          5th         2,950,000    9/20/2005       75.7%
 153    Yes                  1.64        1.33            5          1st         3,000,000    10/6/2005       73.3%
 154    No                   3.36        2.72            5          1st         6,700,000    8/27/2005       32.8%
 155    No                   1.45                        5          1st         3,340,000    9/21/2005       64.0%
 156    No                   1.26                        0          1st         4,000,000    12/19/2005      52.4%
---------------------------------------------------------------------------------------------------------------------
 157    No                   1.44                        0          5th         4,400,000    11/7/2005       46.7%
 158    No                   3.00                        0          1st        11,900,000    10/6/2005       16.8%
 159    No                   1.39                        5          1st         3,250,000    11/15/2005      61.4%
 160    No                   1.27                        5          1st         2,500,000    11/1/2005       79.8%
 161    No                   1.24                        0          1st         3,150,000    11/14/2005      61.8%
---------------------------------------------------------------------------------------------------------------------
 162    No                   1.50        1.26            0          1st         2,450,000    11/16/2005      76.7%
 163    No                   1.47        1.23            5          1st         2,400,000    10/12/2005      75.0%
 164    No                   1.31                        5          1st         2,300,000    11/24/2005      78.2%
 165    No                   3.32                        0          1st         6,100,000    12/12/2005      29.5%
 166    Yes                  1.65        NAP             5          1st         2,500,000    9/30/2005       70.0%
---------------------------------------------------------------------------------------------------------------------
 167    No                   1.22                        5          1st         4,450,000    10/21/2005      38.1%
 168    No                   1.99                        5          1st         3,370,000    10/30/2005      48.8%
 169    No                   1.36                        5          1st         3,000,000    10/17/2005      53.8%
 170    No                   1.24                        0          1st         2,100,000    10/21/2005      71.3%
 171    No                   2.25        NAP             5          1st         3,000,000    8/24/2005       49.3%
---------------------------------------------------------------------------------------------------------------------
 172    No                   1.32                        0          1st         2,100,000    11/14/2005      68.9%
 173    No                   1.26                        5          1st         1,800,000    11/17/2005      79.8%
 174    No                   1.47                        5          1st         2,060,000    10/7/2005       65.4%
 175    No                   1.88                        0          1st         4,550,000    11/8/2005       29.5%
 176    No                   1.25                        5          1st         2,100,000    11/7/2005       61.3%
---------------------------------------------------------------------------------------------------------------------
 177    No                   1.72        1.40            5          1st         2,650,000    8/24/2005       44.0%
 178    No                   1.34        1.10            0          1st         1,625,000    11/23/2005      67.7%
 179    No                   1.38                        0          1st         1,950,000    12/14/2005      53.7%
 180    No                   1.30                        5          1st         1,690,000    10/21/2005      58.9%
 181    No                   1.25                        5          1st         1,150,000    11/1/2005       70.9%
---------------------------------------------------------------------------------------------------------------------

              LTV
           RATIO AT
  ID  MATURITY OR ARD (5)  ADDRESS                                                         CITY                   STATE     ZIP CODE
------------------------------------------------------------------------------------------------------------------------------------

  1          55.7%         Various                                                         New York                 NY        10013
 1-a                       310 West Broadway                                               New York                 NY        10013
 1-b                       2 Avenue of the Americas                                        New York                 NY        10013
  2          80.2%         Various                                                         Various                Various    Various
 2-a                       5300 Coldwater Rd                                               Fort Wayne               IN        46825
------------------------------------------------------------------------------------------------------------------------------------
 2-b                       5700 Britton Parkway                                            Dublin                   OH        43016
 2-c                       5555 Glenway Avenue                                             Cincinnati               OH        45238
 2-d                       11755 Princeton Pike                                            Springdale               OH        45246
  3          80.2%         Various                                                         Various                  OH       Various
 3-a                       2793 Taylor Rd                                                  Reynoldsburg             OH        43068
------------------------------------------------------------------------------------------------------------------------------------
 3-b                       9201 Fields Ertel Road                                          Cincinnati               OH        45249
 3-c                       9950 Kings Auto Mall Road                                       Mason                    OH        45249
 3-d                       9450 Fields Ertel Road                                          Cincinnati               OH        45249
  4          59.2%         2000 West SBC Center Drive                                      Hoffman Estates          IL        60195
  5          61.6%         Various                                                         Various                Various    Various
------------------------------------------------------------------------------------------------------------------------------------
 5-a                       9363, 9373, 9393 Town Center Drive                              San Diego                CA        92121
 5-b                       3165 Porter Drive                                               Palo Alto                CA        94304
 5-c                       6138-6150 Nancy Ridge Drive                                     San Diego                CA        92121
 5-d                       35 Hartwell Avenue                                              Lexington                MA        02421
  6          59.5%         339-357 Sixth Avenue                                            Pittsburgh               PA        15222
------------------------------------------------------------------------------------------------------------------------------------
  7          72.7%         100 Broadway (Route 4)                                          Elmwood Park             NJ        07407
  8          72.8%         12900 Riverdale Dr. NW                                          Coon Rapids              MN        55448
  9          62.9%         1146 Hickory Point Mall                                         Forsyth                  IL        62535
  10         68.9%         1500 Route 47                                                   Rio Grande               NJ        08242
  11         59.8%         91-31 Queens Boulevard                                          Elmhurst                 NY        11373
------------------------------------------------------------------------------------------------------------------------------------
  12         67.1%         187 Danbury Road                                                Wilton                   CT        06897
  13         71.1%         113 & 115 Mill Plain Road                                       Danbury                  CT        06811
  14         70.3%         3660 Atlanta Highway                                            Athens                   GA        30606
  15         64.8%         Route 51 and Brownsville Road                                   Brentwood                PA        15227
  16         54.7%         36 West 47th Street                                             New York                 NY        10036
------------------------------------------------------------------------------------------------------------------------------------
  17         73.3%         150-300 North Hurstbourne Parkway                               Louisville               KY        40222
  18         69.0%         84-88 East Main Street                                          Mendham                  NJ        07945
  19         56.4%         420 North Van Dorn Street                                       Alexandria               VA        22304
  20         60.5%         6300-6370 Hollister Avenue                                      Goleta                   CA        93117
  21         61.5%         11881 Gulf Pointe Drive                                         Houston                  TX        77089
------------------------------------------------------------------------------------------------------------------------------------
  22         66.9%         5001-5095 South McCarran Boulevard                              Reno                     NV        89502
  23         68.1%         411 Theodore Fremd Avenue                                       Rye                      NY        10580
  24         69.8%         6000-6046 Pacific Boulevard and 2671 North Randolph Street      Huntington Park          CA        90255
  25         62.0%         6750 Via Austi Parkway                                          Las Vegas                NV        89119
  26         60.2%         620 SE 168th Avenue                                             Vancouver                WA        98684
------------------------------------------------------------------------------------------------------------------------------------
  27         37.9%         7700 - 7990 Limonite Avenue and 6101-6115 Camino Real           Riverside                CA        92509
  28         68.7%         44405-44599 Valley Central Way                                  Lancaster                CA        93536
  29         48.8%         31878-31882 Del Obispo Street                                   San Juan Capistrano      CA        92675
  30         51.6%         26905-26953 Mission Boulevard                                   Hayward                  CA        94544
  31         67.7%         9415 Broadway                                                   Pearland                 TX        77584
------------------------------------------------------------------------------------------------------------------------------------
  32         34.7%         50 North La Cienega Boulevard                                   Beverly Hills            CA        90211
  33         70.2%         5151 Blazer Parkway                                             Dublin                   OH        43017
  34         50.0%         3965-4045 South Buffalo Drive                                   Las Vegas                NV        89147
  35         69.0%         902 Sunset Road                                                 Burlington               NJ        08016
  36         61.5%         1220 N. Columbia Center Blvd.                                   Kennewick                WA        99336
------------------------------------------------------------------------------------------------------------------------------------
  37         56.0%         3695 Orange Place                                               Beachwood                OH        44122
  38         68.0%         2021-2069 S. Pleasant Valley Road                               Winchester               VA        22601
  39         51.3%         451 Manhattan Beach Blvd.                                       Manhattan Beach          CA        90266
  40         70.4%         20600 Balfour Road                                              Harper Woods             MI        48225
  41         66.4%         4520 South Semoran Boulevard                                    Orlando                  FL        32822
------------------------------------------------------------------------------------------------------------------------------------
  42         54.5%         799 Montclair Drive                                             Claymont                 DE        19703
  43         57.6%         20-30 Continental Drive                                         Wayne                    NJ        07470
  44         67.0%         510 Bering Drive                                                Houston                  TX        77057
  45         60.1%         1709 Scenic Highway                                             Snellville               GA        30078
  46         55.3%         5800 College Blvd.                                              Overland Park            KS        66211
------------------------------------------------------------------------------------------------------------------------------------
  47         58.4%         801 & 901 Penhorn Avenue                                        Secaucus                 NJ        07094
  48         67.7%         3206 Highway 10 E                                               Moorhead                 MN        56560
  49         69.7%         955 and 985 W. Elliott Road                                     Chandler                 AZ        85224
  50         59.1%         515 South 700 East                                              Salt Lake City           UT        84102
  51         31.2%         411 Hotel Circle South                                          San Diego                CA        92108
------------------------------------------------------------------------------------------------------------------------------------
  52         55.8%         4901 Beltline Road                                              Dallas                   TX        75254
  53         61.1%         812 SE 136th Avenue                                             Vancouver                WA        98683
  54         61.2%         851 South Rampart Boulevard                                     Las Vegas                NV        89145
  55         40.3%         8860 Industrial Avenue                                          Roseville                CA        95678
  56         66.8%         6393 Oak Tree Boulevard                                         Independence             OH        44131
------------------------------------------------------------------------------------------------------------------------------------
  57         53.9%         4110 Quakerbridge Road                                          Lawrenceville            NJ        08648
  58         67.7%         130 Town Center                                                 Troy                     MI        48084
  59         68.6%         250-300 East Travelers Trail                                    Burnsville               MN        55337
  60         46.1%         9265 Berger Road                                                Columbia                 MD        21046
  61         57.9%         2701 W. Lake Ave.                                               Peoria                   IL        61615
------------------------------------------------------------------------------------------------------------------------------------
  62         58.8%         3900 Rogers Road                                                San Antonio              TX        78251
  63         57.4%         7119 62nd Ave Ct. W.                                            Lakewood                 WA        98499
  64         44.1%         5040-41 Route 873                                               Schnecksville            PA        18078
  65         50.8%         60 Bay Street                                                   Staten Island            NY        10301
  66         66.0%         2952 Cobb Parkway                                               Atlanta                  GA        30339
------------------------------------------------------------------------------------------------------------------------------------
  67         53.4%         2501 Texas Avenue South                                         College Station          TX        77840
  68         71.5%         7000 SW Vermont Court                                           Portland                 OR        97223
  69         55.8%         1480 West Lane Avenue                                           Upper Arlington          OH        43221
  70         61.5%         5264-5322 Trail Lake Drive at Old Granbury Road                 Fort Worth               TX        76133
  71         51.9%         5511 Highway 280 East                                           Birmingham               AL        35242
------------------------------------------------------------------------------------------------------------------------------------
  72         58.5%         112 Magnolia Drive                                              Georgetown               KY        40324
  73         67.3%         401 Adams Avenue                                                Scranton                 PA        18510
  74         57.1%         13605 Coursey Boulevard                                         Baton Rouge              LA        70817
  75         41.8%         155 Route 22 East                                               Springfield              NJ        07081
  76         65.8%         108 Joiner Parkway                                              Lincoln                  CA        95648
------------------------------------------------------------------------------------------------------------------------------------
  77         35.7%         1419 - 1421 Oak Grove Avenue and 1452 & 1500 Floribunda Avenue  Burlingame               CA        94010
  78         69.4%         2970 Presidential Drive                                         Fairborn                 OH        45324
  79         52.8%         12836 Alondra Blvd.                                             Cerritos                 CA        90703
  80         41.6%         4001 Southwestern Blvd.                                         Baltimore                MD        21229
  81         51.4%         751 Cypress Station Drive                                       Louisville               KY        40207
------------------------------------------------------------------------------------------------------------------------------------
  82         67.8%         1101 Lindham Court                                              Mechanicsburg            PA        17055
  83         70.7%         2148 American Industrial Way                                    Chamblee                 GA        30341
  84         71.3%         1355 N. Jim Miller Road                                         Dallas                   TX        75217
  85         64.7%         12305 120th Ave NE                                              Kirkland                 WA        98034
  86         57.3%         1040 40th Street South                                          Fargo                    ND        58103
------------------------------------------------------------------------------------------------------------------------------------
  87         66.1%         12577 South 265 West                                            Draper                   UT        84020
  88         61.6%         134-136 Wooster Street                                          New York                 NY        10012
  89         62.5%         7602 46th Street W.                                             University Place         WA        98466
  90         63.8%         12002 Roosevelt Way Northeast                                   Seattle                  WA        98125
  91         68.6%         100 Shaw's Avenue                                               Stratham                 NH        03885
------------------------------------------------------------------------------------------------------------------------------------
  92         59.7%         8079 Kingston Pike                                              Knoxville                TN        37919
  93         60.7%         4075 Old Milton Pkwy                                            Alpharetta               GA        30005
  94         57.8%         210 Sunset Drive                                                Salisbury                NC        28147
  95         48.9%         89-55 Queens Boulevard                                          Elmhurst                 NY        11373
  96         39.8%         5800 Madison Avenue                                             Carmichael               CA        95608
------------------------------------------------------------------------------------------------------------------------------------
  97         47.5%         10985 Red Circle Drive                                          Minnetonka               MN        55343
  98         47.5%         25330-25380 Marguerite Parkway                                  Mission Viejo            CA        92691
  99         65.0%         10005-10073 Weddington Road                                     Concord                  NC        28027
 100         64.5%         11220 and 11224 Huebner Road                                    San Antonio              TX        78230
 101         55.4%         1226 Sherman Avenue                                             Bronx                    NY        10456
------------------------------------------------------------------------------------------------------------------------------------
 102         51.9%         785 E. Danville Road                                            Danville                 IN        46122
 103         62.7%         117-125 North Eighth Street                                     Philadelphia             PA        19107
 104         52.9%         5 Sierra Gate Plaza                                             Roseville                CA        95678
 105         67.4%         3083 Breckinridge Boulevard                                     Duluth                   GA        30096
 106         50.1%         20 Summit Park Drive                                            Pittsburgh               PA        15257
------------------------------------------------------------------------------------------------------------------------------------
 107         48.9%         11 South Ludlow Street                                          Dayton                   OH        45402
 108         60.4%         73-77 Winthrop Ave. & 490 South Union Street                    Lawrence                 MA        01843
 109         67.6%         15020-15204 Puritas Avenue                                      Cleveland                OH        44135
 110         57.8%         307 S. Lincoln Avenue                                           Washington               NJ        07882
 111         58.9%         550 West 53rd Street                                            Denver                   CO        80216
------------------------------------------------------------------------------------------------------------------------------------
 112         50.3%         9570 W. Pico Boulevard                                          Los Angeles              CA        90035
 113         65.1%         201A - 201D Wilmar Avenue                                       Grand Island             NE        68803
 114         41.0%         1410 Woodland Avenue                                            Modesto                  CA        95351
 115         56.8%         315-387 Gabilan Drive                                           Soledad                  CA        93960
 116         54.6%         3041 Holland Avenue                                             Bronx                    NY        10467
------------------------------------------------------------------------------------------------------------------------------------
 117         67.3%         1443 Kalamath St., 1010 W. Colfax Ave., 1050 W. Colfax Ave.     Denver                   CO        80204
 118         41.0%         9990 International Drive                                        Orlando                  FL        32819
 119         63.8%         4120 Air Trans Road                                             Memphis                  TN        38118
 120         56.8%         301 North Main Street                                           Riverside                CA        92501
 121         52.9%         2621 Sweetwater Road                                            National City            CA        91950
------------------------------------------------------------------------------------------------------------------------------------
 122         50.5%         3031 Holland Avenue                                             Bronx                    NY        10467
 123         56.7%         567 East Townline Road                                          Vernon Hills             IL        60061
 124         56.2%         20 E Alisal Street                                              Salinas                  CA        93901
 125         48.3%         12140-12160 Parklawn Dr.                                        Rockville                MD        20852
 126         37.7%         105 East Walnut Street                                          Mankato                  MN        56001
------------------------------------------------------------------------------------------------------------------------------------
 127         53.1%         12620 FM 1960 & 13011 N. Eldridge Parkway                       Houston                  TX        77065
 128         54.4%         7051 Power Inn Road                                             Sacramento               CA        95828
 129         38.3%         2600-2620 Commerce Drive                                        Libertyville             IL        60048
 130         52.9%         501, 521, 541 S. State College Boulevard                        Fullerton                CA        92831
 131         63.7%         3390 Rand Road                                                  South Plainfield         NJ        07080
------------------------------------------------------------------------------------------------------------------------------------
 132         35.3%         1200 Wilshire Boulevard                                         Santa Monica             CA        90403
 133         61.8%         1800 Northwest 16th Avenue                                      Portland                 OR        97209
 134         60.8%         1550 Ressel Avenue                                              Anchorage                AK        99518
 135         70.7%         230 Cole Avenue                                                 Raeford                  NC        28376
 136         67.3%         11129 West Lincoln Highway                                      Frankfort                IL        60423
------------------------------------------------------------------------------------------------------------------------------------
 137         27.4%         829 Oak Park Boulevard                                          Pismo Beach              CA        93449
 138         44.8%         1907 Campostella Road                                           Chesapeake               VA        23324
 139         0.6%          303 Louisiana Ave                                               Brooklyn                 NY        11207
 140         62.3%         192 Westport Avenue                                             Norwalk                  CT        06851
 141         64.0%         9383-9423 Mentor Ave                                            Mentor                   OH        44060
------------------------------------------------------------------------------------------------------------------------------------
 142         59.5%         12031 Blondo Street                                             Omaha                    NE        68164
 143         61.6%         1250 Ashment Avenue                                             Idaho Falls              ID        83404
 144         59.2%         1066 & 1068 State Road 28                                       Milford                  OH        45150
 145         67.5%         156 Danbury Road                                                New Milford              CT        06776
 146         60.6%         1890 East River Road                                            Tucson                   AZ        85718
------------------------------------------------------------------------------------------------------------------------------------
 147         60.4%         1841 Route 6                                                    Carmel                   NY        10512
 148         56.5%         153 East Broadway                                               New York                 NY        10002
 149         56.7%         671 Mall Ring Circle                                            Henderson                NV        89014
 150         63.3%         615 E. 82nd Avenue                                              Anchorage                AK        99518
 151         52.0%         545 West Clover Road                                            Tracy                    CA        95376
------------------------------------------------------------------------------------------------------------------------------------
 152         63.1%         22 Tamassee Lane NW                                             Rome                     GA        30165
 153         70.2%         1495 State Highway 248                                          Branson                  MO        65616
 154         29.3%         7435, 7445, and 7465 West Cactus Road                           Peoria                   AZ        85381
 155         49.0%         815 Sunset Drive                                                Antioch                  CA        94509
 156         40.6%         2085 Peck Road                                                  South El Monte           CA        91733
------------------------------------------------------------------------------------------------------------------------------------
 157         36.9%         22541 Pacific Coast Highway                                     Malibu                   CA        90265
 158         7.3%          531-535 Cowper Street                                           Palo Alto                CA        94301
 159         52.2%         115-159 W. Kellogg Road                                         Bellingham               WA        98226
 160         67.6%         13213 SE 7th Street                                             Vancouver                WA        98683
 161         53.1%         14621and 12415-12417 Ventura Boulevard                          Los Angeles              CA        91403
------------------------------------------------------------------------------------------------------------------------------------
 162         68.0%         3266 Creek Run Drive                                            Columbus                 OH        43231
 163         66.3%         One Westwood Avenue                                             Westwood                 NJ        07675
 164         66.7%         1344 and 1352 US Route 9 South                                  Old Bridge               NJ        08857
 165         24.8%         600 Federal Boulevard                                           Carteret                 NJ        07008
 166         70.0%         1795 Columbus Avenue                                            Washington Court House   OH        43160
------------------------------------------------------------------------------------------------------------------------------------
 167         32.2%         146 W. 3rd Avenue                                               San Mateo                CA        94402
 168         40.9%         1610 Ohlen Rd.                                                  Austin                   TX        78758
 169         45.4%         14272 Chambers Road                                             Tustin                   CA        92780
 170         60.4%         3 Faraday                                                       Irvine                   CA        92618
 171         49.3%         55 Plaza Circle                                                 Salinas                  CA        93901
------------------------------------------------------------------------------------------------------------------------------------
 172         58.3%         104 New Era Drive                                               South Plainfield         NJ        07080
 173         67.7%         2211 Liberty Lane and 1639 28th Avenue                          Grand Forks              ND        58201
 174         55.5%         6510 Paradise Boulevard NW                                      Albuquerque              NM        87114
 175         0.7%          2929 West Valencia Road                                         Tucson                   AZ        85746
 176         52.1%         3010 Olcott Street                                              Santa Clara              CA        95054
------------------------------------------------------------------------------------------------------------------------------------
 177         39.4%         620 Broadway Street                                             King City                CA        93930
 178         57.3%         431 Commerce Park Drive                                         Marietta                 GA        30060
 179         35.6%         1195 Bells Road                                                 Virginia Beach           VA        23454
 180         38.9%         3016 Marina Bay Dr.                                             League City              TX        77573
 181         61.1%         1608 Robert Street South                                        W. St. Paul              MN        55118
------------------------------------------------------------------------------------------------------------------------------------

                                                           NET   UNITS   CUT-OFF DATE BALANCE PER   PREPAYMENT
            YEAR             YEAR                RENTABLE AREA     OF           NET RENTABLE AREA   PROVISIONS
  ID       BUILT           RENOVATED       SF/UNITS/ROOMS/PADS  MEASURE    SF/UNITS/ROOMS/PADS ($)  (# OF PAYMENTS) (6)
------------------------------------------------------------------------------------------------------------------------------------

  1       Various                                          566    Rooms                 344,522.97  LO(49)/Defeasance(70)/Open(1)
 1-a        1996                                           363    Rooms                 391,184.57
 1-b        2000                                           203    Rooms                 261,083.74
  2       Various           Various                    765,854    Sq Ft                     111.96  LO(25)/Defeasance(94)/Open(1)
 2-a     1989/1992                                     331,945    Sq Ft                     103.69
------------------------------------------------------------------------------------------------------------------------------------
 2-b        1995                                       232,018    Sq Ft                     124.47
 2-c        1998             2001                      127,645    Sq Ft                     150.89
 2-d        1998                                        74,246    Sq Ft                     182.64
  3       Various                                      880,928    Sq Ft                     111.96  LO(25)/Defeasance(94)/Open(1)
 3-a   2000/2001/2003                                  570,201    Sq Ft                      96.46
------------------------------------------------------------------------------------------------------------------------------------
 3-b     1994/2000                                     153,587    Sq Ft                     117.20
 3-c        1990                                        67,484    Sq Ft                     129.66
 3-d        1994                                        89,656    Sq Ft                      72.61
  4    1989/1992/1999        1995                    1,690,214    Sq Ft                     118.61  LO(35)/GRTR1% or YM(23)/Open(2)
  5       Various           Various                    334,080    Sq Ft                     267.53  LO(26)/GRTR1% or YM(90)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 5-a        1987             2000                      139,038    Sq Ft                     283.60
 5-b        1965             2003                       91,644    Sq Ft                     257.59
 5-c        1987             2001                       56,698    Sq Ft                     233.17
 5-d        1972             2004                       46,700    Sq Ft                     280.95
  6         1913           1994/1999                   698,986    Sq Ft                      95.72  LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  7         1950             2002                      149,085    Sq Ft                     232.08  LO(26)/Defeasance(91)/Open(3)
  8      1990/1998           2005                      328,521    Sq Ft                     101.06  LO(47)/Defeasance(69)/Open(4)
  9         1977             2000                      824,102    Sq Ft                      40.10  LO(27)/Defeasance(89)/Open(4)
  10        2005                                       305,799    Sq Ft                     104.64  LO(27)/Defeasance(91)/Open(2)
  11        1963             1997                       84,393    Sq Ft                     311.04  LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  12        1978             1995                      136,395    Sq Ft                     182.85  LO(27)/Defeasance(89)/Open(4)
  13        1999                                        95,358    Sq Ft                     259.02  LO(47)/GRTR1% or YM(70)/Open(3)
  14        1999                                       144,147    Sq Ft                     166.50  LO(25)/Defeasance(94)/Open(1)
  15        2003                                       196,757    Sq Ft                     109.78  LO(48)/Defeasance(74)/Open(4)
  16        1924             1985                       98,144    Sq Ft                     202.12  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  17        1982           2000/2004                   134,963    Sq Ft                     140.78  LO(26)/Defeasance(93)/Open(1)
  18        1964             1979                       79,940    Sq Ft                     227.67  LO(27)/Defeasance(89)/Open(4)
  19        1964             1998                          185    Rooms                  95,675.68  LO(26)/GRTR1% or YM(90)/Open(4)
  20        1961           2004/2005                   106,019    Sq Ft                     165.06  GRTR1% or YM(117)/Open(3)
  21        2005                                           312    Units                  55,769.23  LO(29)/Defeasance(87)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  22        1984                                       138,494    Sq Ft                     121.60  LO(27)/Defeasance(31)/Open(2)
  23        1984             2005                      111,546    Sq Ft                     150.61  LO(26)/Defeasance(92)/Open(2)
  24     1988/1989                                      94,364    Sq Ft                     167.01  LO(35)/Defeasance(81)/Open(4)
  25        2005                                        93,675    Sq Ft                     166.53  LO(47)/GRTR1% or YM(69)/Open(4)
  26        2002                                           145    Units                 104,827.59  LO(36)/GRTR1% or YM(80)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  27        1979             2005                      222,812    Sq Ft                      67.32  LO(25)/Defeasance(91)/Open(4)
  28        1990                                       111,395    Sq Ft                     134.08  LO(35)/Defeasance(81)/Open(4)
  29        1989                                        80,425    Sq Ft                     174.08  LO(35)/Defeasance(81)/Open(4)
  30        1992                                        84,530    Sq Ft                     159.71  LO(25)/Defeasance(94)/Open(1)
  31        2005                                        78,146    Sq Ft                     164.44  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  32        1983             2002                       74,950    Sq Ft                     163.68  LO(40)/Defeasance(76)/Open(4)
  33        1975             2000                      152,703    Sq Ft                      79.40  LO(26)/Defeasance(90)/Open(4)
  34        1998                                        52,950    Sq Ft                     214.63  LO(35)/Defeasance(81)/Open(4)
  35        1998                                       111,370    Sq Ft                     100.78  LO(27)/Defeasance(89)/Open(4)
  36     1979/1980           2000                      102,704    Sq Ft                     108.69  LO(35)/Defeasance(46)/Open(3)
------------------------------------------------------------------------------------------------------------------------------------
  37        1985             2003                          113    Rooms                  97,923.02  LO(35)/Defeasance(81)/Open(4)
  38        1995                                       104,703    Sq Ft                     105.06  LO(26)/Defeasance(93)/Open(1)
  39        2005                                        45,660    Sq Ft                     240.39  LO(27)/Defeasance(89)/Open(4)
  40        1962                                           284    Units                  37,323.94  LO(28)/Defeasance(28)/Open(4)
  41        1986                                       101,593    Sq Ft                     100.66  LO(26)/Defeasance(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  42        1969                                           275    Units                  36,279.44  LO(26)/Defeasance(92)/Open(2)
  43        1972           1983/1991                   255,253    Sq Ft                      39.08  LO(26)/Defeasance(93)/Open(1)
  44        1984           1999/2001                   100,248    Sq Ft                      98.26  LO(35)/Defeasance(81)/Open(4)
  45        2005                                        45,000    Sq Ft                     218.59  LO(25)/Defeasance(93)/Open(2)
  46        2002                                           125    Rooms                  77,747.05  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  47        2005                                       122,222    Sq Ft                      77.89  LO(24)/Defeasance(94)/Open(2)
  48     1990/1993                                     125,555    Sq Ft                      74.63  LO(27)/Defeasance(89)/Open(4)
  49        1985                                        57,404    Sq Ft                     162.62  LO(25)/Defeasance(91)/Open(4)
  50        1977             2004                       96,923    Sq Ft                      95.30  LO(26)/Defeasance(90)/Open(4)
  51     1967/1969           2003                          307    Rooms                  29,349.11  LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  52        1991             2004                      256,147    Sq Ft                      34.89  LO(26)/Defeasance(90)/Open(4)
  53        2004                                           130    Units                  62,595.67  LO(24)/GRTR1% or YM(92)/Open(4)
  54        1997                                        50,716    Sq Ft                     157.74  LO(24)/GRTR1% or YM(92)/Open(4)
  55        2002                                       201,600    Sq Ft                      39.61  LO(25)/Defeasance(91)/Open(4)
  56        2002                                        69,442    Sq Ft                     114.48  LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  57     2004/2005                                      45,656    Sq Ft                     173.26  LO(35)/Defeasance(81)/Open(4)
  58        1985             2004                       49,846    Sq Ft                     157.04  LO(29)/Defeasance(87)/Open(4)
  59        2005                                        83,556    Sq Ft                      92.87  LO(27)/Defeasance(89)/Open(4)
  60        2002                                        90,213    Sq Ft                      85.91  LO(49)/GRTR1% or YM(67)/Open(4)
  61        1999             2004                          124    Rooms                  56,986.31  LO(47)/Defeasance(33)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  62        2005                                        79,198    Sq Ft                      89.14  LO(15)/GRTR1% or YM(43)/Open(2)
  63        1986             2005                          121    Units                  57,882.86  LO(35)/Defeasance(81)/Open(4)
  64        1993             2005                       89,641    Sq Ft                      77.84  LO(26)/Defeasance(92)/Open(2)
  65        1969           2003/2004                    91,974    Sq Ft                      70.67  LO(26)/Defeasance(92)/Open(2)
  66        1996                                        30,782    Sq Ft                     211.16  LO(25)/Defeasance(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  67        1984                                        97,867    Sq Ft                      66.20  LO(26)/GRTR1% or YM(90)/Open(4)
  68        1980                                           112    Units                  57,589.29  LO(26)/Defeasance(90)/Open(4)
  69        2005                                        55,061    Sq Ft                     114.26  LO(25)/Defeasance(90)/Open(5)
  70     1962-1972           1998                      169,103    Sq Ft                      37.03  LO(26)/Defeasance(90)/Open(4)
  71        2002                                        76,000    Sq Ft                      81.71  LO(25)/Defeasance(91)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  72        2005                                        88,408    Sq Ft                      68.83  LO(14)/GRTR1% or YM(44)/Open(2)
  73        1976       1995/1998/2000-2003              93,131    Sq Ft                      63.83  LO(33)/Defeasance(85)/Open(2)
  74        1994             2004                      129,475    Sq Ft                      44.69  LO(27)/Defeasance(89)/Open(4)
  75        1962             1996                       51,063    Sq Ft                     112.40  LO(25)/Defeasance(91)/Open(4)
  76        2001                                        87,860    Sq Ft                      64.88  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  77     1945/1946         1965-1970                        70    Units                  79,809.85  LO(35)/Defeasance(83)/Open(2)
  78        1988                                        59,070    Sq Ft                      93.18  LO(28)/Defeasance(85)/Open(7)
  79        1974                                       104,868    Sq Ft                      51.37  LO(35)/Defeasance(81)/Open(4)
  80        2000                                        84,157    Sq Ft                      63.96  LO(49)/GRTR1% or YM(67)/Open(4)
  81        2002                                            90    Rooms                  58,708.03  LO(27)/Defeasance(89)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  82        1988                                            96    Units                  54,832.55  LO(35)/Defeasance(81)/Open(4)
  83        1973             1985                      195,930    Sq Ft                      26.54  LO(26)/Defeasance(90)/Open(4)
  84        1969        1995/2000/2005                     174    Units                  28,735.63  LO(29)/Defeasance(90)/Open(1)
  85        1990                                        25,160    Sq Ft                     198.73  LO(25)/GRTR1% or YM(93)/Open(2)
  86        1994             2003                           77    Rooms                  64,759.53  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
  87        1996                                       100,384    Sq Ft                      49.31  LO(28)/Defeasance(88)/Open(4)
  88        1920                                         3,750    Sq Ft                   1,303.69  LO(26)/Defeasance(92)/Open(2)
  89        1984             2005                           88    Units                  54,368.51  LO(35)/Defeasance(81)/Open(4)
  90        1989                                            75    Units                  63,000.00  LO(25)/GRTR1% or YM(93)/Open(2)
  91     2004/2005                                      70,581    Sq Ft                      66.59  LO(26)/Defeasance(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  92        1983             2005                       89,910    Sq Ft                      51.16  LO(25)/Defeasance(91)/Open(4)
  93        1999                                        23,746    Sq Ft                     189.25  LO(25)/GRTR1% or YM(93)/Open(2)
  94        2002                                           108    Units                  41,608.58  LO(26)/Defeasance(90)/Open(4)
  95        1994             2002                        7,200    Sq Ft                     624.12  LO(25)/Defeasance(91)/Open(4)
  96        1980             2000                       46,237    Sq Ft                      97.09  LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
  97        1997                                            93    Rooms                  47,749.46  LO(35)/Defeasance(81)/Open(4)
  98        1975                                        23,050    Sq Ft                     188.29  LO(35)/Defeasance(78)/Open(7)
  99     2002/2003                                      30,936    Sq Ft                     140.17  LO(27)/Defeasance(91)/Open(2)
 100        2005                                        17,780    Sq Ft                     241.84  LO(25)/GRTR1% or YM(91)/Open(4)
 101        1932                                            65    Units                  66,015.40  LO(26)/GRTR1% or YM(33)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 102        1992                                        60,870    Sq Ft                      70.29  LO(28)/Defeasance(88)/Open(4)
 103        1923             2002                       47,763    Sq Ft                      87.64  LO(47)/Defeasance(72)/Open(1)
 104        1985                                        38,404    Sq Ft                     109.00  LO(35)/Flex(81)/Open(4)
 105     2004/2005                                      21,220    Sq Ft                     193.21  LO(34)/Defeasance(82)/Open(4)
 106        1994                                       135,380    Sq Ft                      30.18  LO(26)/GRTR1% or YM(90)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 107        1898             1998                          184    Rooms                  21,739.13  LO(26)/Defeasance(90)/Open(4)
 108        1972             1992                       58,687    Sq Ft                      68.01  LO(26)/Defeasance(90)/Open(4)
 109     1956/1961                                      70,280    Sq Ft                      55.70  LO(25)/Defeasance(90)/Open(5)
 110        1988                                        63,200    Sq Ft                      61.71  LO(35)/Flex(80)/Open(5)
 111        1971                                       127,300    Sq Ft                      30.20  LO(26)/Defeasance(90)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 112        1960           1998/1999                    21,039    Sq Ft                     180.62  LO(35)/Flex(81)/Open(4)
 113        2005                                        35,528    Sq Ft                     102.38  LO(27)/Defeasance(89)/Open(4)
 114        1973           1985/1991                   119,313    Sq Ft                      30.43  LO(35)/Flex(83)/Open(2)
 115        2005                                        22,369    Sq Ft                     160.94  LO(27)/Defeasance(89)/Open(4)
 116        1928                                            55    Units                  65,317.57  LO(26)/GRTR1% or YM(33)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 117        1979             2002                       18,866    Sq Ft                     186.84  LO(48)/GRTR1% or YM(68)/Open(4)
 118        1983                                           220    Rooms                  15,759.60  LO(35)/Defeasance(83)/Open(2)
 119        1980             2005                      224,749    Sq Ft                      15.00  LO(26)/Defeasance(90)/Open(4)
 120        2005                                        71,920    Sq Ft                      46.82  LO(35)/Defeasance(81)/Open(4)
 121        1955             2005                           95    Pads                   35,181.64  LO(35)/Defeasance(83)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 122        1928                                            55    Units                  59,874.44  LO(26)/GRTR1% or YM(33)/Open(1)
 123        2005                                         5,780    Sq Ft                     569.56  LO(26)/Defeasance(91)/Open(3)
 124        1982                                        24,640    Sq Ft                     132.91  LO(35)/Flex(81)/Open(4)
 125        1965                                        46,023    Sq Ft                      66.88  LO(26)/Defeasance(92)/Open(2)
 126        1977                                            86    Units                  34,869.18  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 127        2005                                        18,903    Sq Ft                     158.42  LO(26)/Defeasance(90)/Open(4)
 128        1987                                        64,405    Sq Ft                      46.42  LO(35)/Defeasance(83)/Open(2)
 129        2001                                        78,743    Sq Ft                      37.92  LO(27)/GRTR1% or YM(91)/Open(2)
 130        1977             2000                       39,660    Sq Ft                      74.58  LO(47)/GRTR1% or YM(70)/Open(3)
 131        1981                                        55,296    Sq Ft                      53.23  LO(26)/Defeasance(92)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 132        2005                                         7,679    Sq Ft                     363.74  LO(26)/Defeasance(90)/Open(4)
 133        1900             2005                       17,652    Sq Ft                     156.86  LO(27)/Defeasance(89)/Open(4)
 134        2005                                        18,712    Sq Ft                     147.96  LO(35)/Flex(78)/Open(7)
 135        1982             1996                       73,530    Sq Ft                      37.50  LO(25)/Defeasance(91)/Open(4)
 136        2005                                         8,762    Sq Ft                     307.16  LO(27)/GRTR1% or YM(91)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 137        1988             2005                       43,205    Sq Ft                      62.20  LO(23)/GRTR1% or YM(93)/Open(4)
 138        2000             2003                       70,600    Sq Ft                      37.79  LO(25)/GRTR1% or YM(92)/Open(3)
 139        1962           1998-2000                    88,436    Sq Ft                      30.15  LO(26)/GRTR1% or YM(92)/Open(2)
 140        2004                                         3,200    Sq Ft                     827.01  LO(25)/Defeasance(91)/Open(4)
 141        1990                                        31,889    Sq Ft                      82.99  LO(25)/Defeasance(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 142        1979                                        34,934    Sq Ft                      74.20  LO(35)/Flex(81)/Open(4)
 143        1978                                            73    Units                  35,068.49  LO(27)/Defeasance(89)/Open(4)
 144        2005                                        11,290    Sq Ft                     220.89  GRTR1% or YM(116)/Open(4)
 145        1989                                        40,650    Sq Ft                      59.04  LO(27)/Flex(88)/Open(5)
 146        1987                                        15,343    Sq Ft                     155.72  LO(35)/Flex(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 147        1994             2005                        7,150    Sq Ft                     321.24  LO(25)/Defeasance(91)/Open(4)
 148        1973                                         3,900    Sq Ft                     588.69  LO(25)/GRTR1% or YM(93)/Open(2)
 149        1996                                         9,710    Sq Ft                     236.10  LO(35)/Flex(81)/Open(4)
 150        1986             2005                       26,707    Sq Ft                      85.55  LO(26)/Defeasance(90)/Open(4)
 151        2005                                        10,875    Sq Ft                     206.27  LO(35)/Flex(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 152        1972                                           120    Units                  18,621.12  LO(27)/Defeasance(89)/Open(4)
 153        2000                                        23,526    Sq Ft                      93.51  YM1(26)/Flex(93)/Open(1)
 154        1988                                        37,531    Sq Ft                      58.62  LO(35)/Flex(81)/Open(4)
 155        1978                                        31,982    Sq Ft                      66.80  LO(35)/Flex(83)/Open(2)
 156        2000                                        35,000    Sq Ft                      59.89  LO(25)/GRTR1% or YM(93)/Open(2)
------------------------------------------------------------------------------------------------------------------------------------
 157        1947             2005                           18    Rooms                 114,248.88  LO(26)/Defeasance(90)/Open(4)
 158        1994                                        17,500    Sq Ft                     114.29  LO(24)/Defeasance(95)/Open(1)
 159        2004                                        19,000    Sq Ft                     105.03  LO(35)/Flex(78)/Open(7)
 160        1997                                            36    Units                  55,431.48  LO(35)/Defeasance(81)/Open(4)
 161   1938/1939/1951                                    7,599    Sq Ft                     256.09  LO(26)/GRTR1% or YM(90)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 162        1992                                            56    Units                  33,571.43  LO(26)/Defeasance(92)/Open(2)
 163        1928             2005                       11,143    Sq Ft                     161.54  LO(27)/Defeasance(92)/Open(1)
 164        2001                                         9,125    Sq Ft                     197.00  LO(25)/Flex(88)/Open(7)
 165        1986                                        90,579    Sq Ft                      19.84  LO(25)/Defeasance(93)/Open(2)
 166        1998                                        10,125    Sq Ft                     172.84  YM1(27)/Flex(92)/Open(1)
------------------------------------------------------------------------------------------------------------------------------------
 167       1930s                                            15    Units                 113,078.13  LO(35)/Defeasance(83)/Open(2)
 168        1974                                        40,942    Sq Ft                      40.17  LO(35)/Flex(81)/Open(4)
 169        1978                                        26,861    Sq Ft                      60.04  LO(35)/Defeasance(81)/Open(4)
 170        1980                                        15,600    Sq Ft                      95.94  LO(26)/Defeasance(90)/Open(4)
 171        1967             2001                       15,437    Sq Ft                      95.87  LO(35)/Flex(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 172        1975                                        30,324    Sq Ft                      47.71  LO(26)/Defeasance(92)/Open(2)
 173     1986/1987                                          36    Units                  39,911.54  LO(35)/Defeasance(81)/Open(4)
 174        2004                                         7,800    Sq Ft                     172.70  LO(35)/Flex(81)/Open(4)
 175        2001                                        14,490    Sq Ft                      92.52  LO(26)/GRTR1% or YM(150)/Open(4)
 176        1973             2005                       14,774    Sq Ft                      87.20  LO(35)/Flex(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------
 177        1988                                        17,209    Sq Ft                      67.70  LO(35)/Flex(81)/Open(4)
 178        1985                                        21,278    Sq Ft                      51.70  LO(26)/Defeasance(92)/Open(2)
 179        1985                                        32,625    Sq Ft                      32.10  LO(25)/GRTR1% or YM(92)/Open(3)
 180        1996                                         6,500    Sq Ft                     153.15  LO(35)/Defeasance(81)/Open(4)
 181        2005                                         3,952    Sq Ft                     206.31  LO(35)/Defeasance(81)/Open(4)
------------------------------------------------------------------------------------------------------------------------------------

              THIRD   THIRD MOST          SECOND   SECOND MOST                MOST RECENT
        MOST RECENT   RECENT NOI     MOST RECENT   RECENT NOI    MOST RECENT     NOI        UNDERWRITTEN  UNDERWRITTEN
  ID        NOI ($)     DATE             NOI ($)     DATE            NOI ($)     DATE            NOI ($)       EGI ($)
----------------------------------------------------------------------------------------------------------------------

  1      19,951,016   12/31/2003      24,651,354   12/31/2004     29,676,689  12/31/2005      30,772,162    74,371,581
 1-a
 1-b
  2                                    7,368,954   12/31/2003      7,887,255  12/31/2004       8,452,093    11,053,248
 2-a
----------------------------------------------------------------------------------------------------------------------
 2-b
 2-c
 2-d
  3                                    6,812,026   12/31/2003      7,213,684  12/31/2004       7,421,521     9,732,066
 3-a
----------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
  4                                                                                           22,682,967    23,145,885
  5       3,766,986   12/31/2003       7,376,854   12/31/2004     10,143,499  6/30/2005        8,364,435    12,197,574
----------------------------------------------------------------------------------------------------------------------
 5-a
 5-b
 5-c
 5-d
  6       4,973,089   12/31/2003       6,779,067   12/31/2004      6,782,804  9/30/2005        6,887,198    10,953,510
----------------------------------------------------------------------------------------------------------------------
  7       3,155,329   12/31/2003       3,178,182   12/31/2004      3,183,102  9/30/2005        3,038,608     3,866,846
  8       3,395,870   12/31/2003       1,723,880   12/31/2004      1,819,864  6/30/2005        2,814,058     4,268,100
  9       4,019,808   12/31/2003       3,611,698   12/31/2004      3,625,589  7/31/2005        3,613,967     6,685,229
  10                                                                                           2,756,051     4,020,102
  11      1,749,009   12/31/2003       1,797,891   12/31/2004      2,531,150  11/30/2005       2,885,817     4,838,764
----------------------------------------------------------------------------------------------------------------------
  12      1,986,812   12/31/2003       2,096,838   12/31/2004      2,027,443  7/31/2005        2,272,027     3,736,172
  13      2,280,107   12/31/2003       2,370,712   12/31/2004      2,445,029  10/31/2005       2,318,462     3,205,144
  14      1,707,130   12/31/2003       1,963,734   12/31/2004      2,028,323  9/30/2005        2,043,206     2,393,589
  15                                                               1,760,382  12/31/2005       2,465,671     3,937,834
  16      1,923,820   12/31/2003       1,903,927   12/31/2004      1,878,877  8/31/2005        1,898,256     4,422,659
----------------------------------------------------------------------------------------------------------------------
  17      1,571,878   12/31/2002       1,593,382   12/31/2003      1,629,332  12/31/2004       1,702,021     2,155,124
  18                                                                                           1,528,829     2,323,728
  19      2,903,842   12/31/2003       2,038,140   12/31/2004      2,354,355  9/30/2005        2,168,771     5,291,708
  20                                                                 294,217  12/31/2004       1,680,875     2,104,888
  21                                                                 960,018  9/30/2005        1,492,671     2,898,285
----------------------------------------------------------------------------------------------------------------------
  22      1,579,823   12/31/2003       1,653,833   12/31/2004      1,660,202  10/31/2005       1,583,945     2,095,009
  23      1,337,482   12/31/2002       1,464,743   12/31/2003      1,340,013  12/31/2004       1,598,203     2,897,350
  24      1,424,472   12/31/2003       1,444,781   12/31/2004      1,444,020  9/30/2005        1,408,030     1,985,491
  25                                                                                           1,527,932     2,165,624
  26      1,012,314   12/31/2003       1,253,428   12/31/2004      1,295,214  12/31/2005       1,390,019     2,162,047
----------------------------------------------------------------------------------------------------------------------
  27      2,083,429   12/31/2002       1,972,938   12/31/2003      1,992,362  12/31/2004       2,168,482     2,831,357
  28      1,225,143   12/31/2003       1,274,566   12/31/2004      1,357,723  12/31/2005       1,274,178     1,680,456
  29      1,256,895   12/31/2003       1,284,262   12/31/2004      1,257,600  10/31/2005       1,239,974     1,665,832
  30      1,340,000   12/31/2003       1,404,958   12/31/2004      1,412,923  6/30/2005        1,272,389     1,861,980
  31                                                                                           1,192,037     1,749,154
----------------------------------------------------------------------------------------------------------------------
  32                                                               1,813,497  10/31/2005       1,946,239     2,723,000
  33        711,104   12/31/2003         754,751   12/31/2004        756,892  10/31/2005       1,123,816     1,547,983
  34        999,679   12/31/2003       1,110,814   12/31/2004      1,108,421  10/31/2005       1,080,486     1,343,948
  35        758,551   12/31/2003         826,366   12/31/2004        936,915  11/30/2005         880,716     1,187,899
  36      1,129,312   12/31/2003       1,094,644   12/31/2004      1,138,576  9/30/2005        1,075,018     1,348,701
----------------------------------------------------------------------------------------------------------------------
  37                                   1,472,573   12/31/2004      1,537,125  9/30/2005        1,453,244     3,937,579
  38        819,778   12/31/2002         923,799   12/31/2003        934,247  12/31/2004       1,019,854     1,212,326
  39                                                                                           1,401,032     2,373,639
  40        901,245   12/31/2003         936,555   12/31/2004        917,580  10/31/2005         957,380     2,163,296
  41      1,028,784   12/31/2003       1,013,588   11/30/2004      1,054,235  12/31/2005       1,050,981     1,369,643
----------------------------------------------------------------------------------------------------------------------
  42        901,922   12/31/2002         849,998   12/31/2003        912,757  12/31/2004       1,128,555     2,250,906
  43      1,559,407   12/31/2003       1,612,335   12/31/2004      1,237,115  9/30/2005          972,265     1,449,361
  44        638,809   12/31/2003         778,823   12/31/2004        888,523  6/30/2005          928,799     1,671,244
  45                                                                                             882,022     1,033,653
  46      1,010,999   12/31/2003       1,075,659   12/31/2004      1,228,002  8/31/2005        1,242,501     3,932,272
----------------------------------------------------------------------------------------------------------------------
  47                                                                                             940,623     1,323,039
  48                                     963,285   12/31/2003        945,204  12/31/2004         917,388     1,316,659
  49        843,154   12/31/2003         668,455   12/31/2004        792,771  10/31/2005         840,300     1,134,286
  50        785,268   12/31/2003         556,860   12/31/2004      1,146,595  9/30/2005          893,887     1,453,960
  51      2,399,600   12/31/2003       2,522,330   12/31/2004      2,691,780  6/30/2005        2,255,352     8,101,226
----------------------------------------------------------------------------------------------------------------------
  52                                                                                             767,073     1,034,125
  53                                     493,478   12/31/2004        770,450  12/31/2005         781,970     1,188,808
  54      1,156,194   12/31/2003       1,037,918   12/31/2004      1,006,290  12/31/2005         857,012     1,452,201
  55                                     597,327   12/31/2003        611,061  12/31/2004       1,000,807     1,213,758
  56        136,073   12/31/2003         376,480   12/31/2004        394,030  8/31/2005          807,232     1,263,664
----------------------------------------------------------------------------------------------------------------------
  57                                                                                             854,901     1,154,978
  58                                                                                             709,589     1,073,535
  59                                                                                             716,047       938,973
  60        386,020   12/31/2003         620,904   12/31/2004        693,976  8/31/2005          793,301     1,211,330
  61        354,186   12/31/2003         868,379   12/31/2004        989,607  5/31/2005          912,261     2,905,104
----------------------------------------------------------------------------------------------------------------------
  62                                                                                             776,463     1,450,217
  63        602,329   12/31/2003         521,322   6/30/2004         651,335  10/31/2005         618,024     1,066,930
  64        797,036   12/31/2002         795,360   12/31/2003        794,796  12/31/2004         845,026     1,217,351
  65                                                                 404,615  12/31/2004         764,825     1,953,532
  66        692,592   12/31/2003         692,592   12/31/2004        692,592  12/31/2005         667,099       785,298
----------------------------------------------------------------------------------------------------------------------
  67                                                                 624,617  12/31/2004         723,804     1,090,003
  68        487,628   12/31/2003         422,810   12/31/2004        482,376  11/30/2005         548,555       978,036
  69                                                                                             785,901     1,283,329
  70        419,351   12/31/2003         512,618   12/31/2004        562,647  10/31/2005         631,287     1,096,958
  71        322,546   12/31/2003         467,567   12/31/2004        511,701  12/31/2005         686,469       872,272
----------------------------------------------------------------------------------------------------------------------
  72                                                                                             710,613       851,985
  73        384,971   12/31/2003         393,088   12/31/2004        718,546  12/31/2005         628,849     1,238,467
  74        467,773   12/31/2003         540,974   12/31/2004        584,805  6/30/2005          551,443       742,901
  75                                     554,256   12/31/2003        682,859  12/31/2004         650,161       942,708
  76        311,438   12/31/2004         548,001   10/31/2005        572,803  10/31/2005         526,711       772,384
----------------------------------------------------------------------------------------------------------------------
  77        862,769   12/31/2002         716,650   12/31/2003        634,622  12/31/2004         557,111       988,198
  78        472,612   12/31/2003         509,878   12/31/2004        482,172  9/30/2005          560,231       942,620
  79        504,000   12/31/2003         593,976   12/31/2004        524,065  9/30/2005          546,302       801,205
  80        316,825   12/31/2003         425,536   12/31/2004        488,399  8/31/2005          550,448       866,933
  81        534,171   12/31/2003         681,081   12/31/2004        710,291  9/30/2005          691,164     1,925,512
----------------------------------------------------------------------------------------------------------------------
  82        440,244   12/31/2003         505,298   12/31/2004        517,345  9/30/2005          498,536       760,975
  83                                     475,369   12/31/2003        517,067  12/31/2004         511,740       662,447
  84        574,162   12/31/2003         528,130   12/31/2004        457,645  10/31/2005         484,465     1,039,114
  85        420,748   12/31/2002         465,336   12/31/2003        355,646  12/31/2004         492,014       659,695
  86        506,918   12/31/2003         626,517   12/31/2004        665,512  7/31/2005          678,968     1,776,278
----------------------------------------------------------------------------------------------------------------------
  87                                     129,677   12/31/2004        246,977  7/31/2005          462,479       577,841
  88        343,125   12/31/2002         471,225   12/31/2003        485,363  12/31/2004         476,072       609,185
  89        373,412   12/31/2003         386,387   12/31/2004        431,719  10/31/2005         419,822       694,074
  90        383,354   12/31/2002         367,565   12/31/2003        431,825  12/31/2004         416,957       667,309
  91                                                                                             380,000       380,000
----------------------------------------------------------------------------------------------------------------------
  92        486,871   12/31/2003         407,551   12/31/2004        423,357  12/31/2005         528,321       866,793
  93        476,365   12/31/2002         467,451   12/31/2003        503,825  12/31/2004         448,301       587,948
  94                                     459,127   12/31/2004        560,889  11/30/2005         431,699       709,389
  95        480,928   12/31/2003         517,825   12/31/2004        533,555  11/30/2005         526,513       691,721
  96        553,564   12/31/2003         484,372   12/31/2004        656,454  10/31/2005         585,659       830,861
----------------------------------------------------------------------------------------------------------------------
  97        509,663   12/31/2003         531,128   12/31/2004        561,523  7/31/2005          600,242     1,955,575
  98        398,026   12/31/2003         454,536   12/31/2004        440,502  10/31/2005         427,705       608,799
  99                                                                                             418,976       528,478
 100                                                                                             433,908       563,873
 101        260,608   12/31/2003         312,885   12/31/2004        365,120  12/31/2005         391,654       590,279
----------------------------------------------------------------------------------------------------------------------
 102        477,690   12/31/2003         514,830   12/31/2004        459,534  8/31/2005          465,052       619,991
 103        346,889   12/31/2002         351,324   12/31/2003        288,900  12/31/2004         474,695       791,860
 104        523,143   12/31/2003         483,466   12/31/2004        299,623  9/30/2005          463,126       793,945
 105                                                                                             415,034       509,594
 106        498,967   12/31/2003         515,032   12/31/2004        563,316  12/31/2005         529,161       545,527
----------------------------------------------------------------------------------------------------------------------
 107        600,260   12/31/2003         400,126   12/31/2004        686,848  8/31/2005          612,412     4,088,337
 108                                                                                             483,590       643,605
 109        275,899   12/31/2003         326,416   12/31/2004        360,368  12/31/2005         458,356       607,024
 110        334,252   12/31/2003         405,857   12/31/2004        410,655  7/31/2005          413,502       661,040
 111        444,754   12/31/2003         484,366   12/31/2004        294,493  12/31/2005         411,078       579,511
----------------------------------------------------------------------------------------------------------------------
 112        454,414   12/31/2003         439,949   12/31/2004        433,034  6/30/2005          379,570       581,717
 113                                                                                             317,122       491,774
 114        601,327   12/31/2003         568,778   12/31/2004        602,157  6/30/2005          569,356       892,436
 115                                                                                             371,468       500,930
 116        165,191   12/31/2003         196,565   12/31/2004        280,343  9/30/2005          316,513       537,445
----------------------------------------------------------------------------------------------------------------------
 117         73,644   12/31/2003         262,329   12/31/2004        304,219  11/30/2005         313,740       456,211
 118        106,422   12/31/2003         881,808   12/31/2004      1,540,732  6/30/2005          720,307     2,773,765
 119                                                                                             340,274       505,246
 120                                                                                             307,988       400,913
 121        319,488   10/1/2003          331,790   12/31/2004        418,893  8/31/2005          341,423       617,007
----------------------------------------------------------------------------------------------------------------------
 122        196,567   12/31/2003         222,824   12/31/2004        248,524  12/31/2005         306,150       521,722
 123                                                                                             300,146       467,476
 124        365,378   12/31/2003         383,520   12/31/2004        344,096  6/30/2005          360,073       508,026
 125        370,405   12/31/2003         368,246   12/31/2004        358,608  10/31/2005         344,466       443,126
 126        330,693   12/31/2003         333,853   12/31/2004        350,854  6/30/2005          335,350       637,984
----------------------------------------------------------------------------------------------------------------------
 127                                                                 348,649  12/31/2005         306,698       447,567
 128        378,982   12/31/2003         329,382   12/31/2004        300,899  9/30/2005          307,698       499,791
 129        278,512   7/31/2003          244,717   7/31/2004         249,051  7/31/2005          451,824       697,053
 130                                                                                             273,662       361,813
 131        311,517   12/31/2002         311,517   12/31/2003        294,813  12/31/2004         304,450       444,239
----------------------------------------------------------------------------------------------------------------------
 132                                                                                             360,277       458,420
 133                                                                                             257,423       330,885
 134                                                                                             289,396       393,135
 135        359,601   12/31/2003         360,155   12/31/2004        332,484  11/30/2005         325,892       433,804
 136                                                                                             239,895       294,613
----------------------------------------------------------------------------------------------------------------------
 137                                                                                             437,435       650,227
 138        189,426   12/31/2002         213,606   12/31/2003        315,694  12/31/2004         325,970       506,251
 139                                                                                             513,740       938,275
 140                                                                                             231,574       265,171
 141        209,213   12/31/2002         302,221   12/31/2003        239,489  12/31/2004         273,809       450,459
----------------------------------------------------------------------------------------------------------------------
 142        249,928   12/31/2003         305,226   12/31/2004        362,168  9/30/2005          294,623       473,106
 143        381,728   12/31/2002         399,870   12/31/2003        388,054  12/31/2004         248,752       452,658
 144                                                                                             285,310       353,756
 145        240,125   12/31/2003         259,401   12/31/2004        262,976  7/31/2005          261,829       459,319
 146        264,780   12/31/2003         277,888   12/31/2004        294,932  6/30/2005          281,881       296,952
----------------------------------------------------------------------------------------------------------------------
 147                                                                                             205,293       255,435
 148                                                                                             217,059       277,641
 149        276,558   12/31/2003         274,408   12/31/2004        281,678  7/31/2005          258,200       325,819
 150                                     240,321   12/31/2003        219,356  12/31/2004         269,818       452,234
 151                                                                                             268,041       373,512
----------------------------------------------------------------------------------------------------------------------
 152        187,061   12/31/2003         215,980   12/31/2004        193,669  10/31/2005         213,598       703,885
 153                                                                                             222,511       229,393
 154        413,473   12/31/2003         381,245   12/31/2004        395,902  6/30/2005          444,476       661,584
 155        243,209   12/31/2003         229,839   12/31/2004        238,141  8/30/2005          233,057       393,299
 156                                                                                             212,934       269,473
----------------------------------------------------------------------------------------------------------------------
 157                                                                 401,718  10/31/2005         267,754       717,444
 158        581,951   12/31/2002         630,108   12/31/2003        551,356  12/31/2004         615,593       971,458
 159                                                                                             218,343       290,160
 160        192,483   12/31/2003         206,620   12/31/2004        203,813  9/30/2005          191,520       294,307
 161        161,705   12/31/2002         164,749   12/31/2003        180,572  12/31/2004         190,150       230,656
----------------------------------------------------------------------------------------------------------------------
 162        185,484   12/31/2002         173,562   12/31/2003        144,123  12/31/2004         188,386       342,398
 163        118,767   9/30/2003          160,959   9/30/2004         193,738  9/30/2005          169,405       305,133
 164        181,205   12/31/2003         158,174   12/31/2004        158,806  10/31/2005         171,784       317,356
 165        494,681   12/31/2002         500,069   12/31/2003        509,183  12/31/2004         444,634       626,147
 166        159,060   12/31/2003         159,060   12/31/2004        159,060  12/31/2005         169,730       169,730
----------------------------------------------------------------------------------------------------------------------
 167        167,664   12/31/2002         183,705   12/31/2003        161,107  12/31/2004         149,346       270,365
 168                                     226,377   12/31/2004        408,364  9/30/2005          258,034       371,337
 169                                                                 134,651  8/31/2005          170,828       219,416
 170        152,246   12/31/2002         124,571   12/31/2003        140,656  12/31/2004         139,463       181,140
 171        225,524   12/31/2003         236,220   12/31/2004        243,751  6/30/2005          208,996       320,354
----------------------------------------------------------------------------------------------------------------------
 172        186,782   12/31/2002         186,782   12/31/2003        186,782  12/31/2004         157,572       234,377
 173        152,836   12/31/2003         153,360   12/31/2004        165,451  9/30/2005          140,030       248,983
 174                                                                                             148,679       174,780
 175                                                                                             261,737       355,683
 176                                                                                             127,618       159,559
----------------------------------------------------------------------------------------------------------------------
 177        156,465   12/31/2003         226,196   12/31/2004        216,471  6/30/2005          123,825       171,645
 178                                                                                             113,432       145,974
 179        167,798   12/31/2002         177,895   12/31/2003        184,142  12/31/2004         130,376       238,947
 180                                                                                             115,803       163,162
 181                                                                                              81,340       109,630
----------------------------------------------------------------------------------------------------------------------

         UNDERWRITTEN       UNDERWRITTEN   UNDERWRITTEN
  ID      EXPENSES ($)  NET CASH FLOW ($)   RESERVES ($)  LARGEST TENANT (7)
---------------------------------------------------------------------------------------------------------------------

  1        43,599,419          27,797,299      2,974,863
 1-a
 1-b
  2         2,601,156           8,080,737        163,657
 2-a                                                      Regal Cinemas
---------------------------------------------------------------------------------------------------------------------
 2-b                                                      Best Buy
 2-c                                                      Dick's Clothing and Sport
 2-d                                                      Comp USA
  3         2,310,546           7,075,925        154,309
 3-a                                                      Wal-Mart
---------------------------------------------------------------------------------------------------------------------
 3-b                                                      Kohls Department Store
 3-c                                                      PetsMart
 3-d                                                      Hobby Lobby
  4           462,918          22,682,967             --  SBC Communications, Inc.
  5         3,833,140           7,891,763         66,816
---------------------------------------------------------------------------------------------------------------------
 5-a                                                      Amylin Pharmaceuticals
 5-b                                                      Telik, Inc.
 5-c                                                      Arena Pharmaceuticals
 5-d                                                      OSI Pharmaceuticals, Inc.
  6         4,066,312           6,514,491         70,529  Heinz North America
---------------------------------------------------------------------------------------------------------------------
  7           828,238           2,952,689         22,363  Pathmark Stores, Inc.
  8         1,454,042           2,636,259         65,704  Wal-Mart
  9         3,071,263           3,197,067         89,917  Bergners
  10        1,264,051           2,692,268         10,839  Lowe's Home Centers, Inc.
  11        1,952,947           2,736,072         12,677  Emigrant Savings Bank (R)
---------------------------------------------------------------------------------------------------------------------
  12        1,464,145           2,132,113         34,275  Bank of America
  13          886,682           2,226,304         14,304  Lillian August
  14          350,384           1,979,436         21,622  Bed, Bath & Beyond
  15        1,472,163           2,332,723         29,390  Giant Eagle
  16        2,524,403           1,853,885         19,615  Menorah Inc.
---------------------------------------------------------------------------------------------------------------------
  17          453,103           1,604,904         24,293  Cherry House, Inc.
  18          794,899           1,464,978         20,746  King's Supermarket
  19        3,122,937           1,904,186        264,585
  20          424,013           1,566,368         15,902  Vertrue Incorporated
  21        1,405,614           1,422,471         70,200
---------------------------------------------------------------------------------------------------------------------
  22          511,065           1,482,068          9,695  Stein Mart, Inc.
  23        1,299,147           1,461,537         22,309  New York Life Insurance
  24          577,462           1,328,256         18,873  Vons
  25          637,692           1,410,645         18,735  Graystone Nevada, LLC
  26          772,028           1,357,394         32,625
---------------------------------------------------------------------------------------------------------------------
  27          662,875           1,970,245         67,570  Kmart
  28          406,278           1,225,944         11,641  Food 4 Less
  29          425,858           1,181,762         14,477  Marshalls
  30          589,592           1,237,444         12,680  Raley's Food Source
  31          557,117           1,106,409         11,722  Menlieta Enterprises, Inc.
---------------------------------------------------------------------------------------------------------------------
  32          776,761           1,668,378         14,990  Beverly Hills Dialysis
  33          424,167           1,005,805         30,541  Medco Health Solutions, Inc.
  34          263,462           1,029,731         11,120  Big 5 Sporting Goods
  35          307,183             864,148         16,568
  36          273,684             998,144         15,414  The TJX Companies, Inc.
---------------------------------------------------------------------------------------------------------------------
  37        2,484,336           1,295,741        157,503
  38          192,472             960,134         15,705  The Kroger Company
  39          972,607           1,333,328          7,534  Trilogy Day Spa, Inc. (Fl. 1 & 2)
  40        1,205,916             872,180         85,200
  41          318,661             967,624         25,398  Winn Dixie Stores
---------------------------------------------------------------------------------------------------------------------
  42        1,122,351           1,035,605         92,950
  43          477,095             883,884         43,393  Team Logistics, Inc
  44          742,446             783,949         20,050  Bank of Texas
  45          151,631             856,822          6,750  Best Buy Stores, L.P.
  46        2,689,771           1,085,210        157,291
---------------------------------------------------------------------------------------------------------------------
  47          382,416             887,401         12,222  Windy City Wire
  48          399,271             850,810         18,833  Cash Wise Foods
  49          293,986             778,318         19,642  Party City
  50          560,073             819,083         26,363  Simmons Media
  51        5,845,875           1,850,290        405,061
---------------------------------------------------------------------------------------------------------------------
  52          267,052             749,145          2,113  BJs Restaurant Ground Lease
  53          406,837             755,970         26,000
  54          595,189             774,697          7,550  Cenegenic, LLC
  55          212,951             931,769         20,160  Teleplan International
  56          456,432             714,642         13,888  Medical Mutual of Ohio
---------------------------------------------------------------------------------------------------------------------
  57          300,077             815,621          6,865  The Learning Experience
  58          363,946             697,128         12,462  Efficient Engineering, Inc
  59          222,926             702,122          2,204  Supervalu, Inc.
  60          418,029             779,769         13,532
  61        1,992,843             796,057        116,204
---------------------------------------------------------------------------------------------------------------------
  62          673,754             691,725         15,835  First Health Group Corp.
  63          448,905             587,774         30,250
  64          372,325             802,067         20,617  Weis Markets, Inc.
  65        1,188,707             654,410         18,441  The City of New York acting through the Dept. of Citywide
                                                          Administrative Services
  66          118,199             649,788          8,311  Barnes & Noble Booksellers, Inc.
---------------------------------------------------------------------------------------------------------------------
  67          366,199             656,999         14,680  Lack's Furniture
  68          429,481             514,955         33,600
  69          497,428             777,642          8,259  The Ohio State University
  70          465,670             564,551         25,365  Leever's Supermarkets
  71          185,803             626,980         11,400  Hometown Mortgage
---------------------------------------------------------------------------------------------------------------------
  72          141,372             710,613             --  Kohl's Department Stores, Inc
  73          609,619             549,748         18,626  Paper Magic
  74          191,458             532,803         18,640
  75          292,547             610,108         15,318  Staples the Office Superstore East
  76          245,674             513,532         13,179
---------------------------------------------------------------------------------------------------------------------
  77          431,087             539,244         17,867
  78          382,389             464,651         15,060  Georgia Tech Research Corp.
  79          254,903             507,007         10,487  Michael Gerald Ltd.
  80          316,485             537,824         12,624
  81        1,234,348             614,144         77,020
---------------------------------------------------------------------------------------------------------------------
  82          262,439             474,536         24,000
  83          150,707             439,915         39,186  Brambles
  84          554,649             434,527         49,938
  85          167,681             466,094         12,583  Tile For Less
  86        1,097,310             607,917         71,051
---------------------------------------------------------------------------------------------------------------------
  87          115,362             412,616         20,077  Creative Custom Confections
  88          133,113             440,697            375  adidas Promotional Retail Operations, Inc.
  89          274,252             397,822         22,000
  90          250,352             398,207         18,750
  91               --             380,000             --  Shaw's Supermarkets, Inc.
---------------------------------------------------------------------------------------------------------------------
  92          338,472             468,120         17,982  TJ Maxx
  93          139,647             418,003          5,699  Atlanta Bread Company
  94          277,689             410,099         21,600
  95          165,208             515,447          1,520  Design CML Store
  96          245,201             537,539          6,936  Quy V Hoang & Trang Thuy Le
---------------------------------------------------------------------------------------------------------------------
  97        1,355,333             522,019         78,223
  98          181,094             401,845          3,458  Citibank
  99          109,502             394,654          4,640  Empire Beauty School
 100          129,965             411,695          2,311  Palm Beach Tan
 101          198,626             375,654         16,000
---------------------------------------------------------------------------------------------------------------------
 102          154,939             421,177         15,855  Kroger Supermarket
 103          317,165             434,893          9,553  Children's Village
 104          330,819             413,600          7,681  Placer Insurance Agency - FCMC
 105           94,560             400,997          3,183  Marie's Cafe
 106           16,366             451,020         29,784  ADVO, Inc.
---------------------------------------------------------------------------------------------------------------------
 107        3,475,925             444,167        168,245
 108          160,015             427,541         16,432  Sav-a-lot, Ltd.
 109          148,668             404,822         21,084  Sovereign Health Care
 110          247,538             404,022          9,480
 111          168,433             357,816         25,460  The Denver Post Corporation
---------------------------------------------------------------------------------------------------------------------
 112          202,147             343,575          4,208  Open Road Entertainment
 113          174,652             298,440          5,329  TJMaxx
 114          323,080             551,459         17,897
 115          129,462             348,400          3,355  Mee Memorial Hospital
 116          220,932             302,763         13,750
---------------------------------------------------------------------------------------------------------------------
 117          142,471             299,372          1,887  Burger King
 118        2,053,458             609,356        110,951
 119          164,972             293,360         33,712  Katt Worldwide Logistics
 120           92,925             288,589          7,192  Norman Industrial Materials, Inc.
 121          275,584             328,246         13,177
---------------------------------------------------------------------------------------------------------------------
 122          215,571             292,400         13,750
 123          167,330             297,846            855  Sterling Jewelers
 124          147,953             321,668          4,928  Old Republic Title
 125           98,661             329,342          6,903  Second Story Books, Inc.
 126          302,634             309,550         25,800
---------------------------------------------------------------------------------------------------------------------
 127          140,869             286,818          2,835  Massage Envy
 128          192,093             298,046          9,653
 129          245,229             415,869          7,874  William Frick & Company
 130           88,151             252,474          7,932  Disney Parks & Resorts (1 & 6C)
 131          139,789             272,613         14,376  Binder Machinery
---------------------------------------------------------------------------------------------------------------------
 132           98,143             346,534          1,151  Fidelity
 133           73,462             238,160          2,641  Kravet Inc.
 134          103,739             276,010          1,871  FedEx Ground Package System, Inc.
 135          107,912             270,689         18,383  Food Lion
 136           54,718             231,988          1,301  Zales Delaware, Inc.
---------------------------------------------------------------------------------------------------------------------
 137          212,792             418,832          6,481  Ross Dress for Less, Inc.
 138          180,281             315,380         10,590
 139          424,535             471,292         24,762  L&M Optical Disc, LLC
 140           33,597             229,464            480  Webster Bank
 141          176,650             249,256         10,523  Half Price Books
---------------------------------------------------------------------------------------------------------------------
 142          178,483             255,708         13,364  Amanda Talmadge - Walkowiak
 143          203,906             222,544         26,208
 144           68,446             272,171          1,710  Panera
 145          197,490             255,732          6,098
 146           15,072             259,219          3,529  Roy H. Long Realty Co., Inc.
---------------------------------------------------------------------------------------------------------------------
 147           50,142             196,487          3,503  Advance Stores Company, Inc
 148           60,582             214,469            640  Hong Kong Supermarket, Inc
 149           67,619             242,492          3,399  Kinko's Copy Center
 150          182,416             236,617          8,012  LCMF, LLC
 151          105,470             252,384          1,631  Starbucks Coffee
---------------------------------------------------------------------------------------------------------------------
 152          490,287             177,598         36,000
 153            6,882             210,470          3,529  Staples
 154          217,108             402,274         13,886  Westside Furniture
 155          160,242             228,259          4,797
 156           56,539             203,592          6,300  AMC Colorgrafix
---------------------------------------------------------------------------------------------------------------------
 157          449,690             239,056         28,698
 158          355,865             576,094          3,500  P.R. Taylor Group, Inc.
 159           71,817             198,786          2,850  TD Curran, Inc.
 160          102,787             178,344         13,176
 161           40,506             180,310          3,458  Buffalo Exchange
---------------------------------------------------------------------------------------------------------------------
 162          154,012             169,738         18,648
 163          135,727             155,681          4,034  Bank of America
 164          145,573             171,601            183  Ruby Tuesday, Inc.
 165          181,513             416,159          9,057  Paper Plus, Inc.
 166               --             169,730             --  CVS Corporation
---------------------------------------------------------------------------------------------------------------------
 167          121,019             145,596          3,750
 168          113,302             221,710          6,141  PetsMart
 169           48,588             153,345          7,521  Johnston International
 170           41,677             132,297          2,955  AST Bearings
 171          111,358             184,638          3,087  General Services Admin. - IRS
---------------------------------------------------------------------------------------------------------------------
 172           76,805             135,134          8,793  Robalo Enterprises
 173          108,953             128,420         11,610
 174           26,101             141,440          1,170  Centunon Dry Cleaners
 175           93,946             257,970          3,767  Walgreen Arizona Drug Co.
 176           31,941             115,302          2,216  Meiji Techno
---------------------------------------------------------------------------------------------------------------------
 177           47,820             110,935          2,753  County of Monterey - Health Department
 178           32,542              98,917          6,576  All Things Audio
 179          108,571             125,483          4,893
 180           47,359             111,128          2,275  Blockbuster
 181           28,289              76,841            593  Verizon Wireless
---------------------------------------------------------------------------------------------------------------------

                    LEASE                                                                LEASE
  ID          SF  EXPIRATION  2ND LARGEST TENANT (7)                               SF  EXPIRATION
---------------------------------------------------------------------------------------------------

  1
 1-a
 1-b
  2
 2-a      67,298   4/30/2024  Cub Foods/Hobby Lobby                            64,700   1/16/2010
---------------------------------------------------------------------------------------------------
 2-b      58,420   1/31/2011  Macy's Furniture Gallery                         41,000   1/31/2017
 2-c      50,104   1/31/2014  Best Buy                                         31,668   1/31/2018
 2-d      29,146   8/31/2013  Petsmart                                         26,145   1/31/2014
  3
 3-a     204,394   1/31/2020  Sam's Club                                      130,595   3/13/2022
---------------------------------------------------------------------------------------------------
 3-b      80,684   1/31/2020  Linens 'N Things                                 31,199   1/31/2016
 3-c      27,559   1/31/2013  The Mattress Firm                                 5,294   7/31/2008
 3-d      52,500  12/31/2014  HH Gregg Appliances                              21,008   2/28/2014
  4    1,690,214   8/31/2016
  5
---------------------------------------------------------------------------------------------------
 5-a      86,764   1/31/2015  Conforma Therapeutics                            15,520  12/31/2006
 5-b      91,644   5/31/2014
 5-c      56,698  12/29/2018
 5-d      46,700  10/31/2014
  6      276,705   7/31/2021  Burlington Coat Factory                         140,289   3/31/2024
---------------------------------------------------------------------------------------------------
  7       47,773  11/30/2017  Walgreens Eastern Co.                            14,837   4/30/2061
  8      114,086   11/9/2010  Cub Foods                                        73,000  10/22/2010
  9      125,455   1/31/2010  JCPenney                                        100,659  10/31/2008
  10     134,000   1/15/2025  Giant of Maryland LLC - Giant Foods              56,291   5/31/2025
  11       4,890   6/30/2013  Primary Security Services                         3,630  11/30/2007
---------------------------------------------------------------------------------------------------
  12      43,454   8/31/2008  Beiersdorf Inc.                                  39,587   8/31/2008
  13      24,214   6/30/2010  Staples                                          23,984   7/31/2014
  14      27,907   1/31/2016  Barnes & Noble                                   22,050   2/28/2015
  15      72,503  10/31/2027  Federal Aviation Admin.                           8,057   9/30/2010
  16       2,300   5/31/2010  Creecent Wedding Rings Inc.                       2,013   3/31/2007
---------------------------------------------------------------------------------------------------
  17      30,645   1/31/2008  Contemporary Galleries of KY                     24,667   2/28/2013
  18      27,300   7/1/2016   Apothecary                                       11,680   4/30/2011
  19
  20      43,947   2/28/2011  Asylum Research Corporation                      31,499   2/28/2011
  21
---------------------------------------------------------------------------------------------------
  22      35,086   8/3/2007   MacFrugal's (Albertsons)                         32,919   1/2/2013
  23      24,485   1/31/2015  Lake Group Media                                 18,013   9/30/2012
  24      49,860  12/31/2009  The Pep Boys                                     20,444   1/31/2019
  25      86,795   9/30/2016  Desert Xpress Enterprises, LLC                    6,880  12/31/2010
  26
---------------------------------------------------------------------------------------------------
  27      87,407   10/1/2006  24 Hour Fitness                                  18,000   5/1/2011
  28      52,924   5/16/2010  PetsMart # 94                                    24,850   2/28/2009
  29      25,480   1/31/2010  LA Carpet/Mattress                                7,000   8/12/2006
  30      52,132   6/25/2016  Blockbusters                                      6,438   8/31/2009
  31       9,792  11/30/2015  Univar USA                                        9,166   1/30/2011
---------------------------------------------------------------------------------------------------
  32      12,062   1/13/2016  Comp Cancer Center, Inc.                         10,259   9/30/2009
  33      92,427   1/31/2011  Crawford & Company                               52,212  12/31/2016
  34      10,000   9/25/2011  Dollar Tree Store                                 8,000   7/31/2010
  35
  36      32,262  10/31/2010  Bed Bath & Beyond, Inc.                          31,002   1/31/2011
---------------------------------------------------------------------------------------------------
  37
  38      55,973   7/31/2020  Staples, Inc.                                    17,050   6/30/2010
  39       6,021   1/31/2013  Junior's Deli USA, LLC                            4,723   1/31/2016
  40
  41      57,785   5/31/2011  Honey's Eats & Drinks, Inc.                       7,296   5/31/2009
---------------------------------------------------------------------------------------------------
  42
  43     255,253   6/30/2010
  44      20,113  12/31/2010  Crown Castle International                       18,586   3/31/2008
  45      45,000   1/31/2016
  46
---------------------------------------------------------------------------------------------------
  47      20,814  10/31/2010  The Lockson Inc.                                 15,892  10/30/2009
  48      51,401   4/30/2010  The Big Dollar Store                             11,371   1/31/2011
  49      11,600  11/30/2006  KB Toys                                           8,063  12/31/2009
  50      28,219   6/30/2015  24 Hour Fitness USA, Inc.                        20,439  12/31/2019
  51
---------------------------------------------------------------------------------------------------
  52      85,349   3/1/2023   Champp's Americana Gr. Lease                     82,952  10/10/2015
  53
  54      11,222  12/31/2011  Tardus America, LLC                               6,111  10/31/2007
  55     100,800   9/14/2007  Bay Area Contract Transportation Services, Inc.  57,600  12/31/2008
  56      24,565   3/31/2011  Sprint Communications                            23,172   1/31/2008
---------------------------------------------------------------------------------------------------
  57      10,000   9/30/2024  Java Moon Cafe                                    4,250   1/31/2010
  58      14,912   1/5/2007   William Beaumont Hospital                        12,216  11/30/2014
  59      68,860   7/21/2025  LA Weight Loss                                    2,071  10/31/2010
  60
  61
---------------------------------------------------------------------------------------------------
  62      79,198   8/31/2018
  63
  64      76,501   6/30/2025  PA Liquor Store                                   4,800   1/15/2013
  65      10,165  10/24/2016  Romagnolo & Cambio Management, Corp.             10,000   9/30/2013
  66      30,782   1/31/2017
---------------------------------------------------------------------------------------------------
  67      45,500   6/19/2010  Bourbon Street Bar, Inc.                          7,250   5/31/2008
  68
  69      55,061  12/31/2020
  70      18,800   9/30/2006  Harbor Freight Tools                             16,688   3/31/2008
  71      10,267   2/28/2010  Beyond Computers                                  4,082   2/28/2009
---------------------------------------------------------------------------------------------------
  72      88,408   1/31/2026
  73      34,450  12/31/2009  Marshall Dennehey                                15,527  11/30/2009
  74
  75      29,346  11/30/2007  Sam Ash Music Corp                               21,717   9/30/2019
  76
---------------------------------------------------------------------------------------------------
  77
  78      10,603   6/30/2011  NCO Group, Inc.                                   6,471   2/28/2009
  79     104,868  11/14/2020
  80
  81
---------------------------------------------------------------------------------------------------
  82
  83      82,000  10/31/2010  MeadWestvaco Corporation                         64,400   4/16/2010
  84
  85       6,061   1/31/2010  Las Margaritas                                    5,179  10/31/2010
  86
---------------------------------------------------------------------------------------------------
  87      26,960   2/28/2009  Kaibab Artistic                                  15,000   7/31/2009
  88       3,750   1/31/2013
  89
  90
  91      70,581   2/28/2026
---------------------------------------------------------------------------------------------------
  92      36,424   1/31/2009  HomeGoods                                        24,300   4/30/2015
  93       3,940   8/31/2009  Tijuana Joe's                                     3,500  12/31/2010
  94
  95       3,900   7/31/2010  AT&T Wireless                                     3,300   3/31/2012
  96       4,800  10/31/2009  Lyon's of California                              3,807   6/30/2010
---------------------------------------------------------------------------------------------------
  97
  98       5,200   6/30/2011  Capriccio Ristorante                              3,100   4/30/2008
  99       6,792   3/31/2009  Iron Thunder Saloon                               6,544   9/30/2009
 100       3,298   11/1/2011  Fatburger (Triangle Rest. Grp)                    2,510   11/1/2010
 101
---------------------------------------------------------------------------------------------------
 102      50,750   4/30/2012  Bureau of Motor Vehicles                          3,000   9/30/2013
 103      20,500   1/31/2009  Philadelphia's Women's Center                     6,100   3/31/2020
 104      19,193   6/30/2010  Premier West Bank                                 5,941   8/31/2013
 105       2,800   4/30/2010  Ledos Pizza & Pasta                               2,775  12/31/2014
 106     135,380   9/30/2014
---------------------------------------------------------------------------------------------------
 107
 108      18,497   5/31/2011  Small Smiles of Lawrence, LLC                    11,080  12/31/2014
 109      29,160  12/31/2010  Marc's                                           27,556   1/31/2011
 110
 111      55,983   6/30/2009  Betka Enterprises, Inc.                          45,376   7/31/2011
---------------------------------------------------------------------------------------------------
 112      14,789   9/30/2010  Samuel Goldwyn Films LLC                          6,250  10/31/2009
 113      26,028  10/31/2015  rue 21, inc.                                      3,700  12/31/2010
 114
 115       5,868   6/30/2008  Gabilan Mini Mart                                 2,380   10/1/2010
 116
---------------------------------------------------------------------------------------------------
 117       3,860   2/13/2020  Martin-Ray Laundry                                2,939  12/31/2013
 118
 119     224,749   3/31/2011
 120      71,920  10/31/2020
 121
---------------------------------------------------------------------------------------------------
 122
 123       5,780   1/31/2026
 124      12,726  12/31/2005  Aon Risk Services                                 8,581  10/15/2010
 125      20,950   8/31/2009  PVI Business  Products, Inc.                     16,473   6/30/2006
 126
---------------------------------------------------------------------------------------------------
 127       3,000   4/15/2010  Chu, My Dung                                      2,067   7/25/2015
 128
 129      30,333  10/31/2020  Pillow Factory                                   30,323   1/31/2007
 130      30,060   6/30/2009  Disney Parks & Resorts (7B)                       9,600   6/30/2009
 131      27,648  11/30/2009  JBC Safety Plastics                              13,824   2/28/2010
---------------------------------------------------------------------------------------------------
 132       7,679  10/31/2015
 133       6,224   9/30/2010  PMG Enterprise                                    6,187  11/30/2010
 134      18,712   11/3/2015
 135      31,880   7/31/2015  Moore's Department Store                         20,800  10/31/2007
 136       3,041   5/31/2015  Mattress World                                    2,400   1/31/2011
---------------------------------------------------------------------------------------------------
 137      30,187   1/31/2016  Big 5 Sporting Goods                             13,018   1/31/2011
 138
 139      88,436   8/31/2015
 140       3,200   1/23/2025
 141       8,000  11/30/2012  Circle Time                                       2,650   3/31/2006
---------------------------------------------------------------------------------------------------
 142       4,608   3/1/2008   B.T.E.                                            2,832   1/31/2008
 143
 144       5,141   2/28/2021  PNC Bank                                          3,599   2/28/2021
 145
 146      15,343  12/31/2010
---------------------------------------------------------------------------------------------------
 147       7,150  10/31/2020
 148       3,900   9/30/2020
 149       7,800   5/31/2011  Busy Body                                         1,910   3/31/2007
 150       6,758   7/31/2009  Comprehensive Medicine, LLC                       3,708   6/30/2010
 151       1,650   2/28/2015  Sprint PCS Express                                1,350   8/31/2010
---------------------------------------------------------------------------------------------------
 152
 153      23,526   8/31/2015
 154      12,150   8/31/2008  Shasta Pools                                      3,572  12/31/2006
 155
 156      35,000  11/30/2021
---------------------------------------------------------------------------------------------------
 157
 158       6,500   3/31/2008  Citigroup North America, Inc.                     6,000   3/31/2014
 159       3,000   4/30/2007  The Spice Hut                                     2,000   4/30/2007
 160
 161       4,424   6/30/2008  Logomotive                                        1,675   4/30/2008
---------------------------------------------------------------------------------------------------
 162
 163       3,021  11/30/2010  Vanick Properties                                 2,800  12/31/2017
 164       5,985   9/30/2021  Wendy's Old Fashion Hamburgers of New York, Inc.  3,140   9/30/2016
 165      90,579  12/31/2011
 166      10,125   1/31/2019
---------------------------------------------------------------------------------------------------
 167
 168      30,000  10/31/2009  Cash American Pawn                                4,400   1/31/2007
 169      18,165   2/28/2013  Damze                                             8,696  12/31/2007
 170       7,800   8/12/2010  DME Dezigns                                       7,800   7/31/2007
 171       8,716  11/30/2006  Transportation Agency for Monterey County         4,198   1/30/2011
---------------------------------------------------------------------------------------------------
 172      25,324  12/31/2007  Crossroads Church                                 5,000   4/30/2010
 173
 174       2,015  12/31/2015  Domino's                                          1,800   3/31/2015
 175      14,490   2/28/2062
 176      14,774  12/31/2012
---------------------------------------------------------------------------------------------------
 177       6,025   4/30/2012  King City Bakery                                  2,415   5/31/2006
 178       5,800   4/30/2008  D&S Publishing, LLC                               2,800   7/31/2006
 179
 180       6,500  12/31/2010
 181       2,648   4/30/2012  Jimmy John's                                      1,304   5/1/2015
---------------------------------------------------------------------------------------------------

                                                                                                                UPFRONT
                                                                             LEASE    PERCENT      LEASED   REPLACEMENT
  ID   3RD LARGEST TENANT (7)                                        SF   EXPIRATION   LEASED  AS-OF DATE  RESERVES ($)
-----------------------------------------------------------------------------------------------------------------------

  1                                                                                     82.1%  12/31/2005       221,046
 1-a                                                                                    81.8%  12/31/2005
 1-b                                                                                    82.4%  12/31/2005
  2                                                                                     98.4%  10/10/2005         9,573
 2-a   Service Merchandise (Dark)                                50,000   12/1/2008     96.3%  10/10/2005
-----------------------------------------------------------------------------------------------------------------------
 2-b   Linens 'N Things                                          35,755   1/31/2016    100.0%  10/10/2005
 2-c   Cost Plus                                                 18,957   1/31/2014    100.0%  10/10/2005
 2-d   Cost Plus                                                 18,955   1/31/2014    100.0%  10/10/2005
  3                                                                                    100.0%     Various        11,132
 3-a   JoAnn, Etc.                                               42,840  12/31/2016    100.0%   10/7/2005
-----------------------------------------------------------------------------------------------------------------------
 3-b   Office Max                                                23,484  10/31/2010    100.0%  10/10/2005
 3-c   Once Upon a Child                                          4,800   1/31/2008    100.0%  10/10/2005
 3-d   Famous Footwear                                            9,148  11/30/2009    100.0%  10/10/2005
  4                                                                                    100.0%    3/1/2006
  5                                                                                     94.5%   12/1/2005         5,568
-----------------------------------------------------------------------------------------------------------------------
 5-a   Vical, Inc.                                               10,494  11/30/2009     86.9%   12/1/2005
 5-b                                                                                   100.0%   12/1/2005
 5-c                                                                                   100.0%   12/1/2005
 5-d                                                                                   100.0%   12/1/2005
  6    Port Authority                                            70,575   6/30/2010     96.8%   1/27/2006
-----------------------------------------------------------------------------------------------------------------------
  7    Valley National Bank                                      11,750   5/31/2014     97.9%  11/29/2005         1,864
  8    The Tile Shop                                             24,349   6/30/2016     94.3%   1/20/2006
  9    Sears                                                    100,149  10/31/2028     91.5%  10/17/2005
  10   Ross Dress for Less, Inc.                                 29,968   1/31/2016     96.6%   2/13/2006
  11   Health Plus Prepaid Health Services                        3,321   5/31/2010     96.4%   2/14/2006         1,409
-----------------------------------------------------------------------------------------------------------------------
  12   Wilton Re Services, Inc.                                  18,541   1/14/2016     93.3%  12/27/2005
  13   Genovese/Eckerd                                           13,560  12/17/2017    100.0%  11/10/2005
  14   Old Navy                                                  20,010   8/31/2009     87.5%  12/31/2005         1,802
  15   Dollar Wave                                                7,307  11/30/2009     85.4%    1/6/2006
  16   Aloni Diamonds Ltd.                                        1,700   7/31/2007    100.0%   8/31/2005
-----------------------------------------------------------------------------------------------------------------------
  17   Talbot's                                                  11,296   1/31/2009     97.8%   12/1/2005         2,024
  18   Wachovia                                                   3,840  10/31/2009    100.0%    9/8/2005
  19                                                                                    74.2%   9/30/2005
  20   Wyatt Technology Corporation                              30,573   2/28/2016    100.0%   1/10/2006
  21                                                                                    86.5%    1/6/2006
-----------------------------------------------------------------------------------------------------------------------
  22   Trader Joe's                                              11,025  10/31/2007    100.0%  10/31/2005
  23   HQ Global Workplaces, Inc.                                16,747   1/31/2016     97.7%   10/1/2005         1,851
  24   Anna's Linen                                               5,420   2/18/2007    100.0%  12/14/2005
  25                                                                                   100.0%    9/6/2005
  26                                                                                    96.6%   1/17/2006
-----------------------------------------------------------------------------------------------------------------------
  27   Dollar Tree                                               17,657   6/1/2009      99.5%    2/8/2006
  28   Primo Cafe                                                 6,000   4/15/2014     98.0%   12/1/2005        50,000
  29   Styles For Less                                            4,969   1/31/2006     98.1%   11/9/2005
  30   Rent-A-Center                                              5,380   4/30/2010    100.0%   11/1/2005
  31   Franklin Fidelity Mgt                                      6,623   6/30/2008    100.0%    6/1/2005
-----------------------------------------------------------------------------------------------------------------------
  32   Gaylord India Restaurant                                   6,319  12/31/2013     96.0%   12/1/2005
  33                                                                                    94.7%   1/10/2006
  34   Hallmark Specialty Retail                                  6,000  11/30/2008     97.7%  11/29/2005
  35                                                                                    69.1%   12/1/2005
  36   Kinko's, Inc.                                              7,990   4/30/2009     88.7%  10/31/2005
-----------------------------------------------------------------------------------------------------------------------
  37                                                                                    77.4%   9/30/2005
  38   Dollar Tree                                                9,000   3/31/2008     97.8%    2/1/2006         1,309
  39   Janelle Holden Tanner, DDS                                 3,529  12/31/2015     96.4%  12/22/2005
  40                                                                                    95.4%   11/8/2005
  41   Earl K. Wood                                               5,527   6/30/2009     98.4%   1/23/2006         2,117
-----------------------------------------------------------------------------------------------------------------------
  42                                                                                    97.5%  12/20/2005
  43                                                                                   100.0%  11/28/2005         3,616
  44   Abby Executive Suites                                     15,001  12/31/2010    100.0%   8/12/2005
  45                                                                                   100.0%   1/12/2006
  46                                                                                    73.8%   8/31/2005
-----------------------------------------------------------------------------------------------------------------------
  47   Kubra Company, Inc.                                       15,510   1/31/2015     93.9%    2/1/2006
  48   Fashion Bug                                                8,500   1/31/2011     98.8%   11/9/2005
  49   Checker Auto Parts                                         4,965  11/30/2007     89.2%  12/31/2005
  50   Dan Jones                                                  6,521  12/31/2007     91.1%   1/26/2006
  51                                                                                    76.7%   6/30/2005
-----------------------------------------------------------------------------------------------------------------------
  52   On the Border Restaurant Gr. L                            77,117  11/30/2015    100.0%   1/17/2006
  53                                                                                    97.7%  11/30/2005
  54   Canepa, Riedy and Rubino                                   5,506   2/28/2007     91.3%   1/12/2006
  55   ARM Electronics, Inc.                                     43,200   8/31/2012    100.0%   1/13/2006
  56   Ameriprise Financial Service Inc.                          6,000   9/30/2009     91.6%   9/12/2005
-----------------------------------------------------------------------------------------------------------------------
  57   Elements Asia (Seafood Empire II)                          3,425  12/31/2009    100.0%   1/24/2006
  58   Modern Engineering, Inc.                                  10,000   1/31/2007     94.6%  10/31/2005        24,000
  59   Planet Beach Tanning                                       2,071   9/30/2010     98.0%  11/17/2005
  60                                                                                    80.4%   11/7/2005
  61                                                                                    78.6%   5/31/2005       500,000
-----------------------------------------------------------------------------------------------------------------------
  62                                                                                   100.0%   11/7/2005
  63                                                                                    96.7%  12/19/2005
  64   48 Hrs Video                                               2,400  12/31/2008     98.7%  12/28/2005
  65   The City of New York, Dept. of Citywide Administrative
       Services, Dept. of Environmental Protection                9,225   6/14/2011     86.5%  12/22/2005       205,000
  66                                                                                   100.0%   1/24/2006
-----------------------------------------------------------------------------------------------------------------------
  67   4.0 and Go                                                 7,071   9/30/2009     94.2%   12/9/2005
  68                                                                                    96.4%  12/19/2005
  69                                                                                   100.0%    1/5/2006
  70   Artistic Blends Coffee/Theater                            14,051   8/31/2007     92.0%  11/16/2005
  71   Survey Solutions                                           3,940   3/1/2011      82.8%  12/28/2005
-----------------------------------------------------------------------------------------------------------------------
  72                                                                                   100.0%   12/9/2005
  73   OB-GYN Consultants                                         8,232   2/28/2007     88.5%    2/1/2006
  74                                                                                    92.6%  12/13/2005
  75                                                                                   100.0%    1/5/2006
  76                                                                                    91.4%  10/31/2005
-----------------------------------------------------------------------------------------------------------------------
  77                                                                                   100.0%  11/22/2005        56,000
  78   Tybrin Corporation                                         6,419   3/31/2009     90.9%   10/1/2005
  79                                                                                   100.0%   10/5/2005
  80                                                                                    75.8%   11/7/2005
  81                                                                                    67.0%   9/30/2005
-----------------------------------------------------------------------------------------------------------------------
  82                                                                                    97.9%  10/25/2005
  83   ADDA International                                        49,530   1/31/2009    100.0%  12/29/2005
  84                                                                                    88.5%   12/1/2005         4,350
  85   Arnold's Floor Covering                                    2,442   6/30/2006     93.9%  12/28/2005
  86                                                                                    77.8%   7/31/2005
-----------------------------------------------------------------------------------------------------------------------
  87   Jordan School District                                    12,962   2/26/2007    100.0%  11/16/2005
  88                                                                                   100.0%    3/1/2006            47
  89                                                                                   100.0%  10/31/2005
  90                                                                                    97.3%  12/30/2005
  91                                                                                   100.0%    3/1/2006
-----------------------------------------------------------------------------------------------------------------------
  92   Blockbuster Video                                          6,160  12/31/2010     95.4%   1/15/2006
  93   Tumbler                                                    2,465   2/14/2010     94.7%    1/3/2006
  94                                                                                    99.1%   11/9/2005
  95                                                                                   100.0%   1/20/2006
  96   Hing's Chinese Restaurant                                  3,530  12/31/2008     90.3%   10/6/2005
-----------------------------------------------------------------------------------------------------------------------
  97                                                                                    61.6%   7/31/2005
  98   Associated Realtors                                        2,900  11/30/2006    100.0%   12/9/2005
  99   Factory Mattress                                           3,418   4/16/2007     89.2%   11/8/2005
 100   Freebirds World Burrito                                    2,500   9/1/2015      90.3%   1/15/2006
 101                                                                                    95.4%  10/20/2005         1,333
-----------------------------------------------------------------------------------------------------------------------
 102   Rockets Movies                                             1,800   9/15/2007     93.2%  10/11/2005
 103   Philadelphia Jewish Archives Center                        6,100  10/31/2012    100.0%  11/11/2005           796
 104   Spectre Gaming                                             2,114   8/31/2008    100.0%  11/10/2005
 105   Breckinridge Food Mart                                     2,045   2/28/2010     94.3%   12/1/2005
 106                                                                                   100.0%  11/11/2005
-----------------------------------------------------------------------------------------------------------------------
 107                                                                                    68.0%   8/31/2005
 108   Greater Lawrence Family Health Center, Inc.               10,950  12/31/2014    100.0%  12/14/2005
 109   Sherwin Williams                                           6,936  12/31/2008    100.0%    1/4/2006
 110                                                                                    80.9%   8/15/2005
 111   Flash Systems, Inc.                                       24,300  10/31/2007     98.7%  12/31/2005
-----------------------------------------------------------------------------------------------------------------------
 112                                                                                   100.0%   9/19/2005
 113   Sally Beauty Company, Inc.                                 2,000  11/30/2010     89.3%   9/21/2005
 114                                                                                    89.7%   9/18/2005
 115   Central Coast Federal Credit U                             1,990   7/1/2010     100.0%   12/8/2005
 116                                                                                    92.7%  10/20/2005         1,146
-----------------------------------------------------------------------------------------------------------------------
 117   Cricket Communications                                     2,800  12/31/2008    100.0%   1/23/2006
 118                                                                                    67.4%   6/30/2005       300,000
 119                                                                                   100.0%    1/1/2006
 120                                                                                   100.0%  12/20/2005
 121                                                                                    96.8%   10/6/2005
-----------------------------------------------------------------------------------------------------------------------
 122                                                                                    94.5%  10/18/2005         1,146
 123                                                                                   100.0%  12/12/2005
 124   Access Banc Mortgage                                       1,050   3/31/2006    100.0%    6/6/2005
 125   Robin Technologies                                         6,800  10/31/2008    100.0%   12/8/2005
 126                                                                                   100.0%  10/31/2005
-----------------------------------------------------------------------------------------------------------------------
 127   Houston Car Audio                                          2,029   3/15/2010     88.0%   12/1/2005
 128                                                                                    78.2%   9/20/2005
 129   Libertyville Gymnastics                                   18,087   9/30/2009    100.0%  11/18/2005
 130                                                                                   100.0%  10/13/2005
 131   Wallwork Bros Inc                                         13,824   1/31/2009    100.0%  12/19/2005
-----------------------------------------------------------------------------------------------------------------------
 132                                                                                   100.0%   12/1/2005
 133   Gleukos, Inc.                                              2,971  11/30/2010    100.0%  12/13/2005
 134                                                                                   100.0%   9/16/2005
 135   CVS Pharmacy                                               8,450  11/30/2007    100.0%   11/4/2005
 136   Design Dental                                              1,841   7/31/2015    100.0%  11/22/2005
-----------------------------------------------------------------------------------------------------------------------
 137                                                                                   100.0%   1/12/2006
 138                                                                                    83.9%    1/6/2006
 139                                                                                   100.0%  12/22/2005
 140                                                                                   100.0%    1/6/2006
 141   Casa D'Angelo                                              2,339   3/31/2009     83.1%    1/5/2006
-----------------------------------------------------------------------------------------------------------------------
 142   Neon Goose, Inc.                                           2,716   4/30/2008    100.0%   9/30/2005
 143                                                                                    97.3%  11/21/2005
 144   Supercuts                                                  1,275   1/31/2011    100.0%  12/21/2005
 145                                                                                    84.7%   8/11/2005
 146                                                                                   100.0%   10/4/2005
-----------------------------------------------------------------------------------------------------------------------
 147                                                                                   100.0%   1/20/2006
 148                                                                                   100.0%   1/13/2006
 149                                                                                   100.0%   8/23/2005
 150   Alaska Consumer Direct Personal Care, LLC                  3,155  12/31/2011    100.0%   1/17/2006
 151   Delta Mortgage                                             1,350   3/31/2010    100.0%   11/1/2005
-----------------------------------------------------------------------------------------------------------------------
 152                                                                                    95.8%   12/6/2005
 153                                                                                   100.0%    3/1/2006
 154   America's Dollar Store                                     1,920  12/31/2009     92.6%   5/31/2005
 155                                                                                    90.5%  10/13/2005
 156                                                                                   100.0%   1/10/2006
-----------------------------------------------------------------------------------------------------------------------
 157                                                                                    74.4%  10/31/2005        40,000
 158   California Pizza Kitchen, Inc.                             5,000   7/28/2014    100.0%    2/1/2006
 159   Seasons Fashions                                           2,000   6/30/2008    100.0%  10/19/2005
 160                                                                                   100.0%  12/21/2005
 161   Mezzomondo                                                 1,500   8/31/2008    100.0%  12/22/2005
-----------------------------------------------------------------------------------------------------------------------
 162                                                                                    98.2%  12/16/2005         1,167
 163   Charles A. Gruen                                           1,600   3/31/2011    100.0%    1/1/2006           336
 164                                                                                   100.0%  11/22/2005
 165                                                                                   100.0%   1/12/2006
 166                                                                                   100.0%    3/1/2006
-----------------------------------------------------------------------------------------------------------------------
 167                                                                                   100.0%    8/1/2005
 168   Mi Pueblito                                                3,400   8/31/2010    100.0%  10/25/2005
 169                                                                                   100.0%   9/30/2005
 170                                                                                   100.0%  12/12/2005
 171   Toni Michelle Salon                                        2,523  12/31/2011    100.0%  10/17/2005
-----------------------------------------------------------------------------------------------------------------------
 172                                                                                   100.0%  12/19/2005
 173                                                                                   100.0%   9/28/2005
 174   Subway                                                     1,500   7/31/2015    100.0%  11/30/2005
 175                                                                                   100.0%   12/7/2005
 176                                                                                   100.0%  12/30/2005
-----------------------------------------------------------------------------------------------------------------------
 177   La Princesa                                                2,060   1/31/2012     88.4%   7/18/2005
 178   Miller Compounding Pharmacy, Inc.                          1,500   8/31/2007     88.3%  12/16/2005
 179                                                                                    96.9%    1/6/2006
 180                                                                                   100.0%   9/29/2005
 181                                                                                   100.0%  12/12/2005
-----------------------------------------------------------------------------------------------------------------------

                                     MONTHLY
                                   REPLACEMENT                               UPFRONT    MONTHLY  MONTHLY TAX
  ID                              RESERVES ($)                             TI/LC ($)  TI/LC ($)   ESCROW ($)
------------------------------------------------------------------------------------------------------------

  1                                                         221,046                                  328,174
 1-a
 1-b
  2                                                           9,573                                  117,499
 2-a
------------------------------------------------------------------------------------------------------------
 2-b
 2-c
 2-d
  3                                                          11,132                                   89,231
 3-a
------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
  4
  5                                                           5,568
------------------------------------------------------------------------------------------------------------
 5-a
 5-b
 5-c
 5-d
  6
------------------------------------------------------------------------------------------------------------
  7                                                           1,864           3,583      3,583        37,652
  8                                                                                                   62,585
  9
  10                                                                      1,400,000                   29,448
  11                                                          1,409         100,000                   59,635
------------------------------------------------------------------------------------------------------------
  12                                                                      2,600,000                   24,608
  13
  14                                                          1,802           4,583      4,583        15,451
  15
  16                                                          1,348   $200,000 (LOC)                  97,368
------------------------------------------------------------------------------------------------------------
  17                                                          2,024          50,000      3,000        10,527
  18                                                          1,729                                   32,320
  19                                                         13,940                                   18,660
  20                                                                        668,394                    9,326
  21                                                          5,850                                   41,600
------------------------------------------------------------------------------------------------------------
  22                                                          1,731                                   12,694
  23                                                          1,851         200,000      4,167        25,000
  24                                                                                                  16,836
  25                                                            650                                   13,940
  26
------------------------------------------------------------------------------------------------------------
  27
  28                                                                        250,000
  29                                                          1,005                      2,200         7,668
  30                                                                                                  20,488
  31                                                            977                      6,277         1,511
------------------------------------------------------------------------------------------------------------
  32                                                          1,256                                   12,485
  33                                                          2,545                      5,424        17,217
  34                                                                                     3,300         8,866
  35                                                          1,381                                   10,433
  36                                                          1,284                                    9,431
------------------------------------------------------------------------------------------------------------
  37                                   4% of monthly gross revenues                                   16,272
  38                                                          1,309           4,583      4,583         4,623
  39                                                                      1,162,035                    4,808
  40                                                          7,100                                   32,583
  41                                                          2,117           4,233      4,233        14,473
------------------------------------------------------------------------------------------------------------
  42                                                                                                   7,898
  43                                                          3,616           3,750                   30,672
  44                                                          1,671                      8,763        10,287
  45
  46     4% of monthly gross revenues, but not less than $13,107.58                                   17,425
------------------------------------------------------------------------------------------------------------
  47                                                                         37,089                    1,364
  48                                                          1,094                                   15,226
  49                                                          1,637         100,000      7,200         8,282
  50                                                          1,667                      5,000         8,395
  51                                   5% of monthly gross revenues                                    9,954
------------------------------------------------------------------------------------------------------------
  52                                                            176                      1,400        13,951
  53                                                                                                     896
  54
  55                                                                        400,000                    3,869
  56                                                          1,157         100,000     10,000         9,047
------------------------------------------------------------------------------------------------------------
  57                                                                                     1,350        16,385
  58                                                          1,035  $1,047,000 LOC                   14,183
  59
  60                                                            752                                    6,112
  61                                   4% of monthly gross revenues                                    9,768
------------------------------------------------------------------------------------------------------------
  62
  63                                                          2,521                                    7,871
  64                                                                        910,000
  65                                                                                                  11,147
  66
------------------------------------------------------------------------------------------------------------
  67                                                          1,235                      7,300        16,691
  68                                                                                                   7,725
  69
  70                                                          2,171         275,000                   12,136
  71                                                            667                      2,500         5,029
------------------------------------------------------------------------------------------------------------
  72
  73                                                          1,552          15,000      9,400        13,192
  74                                                                                                   2,287
  75                                                                                                  11,048
  76                                                          1,098                                    5,577
------------------------------------------------------------------------------------------------------------
  77
  78                                                          1,255          80,000      5,000         8,904
  79
  80                                                            701                                    2,543
  81                                                          6,418
------------------------------------------------------------------------------------------------------------
  82                                                          2,000                                    6,643
  83                                                          3,266                      5,000         5,748
  84                                                          4,350                                    4,250
  85                                                                        126,790                    4,549
  86                                   4% of monthly gross revenues                                    4,708
------------------------------------------------------------------------------------------------------------
  87                                                          1,715          50,000      2,280         4,176
  88                                                             47           2,917      2,917         8,483
  89                                                          1,833                                    5,172
  90                                                          1,563                                    4,617
  91
------------------------------------------------------------------------------------------------------------
  92                                                          1,499                      3,375
  93                                                                         24,000                    3,907
  94                                                          1,800                                    5,762
  95                                                                                                   9,574
  96                                                                                                   5,862
------------------------------------------------------------------------------------------------------------
  97                                   4% of monthly gross revenues                                   11,094
  98                                                            288                                    1,976
  99                                                                         30,000      2,000         3,617
 100                                                            296                      1,667         1,165
 101                                                          1,333                                    2,289
------------------------------------------------------------------------------------------------------------
 102                                                          1,321                      1,667         7,223
 103                                                            796           2,500      2,500         6,218
 104                                                                                                   5,278
 105                                                            265           2,265      2,000         3,453
 106
------------------------------------------------------------------------------------------------------------
 107                                                                                                  13,080
 108                                                                                     1,700         1,110
 109                                                          1,757                      4,167         5,955
 110                                                            790                                    5,258
 111                                                          2,094          50,000      2,500         5,833
------------------------------------------------------------------------------------------------------------
 112
 113
 114
 115                                                                                     1,700         1,409
 116                                                          1,146                                    3,792
------------------------------------------------------------------------------------------------------------
 117                                                                         38,000                    3,506
 118                                                          9,166                                    8,284
 119                                                                        140,000      2,500
 120                                                            599                                    3,336
 121                                                                                                   6,661
------------------------------------------------------------------------------------------------------------
 122                                                          1,146                                    3,804
 123
 124                                                                                                   2,879
 125                                                            575          85,000                    3,675
 126                                                          2,150                                    2,140
------------------------------------------------------------------------------------------------------------
 127                                                            236                      2,500         5,239
 128                                                                                                   2,281
 129                                                                                                   7,886
 130                                                            550                                    4,420
 131                                                                                     1,750         4,741
------------------------------------------------------------------------------------------------------------
 132                                                                        191,975                      976
 133                                                            220                      1,500           851
 134
 135                                                          1,226                      4,000         3,317
 136                                                                          1,300      1,300           725
------------------------------------------------------------------------------------------------------------
 137
 138                                                                                                   1,604
 139
 140
 141                                                                                                   6,005
------------------------------------------------------------------------------------------------------------
 142                                                          1,114                      1,907         4,663
 143                                                          2,184                                    3,580
 144                                                          1,710
 145                                                            508                                    4,235
 146                                                            300                                    3,606
------------------------------------------------------------------------------------------------------------
 147
 148                                                                                                   3,429
 149                                                            284                      1,026         1,215
 150
 151                                                                                     1,260           860
------------------------------------------------------------------------------------------------------------
 152                                                          2,634                                    1,829
 153
 154
 155                                                                                                   2,256
 156                                                                                                   2,651
------------------------------------------------------------------------------------------------------------
 157                                                          2,000                                    1,478
 158                                                                                                   7,791
 159                                                                                     1,392         1,562
 160                                                                                                   2,040
 161                                                                         24,165                    1,315
------------------------------------------------------------------------------------------------------------
 162                                                          1,167                                    4,586
 163                                                            336             796        796         3,555
 164
 165                                                                                                  19,806
 166
------------------------------------------------------------------------------------------------------------
 167
 168
 169                                                            635                                    2,652
 170                                                                         35,473        684         1,444
 171
------------------------------------------------------------------------------------------------------------
 172                                                                                     1,400         2,673
 173                                                            900                                    2,999
 174                                                                                       481           108
 175
 176                                                                                       842         1,671
------------------------------------------------------------------------------------------------------------
 177
 178                                                                                     1,000         1,303
 179                                                                                                     729
 180                                                            190
 181                                                             49                        326           868
------------------------------------------------------------------------------------------------------------

        MONTHLY INSURANCE          UPFRONT       OTHER ESCROW
  ID           ESCROW ($)  OTHER ESCROW ($) (8)  DESCRIPTION (8)
------------------------------------------------------------------------------------------------------------------------------------

  1                58,143
 1-a
 1-b
  2                                   2,524,000  Service Merchandise Reserve ($2,424,000), Old Country Bullet Reserve ($100,000)
 2-a
------------------------------------------------------------------------------------------------------------------------------------
 2-b
 2-c
 2-d
  3                               1,062,688 LOC  Mattress Mart Build Out Reserve (LOC)
 3-a
------------------------------------------------------------------------------------------------------------------------------------
 3-b
 3-c
 3-d
  4
  5                                              Ground Rent Reserve (Springing), Telik Rollover Reserve (Springing) and Amylin
                                                 Rollover Reserve (Springing)
------------------------------------------------------------------------------------------------------------------------------------
 5-a
 5-b
 5-c
 5-d
  6                                     372,469  Alpern Rosenthal Lease Reserve
------------------------------------------------------------------------------------------------------------------------------------
  7
  8                 4,532             2,358,000  Holdback and Multi-Tenant Holdback Impound Letters of Credit
  9
  10                                    135,000  Occupancy
  11
------------------------------------------------------------------------------------------------------------------------------------
  12
  13                                    137,500  Environmental Reserve (Upfront and Springing)
  14                1,095
  15                                    381,780  Holliday Fenoglio TI Escrow
  16                8,671
------------------------------------------------------------------------------------------------------------------------------------
  17
  18                5,328             1,500,000  Environmental Reserve
  19                4,328
  20                                    100,000  Rent abatement
  21                6,235
------------------------------------------------------------------------------------------------------------------------------------
  22
  23                1,918
  24                3,411               250,000  Environmental Impound  (Upfront and Springing)
  25
  26
------------------------------------------------------------------------------------------------------------------------------------
  27
  28
  29                2,247
  30                3,110
  31                6,340                90,000  Suite C203/C205 Impounds
------------------------------------------------------------------------------------------------------------------------------------
  32                1,338
  33                1,692
  34
  35                1,375
  36
------------------------------------------------------------------------------------------------------------------------------------
  37                2,625
  38                1,454
  39                1,445               200,000  Stabilized Occupancy Reserve
  40                4,551
  41                2,808               650,689  Winn Dixie Reserve
------------------------------------------------------------------------------------------------------------------------------------
  42                4,600
  43                1,419
  44                1,702
  45
  46                2,312
------------------------------------------------------------------------------------------------------------------------------------
  47                  154                30,000  Rent abatement
  48                1,475
  49                1,358               975,000  Occupancy Reserve
  50                1,974
  51                5,702
------------------------------------------------------------------------------------------------------------------------------------
  52                  211               121,225  Art Expo Reserve ($26,900), Cafe Japon Reserve ($94,325)
  53                1,890
  54
  55                1,309
  56                                    199,117  Medical Mutual Reserve ($106,448), Medical Mutual TI Reserve ($92,669)
------------------------------------------------------------------------------------------------------------------------------------
  57                                100,000 LOC  Stabilization
  58                1,000               589,044  Holdback Reserve ($530,000), Rent Reserve ($59,044)
  59
  60
  61
------------------------------------------------------------------------------------------------------------------------------------
  62
  63                2,086
  64                1,149
  65                                    250,000  Tank Removal
  66
------------------------------------------------------------------------------------------------------------------------------------
  67                1,329
  68                  944
  69
  70                3,315
  71                1,799
------------------------------------------------------------------------------------------------------------------------------------
  72
  73                2,311
  74
  75                1,058                        Staples Reserve (Springing LOC)
  76                  655
------------------------------------------------------------------------------------------------------------------------------------
  77
  78                  524
  79
  80
  81
------------------------------------------------------------------------------------------------------------------------------------
  82                1,044                26,400  Radon Remediation Impound
  83                1,178
  84                3,184
  85
  86                1,062
------------------------------------------------------------------------------------------------------------------------------------
  87                2,131               250,000  Holdback Reserve
  88                1,036
  89                1,507
  90                1,665
  91
------------------------------------------------------------------------------------------------------------------------------------
  92                                     37,500  Ground Rent Reserve
  93
  94                1,286
  95
  96                  974
------------------------------------------------------------------------------------------------------------------------------------
  97                2,315
  98                1,143
  99
 100                  562                53,136  Wynn Day Spa Reserve
 101                2,344               337,524  Environmental Reserve ($11,875), MCI Holdback ($300,000),
                                                 Violations Reserve ($25,649)
------------------------------------------------------------------------------------------------------------------------------------
 102                1,263
 103                2,094
 104                1,261
 105                  425
 106
------------------------------------------------------------------------------------------------------------------------------------
 107                4,220               356,590  PIP Holdback ($350,000), Credit Reserve ($6,590)
 108
 109
 110                  657
 111
------------------------------------------------------------------------------------------------------------------------------------
 112
 113                  667               100,000  Holdback Impound
 114
 115                1,105               574,863  Occupancy Holdback ($500,000), Shell Construction Holdback ($74,863)
 116                2,039               322,913  MCI Holdback ($300,000), Violations Reserve ($22,913)
------------------------------------------------------------------------------------------------------------------------------------
 117                  504
 118                8,883                19,000  Franshise Assumption
 119
 120                  267
 121                  498
------------------------------------------------------------------------------------------------------------------------------------
 122                2,010               222,289  MCI Holdback ($200,000), Violations Reserve ($22,289)
 123
 124
 125                  363
 126                1,056
------------------------------------------------------------------------------------------------------------------------------------
 127                  826                40,842  Vacant Shell Holdback
 128                  370
 129
 130                  142                 2,111  Common Charge Reserve
 131
------------------------------------------------------------------------------------------------------------------------------------
 132                                             Fildelity Reserve (Springing)
 133                  528
 134                                     16,448  Debt Service Reserve Impound and Minimum Account Balance Impound
 135                  678
 136
------------------------------------------------------------------------------------------------------------------------------------
 137
 138
 139
 140
 141
------------------------------------------------------------------------------------------------------------------------------------
 142                1,063
 143                1,330
 144
 145                  654
 146                  359
------------------------------------------------------------------------------------------------------------------------------------
 147
 148                                     10,000  Tank Investigation
 149
 150
 151                  521
------------------------------------------------------------------------------------------------------------------------------------
 152                2,811
 153
 154
 155                  307
 156                                             Financial Statement Reserve (Springing)
------------------------------------------------------------------------------------------------------------------------------------
 157                  711
 158
 159                  320
 160                  414
 161
------------------------------------------------------------------------------------------------------------------------------------
 162
 163                  999
 164                                             Wendy's Lease Extension (Springing)
 165                                             UST Reserve (Springing)
 166
------------------------------------------------------------------------------------------------------------------------------------
 167
 168
 169                  819
 170
 171
------------------------------------------------------------------------------------------------------------------------------------
 172
 173                1,413
 174                  260
 175
 176
------------------------------------------------------------------------------------------------------------------------------------
 177
 178                  239
 179
 180
 181                  114
------------------------------------------------------------------------------------------------------------------------------------

       ENVIRONMENTAL  ENGINEERING
  ID    REPORT DATE   REPORT DATE  SPONSOR
------------------------------------------------------------------------------------------------------------------------------------

  1       8/1/2005     7/29/2005   Hartz Mountain Industries, Inc.
 1-a      8/1/2005     7/29/2005
 1-b      8/1/2005     7/29/2005
  2                                Investcorp Properties Limited, Investcorp International, Inc. and Casto
 2-a     1/13/2006    12/28/2005
------------------------------------------------------------------------------------------------------------------------------------
 2-b     1/16/2006    12/28/2005
 2-c     1/13/2006    12/28/2005
 2-d     1/16/2006    12/28/2005
  3                                Investcorp Properties Limited, Investcorp International, Inc. and Casto
 3-a     1/16/2006     1/5/2006
------------------------------------------------------------------------------------------------------------------------------------
 3-b     1/13/2006    12/28/2005
 3-c     1/11/2006    12/28/2005
 3-d     1/19/2006    12/28/2005
  4      9/20/2005    11/15/2005   Inland American Real Estate Trust, Inc.
  5                                Alexandria Real Estate Equities, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 5-a     12/13/2005    11/7/2005
 5-b      1/3/2006     11/8/2005
 5-c     12/13/2005    11/7/2005
 5-d     12/13/2005    11/4/2005
  6      1/27/2006     1/27/2006   William C. Rudolph, James A. Rudolph, Charles S. Perlow
------------------------------------------------------------------------------------------------------------------------------------
  7      11/10/2005   11/10/2005   Acadia Realty Limited Partnership
  8       9/2/2005     7/21/2005   Jerome L Hertel, Gary C Janisch
  9      9/14/2005    10/20/2005   CBL & Associates Limited Partnership
  10     8/30/2005     12/5/2005   Juliano, William T.; Thomas E. Juliano
  11     12/14/2005   12/14/2005   Harold Menowitz, Fred Menowitz
------------------------------------------------------------------------------------------------------------------------------------
  12     7/20/2005    10/20/2005   Jonathan Davis, Paul Marcus
  13     11/17/2005   11/18/2005   Danbury 6 Associates Limited Liability Company
  14     12/7/2005    10/26/2005   Michael Bisciotti
  15     2/11/2004     2/10/2004   Brentwood Towne Square Assc.
  16     10/12/2005    10/6/2005   Meyer Azeroual, Amram Azeroual
------------------------------------------------------------------------------------------------------------------------------------
  17     11/4/2005     11/2/2005   Rubin Pachulski Properties 36, LLC
  18     9/28/2005    10/27/2005   Thomas Maoli
  19     11/21/2005   11/18/2005   Old Bayside Heritage Partners III, LLC, Sauders Hotel Advisory Group, Inc.
  20     1/10/2006     1/25/2006   Stack, Geoffrey L.; John S. Hagestad; William J. Thormahlen; Sares-Regis Group
  21     11/11/2005   11/11/2005   Covington Realty Partners LLC
------------------------------------------------------------------------------------------------------------------------------------
  22     10/14/2005   10/20/2005   Robert E. Meyer
  23     11/15/2005    11/9/2005   Sylvia Mermel, Bruce Beswick, Frank Kenny, Sivan Rye, LLC and Willrye Holdings LLC
  24     11/29/2005   10/10/2005   Robert W. Comstock, Daniel D Crosser
  25     8/12/2005     8/11/2005   Austi, Inc.
  26     7/25/2003     7/25/2003   Richard M. Ruggiero, Beverly A. Ruggiero
------------------------------------------------------------------------------------------------------------------------------------
  27     1/24/2006     1/24/2006   Ralph R. Neilson, Henry C. Cox, Eddie R. Fischer, John L. West
  28     9/29/2005    10/19/2005   Henry S Au
  29     11/1/2005     11/4/2005   Gretchen Thomson
  30     10/14/2005   10/10/2005   Gus Tsigaris, Elias Tsigaris and Peter Tsigaris
  31      6/7/2005     5/27/2005   Wayne Ausmus, John Carlew, Faye Ausmus
------------------------------------------------------------------------------------------------------------------------------------
  32     1/20/2006     9/15/2004   Perry Cohan, The Cohan 2003 Family Trust dated January 21, 2003
  33     1/20/2006     1/20/2006   Richard M. Perlman
  34     12/1/2005     12/1/2005   John Kirkorian, Kimberly Brodnick, Michael Kirkorian, Marleen Kirkorian
  35     12/29/2005    12/8/2005   Horace A. Long
  36     10/12/2005   10/12/2005   Robert E. Meyer
------------------------------------------------------------------------------------------------------------------------------------
  37      9/2/2005     9/2/2005    Timothy G. Franzen, Michael D Firsel, David P Bossy, Peter Dumon
  38     11/28/2005   11/28/2005   Estelle Gelman
  39     3/15/2005    10/12/2005   Jonathan A. Tolkin
  40     12/22/2005   12/22/2005   Michael Berger, Steven Berger
  41     12/7/2005     12/7/2005   Keith D.Stoltz and Stoltz Real Estate Fund I, LP
------------------------------------------------------------------------------------------------------------------------------------
  42     11/29/2005    12/7/2005   Quercetti, Fred V.
  43     12/8/2005     12/7/2005   Hartz Mountain Industries, Inc.
  44     8/10/2005     8/12/2005   Alberto H. San Miguel, MTA Holdings, Inc.
  45     1/11/2006    12/15/2005   Gaultney, Steven E.; Thomas L. Abernathy
  46     11/2/2005     11/2/2005   Donald J Wold, James P Wold, Thomas C Wold
------------------------------------------------------------------------------------------------------------------------------------
  47     10/21/2005   12/20/2005   Bhasin, Harbans L.
  48     10/5/2005     10/7/2005   CWB/KCVG Real Estate Fund I, LLC
  49     1/11/2006    12/21/2005   Scott G. Savastano
  50     12/14/2005   12/13/2005   Sanford Sugar, Charna Diane Sugar
  51     7/18/2005     7/19/2005   Peter G. Trethewey, Eric Horodas
------------------------------------------------------------------------------------------------------------------------------------
  52     12/22/2005   12/20/2005   Daryl N. Snadon
  53     12/28/2005   12/28/2005   Otto E. Gaither, Jr., Jeffrey S. Gordon, Investment Development Management, LLC IDM
  54     12/12/2005   12/12/2005   Peccole Nevada Corporation, Larry A. & Lisa P. Miller, James & Lauretta Bayne
  55     12/9/2005     12/7/2005   Griffin, John
  56      2/1/2006     1/24/2006   Donald M. King, Arnold L. King, Peter K. Garson, Alfred Geis, Gregory Geis
------------------------------------------------------------------------------------------------------------------------------------
  57      3/8/2005     1/24/2006   Weingarten, Allen; Randy Csik
  58     12/23/2005   12/29/2005   Peter Beer, Alphonse Santino
  59     10/21/2005   11/17/2005   Hertel, Jerome L.; Gary Janisch
  60     10/20/2005    12/1/2005   Anthony R. Manganaro, Siena Corporation
  61      6/3/2005     6/3/2005    Melvin H. Lieberman, Stephen L. Schwartz
------------------------------------------------------------------------------------------------------------------------------------
  62     9/30/2005     9/21/2005   Inland Western Retail Real Estate Trust, Inc.
  63     9/16/2005     9/19/2005   Barbara J. Tucci, Timothy F. Tucci, Kathryn J. Dobler, Gonzalo Chale,
                                   Christina E. Dobler, David W. Dearth
  64     12/7/2005    12/20/2005   King, Jr., Jay H.
  65     12/23/2005   12/23/2005   Muss, Joshua A.
  66     1/18/2006     1/10/2006   LeCraw. Jr., Julian
------------------------------------------------------------------------------------------------------------------------------------
  67     10/24/2005   10/21/2005   Harper, Hutch; George Shaw
  68     11/29/2005   11/30/2005   Franklin D. Piacentini, D. Michael McKenna
  69     11/4/2005    12/19/2005   1460-86 West Lane, LLC, Hidden Lake Investment Group
  70                  11/28/2005   George Ackerman, Richard F. Lubkin
  71     12/27/2005   12/27/2005   Michael D. Fuller
------------------------------------------------------------------------------------------------------------------------------------
  72     2/28/2005    10/27/2005   Inland Western Retail Real Estate Trust, Inc.
  73     4/20/2005     4/26/2005   Kenneth Weber
  74     10/19/2005   10/18/2005   R. Craig Smith
  75     12/16/2005   12/14/2005   Gabriel, John
  76     11/22/2005   11/22/2005   Rosemary T Jensen, Kenneth S. Hirsch
------------------------------------------------------------------------------------------------------------------------------------
  77     10/25/2005   10/27/2005   Dominick J. Crisafi, Norman Harris, Nicholas Aliaga, Patti Crisafi, Rose Aliaga,
                                   Esther A. Harris
  78     12/9/2005     12/9/2005   Mark R. Munsell, MV Partners Holding LLC
  79     10/21/2005   10/31/2005   Gerald D. Barnes
  80     11/14/2005    12/1/2005   Anthony R. Manganaro, Siena Corporation
  81     10/26/2005   10/26/2005   David M. Carney
------------------------------------------------------------------------------------------------------------------------------------
  82     12/27/2005   10/17/2005   Troy L Boone, Keith L Plasterer
  83     1/10/2006     1/10/2006   T. Richard Bryant
  84     8/23/2005     8/29/2005   Douglas M. Hickok
  85     12/15/2005   12/14/2005   Gessel, Troy
  86     7/29/2005     7/29/2005   Donald J Wold, James P Wold, Thomas C Wold
------------------------------------------------------------------------------------------------------------------------------------
  87     12/15/2005    10/6/2005   Derek S. Graham, Kevin P. Kaseff
  88     11/7/2005     11/4/2005   Judith Auchincloss and Julia McFarlane
  89     9/16/2005     9/15/2005   Barbara J. Tucci, Timothy F. Tucci, Kathryn J. Dobler, Gonzalo F. Chale, Christina E. Dobler
  90      1/6/2006    12/14/2005   O'Neil, John
  91     12/27/2005   10/12/2005   Fredric Leopold
------------------------------------------------------------------------------------------------------------------------------------
  92     1/16/2006     8/1/2005    Mark W. DeLauter, Merrell A. O'Shea, Rodger D. Corra
  93     12/7/2005    12/14/2005   Demacedo, Jorge S.
  94     11/10/2005    11/8/2005   Daniel W. McCormick, Mark B. McCormick
  95     12/14/2005   12/14/2005   Harold Menowitz, Fred Menowitz
  96     11/7/2005     11/3/2005   Sherman Naymark, Allen Guggenheim, William Kotansky, Bernard Kotansky
------------------------------------------------------------------------------------------------------------------------------------
  97     7/29/2005     7/29/2005   Donald J Wold, James P Wold, Thomas C Wold
  98     10/31/2005   10/28/2005   Ruth Weil, S.D. Weiman
  99     10/17/2005   10/11/2005   Slosman, Marvin; Carl H. Ricker, Jr.
 100      1/4/2006     1/4/2006    Peter A. Lamy
 101     11/17/2005   11/17/2005   Marilyn Finkelstein and Ilene Morgan
------------------------------------------------------------------------------------------------------------------------------------
 102     12/9/2005     12/9/2005   Jerry Gates, Susan K. Gates, Whitney Gates
 103     11/29/2005   11/29/2005   Scott Homel, Paul Rosenberg, Joseph Greco and James Russell
 104     9/28/2005     9/28/2005   Jeffrey S. Leiter
 105      3/3/2005     3/3/2005    Steven Berzansky, David Peery
 106     12/5/2005    11/16/2005   The Elmhurst Corporation
------------------------------------------------------------------------------------------------------------------------------------
 107     10/25/2005    12/2/2005   Roshan Gupta, Vinod Kuruvadi
 108     11/30/2005   11/28/2005   Schonberger, Philip A.
 109     11/30/2005   12/22/2005   Alex Jakobovitch
 110                   8/23/2005   David Inman, Bryce Grefe
 111     1/25/2006     1/23/2006   North Star, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 112     10/13/2005    10/7/2005   Samuel Goldwyn, Jr.
 113     11/9/2005    11/14/2005   Richard M. Sapkin, Mark H Tanguay, Brad A. McNealy
 114                   8/29/2005   Allen Orwitz, Benjamin D. Eisler
 115     9/28/2005     9/28/2005   John K. Anderson, Ian C. Gillis, Keith McCoy, William A. Silva
 116     11/17/2005   11/17/2005   Marilyn Finkelstein and Ilene Morgan
------------------------------------------------------------------------------------------------------------------------------------
 117      1/9/2006     1/23/2006   Bradley P. Brooks, One Park Centre RLLP, Sidford Capital, LLC
 118     6/10/2005     6/13/2005   Dr. Noor Merchant
 119     10/24/2005   10/18/2005   Brett Keeshin, Brett Baumgarten
 120                   12/5/2005   Neil Sherman
 121                  10/25/2005   Colleen C. Kroha, Colleen C. Kroha 1998 Irrevocable Trust
------------------------------------------------------------------------------------------------------------------------------------
 122     11/17/2005   11/17/2005   Marilyn Finkelstein and Ilene Morgan
 123     11/8/2005    12/23/2005   Angelos, Spiro; Eleni Angelos; Pat Angelos; Jenny Angelos
 124                   4/22/2005   Paul Johnson, Nancy B. Ausonio, David Johnson, Ward Sweeney, Carroll D. Handley,
                                   George S. Kelly, The Ausonio Family Trust, PMJF, LLC
 125                   12/2/2005   Rory S. Coakley, Brian K Coakley, Brooklawn Properties, Inc.
 126                   9/20/2005   Leslie A. Spitzack, Mankato Housing Partnership, LP
------------------------------------------------------------------------------------------------------------------------------------
 127     12/12/2005    11/1/2005   HSPNT-1960 MGT, LLC, Harry N. Shani, Tara H. Shani, Suresh R. Nainani,
                                   Pradip V. Seernani, Naresh M. Daswani
 128                   9/26/2005   Benjamin Eisler, Allen Orwitz
 129     11/11/2005    11/9/2005   Frick, William
 130     10/10/2005   10/11/2005   Charles Fetterman, Lesley Fetterman
 131     12/13/2005    12/8/2005   Sorce, Santo V.
------------------------------------------------------------------------------------------------------------------------------------
 132     10/6/2005     11/2/2005   Sigal, Jose Pepe
 133     12/1/2005     12/1/2005   Nels D. Gabbert, Lindley C. Morton, Corrinne Oishi, Michael Johnson
 134                  10/26/2005   Steven M. Rottman
 135     12/8/2005     12/8/2005   Michael C. McMillen Jr., Michael A. Klump
 136     11/18/2005   11/21/2005   McNealy, Brad A.; Mark H. Tanguay; Richard Sapkin
------------------------------------------------------------------------------------------------------------------------------------
 137     11/28/2005   11/28/2005   Nicholas J. Tompkins, Kathleen Tompkins
 138     12/19/2005   12/16/2005   Powell, H. Ryan
 139     12/2/2005     12/2/2005   Menche, Aaron
 140     11/10/2005    11/8/2005   Rutenberg, Jonathan
 141     12/23/2005   12/23/2005   Ferris, Richard B.
------------------------------------------------------------------------------------------------------------------------------------
 142                   8/11/2005   George J. Allison, Mohammad A. Al-Turk
 143     11/3/2005    10/26/2005   Richard C. Bessey, Lyn A. Bessey
 144     12/21/2005   12/20/2005   Kenneth J. Rosenthal, Daniel Kanter, Fred Kanter, Mark Kanter, Scott Katz
 145                   9/6/2005    David Inman, Bryce Grefe
 146                   9/2/2005    George H. Amos
------------------------------------------------------------------------------------------------------------------------------------
 147     10/28/2005   10/27/2005   Lepore, Alfred
 148     1/24/2006     1/18/2006   Wu, Jeffrey
 149                   8/29/2005   John Kirkorian, Kimberly Brodnick, Michael Kirkorian, Marleen Kirkorian
 150     9/26/2005     1/23/2006   Kijulik Corporation Profit Sharing Trust
 151                  10/13/2005   Kenneth L. Kenitzer, Larry E. McColm
------------------------------------------------------------------------------------------------------------------------------------
 152     7/14/2005     7/15/2005   David Roberts
 153     12/9/2005    10/21/2005   David Grieve and James McCullough
 154     11/8/2005     8/12/2005   John Koslosky, Linda Kornfeld
 155                   9/28/2005   Jim Dwulet
 156     12/21/2005   12/19/2005   Cheng, Mickey; Angela Cheng; Anton Cheng
------------------------------------------------------------------------------------------------------------------------------------
 157     11/7/2005    11/11/2005   Eric Rochin
 158     10/28/2005   10/20/2005   Baer, James E.
 159                  11/14/2005   Kathryn M. Hertz, Kenneth D. Hertz
 160                   11/9/2005   Laurie A. Gaither, Otto Gaither, Jr.
 161     12/6/2005     12/2/2005   Young, Allen; Jack Persky
------------------------------------------------------------------------------------------------------------------------------------
 162     12/7/2005    12/30/2005   Meservey, Bruce
 163     10/26/2005   10/26/2005   Nicholas J. Aynilian and Vahram N. Aynilian
 164     12/8/2005     12/8/2005   Old Bridge Properties II LLC
 165     12/19/2005   12/23/2005   Morris, Robert; Joseph D. Morris; Aaron Wolkstein; Joel Shapiro; Irwin Kirschner
 166     10/25/2005   10/21/2005   David Grieve and Elliott D. Dinner
------------------------------------------------------------------------------------------------------------------------------------
 167                  10/28/2005   Anthony J. Crisafi, Dominick J. Crisafi
 168                   10/3/2005   David Sherer
 169                  10/28/2005   Jeffrey Johnston
 170     11/2/2005    11/11/2005   Thomson, John; Frances Farrer
 171                   8/17/2005   Kristine DeSerpa Stone, Richard Jay DeSerpa, Jr.
------------------------------------------------------------------------------------------------------------------------------------
 172     12/23/2005    12/8/2005   Sorce, Santo V.
 173                   11/3/2005   Howard Krermer, Linda Kremer
 174     10/5/2005     10/4/2005   Stuart C. Sherman, Alan Brody
 175     11/23/2005   11/17/2005   Leatherwood Company
 176     11/29/2005    12/1/2005   David Dollinger
------------------------------------------------------------------------------------------------------------------------------------
 177     8/18/2005     8/17/2005   Kristine DeSerpa Stone, Richard Jay DeSerpa, Jr., Robert L. Meyer
 178     12/7/2005     12/7/2005   Harrison, Sr. John R.
 179     12/19/2005   12/16/2005   Powell, H. Ryan
 180                   10/6/2005   Denis Y. Wong
 181     11/4/2005    10/31/2005   George Sherman
------------------------------------------------------------------------------------------------------------------------------------

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2006-PWR11

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
HOUSING COMMUNITY LOANS

                                                                             % OF                       % OF APPLICABLE
                         MORTGAGE                                        INITIAL POOL      LOAN GROUP     LOAN GROUP
        ID           LOAN SELLER (2)   PROPERTY NAME (1)                   BALANCE        (ONE OR TWO)      BALANCE
------------------------------------------------------------------------------------------------------------------------

      6106211              PMCF        MonteLago Apartments                  0.9%              2             13.2%
    00-1101111             NILC        Columbia Place Apartments             0.8%              2             11.5%
      6106261              PMCF        Eastland Village                      0.6%              2             8.0%
      754815               PCF         Naamans Apartments                    0.5%              2             7.5%
     530901659             WFB         Wy'East Pointe Apartments             0.4%              2             6.2%
------------------------------------------------------------------------------------------------------------------------
     310903277             WFB         Stonegate Associates, LLC             0.4%              2             5.3%
      6106365              PMCF        Woodlake Apartments                   0.3%              2             4.9%
     310903458             WFB         Flora - Oak Grove Apartments          0.3%              2             4.2%
     310903349             WFB         Lindham Court Apartments              0.3%              2             4.0%
       44410              BSCMI        Regis Square Apartments               0.3%              2             3.8%
------------------------------------------------------------------------------------------------------------------------
     310903278             WFB         University Commons Apartments         0.3%              2             3.6%
      754787               PCF         Roosevelt Ridge Apartments            0.3%              2             3.6%
      6106301              PMCF        Sunset Manor Apartments               0.2%              2             3.4%
       45310              BSCMI        1226 Sherman Avenue                   0.2%              2             3.2%
       45306              BSCMI        3041 Holland Avenue                   0.2%              2             2.7%
------------------------------------------------------------------------------------------------------------------------
     410903487             WFB         Bonita Vista MHP                      0.2%              2             2.5%
       45307              BSCMI        3031 Holland Avenue                   0.2%              2             2.5%
     410903257             WFB         Walnut Towers Apartments              0.2%              2             2.3%
      6106298              PMCF        Sand Creek Apartments                 0.1%              2             1.9%
      6106142              PMCF        Meadow Lane Apartments                0.1%              2             1.7%
------------------------------------------------------------------------------------------------------------------------
     410903524             WFB         Autumn Park                           0.1%              2             1.5%
      754784               PCF         Woodcroft Apartments                  0.1%              2             1.4%
     410903529             WFB         West Third Avenue Apartments          0.1%              1             0.1%
     410903556             WFB         Ridgemont / Kremer Apartments         0.1%              2             1.1%

                                GENERAL                            DETAILED
                       # OF     PROPERTY                           PROPERTY
        ID          PROPERTIES  TYPE                               TYPE
-------------------------------------------------------------------------------------------------

      6106211            1      Multifamily                        Garden
    00-1101111           1      Multifamily                        Garden
      6106261            1      Multifamily                        Garden
      754815             1      Multifamily                        Garden
     530901659           1      Multifamily                        Low Rise
-------------------------------------------------------------------------------------------------
     310903277           1      Multifamily                        Low Rise
      6106365            1      Multifamily                        Garden
     310903458           1      Multifamily                        Garden
     310903349           1      Multifamily                        Garden
       44410             1      Multifamily                        Garden
-------------------------------------------------------------------------------------------------
     310903278           1      Multifamily                        Low Rise
      754787             1      Multifamily                        Garden
      6106301            1      Multifamily                        Mid Rise
       45310             1      Multifamily                        Mid Rise
       45306             1      Multifamily                        Mid Rise
-------------------------------------------------------------------------------------------------
     410903487           1      Manufactured Housing Community     Manufactured Housing Community
       45307             1      Multifamily                        Mid Rise
     410903257           1      Multifamily                        High Rise
      6106298            1      Multifamily                        Garden
      6106142            1      Multifamily                        Garden
-------------------------------------------------------------------------------------------------
     410903524           1      Multifamily                        Garden
      754784             1      Multifamily                        Garden
     410903529           1      Multifamily                        Garden
     410903556           1      Multifamily                        Garden

        ID          STREET ADDRESS                                                   CITY              COUNTY
------------------------------------------------------------------------------------------------------------------------

      6106211       11881 Gulf Pointe Drive                                          Houston           Harris
    00-1101111      620 SE 168th Avenue                                              Vancouver         Clark
      6106261       20600 Balfour Road                                               Harper Woods      Wayne
      754815        799 Montclair Drive                                              Claymont          New Castle
     530901659      812 SE 136th Avenue                                              Vancouver         Clark
------------------------------------------------------------------------------------------------------------------------
     310903277      7119 62nd Ave Ct. W.                                             Lakewood          Pierce
      6106365       7000 SW Vermont Court                                            Portland          Washington
     310903458      1419 - 1421 Oak Grove Avenue and 1452 & 1500 Floribunda Avenue   Burlingame        San Mateo
     310903349      1101 Lindham Court                                               Mechanicsburg     Cumberland
       44410        1355 N. Jim Miller Road                                          Dallas            Dallas
------------------------------------------------------------------------------------------------------------------------
     310903278      7602 46th Street W.                                              University Place  Pierce
      754787        12002 Roosevelt Way Northeast                                    Seattle           King
      6106301       210 Sunset Drive                                                 Salisbury         Rowan
       45310        1226 Sherman Avenue                                              Bronx             Bronx
       45306        3041 Holland Avenue                                              Bronx             Bronx
------------------------------------------------------------------------------------------------------------------------
     410903487      2621 Sweetwater Road                                             National City     San Diego
       45307        3031 Holland Avenue                                              Bronx             Bronx
     410903257      105 East Walnut Street                                           Mankato           Blue Earth
      6106298       1250 Ashment Avenue                                              Idaho Falls       Bonneville
      6106142       22 Tamassee Lane NW                                              Rome              Floyd
------------------------------------------------------------------------------------------------------------------------
     410903524      13213 SE 7th Street                                              Vancouver         Clark
      754784        3266 Creek Run Drive                                             Columbus          Franklin
     410903529      146 W. 3rd Avenue                                                San Mateo         San Mateo
     410903556      2211 Liberty Lane and 1639 28th Avenue                           Grand Forks       Grand Forks

                                                               CUT-OFF DATE       ORIGINAL       STATED REMAINING       ORIGINAL
                                          CUT-OFF DATE          BALANCE PER   TERM TO MATURITY   TERM TO MATURITY     AMORTIZATION
        ID          STATE     ZIP CODE      BALANCE (3)  ($)UNIT OR ROOM ($)   OR ARD (MOS.)      OR ARD (MOS.)        TERM (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

      6106211         TX       77089        17,400,000            55,769.23         120                116                 360
    00-1101111        WA       98684        15,200,000           104,827.59         120                120                 360
      6106261         MI       48225        10,600,000            37,323.94          60                 57                 360
      754815          DE       19703         9,976,846            36,279.44         120                118                 360
     530901659        WA       98683         8,137,437            62,595.67         120                101                 360
-----------------------------------------------------------------------------------------------------------------------------------
     310903277        WA       98499         7,003,826            57,882.86         120                118                 360
      6106365         OR       97223         6,450,000            57,589.29         120                119                 360
     310903458        CA       94010         5,586,690            79,809.85         120                118                 360
     310903349        PA       17055         5,263,924            54,832.55         120                117                 360
       44410          TX       75217         5,000,000            28,735.63         120                115                 360
-----------------------------------------------------------------------------------------------------------------------------------
     310903278        WA       98466         4,784,429            54,368.51         120                117                 360
      754787          WA       98125         4,725,000            63,000.00         120                119                 360
      6106301         NC       28147         4,493,726            41,608.58         120                119                 360
       45310          NY       10456         4,291,001            66,015.40          60                 58                 360
       45306          NY       10467         3,592,466            65,317.57          60                 58                 360
-----------------------------------------------------------------------------------------------------------------------------------
     410903487        CA       91950         3,342,256            35,181.64         120                118                 360
       45307          NY       10467         3,293,094            59,874.44          60                 58                 360
     410903257        MN       56001         2,998,749            34,869.18         120                117                 240
      6106298         ID       83404         2,560,000            35,068.49         120                118                 360
      6106142         GA       30165         2,234,534            18,621.12         120                118                 360
-----------------------------------------------------------------------------------------------------------------------------------
     410903524        WA       98683         1,995,533            55,431.48         120                118                 360
      754784          OH       43231         1,880,000            33,571.43         120                118                 360
     410903529        CA       94402         1,696,172           113,078.13         120                118                 360
     410903556        ND       58201         1,436,815            39,911.54         120                118                 360

                        REMAINING          REMAINING                            DSCR             CUT-OFF               LTV
                       AMORTIZATION      INTEREST ONLY                      AFTER INITIAL        DATE LTV           RATIO AT
        ID             TERM (MOS.)       PERIOD (MOS.)      DSCR (4)          IO PERIOD         RATIO (5)      MATURITY OR ARD (5)
-----------------------------------------------------------------------------------------------------------------------------------

      6106211              360                 32             1.58              1.25              69.2%               61.5%
    00-1101111             360                                1.28               NAP              72.4%               60.2%
      6106261              360                 9              1.47              1.21              74.4%               70.4%
      754815               358                                1.51               NAP              64.8%               54.5%
     530901659             341                                1.30               NAP              71.1%               61.1%
-----------------------------------------------------------------------------------------------------------------------------------
     310903277             358                                1.21               NAP              68.2%               57.4%
      6106365              360                 35             1.40              1.15              79.6%               71.5%
     310903458             358                                1.43               NAP              42.6%               35.7%
     310903349             357                                1.26               NAP              79.8%               67.8%
       44410               360                 31             1.64              1.31              80.0%               71.3%
-----------------------------------------------------------------------------------------------------------------------------------
     310903278             357                                1.21               NAP              74.2%               62.5%
      754787               360                 11             1.44              1.20              73.8%               63.8%
      6106301              359                                1.33               NAP              68.9%               57.8%
       45310               358                                1.19               NAP              59.2%               55.4%
       45306               358                                1.14               NAP              58.4%               54.6%
-----------------------------------------------------------------------------------------------------------------------------------
     410903487             358                                1.42               NAP              62.9%               52.9%
       45307               358                                1.21               NAP              53.9%               50.5%
     410903257             237                                1.26               NAP              58.2%               37.7%
      6106298              360                 34             1.46              1.23              68.3%               61.6%
      6106142              358                                1.20               NAP              75.7%               63.1%
-----------------------------------------------------------------------------------------------------------------------------------
     410903524             358                                1.27               NAP              79.8%               67.6%
      754784               360                 22             1.50              1.26              76.7%               68.0%
     410903529             358                                1.22               NAP              38.1%               32.2%
     410903556             358                                1.26               NAP              79.8%               67.7%

                                                     STUDIOS                          1 BEDROOM                    2 BEDROOM
                    UTILITIES                        NO. OF           AVG RENT          NO. OF       AVG RENT       NO. OF
        ID          PAID BY TENANT                 UNITS/ROOMS      PER MO. ($)       UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS
--------------------------------------------------------------------------------------------------------------------------------

      6106211       Electric, Sewer, Water                                               156            792           130
    00-1101111      Electric, Water, Sewer, Gas                                                                       22
      6106261       UAV                                                                  136            673           148
      754815        Electric                                                             173            660           102
     530901659      Electric, Water, Sewer                                                30            687           86
--------------------------------------------------------------------------------------------------------------------------------
     310903277      Electric, Water, Sewer                                                46            650           75
      6106365       Electric, Water, Sewer, Gas                                           64            688           48
     310903458      Electric                           11               996               59           1,295
     310903349      Electric, Water, Sewer, Gas                                           32            609           64
       44410        Electric                                                                                          112
--------------------------------------------------------------------------------------------------------------------------------
     310903278      Electric, Water, Sewer                                                28            585           60
      754787        Electric, Water                                                       47            725           28
      6106301       Electric, Sewer, Water                                                12            535           96
       45310        Electric                            3               700               24            800           26
       45306        Electric                            2               700               43            800           10
--------------------------------------------------------------------------------------------------------------------------------
     410903487      Electric, Water, Sewer, Gas
       45307        Electric                            2               700               43            800           10
     410903257      Electric, Water, Sewer, Gas                                           86            630
      6106298       Electric                                                              32            618           16
      6106142       Electric                                                              15            471           60
--------------------------------------------------------------------------------------------------------------------------------
     410903524      Electric, Gas                                                         8             615           24
      754784        Electric, Gas, Water                                                  8             460           48
     410903529      Electric                                                              14           1,534
     410903556      Electric                                                              15            491           10

                                      3 BEDROOM                       4 BEDROOM                      5 BEDROOM
                       AVG RENT         NO. OF        AVG RENT         NO. OF         AVG RENT         NO. OF        AVG RENT
        ID            PER MO. ($)     UNITS/ROOMS    PER MO. ($)     UNITS/ROOMS     PER MO. ($)     UNITS/ROOMS    PER MO. ($)
----------------------------------------------------------------------------------------------------------------------------------

      6106211             996             26            1,299
    00-1101111           1,282           123            1,279
      6106261             779
      754815              780
     530901659            795             14             900
----------------------------------------------------------------------------------------------------------------------------------
     310903277            835
      6106365             783
     310903458
     310903349            705
       44410              525             62             610
----------------------------------------------------------------------------------------------------------------------------------
     310903278            675
      754787              830
      6106301             635
       45310             1,100            12            1,200
       45306             1,100
----------------------------------------------------------------------------------------------------------------------------------
     410903487
       45307             1,100
     410903257
      6106298             685             25             791
      6106142             493             30             535             15              623
----------------------------------------------------------------------------------------------------------------------------------
     410903524            697             4              850
      754784              575
     410903529                            1             2,050
     410903556            599             11             777

                       6 BEDROOM                      7 BEDROOM                      OTHER UNITS
                        NO. OF         AVG RENT        NO. OF         AVG RENT         NO. OF         AVG RENT        NO. OF
        ID            UNITS/ROOMS    PER MO. ($)     UNITS/ROOMS     PER MO. ($)     UNITS/ROOMS    PER MO. ($)      ELEVATORS
----------------------------------------------------------------------------------------------------------------------------------

      6106211
    00-1101111
      6106261
      754815
     530901659
----------------------------------------------------------------------------------------------------------------------------------
     310903277
      6106365
     310903458                                                                                                           2
     310903349
       44410
----------------------------------------------------------------------------------------------------------------------------------
     310903278
      754787                                                                                                             1
      6106301
       45310                                                                                                             1
       45306
----------------------------------------------------------------------------------------------------------------------------------
     410903487                                                                           95             463
       45307
     410903257                                                                                                           1
      6106298
      6106142
----------------------------------------------------------------------------------------------------------------------------------
     410903524
      754784
     410903529
     410903556

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC., SERIES 2006-PWR11

FOOTNOTES TO APPENDIX B AND APPENDIX C

   1     Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#4 (SBC - Hoffman Estates) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" / "BBB-", respectively. Standard and Poor's
         Ratings Services and Fitch, Inc. have confirmed that Loan ID#27 (De
         Anza Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AA", respectively. Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that Loan ID#64 (King's Plaza) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "BBB", respectively. Standard and Poor's Ratings Services has confirmed that
         Loan ID#72 (112 Magnolia Drive) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-". Standard and Poor's Ratings Services has confirmed that
         Loan ID#92 (Shaw's Stratham) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB".

   2     BSCMI - Bear Stearns Commercial Mortgage, Inc.; WFB - Wells Fargo Bank,
         National Association; PMCF - Prudential Mortgage Capital Funding, LLC;
         NLIC - Nationwide Life Insurance Company; PCF - Principal Commercial
         Funding, LLC; PCF II - Principal Commercial Funding II, LLC

   3     For Loan ID#4 (SBC - Hoffman Estates), the $98,231,280 pooled mortgage loan represents an approximate 49% pari passu interest of a
         $200,472,000 first mortgage loan secured by the mortgaged property known as SBC - Hoffman Estates. The 51% pari passu interest
         ($102,240,720) is not included in the trust. All LTV, DSCR and Cut-off
         Date Balance per SF numbers presented are based on the entire first mortgage loan.

         For Loan ID#31 (Sunrise Lake Village), the $12,850,000 mortgage loan represents an A-Note portion ("A-Note") of a $13,650,000 first mortgage split into an A-Note and a B-Note. The $800,000 B-Note portion
         ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
         Balance per Net Rentable Area SF/Unit numbers presented are based on the $12,850,000 A-Note financing.

         For Loan IDs#2-3 (Investcorp Retail Portfolio 1 and Investcorp Retail
         Portfolio 2), the pooled mortgage loans are cross-collateralized and cross-defaulted with each other. All LTV, DSCR and Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the combined entire first mortgage loan, appraised value, underwritten net cash flow and net rentable area.

   4     Annual Debt Service Payments, Monthly Debt Service Payments, and DSCR
         for loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

   5     For Loan ID#15 (Brentwood Towne Square), the Appraised Value and LTV is
         based on the "Updated" market value of $28,700,000 as of July, 26,
         2005. An MAI Appraisal on January 27, 2004 determined a value of
         $28,100,000 as of January 1, 2005. The MAI value assumes occupancy has stabilized at 93%. The occupancy as of January 6, 2006 is 85.4%.
         Mortgageramp performed an updated market study on July 26, 2005 in which the "Updated" market value was concluded using an 8.6%
         capitalization rate on an adjusted underwritten NOI.

         For Loan ID#24 (Huntington Park Retail), the Appraised Value and LTV is
         based on the "Stabilized" value of $19,700,000 million as of September
         9, 2005. The "Stabilized" value assumes the occupancy has stabilized.
         The occupancy as of December 14, 2005 was 100%. The "As-Is" value was
         $19,700,000 as of September 9, 2005.

         For Loan ID#25 (Marnell Corporate Center IV), the Appraised Value and
         LTV is based on the "Stabilized" value of $21,490,000 as of December 1,
         2005. The "Stabilized" value assumes completion of the improvement and stabilization of occupancy. The occupancy as of September 6, 2005 was
         100%. The "As-Is" value was $13,990,000 as of July 28, 2005.

         For Loan ID#31 (Sunrise Lake Village), the Appraised Value and LTV is
         based on the "Stabilized" value of $16,100,000 million as of January 1,
         2006. The "Stabilized" value assumes the occupancy has stabilized at
         96%. The property was 100% leased as of June 1, 2005. The "As-Is" value is $15,100,000 as of June 7, 2005.

         For Loan ID#32 (50 North La Cienega Building), the Appraised Value and
         LTV is based on the "Stabilized" value of $29,800,000 million as of
         April 1, 2006. The "Stabilized" value assumes the occupancy has stabilized at 95%. The occupancy as of December 1, 2005 was 96%. The
         "As-Is" value was $29,200,000 as of October 26, 2005.

         For Loan ID#47 (801 & 901 Penhorn Avenue) the Appraised value and LTV for 801 & 901 Penhorn Avenue is based on the "Stabilized" value of
         $13,500,000 as of June 1, 2006. The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of February 1, 2006 was
         93.9%. The "As-Is" Value as of November 29, 2005 is $13,100,000.

         For Loan ID#58 (Troy Medical Office Building), the Appraised Value and
         LTV is based on the "Stabilized" value of $9,825,000 as of January 1,
         2006. The "Stabilized" value assumes the occupancy has stabilized. The leased percentage as of October 31, 2005 was 94.6%. The "As-Is" value was $9,125,000 as of October 3, 2005.

         For Loan ID#69 (OSU Building), the Appraised Value and LTV is based on the "Stabilized" value of $9,400,000 as of December 31, 2005. The
         "Stabilized" value assumes completion of construction and stabilization of occupancy. The OSU Building space has been completed and they are open for business. The "As-Is" value is $1,200,000 as of December 15,
         2004.

         For Loan ID#88 (Draper PAS Park), the Appraised Value and LTV is based on the "Stabilized" value of $6,600,000 as of December 1, 2005. The
         "Stabilized" value assumes the occupancy has stabilized. The occupancy as of November 16, 2005 was 100%. The "As-Is" value was $6,310,000 as of September 30, 2005.

         For Loan ID#101 (City View Village Shopping Center), the Appraised
         Value and LTV is based on the "Stabilized" value of $5,800,000 as of
         March 20, 2006. The "Stabilized" value assumes the occupancy has stabilized at 95%. The occupancy as of January 15, 2006 was 90.3%. The
         "As-Is" value is $5,750,000 as of November 20, 2005.

         For Loan ID#102 (1226 Sherman Avenue), the mortgage loan is structured with a holdback of $325,649, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. All LTV and
         Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the numerator for the LTV calculated by subtracting
         $325,649 from the Cut-off Date Balance or Maturity Balance of the mortgage loan.

         For Loan ID#106 (Shops at Breckinridge), the Appraised Value and LTV is
         based on the "Stabilized" value of $5,200,000 as of July 1, 2005. The
         "Stabilized" value assumes the completion of the construction of Phase
         II, which contains 2,400-square feet, scheduled to be completed by
         March 3, 2006. The borrower has provided lender with a completion guarantee regarding the construction of Phase II. The "As-Is" value is
         $4,950,000 as of February 27, 2005.

         For Loan ID#117 (3041 Holland Avenue), the mortgage loan is structured with a holdback of $322,913, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. All LTV and
         Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the numerator for the LTV calculated by subtracting
         $322,913 from the Cut-off Date Balance or Maturity Balance of the mortgage loan.

         For Loan ID#123 (3031 Holland Avenue), the mortgage loan is structured with a holdback of $222,289, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. All LTV and
         Cut-off Date Balance per Net Rentable Area SF/Unit numbers presented are based on the numerator for the LTV calculated by subtracting
         $222,289 from the Cut-off Date Balance or Maturity Balance of the mortgage loan.

         For Loan ID#134 (The Triangle Building), the Appraised Value and LTV is
         based on the "Stabilized" value of $3,810,000 as of December 1, 2005.
         The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of December 13, 2005 was 100%. The "As-Is" value was
         $3,750,000 as of October 5, 2005.

         For Loan ID#145 (Milford Panera), the Appraised Value and LTV is based on the "Stabilized" value of $3,500,000 as of December 1, 2005. The
         "Stabilized" value assumes completion of construction and stabilized occupancy of 100%. The occupancy as of December 21, 2005 was 100%. The
         "As-Is" value is $1,090,000 as of August 30, 2005.

         For Loan ID#151 (Emerald Building), the Appraised Value and LTV is
         based on the "Stabilized" value of $3,050,000 as of December 15, 2005.
         The "Stabilized" value assumes the occupancy has stabilized. The occupancy as of January 17, 2006 was 100%. The "As-Is" value was
         $2,825,000 as of September 15, 1005.

   6     For Loan ID#149 (153 East Broadway) the Borrower does not have the right to prepay the loan prior to 1 month prior to the maturity date except in the event of a casualty or the Borrower is unable to rebuild as a result of it being a non-conforming legal use. In this event the
         Borrower is required to prepay the loan with a make whole premium to a level in which the DSCR is 1.20x or greater.

   7     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

   8     For Loan ID#8 (Riverdale Crossing), the pooled mortgage loan is structured with a performance holdback of $1,700,000 in the form of a letter of credit, which is subject to achievement of certain release conditions on or before October 1, 2007. The proceeds of the letter of credit can be applied to the balance of the mortgage loan, subject to a yield maintenance premium, if the Holdback Disbursement Conditions defined in the Promissory Note have not been satisfied, including, but not limited to, achievement of a 95% Economic Occupancy and a Trailing
         12 Month Debt Service Coverage Ratio calculated on a 10% annual loan constant of not less than .80 to 1.0.

         For Loan ID#10 (Grande Shopping Center) the pooled mortgage loan is structured with a performance holdback of $1,400,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by November 30, 2008, if tenant improvements and leasing commission have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#57 (Quakerbridge Village Commons) the pooled mortgage loan is structured with a performance holdback of $100,000 in the form of a letter of credit, which is subject to achievement of certain release conditions. The proceeds of the letter of credit can be applied to the balance of the mortgage loan with yield maintenance premium 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if the property does not achieve a specified level of financial performance in accordance with the respective reserve agreement.

         For Loan ID#64 (King's Plaza) the pooled mortgage loan is structured with a performance holdback of $800,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by December 31, 2006, if tenant improvement and leasing commissions have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#65 (60 Bay Street) the pooled mortgage loan is structured with a performance holdback of $250,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by August 1, 2007, if the items identified in the phase II environmental report have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#67 (Park Place Plaza) the pooled mortgage loan is structured with a performance holdback of $91,250, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by January 1, 2007, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#102 (1226 Sherman Avenue), the mortgage loan is structured with a holdback of $325,649, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The amount of the MCI Reserve ($300,000) can be applied to the balance of the mortgage loan with yield maintenance by June 21, 2007, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement. The violations holdback ($25,649) may be held as additional collateral for the loan if the violations have not been cured by April 19, 2006 and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#117 (3041 Holland Avenue), the mortgage loan is structured with a holdback of $322,913, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The amount of the MCI Reserve ($300,000) can be applied to the balance of the mortgage loan with yield maintenance by June 21, 2007, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement. The violations holdback ($22,913) may be held as additional collateral for the loan if the violations have not been cured by April 19, 2006 and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#123 (3031 Holland Avenue), the mortgage loan is structured with a holdback of $222,289, for major capital improvements and violation cures. Under the New York City Housing Authority MCI program, approved capital improvements result in a combination of rent increases and J-51 tax abatements for rent-stabilized properties. The amount of the MCI Reserve ($200,000) can be applied to the balance of the mortgage loan with yield maintenance by June 21, 2007, if the major capital improvements have not been completed and evidence provided in accordance with the terms of the respective reserve agreement. The violations holdback ($22,289) may be held as additional collateral for the loan if the violations have not been cured by April 19, 2006 and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#114 (Grand Corners - TJ Maxx & Shops), the pooled mortgage loan is structured with a performance holdback of $100,000, which is subject to achievement of certain release conditions on or before May
         1, 2007. The proceeds of the Holdback Impound can be applied to the balance of the mortgage loan, subject to a yield maintenance premium, if the Holdback Disbursement Conditions defined in the Promissory Note have not been satisfied and if the cash flow at the Property has not increased sufficiently to support the full loan amount and the release of the Holdback Impound.

         For Loan ID#149 (153 East Broadway) the pooled mortgage loan is structured with a performance holdback of $10,000, which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by February 1, 2007, if the underground storage tank investigation has not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

         For Loan ID#171 (3 Faraday) the pooled mortgage loan is structured with a performance holdback of $1,250 which is subject to achievement of certain release conditions. The amount of the reserve can be applied to the balance of the mortgage loan with yield maintenance by May 21,
         2006, if the items identified in the property condition assessment have not been completed and evidence provided in accordance with the terms of the respective reserve agreement.

                                   APPENDIX D

               MORTGAGE LOAN NO. 1 -- SOHO/TRIBECA GRAND PORTFOLIO

                                [GRAPHIC OMITTED]

                                       D-1

               MORTGAGE LOAN NO. 1 -- SOHO/TRIBECA GRAND PORTFOLIO

                                [GRAPHIC OMITTED]

                                       D-2

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 1 -- SOHO/TRIBECA GRAND PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $195,000,000
CUT-OFF DATE BALANCE:                 $195,000,000
FIRST PAYMENT DATE:                   10/01/2005
INTEREST RATE:                        5.03250%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        09/01/2015
EXPECTED MATURITY BALANCE:            $195,000,000
SPONSOR:                              Hartz Mountain Industries, Inc.
INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      49-payment lockout from the first
                                      payment date, with U.S. Treasury
                                      defeasance for the following 70
                                      payments, and open to prepayment
                                      without premium on the maturity
                                      date.

CUT-OFF DATE BALANCE PER ROOM:        $344,523

UP-FRONT RESERVES:                    RE Taxes:        $984,521
                                      Insurance:       $198,375
                                      FF&E:            $221,046

ONGOING RESERVES:                     RE Taxes:        $328,174 / month
                                      Insurance:       $58,143 / month
                                      FF&E:            $221,046 / month

LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Hospitality
PROPERTY SUB-TYPE:                    Full Service
LOCATION:                             New York, NY
YEAR BUILT/RENOVATED:                 1996 & 2000 / NAP
PORTFOLIO OCCUPANCY (AS OF):          82.1% (T-12 - 12/31/2005)
PORTFOLIO ADR (AS OF):                $334.70 (T-12 - 12/31/2005)
PORTFOLIO REVPAR (AS OF):             $274.63 (T-12 - 12/31/2005)
TOTAL ROOMS:                          566
THE COLLATERAL:                       Two full-service hotels located in New
                                      York, New York.

OWNERSHIP INTEREST:                   Fee

PROPERTY MANAGEMENT:                  Self Managed

MOST RECENT NOI:                      $29,676,689
2ND RECENT NOI:                       $24,651,354
3RD RECENT NOI:                       $19,951,016
U/W NET OP. INCOME:                   $30,772,162
U/W NET CASH FLOW:                    $27,797,299
APPRAISED VALUE (AS OF):              $350,000,000 (08/01/2005)
CUT-OFF DATE LTV RATIO:               55.7%
LTV RATIO AT MATURITY:                55.7%
U/W DSCR:                             2.79x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

THE SOHO/TRIBECA GRAND PORTFOLIO LOAN.

      THE LOAN. The largest loan (the "Soho/Tribeca Grand Portfolio Loan") is a
$195,000,000 first mortgage loan secured by the borrowers' fee simple interest in the Soho Grand Hotel and the Tribeca Grand Hotel, both located in New York,
New York.

      THE BORROWER. The borrowers, Tribeca Grand Hotel, Inc. and Soho Grand
Hotel, Inc., are single purpose entities that own no material assets other than the mortgaged properties and related interests. The Boards of Directors of the borrowers are each structured with two independent directors. Non-consolidation opinions were delivered at origination. The sponsor, Hartz Mountain Industries,
Inc., is an owner of commercial real estate in the United States and is solely owned by Mr. Leonard Stern. Mr. Stern has been involved in real estate management and development since 1966 and, according to Forbes Magazine 2005
Rankings, has a net worth of over $2.5 billion. Hartz Mountain Industries, Inc.
currently owns and operates 200 buildings and 35 million square feet of office, retail, hotel and industrial properties throughout New York and New Jersey.

      THE PROPERTIES. The Soho Grand is a 17-story, 363-room, full-service hotel built in 1996 and located in the Soho District of Manhattan. The property features 2,489 square feet of meeting space, a fitness room, a business center, lounges and restaurants. The Tribeca Grand is an 8-story, 203-room, full-service hotel built in 2000 and located in the Tribeca District of Manhattan. The property features 4,433 square feet of meeting space, a fitness room, a business center, a 100-seat screening room, lounges and restaurants. Both properties are currently undergoing room renovations which are funded by the FF&E reserve being collected.

                                       D-3

      More specific information about each property is set forth in the tables below:

-------------------------------------------------------------------------------------------------------
     PROPERTY       LOCATION     YEAR BUILT/ RENOVATED   ROOMS      U/W NCF     "AS-IS" APPRAISED VALUE
-------------------------------------------------------------------------------------------------------

Soho Grand        New York, NY         1996 / NAP         363     $19,047,866        $239,000,000
Tribeca Grand     New York, NY         2000 / NAP         203     $8,749,433         $111,000,000
TOTAL PORTFOLIO                                           566     $27,797,299        $350,000,000
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                               SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                  COMPETITIVE SET                        SOHO GRAND                       PENETRATION FACTOR

YEAR      OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR          REVPAR
---------------------------------------------------------------------------------------------------------------------

2001        71.3%      $223.42     $159.27      81.4%      $274.80    $223.80      114.2%       123.0%        140.5%
2002        77.0%      $255.53     $196.68      81.8%      $260.28    $212.92      106.2%       101.9%        108.3%
2003        77.1%      $239.43     $184.66      82.6%      $253.68    $209.44      107.0%       106.0%        113.4%
2004        79.2%      $280.66     $222.31      82.7%      $289.53    $239.46      104.4%       103.2%        107.7%
2005        83.8%      $319.13     $267.51      81.8%      $337.75    $276.41       97.6%       105.8%        103.3%
---------------------------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by STR Reports. The 2001 and
      2002 competitive set data is based on different competitive sets than
      2003-2005 data.

---------------------------------------------------------------------------------------------------------------------
                               SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

                  COMPETITIVE SET                      TRIBECA GRAND                      PENETRATION FACTOR

YEAR      OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR       REVPAR     OCCUPANCY      ADR          REVPAR
---------------------------------------------------------------------------------------------------------------------

2001        70.4%      $218.90     $154.15      73.0%      $243.16    $177.42      103.7%       111.1%        115.1%
2002        77.0%      $255.53     $196.68      79.1%      $239.24    $189.21      102.7%        93.6%         96.2%
2003        77.1%      $239.43     $184.66      81.0%      $231.13    $187.26      105.0%        96.5%        101.4%
2004        79.2%      $280.66     $222.31      77.9%      $281.50    $219.33       98.4%       100.3%         98.7%
2005        83.8%      $319.13     $267.51      82.4%      $322.60    $265.92       98.3%       101.1%         99.4%
---------------------------------------------------------------------------------------------------------------------

(1)   The above table is based on data provided by STR Reports. The 2001 and
      2002 competitive set data is based on different competitive sets than
      2003-2005 data.

---------------------------------------------------------------------------
                                  COMPETITIVE SET
          PROPERTY                LOCATION           ROOMS     DATE OPENED
---------------------------------------------------------------------------
W Hotel New York Times Square     New York, NY        507        12/2001
SOHO GRAND HOTEL                  NEW YORK, NY        363        08/1996
W Hotel Union Square              New York, NY        270        11/2000
Preferred Dream Hotel             New York, NY        220        06/1904
70 Park Avenue Hotel              New York, NY        205        06/1929
TRIBECA GRAND                     NEW YORK, NY        203        05/2000
The Muse                          New York, NY        200        08/2000
Royalton Hotel                    New York, NY        168        12/1988
Morgans Hotel                     New York, NY        113        06/1985
60 Thompson                       New York, NY        98         01/2001
TOTAL COMPETITIVE SET                                2,347
---------------------------------------------------------------------------

(1)   The above table is based on data provided by the December 2005 STR
      Reports.

      Due to the increasing number of condo conversions of hotel rooms, the overall New York hotel market supply decreased slightly in 2005 by approximately
0.8%. This decrease was higher in the luxury hotel market segment, which decreased by 3.7%. Per Smith Travel Research, the RevPAR for hotel rooms remained strong, yielding a 16.6% increase in 2005 RevPAR for the overall New
York hotel market and an 18.8% increase in 2005 RevPAR for the New York luxury hotel market segment.

      PROPERTY MANAGEMENT.  The properties are self managed by the borrower.

      ADDITIONAL INDEBTEDNESS.  Not Allowed.

      GROUND LEASE.  None.

      RELEASE OF PARCELS. After the 49th payment date, the borrower is permitted to obtain a release of an individual property subject to certain conditions set forth in the mortgage loan documents, including, among others, i) defeasance of an amount equal to 120% of the allocated loan amount, ii) certain DSCR and LTV tests and iii) the borrower delivers rating agency confirmation of no downgrade of the ratings on the certificates.

                                       D-4

           MORTGAGE LOAN NO. 2 -- CROSSED INVESTCORP RETAIL PORTFOLIO

                                [GRAPHIC OMITTED]

                                       D-5

           MORTGAGE LOAN NO. 2 -- CROSSED INVESTCORP RETAIL PORTFOLIO

                                [GRAPHIC OMITTED]

                                       D-6

--------------------------------------------------------------------------------
           MORTGAGE LOAN NO. 2 -- CROSSED INVESTCORP RETAIL PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:                     $184,380,000
CUT-OFF DATE BALANCE:                 $184,380,000
FIRST PAYMENT DATE:                   03/01/2006
INTEREST RATE:                        5.54900%
AMORTIZATION TERM:                    Interest Only
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        02/01/2016
EXPECTED MATURITY BALANCE:            $184,380,000
SPONSORS:                             Investcorp Properties Limited,
                                      Investcorp International, Inc. and
                                      Casto

INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      25-payment lockout from the first payment
                                      date, with U.S. Treasury defeasance for
                                      the following 94 payments, and open to
                                      prepayment without premium thereafter
                                      through the maturity date (No lockout as
                                      to the release of the HH Greg Parcel in
                                      connection with the borrower's release
                                      option).

CUT-OFF DATE BALANCE PER SF:          $111.96

UP-FRONT RESERVES:                    RE Taxes:           $472,600
                                      Replacement:        $20,705
                                      Other:(1)           $2,524,000
                                      Other:(2)           $1,062,688 (LOC)

ONGOING RESERVES:                     RE Taxes:           $206,729 / month
                                      Insurance:(3)       Springing
                                      Replacement:        $20,705 / month

LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               2 Crossed Portfolios
PROPERTY TYPE:                        Retail
PROPERTY SUB-TYPE:                    Anchored
LOCATION:                             Ohio (7 props.) & Indiana (1 prop.)
YEAR BUILT/RENOVATED:                 Various - See Table
PERCENT LEASED (AS OF):               99.3% (10/2005)
NET RENTABLE AREA:                    1,646,782
THE COLLATERAL:                       Two cross-collateralized,
                                      cross-defaulted portfolios
                                      comprised of 8 anchored retail
                                      properties in Ohio and Indiana

OWNERSHIP INTEREST:                   Fee

PROPERTY MANAGEMENT:                  Summit Realty Group Ltd.

MOST RECENT NOI:                      $15,100,939
2ND RECENT NOI:                       $14,180,980
3RD RECENT NOI:                       NAP
U/W NET OP. INCOME:                   $15,873,612
U/W NET CASH FLOW:                    $15,156,663
APPRAISED VALUE (AS OF):              $229,800,000 (10/2005 & 11/2005)
CUT-OFF DATE LTV RATIO:               80.2%
LTV RATIO AT MATURITY:                80.2%
U/W DSCR:                             1.46x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)   At origination, $2,424,000 (five years of rent and reimbursements) was escrowed for the dark Service Merchandise at the Coldwater Crossing property. An additional $100,000 was escrowed due to Old Country Buffet vacating their space at the Coldwater Crossing property. No income or value was attributed to Old Country Buffet.

(2)   The borrower posted a letter of credit in the amount of $1,062,688 at origination for the Mattress Mart at the Taylor Square property which is currently being built out for the tenant.

(3)   Borrower is not required to make insurance deposits so long as the mortgage loan is not in default and evidence of insurance payments is provided to lender.

THE CROSSED INVESTCORP RETAIL PORTFOLIO LOAN.

      THE LOAN. The second largest loan (the "Crossed Investcorp Retail
Portfolio Loan") is a $184,380,000 first mortgage loan secured by the borrowers'
fee simple interest in 2 cross-collateralized, cross-defaulted portfolios comprised of 8 anchored retail properties in Ohio and Indiana.

      THE BORROWER. The borrowers, OH Retail LL, LLC and OH Retail II LL, LLC, are each single purpose entities each of which owns no material assets other than the related mortgaged properties and related interests. The managing member of the borrowers is structured with one independent director. A non-consolidation opinion was delivered at origination. The borrowers are sponsored by Investcorp Properties Limited, Investcorp International, Inc.
(collectively "Investcorp") and Casto. Since 1995, Investcorp has acquired 152 properties, totaling approximately $4.7 billion in value. Investcorp currently has $1.8 billion of property under management. Investcorp's current portfolio includes approximately 18.7 million square feet of retail properties in Ohio,
Alabama, Florida, Illinois, North Carolina, and Indiana. Casto, a minority interest holder in the properties, is a privately held, fully integrated real estate services firm with a real estate portfolio that includes retail, residential, office, industrial, restaurant, hotel and mixed use properties in six states.

                                       D-7

      THE PROPERTIES. The Crossed Investcorp Retail Portfolio is comprised of two cross-collateralized, cross-defaulted portfolios comprising 8 anchored retail properties in Ohio and Indiana. The properties are all located in suburban, in-fill locations with strong demographics and high traffic counts.
The properties were all built between 1989 and 2003. The properties are tenanted by a wide range of national and regional tenants and have an average occupancy of 99.3%. With over 100 tenants in the portfolio, no single tenant is responsible for more than 12% of the total net rentable area of the portfolio.
Approximately 33% of the portfolio net rentable area is leased to investment grade rated tenants or their affiliates.

      More specific information about each property is set forth in the tables below:

------------------------------------------------------------------------------------------
                                                                              ALLOCATED
                                                                            CUT-OFF LOAN
          PROPERTY                 LOCATION        YEAR BUILT/ RENOVATED       BALANCE
------------------------------------------------------------------------------------------

Coldwater Crossing             Fort Wayne, IN         1989/1992 / NAP         $34,420,000
Tuttle Crossing                Dublin, OH                1995 / NAP           $28,880,000
Western Hills Marketplace      Cincinnati, OH           1998 / 2001           $19,260,000
Tri County Marketplace         Springdale, OH            1998 / NAP           $13,560,000
PORTFOLIO 1 TOTAL / WTD. AVG.                                                 $96,120,000
Taylor Square                  Reynoldsburg, OH    2000, 2001, 2003 / NAP     $55,000,000
Governors Plaza                Cincinnati, OH        1994 / 2000 / NAP        $18,000,000
Kings Mall II                  Mason, OH                 1990 / NAP            $8,750,000
Montgomery Crossing            Cincinnati, OH            1994 / NAP            $6,510,000
PORTFOLIO 2 TOTAL / WTD. AVG.                                                 $88,260,000
TOTAL PORTFOLIO / WTD. AVG.                                                  $184,380,000
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
          PROPERTY                  NRSF       LEASED        U/W NCF      APPRAISED VALUE
------------------------------------------------------------------------------------------

Coldwater Crossing                 331,945        96%       $3,012,262        $42,900,000
Tuttle Crossing                    232,018       100%       $2,321,284        $36,000,000
Western Hills Marketplace          127,645       100%       $1,646,632        $24,000,000
Tri County Marketplace              74,246       100%       $1,100,559        $16,900,000
PORTFOLIO 1 TOTAL / WTD. AVG.      765,854        98%       $8,080,737       $119,800,000
Taylor Square                      570,201       100%       $4,218,937        $70,000,000
Governors Plaza                    153,587       100%       $1,505,993        $21,500,000
Kings Mall II                       67,484       100%         $804,899        $10,500,000
Montgomery Crossing                 89,656       100%         $546,096         $8,000,000
PORTFOLIO 2 TOTAL / WTD. AVG.      880,928       100%       $7,075,925       $110,000,000
TOTAL PORTFOLIO / WTD. AVG.      1,646,782        99%      $15,156,662       $229,800,000
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                     % OF        % OF                     U/W BASE
                                                         TENANT    PROPERTY    PORTFOLIO      U/W BASE     RENT ($
PROPERTY                      LARGEST TENANT              NRSF       NRSF        NRSF           RENT      PER NRSF)
--------------------------------------------------------------------------------------------------------------------

PORTFOLIO 1
Coldwater Crossing            Regal Cinemas               67,298      20%          4%        $1,093,596     $16.25
Tuttle Crossing               Best Buy                    58,420      25%          4%          $598,805     $10.25
Western Hills Marketplace     Dick's Clothing and         50,104      39%          3%          $587,720     $11.73
                              Sporting Goods
Tri County Marketplace        Comp USA                    29,146      39%          2%          $495,482     $17.00
PORTFOLIO 2
Taylor Square                 Wal-Mart                   204,394      36%          12%       $1,373,532      $6.72
Governors Plaza               Kohls Department Store      80,684      53%          5%          $625,301      $7.75
Kings Mall II                 PetsMart                    27,559      41%          2%          $366,816     $13.31
Montgomery Crossing           Hobby Lobby                 52,500      59%          3%          $328,125      $6.25
--------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                                % OF       % OF
                              PROPERTY   PORTFOLIO
                              U/W BASE   U/W  BASE     LEASE
PROPERTY                        RENT       RENT      EXPIRATION
-----------------------------------------------------------------

PORTFOLIO 1
Coldwater Crossing              33%         6%        04/30/2024
Tuttle Crossing                 23%         4%        01/31/2011
Western Hills Marketplace       32%         3%        01/31/2014

Tri County Marketplace          39%         3%        08/31/2013
PORTFOLIO 2
Taylor Square                   29%         8%        01/31/2020
Governors Plaza                 39%         4%        01/31/2020
Kings Mall II                   38%         2%        01/31/2013
Montgomery Crossing             49%         2%        12/31/2014
-----------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE (1)

               # OF LEASES     TOTAL SF      % OF TOTAL SF    CUMULATIVE TOTAL SF    CUMULATIVE % OF SF    AVERAGE BASE RENT PER SF
   YEAR         EXPIRING       EXPIRING         EXPIRING            EXPIRING              EXPIRING                 EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

  Vacant           --           14,783              1%                14,783                  1%                      --
   2006            15           26,297              2%                41,080                  2%                    $16.20
   2007             8           29,490              2%                70,570                  4%                    $13.22
   2008            29          167,857             10%               238,427                 14%                    $10.65
   2009             8           76,983              5%               315,410                 19%                    $14.33
   2010            21          190,259             12%               505,669                 31%                    $11.19
   2011             5           87,659              5%               593,328                 36%                    $10.85
   2012             7           75,534              5%               668,862                 41%                    $12.88
   2013             4           69,955              4%               738,817                 45%                    $14.88
   2014             8          232,232             14%               971,049                 59%                    $10.20
   2015            --               --              --               971,049                 59%                        --
Thereafter         12          675,733             41%             1,646,782                100%                     $8.69
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT.  The properties are managed by Summit Realty Group
Ltd., an affiliate of the borrowers.

      ADDITIONAL INDEBTEDNESS.  Not Allowed.

      GROUND LEASE.  None.

                                       D-8

      RELEASE OF PARCELS. The borrowers are permitted to obtain a release of any individual property during the term of the mortgage loan subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price equal to 108% of the allocated loan amount for the applicable property and the satisfaction of certain LTV and DSCR tests.
The DSCR immediately after the release is required to equal or exceed the greater of (i) 1.41x, (ii) the DSCR at the time of any previous release, and
(iii) the DSCR of all the properties immediately preceding the release. The LTV immediately after the release may not exceed the lesser of (i) 80.2%, (ii) the
LTV at the time of any previous release, and (iii) the LTV for all the properties immediately preceding the release.

      The borrowers are also permitted to release the HH Gregg Parcel at the
Montgomery Crossing property subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release price equal to $1,800,000.

      SUBSTITUTION OF PROPERTIES. Not Allowed.

                                       D-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-10

                  MORTGAGE LOAN NO. 3 -- SBC - HOFFMAN ESTATES

                               [GRAPHIC OMITTED]

                                      D-11

                  MORTGAGE LOAN NO. 3 -- SBC - HOFFMAN ESTATES

                                [GRAPHIC OMITTED]

                                      D-12

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 -- SBC - HOFFMAN ESTATES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Acquisition
ORIGINAL BALANCE:(1)                  $98,231,280
CUT-OFF DATE BALANCE:(1)              $98,231,280
FIRST PAYMENT DATE:                   01/01/2006
INTEREST RATE:                        4.99540%
AMORTIZATION TERM:                    Interest Only
ARD:                                  Yes
ANTICIPATED REPAYMENT DATE:           12/01/2010
MATURITY DATE:                        12/01/2035
EXPECTED ARD BALANCE:(1)              $98,231,280
SPONSOR:                              Inland American Real Estate Trust, Inc.
INTEREST CALCULATION:                 30/360

CALL PROTECTION:                      35-payment lockout from the first
                                      payment date, with the greater of 1%
                                      or yield maintenance for the following
                                      23 payments, and open to prepayment
                                      without premium thereafter through the
                                      maturity date.

CUT-OFF DATE BALANCE PER SF:(1)       $118.61

UP-FRONT RESERVES:                    None

ONGOING RESERVES:(2)                  RE Taxes:          Springing
                                      Insurance:         Springing
                                      Replacement:       Springing

LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING(S/F):(3)                BBB- / BBB-
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Suburban
LOCATION:                             Hoffman Estates, IL
YEAR BUILT/RENOVATED:                 1989, 1992 & 1999 / 1995
PERCENT LEASED (AS OF):               100.0% (03/01/2006)
NET RENTABLE AREA:                    1,690,214
THE COLLATERAL:                       Three, multi-story class A office
                                      buildings located in Hoffman Estates,
                                      Illinois.

OWNERSHIP INTEREST:                   Fee

PROPERTY MANAGEMENT:                  Inland American Office Management LLC

MOST RECENT NOI:                      NAP
2ND RECENT NOI:                       NAP
3RD RECENT NOI:                       NAP
U/W NET OP. INCOME:                   $22,682,967
U/W NET CASH FLOW:                    $22,682,967
APPRAISED VALUE (AS OF):              $338,900,000 (09/15/2005)
CUT-OFF DATE LTV RATIO:(1)            59.2%
LTV RATIO AT ARD:(1)                  59.2%
U/W DSCR:(1)                          2.27x
U/W DSCR POST IO:(1)                  NAP
--------------------------------------------------------------------------------

(1)   The subject $98,231,280 loan represents a 49.0% pari passu portion of a
      $200,472,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $200,472,000 financing.

(2)   Borrower is not required to make tax deposits so long as evidence of tax payments is provided to lender. Borrower is not required to make insurance deposits so long as there is approved insurance in place and evidence of insurance payments is provided to lender. Borrower is not required to make replacement reserve deposits so long as the loan is not in default and evidence of property maintenance is provided to lender.

(3)   Standard and Poor's Ratings Services and Fitch, Inc. have confirmed that the SBC - Hoffman Estates Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
      "BBB-" / "BBB-", respectively.

THE SBC - HOFFMAN ESTATES LOAN.

      THE LOAN. The third largest loan (the "SBC - Hoffman Estates Loan") is a
$98,231,280 pari passu first mortgage loan secured by the borrower's fee simple interest in the SBC - Hoffman Estates located in Hoffman Estates, Illinois (the
"SBC Property"). The 51% pari passu portion ($102,240,720) of the first mortgage was securitized in the MSCI 2006-TOP21 transaction. The pooling and servicing agreement from MSCI 2006-TOP21 will control both pari passu first mortgage loans.

      THE BORROWER. The borrower is MB Hoffman Estates, L.L.C., a Delaware limited liability company that owns no material assets other than the SBC
Property. The borrower is indirectly controlled by Inland American Real Estate
Trust, Inc. ("Inland American") and Minto Holdings, Inc. Inland American, an
affiliate of The Inland Group, Inc., is a newly formed REIT which went public in
August 2005. The recourse obligations of the borrower under the non-recourse carveout provisions of the SBC-Hoffman Estates Loan are currently guaranteed by
Inland Western Retail Real Estate Trust, Inc. ("IWEST"). As of September 30,
2005, IWEST reported approximately $7.6 billion in total assets and approximately $3.7 billion in stockholders' equity. The Inland Group, Inc.
together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, the Inland group of companies employs more than 1,000 people and manages over $13 billion in assets and more than 100 million square feet of commercial property. Minto Holdings, Inc. is a real estate development, construction and management company with operations in
Ottawa, Toronto and Florida.

                                      D-13

      THE PROPERTY. The SBC Property is a 1,690,214 square foot regional headquarters and corporate campus for SBC Communications, Inc. (rated A/A2/A by
Fitch/Moody's/S&P). The SBC Property is located in Hoffman Estates, Illinois, a suburb of Chicago. The property consists of three class `A' buildings, which include a four-story single-tenant building, a six-story single-tenant office building, and a single-story single-tenant convention center, in addition to two bi-level parking structures encompassing 2,800 total parking spaces. SBC
Property amenities include structured parking, newly constructed gym facilities and a full service cafeteria. The property has immediate access to I-90, a major highway that travels northwest from the Chicago CBD and intersects I-290 approximately 5 miles east of the property. Hoffman Estates and the surrounding area maintain a number of large users and/or single tenant office buildings tenanted by such firms as Sears, American Express, Zurich Insurance,
TransAmerica, Motorola and others. The SBC Property is 100% leased to SBC
Services, Inc. (and guaranteed by SBC Communications, Inc.) under a triple net lease expiring in August 2016. On November 18th, 2005, SBC Communications
acquired AT&T Corp. to create the largest telecommunication company in the
United States. The new company is known as AT&T Inc. and provides international voice services in 240 countries and linking 400 carriers around the world.

      More specific information about the property is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                             CREDIT RATING                               ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                                (FITCH/                                 UNDERWRITTEN     UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME                 MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)     BASE RENT     ($ PER NRSF)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

SBC Communications, Inc.         A/A2/A        1,690,214        100%     $23,145,885         100%           $13.69       08/31/2016

Other Tenants                     NAP                  0          0%              $0           0%            $0.00           NAP
Vacant Space                      NAP                  0          0%              $0           0%            $0.00           NAP
TOTAL/WEIGHTED AVERAGE                         1,690,214        100%     $23,145,885         100%           $13.69
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE (1)

                # OF LEASES       TOTAL SF      % OF TOTAL SF     CUMULATIVE TOTAL    CUMULATIVE % OF SF   AVERAGE BASE RENT PER SF
   YEAR           EXPIRING        EXPIRING         EXPIRING           SF EXPIRING           EXPIRING                EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

  Vacant             --                  --           --                    --                  --                      --
   2006              --                  --           --                    --                  --                      --
   2007              --                  --           --                    --                  --                      --
   2008              --                  --           --                    --                  --                      --
   2009              --                  --           --                    --                  --                      --
   2010              --                  --           --                    --                  --                      --
   2011              --                  --           --                    --                  --                      --
   2012              --                  --           --                    --                  --                      --
   2013              --                  --           --                    --                  --                      --
   2014              --                  --           --                    --                  --                      --
   2015              --                  --           --                    --                  --                      --
Thereafter            1           1,690,214         100%             1,690,214                100%                  $13.69
------------------------------------------------------------------------------------------------------------------------------------

(1)   The above table represents the rollover at the property. The information in the table is based on the lease.

      PROPERTY MANAGEMENT. The SBC Property is managed by Inland American Office
Management LLC, an affiliate of the borrower.

      ADDITIONAL INDEBTEDNESS.  Not Allowed.

      GROUND LEASE.  None.

      RELEASE OF PARCELS. Not Allowed.

                                      D-14

                   MORTGAGE LOAN NO. 4 -- ALEXANDRIA PORTFOLIO

                                [GRAPHIC OMITTED]

                                      D-15

                   MORTGAGE LOAN NO. 4 -- ALEXANDRIA PORTFOLIO

                                [GRAPHIC OMITTED]

                                      D-16

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 -- ALEXANDRIA PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 BSCMI
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $89,580,000
CUT-OFF DATE BALANCE:                 $89,377,738
FIRST PAYMENT DATE:                   02/01/2006
INTEREST RATE:                        5.73350%
AMORTIZATION TERM:                    360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        01/01/2016
EXPECTED MATURITY BALANCE:            $75,500,561
SPONSOR:                              Alexandria Real Estate Equities, Inc.
INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      26-payment lockout from the first
                                      payment date, with the greater of 1% or
                                      yield maintenance for the following 90
                                      payments, and open to prepayment without
                                      premium thereafter through the maturity
                                      date. (No lockout as to the release of the
                                      Nancy Ridge property in connection with
                                      the tenant's exercise of their purchase
                                      option.)

CUT-OFF DATE BALANCE PER SF:          $267.53

UP-FRONT RESERVES:                    Replacement:        $5,568

ONGOING RESERVES:                     RE Taxes:(1)        Springing
                                      Insurance:(1)       Springing
                                      Replacement:        $5,568 / month
                                      TI/LC:(1)           Springing
                                      Ground Rent:(1)     Springing
                                      Other:(2)(3)        Springing

LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Portfolio
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Office/Lab/R&D
LOCATION:                             Various - See Table
YEAR BUILT/RENOVATED:                 Various - See Table
PERCENT LEASED (AS OF):               94.5% (12/01/2005)
NET RENTABLE AREA:                    334,080
THE COLLATERAL:                       Four properties comprising 6 buildings,
                                      located in California and Massachusetts.

OWNERSHIP INTEREST:                   Fee (3 props.) & Leasehold (1 prop.)

PROPERTY MANAGEMENT:                  Alexandria Management, Inc.

MOST RECENT NOI:                      $10,143,499
2ND RECENT NOI:                       $7,376,854
3RD RECENT NOI:                       $3,766,986
U/W NET OP. INCOME:                   $8,364,435
U/W NET CASH FLOW:                    $7,891,763
APPRAISED VALUE (AS OF):              $122,500,000 (10/2005 & 11/2005)
CUT-OFF DATE LTV RATIO:               73.0%
LTV RATIO AT MATURITY:                61.6%
U/W DSCR:                             1.26x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)   The borrowers are not required to make tax and insurance deposits so long as evidence of tax and insurance payments are provided to lender and a
      Lockbox Trigger Event has not occurred. The borrowers are not required to make TI/LC deposits so long as evidence of eligible rollover expense payments (as defined in the loans documents) is provided to lender, a
      Lockbox Trigger Event has not occurred, and Alexandria Real Estate
      Equities, Inc. guarantees the Borrower's payment obligations. In the event
      TI/LC deposits are required, the deposit will be in the amount of $33,333 per month subject to a cap of $2,000,000. The borrower is not required to make ground rent deposits so long as, upon request of the Lender, evidence of ground rent payments is provided to lender and a Lockbox Trigger Event has not occurred. A Lockbox Trigger Event is defined as (i) an event of default, (ii) the bankruptcy or insolvency of borrower, or (iii) the aggregate DSCR for the preceding six (6) months annualized shall be less than 1.10x, as reasonably determined by Lender.

(2)   Subsequent to a Lockbox Trigger Event and either (i) 12 months prior to the expiration of the Telik Lease, (ii) Telik enters into bankruptcy or is insolvent, or (iii) Telik vacates its premises prior to the expiration of its lease, the borrower shall be required to make reserve deposits in accordance with the loan agreement.

(3)   Subsequent to a Lockbox Trigger Event and either (i) 12 months prior to the expiration of the Amylin Lease, (ii) Amylin enters into bankruptcy or is insolvent, or (iii) Amylin vacates its premises prior to the expiration of its lease, the borrower shall be required to make reserve deposits in accordance with the loan agreement.

THE ALEXANDRIA PORTFOLIO LOAN.

      THE LOAN. The fourth largest loan (the "Alexandria Portfolio Loan") is a
$89,580,000 first mortgage loan secured by the borrower's fee and leasehold interest in four office properties located in California and Massachusetts (the
"Alexandria Portfolio Properties").

      THE BORROWER. The borrowers, ARE-SD Region No. 19, LLC, ARE-SD Region No.
20, LLC, ARE-San Francisco No. 24, LLC, ARE-MA Region No. 27, LLC are single purpose entities that own no material assets other than the Alexandria Portfolio
Properties and related interests. The borrowers are single member Delaware limited liability companies structured with an independent manager. A non-consolidation opinion was delivered at origination. The sponsor of the loan is Alexandria Real Estate Equities, Inc. (NYSE: ARE), a real estate investment trust focused principally on the ownership, operation, management, acquisition and development of properties containing office/laboratory space. Alexandria
Real Estate Equities, Inc. owns and operates properties in California,
Washington, District of Columbia, Massachusetts, New Jersey and Pennsylvania. As
of December 31, 2005, Alexandria Real Estate Equities, Inc.'s portfolio consisted of 136 properties comprising approximately 8.9 million square feet of office/laboratory space.

                                      D-17

      THE PROPERTIES. The Alexandria Portfolio Properties consist of 4 office properties comprising 334,080 square feet, located in California and
Massachusetts. Two of the properties are located in San Diego, California, one in Palo Alto, California, and one in Lexington, Massachusetts. Three of the
properties are single-tenant, while one property has 5 tenants. On a combined basis, the portfolio is approximately 94.5% leased and the build-out is approximately 44% lab space. All four properties in the portfolio have undergone substantial renovations and retrofitting within the past five years.

      More specific information about each property is set forth in the tables below:

-------------------------------------------------------------------------------------------
                                                                 ALLOCATED
                                                YEAR BUILT/     CUT-OFF LOAN     OWNERSHIP
PROPERTY                         LOCATION        RENOVATED        BALANCE         INTEREST
-------------------------------------------------------------------------------------------

Towne Center                   San Diego, CA    1987 / 2000     $39,430,768         Fee
Porter                         Palo Alto, CA    1965 / 2003     $23,606,578      Leasehold
Nancy Ridge                    San Diego, CA    1987 / 2001     $13,220,083         Fee
Hartwell                       Lexington, MA    1972 / 2004     $13,120,309         Fee
TOTAL PORTFOLIO / WTD. AVG.                                     $89,377,738
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
PROPERTY                        NRSF      % LEASED      U/W NCF      APPRAISED VALUE
-------------------------------------------------------------------------------------

Towne Center                   139,038       87%       $3,468,589      $52,000,000
Porter                          91,644       100%      $2,040,149      $33,800,000
Nancy Ridge                     56,698       100%      $1,173,955      $18,600,000
Hartwell                        46,700       100%      $1,209,071      $18,100,000
TOTAL PORTFOLIO / WTD. AVG.    334,080       95%       $7,891,763     $122,500,000
-------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF       % OF
                                                  % OF       % OF                   U/W BASE     PROPERTY   PORTFOLIO
                                       TENANT   PROPERTY   PORTFOLIO    U/W BASE   RENT ($ PER   U/W BASE   U/W BASE       LEASE
PROPERTY          LARGEST TENANT        NRSF      NRSF       NRSF         RENT        NRSF)        RENT       RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Towne Center  Amylin Pharmaceuticals   86,764      62%        26%      $2,459,091     $28.34         71%        26%      01/31/2015
Porter        Telik, Inc.              91,644     100%        27%      $3,284,535     $35.84        100%        34%      05/31/2014
Nancy Ridge   Arena Pharmaceuticals    56,698     100%        17%      $1,393,899     $24.58        100%        15%      12/29/2018
Hartwell      OSI Pharmaceuticals,
              Inc.                     46,700     100%        14%      $1,424,350     $30.50        100%        15%      10/31/2014
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE (1)

                # OF LEASES     TOTAL SF      % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF SF   AVERAGE BASE RENT PER SF
   YEAR          EXPIRING       EXPIRING        EXPIRING         SF EXPIRING          EXPIRING                EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

  Vacant            --           18,252            5%               18,252               5%                      --
    MTM              1              226            0%               18,478               6%                      --
   2006              2           23,302            7%               41,780              13%                    $27.56
   2007             --               --            --               41,780              13%                      --
   2008             --               --            --               41,780              13%                      --
   2009              1           10,494            3%               52,274              16%                    $34.61
   2010             --               --            --               52,274              16%                      --
   2011             --               --            --               52,274              16%                      --
   2012             --               --            --               52,274              16%                      --
   2013             --               --            --               52,274              16%                      --
   2014              2          138,344            41%             190,618              57%                    $34.04
   2015              1           86,764            26%             277,382              83%                    $28.34
Thereafter           1           56,698            17%             334,080              100%                   $24.58
-------------------------------------------------------------------------------------------------------------------------------

(1)   The above table represents the rollover based on the entire portfolio. The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT.  The properties are managed by Alexandria Management,
Inc., an affiliate of the borrowers.

      ADDITIONAL INDEBTEDNESS.  Not Allowed.

      RELEASE OF PROPERTIES. The borrowers are permitted to obtain a release of no more than two properties during the term of the loan subject to satisfaction of certain conditions set forth in the mortgage loan documents, including, among others, payment of a release premium in excess of the allocated loan amount
(except for the Nancy Ridge Property) and satisfaction of certain LTV and DSCR requirements. The release premiums range from 14%-26%, depending on which property is released. The DSCR immediately after the release must be greater than or equal to the lower of 1.20x (1.25x for the second release) or the DSCR immediately preceding the release. The LTV immediately after the release must be less than or equal to the lower of 80% (75% for the second release) or the LTV immediately preceding the release but in no event less than 60%.

      SUBSTITUTION OF PROPERTIES. The borrowers are permitted to substitute no more than two individual properties with replacement properties that are also an office/laboratory or an office property if (i) the DSCR of the portfolio, after giving effect to the substitution, is not less than the greater of the DSCR as of the date of origination of the loan and immediately before the substitution,
(ii) the net operating income for the replacement property does not show a downward trend in the last three years and is not less than the net operating income for the substituted property in the last twelve months, (iii) the replacement property's DSCR is not less than the substituted property's DSCR in the last twelve months, (iv) if the replacement property is a single tenant property, the tenant must have comparable credit quality and financial strength as the substituted property's tenant and (v) confirmation from the rating agencies of no withdrawal, qualification or downgrade of the then-current ratings of the certificates.

                                      D-18

                     MORTGAGE LOAN NO. 5 -- HEINZ 57 CENTER

                                [GRAPHIC OMITTED]

                                      D-19

                     MORTGAGE LOAN NO. 5 -- HEINZ 57 CENTER

                                [GRAPHIC OMITTED]

                                      D-20

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 -- HEINZ 57 CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                 NLIC
LOAN PURPOSE:                         Refinance
ORIGINAL BALANCE:                     $67,000,000
CUT-OFF DATE BALANCE:                 $66,908,068
FIRST PAYMENT DATE:                   03/01/2006
INTEREST RATE:                        5.69000%
AMORTIZATION TERM:                    360 months
ARD:                                  No
ANTICIPATED REPAYMENT DATE:           NAP
MATURITY DATE:                        02/01/2016
EXPECTED MATURITY BALANCE:            $56,390,270
SPONSORS:                             William C. Rudolph, James A. Rudolph
                                      and Charles S. Perlow

INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      25-payment lockout from the first
                                      payment date, with U.S. Treasury
                                      defeasance for the following 91
                                      payments, and open to prepayment
                                      without premium thereafter through
                                      the maturity date.

CUT-OFF DATE BALANCE PER SF:          $95.72

UP-FRONT RESERVES:(1)                 Other:               $372,469

ONGOING RESERVES:(2)                  RE Taxes:            Springing
                                      Insurance:           Springing

LOCKBOX:                              None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                        NAP
SINGLE ASSET/PORTFOLIO:               Single Asset
PROPERTY TYPE:                        Office
PROPERTY SUB-TYPE:                    Urban
LOCATION:                             Pittsburgh, Pennsylvania
YEAR BUILT/RENOVATED:                 1913 / 1994, 1999
PERCENT LEASED (AS OF):               96.8% (01/27/2006)
NET RENTABLE AREA:                    698,986
THE COLLATERAL:                       14-story, Class A office building located
                                      in Pittsburgh, Pennsylvania.

OWNERSHIP INTEREST:                   Fee

PROPERTY MANAGEMENT:                  McKnight Property Management, LLC

MOST RECENT NOI: (3)                  $6,782,804
2ND RECENT NOI:                       $6,779,067
3RD RECENT NOI:                       $4,973,089
U/W NET OP. INCOME:                   $6,887,198
U/W NET CASH FLOW:                    $6,514,491
APPRAISED VALUE (AS OF):              $94,750,000 (12/15/2005)
CUT-OFF DATE LTV RATIO:               70.6%
LTV RATIO AT MATURITY:                59.5%
U/W DSCR:                             1.40x
U/W DSCR POST IO:                     NAP
--------------------------------------------------------------------------------

(1)   Lender will require an escrow in the amount of $372,469, the rental obligation borrower is required to pay under the Alpern Rosenthal at
      Warner Center through October 31, 2006.

(2)   Per Escrow Waiver side letter, payment of monthly escrows for Real Estate
      Taxes and Insurance Premiums shall not be required so long as i) 623
      Smithfield Associates, Ltd., a Pennsylvania limited partnership, remains the vested title; ii) no event of default exists; iii) such payments are paid on or before due dates and evidence of such payment is promptly forwarded to Lender; and iv) the standard lease form has not been altered.

(3)   Most recent NOI represents nine months ending September 30, 2005, annualized.

THE HEINZ 57 CENTER LOAN.

      THE LOAN. The fifth largest loan (the "Heinz 57 Center Loan") is a
$67,000,000 first mortgage loan secured by the borrower's fee interest in a
14-story, 698,986 square foot office building with ground level retail (the
"Heinz 57 Center Property") located in Pittsburgh, Pennsylvania.

      THE BORROWER. The borrower, 623 Smithfield Associates, Ltd., a
Pennsylvania limited partnership (the "Heinz 57 Center Borrower"), is a single-purpose entity that owns no material assets other than the mortgaged property and related interest. The Heinz 57 Center Borrower has one independent director and a non-consolidation opinion was delivered at closing. The general partner is P.R. 623 GP, Inc.; and the limited partners are Rudolph Property,
Inc., Perlow Properties, Inc., and PR Realty Group LTD. The sponsors are William
C. Rudolph, James A. Rudolph and Charles S. Perlow.

      THE PROPERTY. The Heinz 57 Center Property is a 14-story, 698,986 square foot office building with ground level retail. The Heinz 57 Center Loan is located at 339-357 Sixth Avenue in Pittsburgh, Pennsylvania. The Heinz 57 Center
Property is centrally located in Pittsburgh's business district, positioned approximately one block north of Pittsburgh's retail/financial district, one block east of Pittsburgh's cultural district and two blocks west of Pittsburgh's government district. The Heinz 57 Center Property is accessible by all six major routes into downtown Pittsburgh Parkway West (I-279), Parkway East (I-376),
Parkway North (I-579/279), Route 28/East Ohio Street, West Liberty Avenue (Route
19 South) and Route 51. The Heinz 57 Center Property is connected via skywalk to the Smithfield/Liberty Garage, which has 616 parking spaces. Across from the
Heinz 57 Center Property is the Mellon Square Garage, which has capacity for
1,100 cars. The Heinz 57 Center Property also has multiple access points to

                                      D-21

Pittsburgh's public transportation system with bus stops on two sides of the
Heinz 57 Center Property and a subway stop approximately two blocks away.

      SIGNIFICANT TENANTS: As of January 27, 2006, the Heinz 57 Center was
approximately 96.8% leased by 13 tenants.

      The H.J. Heinz Company (rated A- by S&P) leases 276,705 square feet (39.6%
of the NRSF) under a lease expiring July 2021. The property serves as the North
American headquarters for the H.J. Heinz Company. The Heinz Company produces thousands of consumer products. Heinz controls 60% of the U.S. ketchup retail market and its leading brands include Ore-Ida Frozen Potatoes and Bagel Bites.

      Burlington Coat Factory occupies 140,289 square feet (20.1% of the NRSF)
on a lease expiring March 2024. Burlington Coat Factory Warehouse Corporation
(NYSE: BCF) and its subsidiaries operate a chain of department stores offering a range of merchandise through two segments, apparel and home products. The company operates over 350 department stores nationwide.

----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                # OF LEASES                           % OF TOTAL SF   CUMULATIVE TOTAL    CUMULATIVE % OF SF     AVG. RENT PER SF
   YEAR           ROLLING       TOTAL SF EXPIRING       EXPIRING             SF                EXPIRING              EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

  Vacant            --                22,529                3%             22,529                  3%                     --
   2006              1                 1,300                0%             23,829                  3%                 $20.00
   2007              1                19,161                3%             42,990                  6%                 $10.00
   2008             --                    --                --             42,990                  6%                     --
   2009              2                10,570                2%             53,560                  8%                 $16.57
   2010              3               108,372               16%            161,932                 23%                  $9.72
   2011              2                45,306                6%            207,238                 30%                 $18.55
   2012              1                 1,050                0%            208,288                 30%                 $25.00
   2013             --                    --                --            208,288                 30%                     --
   2014              2                 4,958                1%            213,246                 31%                 $12.67
   2015              3                61,926                9%            275,172                 39%                 $17.00
Thereafter           3               423,814               61%            698,986                100%                 $17.88
----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Heinz 57 Property:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL     ANNUALIZED
                            CREDIT RATING                                ANNUALIZED        ANNUALIZED    UNDERWRITTEN
                               (FITCH/                                UNDERWRITTEN BASE   UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                 MOODY'S/S&P)    TENANT NRSF   % OF NRSF       RENT ($)         BASE RENT     ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Heinz North America         BBB/Baa1/A-       276,705         40%         $6,947,349           63%          $25.11       07/31/2021
Burlington Coat Factory      --/--/--         140,289         20%           $600,000            5%           $4.28       03/31/2024
Port Authority               --/--/--          70,575         10%           $834,653            8%          $11.83       06/30/2010
Alpern Rosenthal             --/--/--          61,926          9%         $1,052,742           10%          $17.00       08/31/2015
Duquesne Club                --/--/--          36,417          5%           $189,260            2%           $5.20       05/31/2010
HUD                          --/--/--          28,500          4%           $660,547            6%          $23.18       01/07/2011
UPMC (1)                     --/--/--          23,626          3%           $210,173            2%           $8.90       05/31/2011
Barnes & Noble               --/--/--          19,161          3%           $191,610            2%          $10.00       01/31/2007
Eckerd                       --/--/--          10,570          2%           $175,130            2%          $16.57       10/31/2009
TOTAL/WEIGHTED AVERAGE                        667,769         96%        $10,861,464           99%          $16.27

Other Tenants                   NAP             8,688          1%           $145,060            1%          $16.70        Various
Vacant Space                    NAP            22,529          3%                 $0            0%           $0.00          NAP
TOTAL/WEIGHTED AVERAGE                        698,986        100%        $11,006,524          100%          $16.27
------------------------------------------------------------------------------------------------------------------------------------

(1)   UPMC Lease maintains two leases at the subject. Lease 1 is for 16,806 square feet expiring in May 2011. Lease 2 is for 6,820 square feet expiring in November 2025.

      PROPERTY MANAGEMENT.   The Heinz 57 Center Property is managed by the
McKnight Property Management, LLC.

      ADDITIONAL INDEBTEDNESS.  Not Allowed.

      GROUND LEASE. None.

      RELEASE OF PARCELS.  Not Allowed.

                                      D-22

                       MORTGAGE LOAN NO. 6 -- 100 BROADWAY

                                [GRAPHIC OMITTED]

                                      D-23

                       MORTGAGE LOAN NO. 6 -- 100 BROADWAY

                                [GRAPHIC OMITTED]

                                      D-24

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 -- 100 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               BSCMI
LOAN PURPOSE:                       Refinance
ORIGINAL BALANCE:                   $34,600,000
CUT-OFF DATE BALANCE:               $34,600,000
FIRST PAYMENT DATE:                 02/01/2006
INTEREST RATE:                      5.53100%
AMORTIZATION TERM:                  Months 1-48: Interest Only
                                    Months 49-120: 360 months

ARD:                                No

ANTICIPATED REPAYMENT DATE:         NAP
MATURITY DATE:                      01/01/2016
EXPECTED MATURITY BALANCE:          $31,626,021
SPONSOR:                            Acadia Realty Limited Partnership
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    26-payment lockout from the first
                                    payment date, with U.S. Treasury defeasance
                                    for the following 91 payments, and open to
                                    prepayment without premium thereafter
                                    through maturity.

CUT-OFF DATE BALANCE PER SF:        $232.08

UP-FRONT RESERVES:                  RE Taxes:            $112,957
                                    Replacement:         $1,864
                                    TI/LC:               $3,583

ONGOING RESERVES:                   RE Taxes:            $37,652 / month
                                    Insurance:(1)        Springing
                                    Replacement:         $1,864 / month
                                    TI/LC:               $3,583 / month

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Retail
PROPERTY SUB-TYPE:                  Anchored
LOCATION:                           Elmwood Park, NJ
YEAR BUILT/RENOVATED:               1950 / 2002
PERCENT LEASED (AS OF):             97.9% (11/29/2005)

NET RENTABLE AREA:                  149,085
THE COLLATERAL:                     A grocery-anchored retail center
                                    located in Elmwood Park, New Jersey.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Self Managed
MOST RECENT NOI:                    $3,183,102
2ND RECENT NOI:                     $3,178,182
3RD RECENT NOI:                     $3,155,329
U/W NET OP. INCOME:                 $3,038,608
U/W NET CASH FLOW:                  $2,952,689
APPRAISED VALUE (AS OF):            $43,500,000 (11/04/2005)
CUT-OFF DATE LTV RATIO:             79.5%
LTV RATIO AT MATURITY:              72.7%
U/W DSCR:                           1.52x
U/W DSCR POST IO:                   1.25x
--------------------------------------------------------------------------------

(1)   Borrower is not required to make insurance deposits so long as there is an approved blanket policy for general liability and property insurance in place, the loan is not in default and evidence of insurance payments is provided to lender.

THE 100 BROADWAY LOAN.

      THE LOAN. The sixth largest loan (the "100 Broadway Loan") is a
$34,600,000 first mortgage loan secured by the borrower's fee simple interest in the 100 Broadway property located in Elmwood Park, New Jersey.

      THE BORROWER. The borrower, RD Elmwood Associates, L.P., is a single purpose entity that owns no material assets other than the mortgaged property and related interests. The managing member of the borrower is structured with one independent director. A non-consolidation opinion was delivered at origination. The sponsor, Acadia Realty Limited Partnership, is an affiliate of
Acadia Realty Trust (NYSE: AKR). Acadia Realty Trust, headquartered in White
Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers. All of Acadia Realty Trust's assets are held by, and all its operations are conducted through, Acadia Realty Limited Partnership and its subsidiaries.
Acadia Realty Limited Partnership currently owns (or has interests in) and operates 71 properties totaling approximately 10 million square feet, located in the Northeast, Mid-Atlantic and Midwest United States.

      THE PROPERTY. 100 Broadway is a 149,085 square foot anchored retail center located on Broadway (Route 4) in Elmwood Park, New Jersey. The property is 97.9%
leased to 18 tenants and is comprised of three buildings (two owned and one ground leased outparcel). The property is near densely-populated residential communities in Bergen County, which is located immediately across the Hudson
River from New York City. Broadway (Route 4) is an east/west thoroughfare that connects to the Garden State Parkway approximately 1 mile to the east of the property. The property is anchored by a Pathmark grocery store built in 2002 and

                                      D-25

a Walgreens drug store. Investment grade rated tenants or their affiliates occupy approximately 27% of the collateral's total square footage. Walgreens reported trailing 12 month sales through September 2004 of $321 per square foot.
The average sales for the trailing 12 months through September 2004 for those tenants that reported sales was $280 per square foot.

      More specific information about the property is set forth in the tables below:

-------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL    ANNUALIZED
                            CREDIT RATING                            ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                               (FITCH/                              UNDERWRITTEN   UNDERWRITTEN    BASE RENT      LEASE
TENANT NAME                MOODY'S/S&P)(1)  TENANT NRSF  % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Pathmark Stores, Inc.          --/--/--        47,773       32%      $   955,460        29%         $20.00     11/30/2017
Walgreens Eastern Co.          --/Aa3/A+       14,837       10%      $   435,000        13%         $29.32     04/30/2061
Valley National Bank           --/--/A-        11,750        8%      $   107,573         3%         $ 9.16     05/31/2014
Washington Mutual               A/A3/A-        10,320        7%      $   253,444         8%         $24.56     01/31/2007
Dollar Paradise Inc.           --/--/--         9,592        6%      $   209,106         6%         $21.80     05/31/2015
Kay Bee Toy & Hobby Shops      --/--/--         7,325        5%      $   146,500         4%         $20.00     12/31/2007
United Retail Inc              --/--/--         6,240        4%      $   134,160         4%         $21.50     01/31/2008
Elite Wear, Inc.               --/--/--         5,069        3%      $   160,799         5%         $31.72     09/30/2008
Updated Inc.                   --/--/--         4,895        3%      $   112,585         3%         $23.00     09/30/2013
Payless Shoes                 --/Ba3/BB-        4,434        3%      $   106,407         3%         $24.00     10/31/2006
TOTAL/WEIGHTED AVERAGE                        122,235       82%      $ 2,621,032        80%         $21.44

Other Tenants                     NAP          23,774       16%      $   669,232        20%         $28.15      Various
Vacant Space                      NAP           3,076        2%      $         0         0%         $ 0.00        NAP
TOTAL/WEIGHTED AVERAGE                        149,085      100%      $ 3,290,264       100%         $22.53
-------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE (1)

                   # OF                               CUMULATIVE
                  LEASES   TOTAL SF   % OF TOTAL SF    TOTAL SF     CUMULATIVE % OF  AVERAGE BASE RENT
   YEAR          EXPIRING  EXPIRING     EXPIRING       EXPIRING       SF EXPIRING    PER SF EXPIRING
------------------------------------------------------------------------------------------------------

  Vacant            --        3,076         2%           3,076            2%                  --
   2006              1        4,434         3%           7,510            5%               24.00
   2007              4       23,186        16%          30,696           21%               24.06
   2008              6       23,001        15%          53,697           36%               27.39
   2009             --           --        --           53,697           36%                  --
   2010             --           --        --           53,697           36%                  --
   2011             --           --        --           53,697           36%                  --
   2012             --           --        --           53,697           36%                  --
   2013              2        8,268         6%          61,965           42%               25.81
   2014              1       11,750         8%          73,715           49%                9.16
   2015              2       12,760         9%          86,475           58%               22.30
Thereafter           2       62,610        42%         149,085          100%               22.21
------------------------------------------------------------------------------------------------------

(1)   The above table represents the rollover at the property. The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT.  The property is self managed by the borrower.

      ADDITIONAL INDEBTEDNESS.  Not Allowed.

      GROUND LEASE. An out parcel of land is owned as part of the collateral and is ground leased to Valley National Bank until May 31, 2014. Valley National
Bank owns the improvements.

      RELEASE OF PARCELS.  Not Allowed.

                                      D-26

                    MORTGAGE LOAN NO. 7 -- RIVERDALE CROSSING

                               [GRAPHIC OMITTED]

                                      D-27

                    MORTGAGE LOAN NO. 7 -- RIVERDALE CROSSING

                               [GRAPHIC OMITTED]

                                      D-28

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 7 -- RIVERDALE CROSSING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               WFB
LOAN PURPOSE:                       Refinance
ORIGINAL BALANCE:                   $33,200,000
CUT-OFF DATE BALANCE:               $33,200,000
FIRST PAYMENT DATE:                 12/01/2005
INTEREST RATE:                      5.22000%
AMORTIZATION TERM:                  Months 1-36: Interest Only
                                    Months 37-120: 360 months

ARD:                                No
ANTICIPATED REPAYMENT DATE:         NAP

MATURITY DATE:                      11/01/2015
EXPECTED MATURITY BALANCE:          $29,573,697
SPONSORS:                           Jerome L. Hertel, Gary C. Janisch
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    47-payment lockout from the first
                                    payment date, with U.S. Treasury
                                    defeasance for the following 69
                                    payments, and open to prepayment
                                    without premium thereafter through
                                    maturity.

CUT-OFF DATE BALANCE PER SF:        $101.06

UP-FRONT RESERVES:                  Insurance            $43,522
                                    Other:(1)            $2,358,000

ONGOING RESERVES:                   RE Taxes: (2)        $62,585 / month
                                    Insurance:           $4,532 / month
                                    TI/LC:(3)            Springing

LOCKBOX:(4)                         Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Retail
PROPERTY SUB-TYPE:                  Anchored
LOCATION:                           Coon Rapids, MN
YEAR BUILT/RENOVATED:               1990, 1998 / 2005
PERCENT LEASED (AS OF):             94.3% (01/20/2006)

NET RENTABLE AREA:                  328,521
THE COLLATERAL:                     6 single-story buildings serving as an
                                    anchored retail center with 30 tenants
                                    located in Coon Rapids, Minnesota.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                H.J. Development, Inc.

MOST RECENT NOI:                    $1,819,864
2ND MOST RECENT NOI:                $1,723,880
3RD MOST RECENT NOI:                $3,395,870
U/W NET OP. INCOME:                 $2,814,058
U/W NET CASH FLOW:                  $2,636,259
APPRAISED VALUE (AS OF):            $40,600,000 (09/01/2005)
CUT-OFF DATE LTV RATIO:             81.8%
LTV RATIO AT MATURITY:              72.8%
U/W DSCR:                           1.50x
U/W DSCR POST IO:                   1.20x
--------------------------------------------------------------------------------

(1)   A reserve of $2,358,000 was required at close to fund a $1,700,000 Letter of Credit to be held as additional collateral until the property has been stabilized, and a $658,000 multi-tenant rent and leasing cost reserve for new tenants that are not yet open and paying rent.

(2)   Additional monthly real estate tax impounds in an amount to be determined shall be waived as long as Wal-Mart remains in occupancy, paying taxes and providing proof of timely payments, and the lease remains in full force.

(3)   Borrower is required to deposit $950,000, or a Letter of Credit in the same amount, in the event Cub Foods has not satisfactorily extended or renewed the Cub Foods Lease by April 1, 2010. Additionally, borrower is required to deposit $850,000, or a Letter of Credit in the same amount, in the event Wal-Mart has not satisfactorily extended or renewed the Wal-Mart
      Lease by May 1, 2010.

(4)   Lockbox will spring hard in the event the borrower acquires mezzanine financing.

THE RIVERDALE CROSSING LOAN.

      THE LOAN. The seventh largest loan (the "Riverdale Crossing Loan") is a
$33,200,000 first mortgage loan secured by the borrower's fee simple interest in the Riverdale Crossing located in Coon Rapids, Minnesota (the "Riverdale
Crossing Property").

      THE BORROWER. The borrower, Riverdale 2005, LLC, Ken Properties, LLC, and
C.J. Offerman, LLC is a single purpose entity (the "Riverdale Crossing
Borrower") that owns no material assets other than the mortgaged property and related interests. A non-consolidation opinion was delivered at origination. The
Riverdale Crossing Borrower is sponsored by Jerome L. Hertel and Gary C.
Janisch. Jerome L. Hertel and Gary C. Janisch are both founding partners of H.J.
Development, Inc. and report a combined net worth of approximately $28.5 million. Hertel and Janisch each has over 23 years of commercial real estate investment experience. H.J. Development, Inc. currently has a portfolio valued at over $141 million, and consisting of 13 retail properties totaling over
858,000 square feet.

      THE PROPERTY. The Riverdale Crossing Property is a 328,521 square foot, six building anchored retail center located on a 35.7-acre parcel of land in
Coon Rapids, Minnesota. The property is 94.3% leased to 30 tenants. The property is anchored by a

                                      D-29

114,086 square foot Wal-Mart and a 73,000 Cub Foods grocery store. Anchor tenants make up 56.9% of the net rentable area and 42.4% of the total contract rent at the property. The property was originally built in 1990 and 1998, and received a $4.2 million exterior renovation in 2005 that updated the property facade, lighting, landscaping and added a new monument sign.

More specific information about the Riverdale Crossing Property is set forth in the tables below:

---------------------------------------------------------------------------------------------------
                                          CREDIT RATING OF
                                         PARENT COMPANY (1)

ANCHOR          PARENT COMPANY          (FITCH/MOODY'S/S&P)          GLA       COLLATERAL INTEREST
---------------------------------------------------------------------------------------------------

Wal-Mart        Wal-Mart Stores, Inc.        AA/Aa2/AA            114,086              Yes
Cub Foods       SUPERVALU INC.              BBB/Baa3/BBB           73,000              Yes
TOTAL                                                             187,086
---------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE (1)

              # OF LEASES                         % OF TOTAL SF       CUMULATIVE    CUMULATIVE % OF   AVG. RENT PER
   YEAR         ROLLING     TOTAL SF EXPIRING        EXPIRING          TOTAL SF       SF EXPIRING      SF EXPIRING
--------------------------------------------------------------------------------------------------------------------

  Vacant           --              15,281               5%              15,281             5%                 --
   2006             2               9,969               3%              25,250             8%             $12.12
   2007             3               8,396               3%              33,646            10%             $18.79
   2008             6              16,236               5%              49,882            15%             $17.85
   2009             3               8,806               3%              58,688            18%             $19.11
   2010             5             195,282              59%             253,970            77%             $ 7.10
   2011             4              11,026               3%             264,996            81%             $16.08
   2012             1               8,000               2%             272,996            83%             $12.00
   2013            --                  --               --             272,996            83%                 --
   2014             1               3,600               1%             276,596            84%             $18.67
   2015             1               3,000               1%             279,596            85%             $20.00
Thereafter          4              48,925              15%             328,521           100%             $ 8.95
--------------------------------------------------------------------------------------------------------------------

(1)   The above table represents the rollover at the property through year-end
      2015 and thereafter. The information in the table is based on the underwritten rent roll.

The following table presents certain information relating to the major tenants at the Riverdale Crossing Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                         ANNUALIZED    % OF TOTAL      ANNUALIZED
                               CREDIT RATING                            UNDERWRITTEN   ANNUALIZED     UNDERWRITTEN
                                  (FITCH/                       % OF     BASE RENT    UNDERWRITTEN     BASE RENT        LEASE
TENANT NAME                   MOODY'S/S&P)(1)   TENANT NRSF     NRSF        ($)         BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Wal-Mart                         AA/Aa2/AA        114,086       35%     $  574,993         19%           $ 5.04      11/09/2010
Cub Foods                      BBB/Baa3/BBB        73,000       22%     $  679,630         23%           $ 9.31      10/22/2010
The Tile Shop                    --/--/--          24,349        7%     $  176,530          6%           $ 7.25      06/30/2016
Fashion Bug                      --/--/--           8,910        3%     $   98,010          3%           $11.00      01/31/2006
Discount Tire                    --/--/--           8,766        3%     $  120,000          4%           $13.69      01/31/2025
Fitness 19                       --/--/--           8,521        3%     $   78,744          3%           $ 9.24      07/31/2016
Northwestern Book Store          --/--/--           8,000        2%     $   96,000          3%           $12.00      08/31/2012
Hirschfields                     --/--/--           7,289        2%     $   62,467          2%           $ 8.57      01/31/2016
Blockbuster Video                --/--/--           6,000        2%     $  108,000          4%           $18.00      06/30/2007
Mattress Giant                   --/--/--           6,000        2%     $  125,460          4%           $20.91      02/05/2009
TOTAL/WEIGHTED AVERAGE                            264,921       81%     $2,119,834         72%           $ 8.00

Other Tenants                       NAP            48,319       15%     $  840,514         28%           $17.40       Various
Vacant Space                        NAP            15,281        5%     $        0          0%           $ 0.00         NAP
TOTAL/WEIGHTED AVERAGE                            328,521      100%     $2,960,348        100%           $ 9.45
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      PROPERTY MANAGEMENT. The Riverdale Crossing Property is managed by H.J.
Development, Inc., which is an affiliate of the Riverdale Crossing Borrower.

                                      D-30

      ADDITIONAL INDEBTEDNESS. If Wal-Mart requests that Riverdale Crossing
Borrower commence the construction of the Expansion, the Riverdale Crossing
Borrower may obtain additional mezzanine indebtedness which may be secured by member's limited liability company membership interests in the respective
Riverdale Crossing Borrower ("Pledged Equity Interests") subject, but not limited to the following provisions: (i) The LTV of the mezzanine debt and the
Riverdale Crossing Loan shall not exceed 90%; (ii) a DSCR of not less than
1.05x; (iii) the holder of the mezzanine debt ("Holder") is an institutional lender satisfying Rating Agency criteria and shall have executed an
Intercreditor and Subordination Agreement in recordable form satisfactory to
Lender and each Rating Agency.

      GROUND LEASE.  None.

      RELEASE OF PARCELS.  Not Allowed.

                                      D-31

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-32

                    MORTGAGE LOAN NO. 8 -- HICKORY POINT MALL

                               [GRAPHIC OMITTED]

                                      D-33

                    MORTGAGE LOAN NO. 8 -- HICKORY POINT MALL

                               [GRAPHIC OMITTED]

                                      D-34

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 -- HICKORY POINT MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               WFB
LOAN PURPOSE:                       Acquisition
ORIGINAL BALANCE:                   $33,150,000
CUT-OFF DATE BALANCE:               $33,047,625
FIRST PAYMENT DATE:                 01/01/2006
INTEREST RATE:                      5.85000%
AMORTIZATION TERM:                  360 months
ARD:                                No
ANTICIPATED REPAYMENT DATE:         NAP
MATURITY DATE:                      12/01/2015
EXPECTED MATURITY BALANCE:          $27,690,441
SPONSORS:                           CBL & Associates Limited Partnership
INTEREST CALCULATION:               30/360

CALL PROTECTION:                    27-payment lockout from the first
                                    payment date, with U.S. Treasury
                                    defeasance for the following 89
                                    payments, and open to prepayment
                                    without premium thereafter through
                                    maturity.

CUT-OFF DATE BALANCE PER SF:        $40.10

UP-FRONT RESERVES:                  None

ONGOING RESERVES: (1)               RE Taxes:            Springing
                                    Insurance:           Springing
                                    TI/LC:               Springing
                                    Replacement:         Springing

LOCKBOX:                            Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Retail
PROPERTY SUB-TYPE:                  Regional Mall
LOCATION:                           Forsyth, IL
YEAR BUILT/RENOVATED:               1977 / 2000
PERCENT LEASED (AS OF):             91.5% (10/17/2005)
NET RENTABLE AREA:                  824,102
THE COLLATERAL:                     A regional mall anchored by Bergners,
                                    JCPenney, Sears, Kohl's and Von Maur
                                    located in Forsyth, Illinois.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                CBL & Associates Management, Inc.

MOST RECENT NOI:                    $3,625,589
2ND MOST RECENT NOI:                $3,611,698
3RD MOST RECENT NOI:                $4,019,808
U/W NET OP. INCOME:                 $3,613,967
U/W NET CASH FLOW:                  $3,197,067
APPRAISED VALUE (AS OF):            $44,000,000 (10/06/2005)
CUT-OFF DATE LTV RATIO:             75.1%
LTV RATIO AT MATURITY:              62.9%
U/W DSCR:                           1.36x
U/W DSCR POST IO:                   NAP
--------------------------------------------------------------------------------

(1)   Borrower is not required to make monthly RE Tax, Insurance, TI/LC or CapEx deposits unless and until the earliest of: (i) the occurrence of a default; (ii) the DSCR is less than 1.30x; or (iii) any assignment of borrower's obligations under the mortgage documents to, and assumption of such obligations by, a successor borrower.

THE HICKORY POINT MALL LOAN.

      THE LOAN. The eighth largest loan (the "Hickory Point Mall Loan") is a
$33,150,000 first mortgage loan secured by the borrower's fee simple interest in the Hickory Point Mall located in Forsyth, Illinois (the "Hickory Point Mall
Property").

      THE BORROWER. The borrower is Hickory Point, LLC, a limited liability company (the "Hickory Point Mall Borrower") that owns no material asset other than the Hickory Point Mall Property and related interests. A non-consolidation opinion was delivered at origination. The Hickory Point Mall Borrower is 100%
owned by CBL & Associates Limited Partnership and CBL & Associates Management,
Inc.

      THE PROPERTY. The Hickory Point Mall Property is an 824,102 square foot regional mall located in Forsyth, Illinois. The property is approximately 91.5%
leased to 74 tenants. The Hickory Point Mall Property is anchored by Bergners,
JCPenney, Sears, Kohl's and Von Maur.

                                      D-35

More specific information about Hickory Point Mall Property is set forth in the tables below:

-------------------------------------------------------------------------------------------------
                                             CREDIT RATING OF
                                            PARENT COMPANY (1)

ANCHOR        PARENT COMPANY                (FITCH/MOODY'S/S&P)      GLA      COLLATERAL INTEREST
-------------------------------------------------------------------------------------------------

Bergners      Saks Inc.                           B/B2/B+          125,455           Yes(2)
JCPenney      JCPenney Company, Inc.           BBB-/Ba1/BB+        100,659           Yes
Sears         Sears Holding Corporation         BB/Ba1/BB+         100,149           Yes(2)
Kohl's        Kohl's Corporation                  A/A3/A-           90,500           Yes(2)
Von Maur      Von Maur Inc.                      --/--/--           83,280           Yes(2)
TOTAL                                                              500,043
-------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The tenant is under a ground lease from the borrower.

------------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE (1)

                 # OF
                 LEASES       TOTAL SF      % OF TOTAL     CUMULATIVE    CUMULATIVE %    AVG. RENT PER
   YEAR         ROLLING       EXPIRING      SF EXPIRING     TOTAL SF    OF SF EXPIRING    SF EXPIRING
------------------------------------------------------------------------------------------------------

  Vacant           --         70,439              9%        70,439             9%                --
    MTM             1          2,354              0%        72,793             9%             $7.65
   2006             3          3,842              0%        76,635             9%            $24.84
   2007            17         56,251              7%       132,886            16%            $12.76
   2008             6        107,529             13%       240,415            29%             $4.11
   2009             7        102,698             12%       343,113            42%             $4.02
   2010            12        214,140             26%       557,253            68%             $4.83
   2011             2          3,982              0%       561,235            68%            $19.39
   2012             8         27,317              3%       588,552            71%            $10.91
   2013             4          8,150              1%       596,702            72%            $18.60
   2014             4         17,329              2%       614,031            75%            $13.76
   2015             4          7,793              1%       621,824            75%            $20.31
Thereafter          5        202,278             25%       824,102           100%             $1.65
------------------------------------------------------------------------------------------------------

(1)   The above table represents the rollover at the property through year-end
      2015 and thereafter. The information in the table is based on the underwritten rent roll.

The following table presents certain information relating to the major tenants at the Hickory Point Mall Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                               CREDIT RATING                              ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                                  (FITCH/                                UNDERWRITTEN  UNDERWRITTEN     BASE RENT       LEASE
TENANT NAME                   MOODY'S/S&P)(1)   TENANT NRSF  % OF NRSF  BASE RENT ($)   BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Bergners                         B/B2/B+           125,455       15%      $        0          0%         $ 0.00      01/31/2010
JCPenney                       BBB-/Ba1/BB+        100,659       12%      $  344,406          9%         $ 3.42      10/31/2008
Sears                           BB/Ba1/BB+         100,149       12%      $   30,000          1%         $ 0.30      10/31/2028
Kohl's                           A/A3/A-            90,500       11%      $  110,000          3%         $ 1.22      01/31/2019
Von Maur                         --/--/--           83,280       10%      $    7,500          0%         $ 0.09      03/05/2009
Hickory Point 12 Theatres        --/--/--           28,580        3%      $  228,648          6%         $ 8.00      12/31/2010
Old Navy                      BBB-/Baa3/BBB-        20,361        2%      $  185,489          5%         $ 9.11      02/28/2010
MC Sports                        --/--/--           15,992        2%      $  159,920          4%         $10.00      12/31/2007
Advance Auto                     --/--/--           15,586        2%      $  133,040          3%         $ 8.54      08/31/2010
Kirlin's Hallmark                --/--/--            8,894        1%      $  115,622          3%         $13.00      12/31/2010
TOTAL/WEIGHTED AVERAGE                             589,456       72%      $1,314,625         33%         $ 2.23

Other Tenants                    --/--/--          164,207       20%      $2,661,529         67%         $16.21        Various
Vacant Space                     --/--/--           70,439        9%      $        0          0%         $ 0.00          NAP
TOTAL/WEIGHTED AVERAGE                              824,102      100%     $3,976,154        100%         $ 5.28
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                      D-36

      PROPERTY MANAGEMENT. The Hickory Point Mall Property is managed by CBL &
Associates Management, Inc., which is an affiliate of the Hickory Point Mall
Borrower.

      ADDITIONAL INDEBTEDNESS. The Hickory Point Mall Borrower is permitted to incur future unsecured subordinate debt from affiliates of the Hickory Point
Mall Borrower for various purposes, provided that, among other conditions, (i) a subordination agreement acceptable to lender is delivered; (ii) the proceeds are used for the payment of property-related expenses for capital improvements, tenant improvements or leasing commissions, or for the purchase of leasing of equipment; (iii) the intercompany debt does not exceed 5% of the outstanding principal balance of the Hickory Point Mall Loan.

      GROUND LEASE.  None.

      RELEASE OF PARCELS. With lender's prior consent, the Hickory Point Mall
Borrower may obtain the release of any parcel of land at the property subject to certain conditions set forth in the mortgage loan documents, including (i) the parcel to be released is not occupied by a tenant, (ii) the rent for which has not formed the basis for the lender's underwriting of the loan.

                                      D-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-38

                  MORTGAGE LOAN NO. 9 - GRANDE SHOPPING CENTER

                               [GRAPHIC OMITTED]

                                      D-39

                  MORTGAGE LOAN NO. 9 - GRANDE SHOPPING CENTER

                               [GRAPHIC OMITTED]

                                      D-40

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 9 -- GRANDE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               PCF
LOAN PURPOSE:                       Refinance
ORIGINAL BALANCE:                   $32,000,000
CUT-OFF DATE BALANCE:               $32,000,000
FIRST PAYMENT DATE:                 01/01/2006
INTEREST RATE:                      5.21000%
AMORTIZATION TERM:                  Months 1-24: Interest Only
                                    Months 25-120: 360 months
ARD:                                No
ANTICIPATED REPAYMENT DATE:         NAP
MATURITY DATE:                      12/01/2015
EXPECTED MATURITY BALANCE:          $27,890,201
SPONSORS:                           William T. Juliano and Thomas E.
                                    Juliano
INTEREST CALCULATION:               Actual/360
CALL PROTECTION:                    27-payment lockout from the first
                                    payment date, with U.S. Treasury
                                    defeasance for the following 91
                                    payments, and open to prepayment
                                    with premium thereafter through
                                    the maturity date.

CUT-OFF DATE BALANCE PER SF:        $104.64

UP-FRONT RESERVES:                  RE Taxes:    $58,896
                                    TI/LC:(1)    $1,400,000
                                    Other:(2)    $135,000

ONGOING RESERVES:                   RE Taxes:    $29,448 / month

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Retail
PROPERTY SUB-TYPE:                  Anchored
LOCATION:                           Rio Grande, NJ
YEAR BUILT/RENOVATED:               2005 / NAP
PERCENT LEASED (AS OF):             96.6% (02/13/2006)

NET RENTABLE AREA:                  305,799
THE COLLATERAL:                     Anchored retail center located in Rio
                                    Grande, New Jersey.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Delco Development, LLC

MOST RECENT NOI:                    NAP
2ND RECENT NOI:                     NAP
3RD RECENT NOI:                     NAP
U/W NET OP. INCOME:                 $2,756,051
U/W NET CASH FLOW:                  $2,692,268
APPRAISED VALUE (AS OF):            $40,500,000 (12/01/2005)
CUT-OFF DATE LTV RATIO:             79.0%
LTV RATIO AT MATURITY:              68.9%
U/W DSCR:                           1.59x
U/W POST IO DSCR:                   1.28x
--------------------------------------------------------------------------------

(1)   The TI/LC escrow also consists of $1,400,000 to be held until the tenant improvements and leasing commission are complete and Sun National Bank and one other inline tenant take occupancy and begin paying rent so that the total annual triple net rents from tenants in occupancy for the property are at least $2,751,080. Lender has agreed to release $700,000 of these funds once the total annual triple net rents from tenants in occupancy for the property are at least $2,681,080. In the event the escrow is not released within two years of closing, Lender may use these funds to pay down the outstanding principal with yield maintenance premium.

(2)   This upfront reserve consists of a $135,000 for Occupancy Reserve to be held until Boaters World takes occupancy and starts paying rent.

THE GRANDE SHOPPING CENTER LOAN.

      THE LOAN. The ninth largest loan (the "Grande Shopping Center Loan") as evidenced by the Secured Promissory Note (the "Grande Shopping Center Note") is
secured by a first priority fee Mortgage and Security Agreement and Assignment of Leases and Rents (the "Grande Shopping Center Mortgage") encumbering the
305,799 square foot, multi-tenant, grocery anchored, retail center known as
Grande Shopping Center, located in Rio Grande, New Jersey (the "Grande Shopping
Center Property").

      THE BORROWER. The borrower is Delco LLC (aka. Delco, LLC), a New Jersey limited liability company (the "Grande Shopping Center Borrower") that owns and manages approximately 500,000 square feet of retail space other than the Grande
Shopping Center along with four hotels. William T. Juliano (60.0% ownership interest in the Grande Shopping Center) and Thomas E. Juliano (40.0% ownership interest in the Grande Shopping Center Property) are the sponsors of Grande
Shopping Center Loan. Combined, the two sponsors have 40 years of real estate experience with commercial real estate development backgrounds.

      THE PROPERTY. Rio Grande Center Property is a newly constructed anchored retail center that contains two, single story, brick buildings for a total of
305,799 square feet of net rentable area. Rio Grande Center Property is anchored by Giant of Maryland LLC-Giant

                                      D-41

Foods (ground lease) and Lowe's Home Centers, Inc. (ground lease) and includes 2 pad sites. The total fee simple square footage of the property is 107,308 square feet. The project is situated on 32.65 acres of land and is zoned for commercial use. The parking is provided for 1,359 vehicles (4.28/1,000 square feet). Rio
Grande Center Property is located on the southwest corner of Route 47 (Delsea
Drive) and Route 9 (Shore Road) in Rio Grande, Cape May County, New Jersey. The
property is located approximately 1 mile west of the Garden State Parkway via
Exit 4 along Route 47. Route 9 is a primary north/south artery beginning on the shore in Cape May and extending all the way north to Manhattan. Rio Grande is approximately 40 miles south of Atlantic City, 85 miles southeast of
Philadelphia, and 145 miles south of New York City.

--------------------------------------------------------------------------------------------------------------------------
                                                                    CREDIT RATING OF
                                                                   PARENT COMPANY (1)

ANCHOR                                  PARENT COMPANY            (FITCH/MOODY'S/S&P)        GLA      COLLATERAL INTEREST
--------------------------------------------------------------------------------------------------------------------------

Lowe's Home Centers, Inc.               Lowe's Companies, Inc.          A+/A2/A+           134,000           Yes(2)
Giant of Maryland LLC-Giant Foods       Ahold Koninklijke N.V.         BB/Ba1/BB+           56,291           Yes(2)
TOTAL                                                                                      190,291
--------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The tenant is under a ground lease from the borrower.

-----------------------------------------------------------------------------------------
                               LEASE ROLLOVER SCHEDULE (1)

                                                                    CUMULATIVE  AVG. RENT
              # OF LEASES     TOTAL SF    % OF TOTAL   CUMULATIVE   % OF SF      PER SF
   YEAR         ROLLING       EXPIRING   SF EXPIRING    TOTAL SF     EXPIRING    EXPIRING
-----------------------------------------------------------------------------------------

  Vacant           --          10,300           3%        10,300        3%           --
   2006            --              --           --        10,300        3%           --
   2007            --              --           --        10,300        3%           --
   2008            --              --           --        10,300        3%           --
   2009            --              --           --        10,300        3%           --
   2010             6           9,200           3%        19,500        6%       $24.53
   2011            --              --           --        19,500        6%           --
   2012            --              --           --        19,500        6%           --
   2013            --              --           --        19,500        6%           --
   2014            --              --           --        19,500        6%           --
   2015             3          30,940          10%        50,440       16%       $15.29
Thereafter          6         255,359          84%       305,799      100%       $ 7.98
-----------------------------------------------------------------------------------------

(1)   The above table represents the rollover at the property. The information in the table is based on the lease.

The following table presents certain information relating to the major tenants at the Grande Shopping Center Property:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL    ANNUALIZED
                                     CREDIT RATING                        ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                                        (FITCH/       TENANT   % OF      UNDERWRITTEN  UNDERWRITTEN    BASE RENT     LEASE
TENANT NAME                         MOODY'S/S&P)(1)  NRSF(2)     NRSF   BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Lowe's Home Centers, Inc.             A+/A2/A+        134,000    44%      $  500,000         18%        $  3.73    01/15/2025
Giant of Maryland LLC-Giant Foods    BB/Ba1/BB+        56,291    18%      $  591,056         22%        $ 10.50    05/31/2025
Ross Dress for Less, Inc.             --/--/BBB        29,968    10%      $  377,597         14%        $ 12.60    01/31/2016
Bed Bath & Beyond, Inc.               --/--/BBB        22,600     7%      $  309,168         11%        $ 13.68    01/31/2016
Michaels Stores, Inc.                 --/Ba1/--        21,540     7%      $  301,000         11%        $ 13.97    02/28/2015
Boaters World                         --/--/--          8,400     3%      $  134,400          5%        $ 16.00    02/29/2016
Famous Footwear                       BB+/B1/BB         7,000     2%      $  112,000          4%        $ 16.00    10/31/2015
Sun National Bank                     --/--/--          4,100     1%      $  125,000          5%        $ 30.49    11/30/2025
AAA Mid-Atlantic, Inc.                --/--/--          2,500     1%      $   62,500          2%        $ 25.00    05/31/2010
Pearl Vision, Inc.                    --/--/--          2,400     1%      $   60,000          2%        $ 25.00    05/31/2015
TOTAL/WEIGHTED AVERAGE                                288,799    94%      $2,572,720         94%        $  8.91

Other Tenants                            NAP            6,700     2%      $  163,200          6%        $ 24.36     Various
Vacant Space                             NAP           10,300     3%      $     0.00          0%        $  0.00       NAP
TOTAL/WEIGHTED AVERAGE                                305,799   100%      $2,735,920        100%        $  9.26
-----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   The total square footage of the property shown on the rollover schedule includes ground leased square footage of 198,491square feet. This space is comprised of Lowe's Home Centers, Inc. - 134,000 square feet, Giant of
      Maryland LLC-Giant Foods - 56,291 square feet, Sun National Bank - 4,100 square feet, and a vacant pad site - 4,100 square feet. The leased fee improvements total 107,308 square feet.

                                      D-42

      PROPERTY MANAGEMENT. The Grande Shopping Center Property is managed by
Delco Development, LLC which is an affiliate of the Grande Shopping Center
Borrower.

      ADDITIONAL INDEBTEDNESS.  None.

      GROUND LEASE.  None.

      RELEASE OF PARCELS.  Not allowed.

                                      D-43

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-44

                 MORTGAGE LOAN NO. 10 -- 91-31 QUEENS BOULEVARD

                               [GRAPHIC OMITTED]

                                      D-45

                 MORTGAGE LOAN NO. 10 -- 91-31 QUEENS BOULEVARD

                               [GRAPHIC OMITTED]

                                      D-46

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NO. 10 -- 91-31 QUEENS BOULEVARD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:               NLIC
LOAN PURPOSE:                       Refinance
ORIGINAL BALANCE:                   $26,250,000
CUT-OFF DATE BALANCE:               $26,250,000
FIRST PAYMENT DATE:                 03/01/2006
INTEREST RATE:                      5.46000%
AMORTIZATION TERM:                  Months 1-24: Interest Only
                                    Months 25-120: 360 months
ARD:                                No
ANTICIPATED REPAYMENT DATE:         NAP
MATURITY DATE:                      02/01/2016
EXPECTED MATURITY BALANCE:          $23,010,644
SPONSORS:                           Harold Menowitz and Fred Menowitz
INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    25-payment lockout from the first
                                    payment date, with U.S. Obligations
                                    defeasance for the following 91
                                    payments, and open to prepayment
                                    without premium thereafter through
                                    the maturity date.

CUT-OFF DATE BALANCE PER SF:        $311.04

UP-FRONT RESERVES:                  RE Taxes:            $119,270
                                    TI/LC: (1)           $100,000
                                    Replacement:         $1,409

ONGOING RESERVES:                   RE Taxes:            $59,635 / month
                                    Insurance: (2)       Springing
                                    Replacement:         $1,409 / month

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING:                      NAP
SINGLE ASSET/PORTFOLIO:             Single Asset
PROPERTY TYPE:                      Office
PROPERTY SUB-TYPE:                  Office / Retail
LOCATION:                           Elmhurst, New York
YEAR BUILT/RENOVATED:               1963 / 1997
PERCENT LEASED (AS OF):             96.4% (02/14/2006)

NET RENTABLE AREA:                  84,393
THE COLLATERAL:                     Six story, plus basement office building
                                    with retail.

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Queens Crossroads, LLC

MOST RECENT NOI: (3)                $2,531,150
2ND RECENT NOI:                     $1,797,891
3RD RECENT NOI:                     $1,749,009
U/W NET OP. INCOME:                 $2,885,817
U/W NET CASH FLOW:                  $2,736,072
APPRAISED VALUE (AS OF):            $38,500,000 (12/14/2005)
CUT-OFF DATE LTV RATIO:             68.2%
LTV RATIO AT MATURITY:              59.8%
U/W DSCR:                           1.88x
U/W DSCR POST IO:                   1.54x
--------------------------------------------------------------------------------

(1)   Borrower deposited at closing a TI/LC escrow of $100,000 to handle the
      2006 lease rollover, which is 22.7% of the space. Lender shall release to borrower any TI & LC Funds if ninety-three percent (93%) or more of the leaseable space in the property is occupied at a pro forma net operating income of $2,800,000 or more, as determined by Lender.

(2)   Per Escrow Waiver side letter, payment of monthly escrows for Insurance
      Premiums shall not be required so long as i) Queens Crossroads, LLC, a
      Delaware limited liability company, remains the vested title; ii) no event of default exists; iii) such payments are paid on or before due dates and evidence of such payment is promptly forwarded to Lender; and iv) the standard lease form has not been altered.

(3)   Most recent NOI represents eleven months ending November 30, 2005 annualized.

THE 91-31 QUEENS BOULEVARD LOAN.

      THE LOAN. The tenth largest loan (the "91-31 Queens Boulevard Loan") is a
$26,250,000 loan; secured by the borrower's fee interest in a six-story, 84,393 square foot office building with retail (the "91-31 Queens Boulevard Property")
located in Elmhurst Queens, New York.

      THE BORROWER. The borrower, Queens Crossroads, LLC, a Delaware limited liability company, is a single-purpose entity that owns no material assets other than the mortgaged property and related interest. The sole member of the 91-31
Queens Boulevard Borrower is Expressway Realty Co., L.P., a New York limited partnership whose managing general partner is Harold Menowitz. The other general partner is Fred Menowitz; the limited partners are Reliance Properties Co., L.P.
and Colorado Realty Co. L.P., both of which are owned by trusts for the benefit of Harold Menowitz. The sponsors are Harold Menowitz and Fred Menowitz.

      THE PROPERTY. The 91-31 Queens Boulevard Property is a six-story, 84,393 square feet office building that includes approximately 17,992 square feet of ground level retail space. The second through sixth floors of the 91-31 Queens
Boulevard Property are comprised of multi-tenant offices and include small, executive office spaces ranging from approximately 112 to 1,080 square feet in size. The ground level retail space is situated along 3 frontages comprising the
91-31 Queens Boulevard Property. The 91-31 Queens

                                      D-47

Boulevard Property also has approximately 915 square feet of kiosk retail space along the 59th Avenue side of the 91-31 Queens Boulevard Property.

      The 91-31 Queens Boulevard Loan is located at 91-31 Queens Boulevard, less than one mile north of the Long Island Expressway in central Queens, New York.
The 91-31 Queens Boulevard Property is adjacent to the Queens Center Mall, which has numerous anchor tenants including Macy's and JC Penney; it is in close proximity to Queens Place Mall, which includes Target and Best Buy as some of its anchor tenants.

---------------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE (1)

           # OF LEASES                                                                     CUMULATIVE % OF SF    AVG. RENT PER SF
 YEAR        ROLLING     TOTAL SF EXPIRING   % OF TOTAL SF EXPIRING  CUMULATIVE TOTAL SF        EXPIRING             EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

Vacant          --                3,079                 4%                     3,079                4%                     --
 MTM             6                4,618                 5%                     7,697                9%                $ 38.59
 2006           19               19,070                23%                    26,767               32%                $ 39.08
 2007            9               11,707                14%                    38,474               46%                $ 40.64
 2008           13               15,586                18%                    54,060               64%                $ 36.61
 2009            4                6,381                 8%                    60,441               72%                $ 44.27
 2010            5                9,198                11%                    69,639               83%                $ 65.58
 2011            2                2,067                 2%                    71,706               85%                $114.54
 2012            3                1,637                 2%                    73,343               87%                $ 93.39
 2013            2                5,810                 7%                    79,153               94%                $ 59.77
 2014            2                3,660                 4%                    82,813               98%                $119.95
 2015            2                1,580                 2%                    84,393              100%                $ 74.43
--------------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

The following table presents certain information relating to the major tenants at the 91-31 Queens Boulevard Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                           % OF TOTAL    ANNUALIZED
                                       CREDIT RATING                        ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                                          (FITCH/      TENANT              UNDERWRITTEN   UNDERWRITTEN    BASE RENT     LEASE
TENANT NAME                             MOODY'S/S&P)     NRSF   % OF NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Emigrant Savings Bank                   BBB+/--/--       4,890       6%     $   276,069         7%        $56.46      06/30/2013
Primary Security Services                --/--/--        3,630       4%     $   123,300         3%        $33.97      11/30/2007
Health Plus Prepaid Health Services      --/--/--        3,321       4%     $   134,748         3%        $40.57      05/31/2010
U.S. Government                        AAA/Aaa/AAA       3,150       4%     $   324,456         8%       $103.00      12/31/2010
Institute of Allied Medical
  Professionals                          --/--/--        3,040       4%     $   116,520         3%        $38.33      05/31/2006
Wells Fargo Financial                   AA/Aa1/--        2,657       3%     $    93,720         2%        $35.27      04/30/2008
Omnipoint Communications                 --/--/--        2,560       3%     $   310,000         7%       $121.09      09/26/2014
Central Queens Properties                --/--/--        2,502       3%     $    84,708         2%        $33.86      07/31/2009
Juno Healthcare                          --/--/--        2,299       3%     $    74,718         2%        $32.50      07/31/2006
Franklin College of Switzerland          --/--/--        2,279       3%     $    84,360         2%        $37.02      02/28/2009
TOTAL/WEIGHTED AVERAGE                                  30,328      36%     $ 1,622,598        39%        $53.50

Other Tenants                              NAP          50,986      60%     $ 2,526,535        61%        $49.55      Various
Vacant Space                               NAP           3,079       4%           $0.00         0%         $0.00        NAP
TOTAL/WEIGHTED AVERAGE                                  84,393     100%     $ 4,149,134       100%        $51.03
--------------------------------------------------------------------------------------------------------------------------------

      PROPERTY MANAGEMENT. The 91-31 Queens Boulevard Property is managed by the
91-31 Queens Boulevard Borrower.

      ADDITIONAL INDEBTEDNESS. In the event of a casualty, the 91-31 Queens
Boulevard Borrower may obtain unsecured subordinate financing in order to rebuild the 91-31 Queens Boulevard Property; so long as, the DSCR is greater than 1.5x and the LTV is less than 75% after restoration and re-letting. Such indebtedness will be subject to Lender's standard form of inter-creditor agreement.

      GROUND LEASE. None.

      RELEASE OF PARCELS.  Not Allowed.

                                      D-48

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in limited circumstances, the globally offered series
2006-PWR11 Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3,
A-AB, A-4, A-1A, A-M and A-J will be available only in book-entry form.

          The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days'
settlement.

          Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between member organizations of
Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

          As described under "U.S. Federal Income Tax Documentation
Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

          All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

          Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

          Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       E-1

          Trading between DTC Seller and Clearstream or Euroclear Purchaser.
When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

          As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

          Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including March 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

          Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o    borrowing the book-entry certificates in the United States from a
               DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

          1.   from a non-U.S. holder that is classified as a corporation for
               U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly
               completed and executed IRS Form W-8BEN (or any successor form);

          2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is
               effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          3.   from a non-U.S. holder that is classified as a partnership for
               U.S. federal income tax purposes, a duly completed and executed
               IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations)
               required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

          4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

               (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                    Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i)    stating the name, permanent residence address and
                           qualified intermediary employer identification
                           number of the qualified intermediary and the country
                           under the laws of which the qualified intermediary
                           is created, incorporated or governed,

                    (ii)   certifying that the qualified intermediary has
                           provided, or will provide, a withholding statement
                           as required under section 1.1441-1(e)(5)(v) of the
                           U.S. Treasury Regulations,

                                      E-3

                    (iii)  certifying that, with respect to accounts it
                           identifies on its withholding statement, the
                           qualified intermediary is not acting for its own
                           account but is acting as a qualified intermediary,
                           and

                    (iv)   providing any other information, certifications, or
                           statements that may be required by the IRS Form
                           W-8IMY or accompanying instructions in addition to,
                           or in lieu of, the information and certifications
                           described in section 1.1441-1(e)(3)(ii) or
                           1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                           or

               (b)  if the intermediary is not a qualified intermediary (a
                    "nonqualified intermediary"), a duly completed and executed
                    IRS Form W-8IMY (or any successor or substitute form)--

                    (i)    stating the name and permanent residence address of
                           the nonqualified intermediary and the country under
                           the laws of which the nonqualified intermediary is
                           created, incorporated or governed,

                    (ii)   certifying that the nonqualified intermediary is not
                           acting for its own account,

                    (iii)  certifying that the nonqualified intermediary has
                           provided, or will provide, a withholding statement
                           that is associated with the appropriate IRS Forms
                           W-8 and W-9 required to substantiate exemptions from
                           withholding on behalf of such nonqualified
                           intermediary's beneficial owners, and

                    (iv)   providing any other information, certifications or
                           statements that may be required by the IRS Form
                           W-8IMY or accompanying instructions in addition to,
                           or in lieu of, the information, certifications, and
                           statements described in section 1.1441-1(e)(3)(iii)
                           or (iv) of the U.S. Treasury Regulations; or

          5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
               W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

          All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the
U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

          In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

          o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
               non-U.S. holder;

          o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

          o    can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations
               (e.g., a corporation or a financial institution such as a bank).

          This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

               BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES II INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities II Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                The date of this prospectus is December 1, 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

   Shortfalls in Collections of Interest as a Result of Prepayments of

   Distributions on the Certificates in Respect of Prepayment Premiums or

                                       ii

   Federal Income Tax Consequences for Certificates as to Which No REMIC

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial/Multifamily Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR.....................   Bear Stearns Commercial Mortgage Securities II
                                 Inc., a Delaware corporation. Our telephone
                                 number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
   RATINGS....................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans, or mortgage-backed securities
                                 that evidence interests in, or that are secured
                                 by commercial or multifamily mortgage loans.
                                 Each class or certificate will be rated not
                                 lower than investment grade by one or more
                                 nationally recognized statistical rating
                                 agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 (1)  the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 (2)  the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 (3)  the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 (4)  the tax status of certificates; and

                                 (5)  whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

--------------------------------------------------------------------------------

                                        1

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                        2

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

                                        3

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

                                        4

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

                                        5

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

                                        6

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline

                                        7

in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

                                        8

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

                                        9

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

                                       16

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

                                       17

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

                                       18

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

                                       19

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may

                                       20

impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

                                       21

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of

                                       22

an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise

                                       23

          specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest

                                       24

bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled "Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual

                                       30

          certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities II Inc., a Delaware
corporation organized on July 29, 2003, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

                                       31

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

                                       32

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage

                                       33

assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders

                                       34

on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

                                       35

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if

                                       36

continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Events
of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates

                                       37

representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

                                       38

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities II Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the

                                       39

mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity;
the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement,

                                       40

after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party. Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be

                                       41

accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the

                                       42

servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and

                                       43

          condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

                                       44

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

                                       45

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume

                                       46

the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

                                       47

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of

                                       48

the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

                                       49

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm

                                       50

conducted substantially in compliance with either the Uniform Single Audit
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for
Mortgages serviced for FHLMC, nor paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

                                       51

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

                                       52

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose

                                       53

          referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

     Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

          o    that holder previously has given to the trustee written notice of default;

          o    except in the case of a default by the trustee,
               certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

          o    the trustee for 60 days has neglected or refused to institute any such proceeding.

                                       54

     No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

          o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

          o    has a combined capital and surplus of at least $50,000,000; and

          o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

                                       55

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates,

                                       56

insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-

                                       57

support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any

                                       58

amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the

                                       59

borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

                                       60

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

                                       61

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be

                                       62

permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

                                       63

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus

                                       64

leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender.
The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

                                       65

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

                                       66

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational

                                       67

functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of

                                       68

the Garn Act are enforceable, within some limitations, as set forth in the Garn
Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

                                       69

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing

                                       70

lender who succeeds to the interest of the borrower as owner or landlord.
Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

                                       71

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

                                       72

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

                                       73

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

                                       74

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax

                                       75

liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the

                                       76

related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

                                       77

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

                                       78

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

                                       79

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

                                       80

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

                                       81

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

                                       82

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

                                       83

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

     A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount . The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances.

                                       84

The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The
REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a

                                       85

portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S.
Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer

                                       86

          identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified
          Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under

                                       87

the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

                                       88

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

                                       89

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

                                       90

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing temporary
Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single
Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

                                       91

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption on the basis of its income from the REMIC certificate being effectively connected to a
United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form
W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A "non-qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

                                       92

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

 FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION
                                     IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late

                                       93

payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped Certificates" and "--Premium and
Discount--Recharacterization of Servicing Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount

                                       94

could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue
Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

                                       95

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of

                                       96

Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General," subject to the limitation described therein.

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be

                                       97

included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on

                                       98

          each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                       99

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                       100

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the
Plan. In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code. Special
caution should be exercised before the assets of a Plan are used to purchase a
Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                       101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

                                       102

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no

                                       103

representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. Section
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section
742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                       104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the

                                       105

          Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange Commission, 100 F
Street N.E., Washington, D.C. 20549. Information regarding the operation of the
Public Reference Section may be obtained by calling the Securities and Exchange
Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration
Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange
Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities II Inc., 383 Madison Avenue, New
York, New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                       106

                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

                                       108

     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                       109

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation